FREE WRITING PROSPECTUS

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-803-9204. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the website www.bearstearns.com/prospectus/bsabs for a copy of the base prospectus applicable to this offering.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

$776,623,000
(Approximate)
Bear Stearns Second Lien Trust 2007-1
Issuing Entity
Mortgage-Backed Notes, Series 2007-1, Groups II, III and IV
EMC Mortgage Corporation
Sponsor
LaSalle Bank National Association
Master Servicer and Securities Administrator
Bear Stearns Asset Backed Securities I LLC
Depositor
_______________
The issuing entity is offering the following classes of notes pursuant to this free writing prospectus and the base prospectus:

Class	Original Note Principal Balance (4)	Note Interest Rate	Class	Original Note Principal Balance (4)	Note Interest Rate
Class II-A	$382,571,000	(1)(2)(3)	Class III-M-2	$7,108,000	(1)(2)(3)
Class II-M-1	$9,961,000	(1)(2)(3)	Class III-M-3	$6,926,000	(1)(2)(3)
Class II-M-2	$9,250,000	(1)(2)(3)	Class III-M-4	$6,562,000	(1)(2)(3)
Class II-M-3	$8,538,000	(1)(2)(3)	Class III-M-5	$6,562,000	(1)(2)(3)
Class II-M-4	$8,064,000	(1)(2)(3)	Class III-M-6	$5,468,000	(1)(2)(3)
Class II-M-5	$8,301,000	(1)(2)(3)	Class III-B-1	$5,285,000	(1)(2)(3)
Class II-M-6	$6,878,000	(1)(2)(3)	Class IV-A-1	$[_______]	(1)(2)(3)
Class II-B-1	$6,404,000	(1)(2)(3)	Class IV-A-2	$[_______]	(1)(2)(3)
Class III-A	$291,271,000	(1)(2)(3)	Class IV-M-1	$[_______]	(1)(2)(3)
Class III-M-1	$7,474,000	(1)(2)(3)	Class IV-M-2	$[_______]	(1)(2)(3)
			Class IV-B-1	$[_______]	(1)(2)(3)

(1) The note interest rates on these classes of notes are adjustable rates as described under “Summary—Description of the Notes—Note Interest Rates” in this free writing prospectus.
(2) Subject to a cap as described in this free writing prospectus.
(3) Subject to a step-up if the optional termination right is not exercised.
(4) Approximate. The initial note principal balance of each class is subject to a variance of plus or minus 10%.
The notes represent obligations of a trust, the assets of which consist of fixed rate and adjustable rate, conventional, closed-end, Alt-A and sub-prime mortgage loans that are secured by second liens on one- to four-family residential properties.
Credit enhancement will be provided by:
• excess spread;
• overcollateralization;
• with respect to each loan group, the related interest rate swap agreement;
• with respect to the related Class A Notes, subordination of the related Class M Notes and with respect to the related Class M Notes, subordination of the related Class M Notes with a lower payment priority and the related Class B Notes; and
• certificate guaranty insurance policy issued by Ambac Assurance Corporation for the benefit of the Class II-A Notes and Class III-A Notes only.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc., as the underwriter, will offer the notes listed above at varying prices to be determined at the time of sale.

The underwriter will deliver to purchasers of the notes in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about April 30, 2007.

Bear, Stearns & Co. Inc.
The date of this free writing prospectus is April 26, 2007
For use with the base prospectus dated March 14, 2007

TABLE OF CONTENTS

FREE WRITING PROSPECTUS

SUMMARY
TRANSACTION STRUCTURE
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ISSUING ENTITY
THE DEPOSITOR
THE SPONSOR
INTEREST COVERAGE ACCOUNTS
MASTER SERVICING AND SERVICING OF THE MORTGAGE LOANS
DESCRIPTION OF THE NOTES
INDENTURE
THE GROUP II INTEREST RATE SWAP AGREEMENT
THE GROUP III INTEREST RATE SWAP AGREEMENT
THE GROUP IV INTEREST RATE SWAP AGREEMENT
THE SWAP ADMINISTRATION AGREEMENT
THE POLICY
THE NOTE INSURER
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
FEDERAL INCOME TAX CONSEQUENCES
STATE AND OTHER TAXES
ERISA CONSIDERATIONS
LEGAL MATTERS
LEGAL PROCEEDINGS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
RATINGS
LEGAL INVESTMENT
AVAILABLE INFORMATION
INDEX OF DEFINED TERMS

PROSPECTUS

RISK FACTORS.
DESCRIPTION OF THE SECURITIES
THE TRUST FUNDS
CREDIT ENHANCEMENT
SERVICING OF LOANS.
THE AGREEMENTS.
MATERIAL LEGAL ASPECTS OF THE LOANS.
THE SPONSOR
THE DEPOSITOR
USE OF PROCEEDS
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
REPORTABLE TRANSACTION
STATE AND LOCAL TAX CONSIDERATIONS.
ERISA CONSIDERATIONS.
METHOD OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY
REFERENCE
RATINGS.
LEGAL INVESTMENT CONSIDERATIONS.
PLAN OF DISTRIBUTION.
GLOSSARY OF TERMS

Important Notice About Information Presented In This Free Writing Prospectus And The Base Prospectus

We describe the notes in two separate documents that provide varying levels of detail: (a) the base prospectus, which provides general information, some of which may not apply to your notes and (b) this free writing prospectus, which describes the specific terms of your notes. The description of your notes in this free writing prospectus is intended to enhance the related description in the base prospectus and you are encouraged to rely on the information in this free writing prospectus as providing additional detail not available in the base prospectus.

Annex I and Schedule A are incorporated into and are a part of this free writing prospectus as if fully set forth in this free writing prospectus.

Cross-references are included in this free writing prospectus and the base prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page 2 above provides the pages on which these captions are located.

You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the base prospectus are defined under the captions “Glossary” and “Index of Defined Terms” in this free writing prospectus or under the caption “Glossary of Terms” in the base prospectus.

SUMMARY

•
This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the notes, you should read this entire document and the base prospectus carefully.

•
Certain statements contained in or incorporated by reference in this free writing prospectus and the base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

The Notes

The notes will represent beneficial ownership interests in the trust fund that consists primarily of a pool of fixed rate and adjustable rate, conventional, closed-end, Alt-A and sub-prime mortgage loans that are secured by second liens on one- to four-family residential properties and certain other assets described in this prospectus supplement.

Trust

The depositor will establish a trust with respect to the Mortgage-Backed Notes, Series 2007-1, pursuant to a trust agreement, dated as of April __, 2007 between the depositor and the owner trustee, as amended by the trust agreement to be dated as of April 30, 2007, among the depositor, the owner trustee and the securities administrator. On the closing date, pursuant to an indenture, among the issuing entity, the indenture trustee and the securities administrator, Bear Stearns Second Lien Trust 2007-1 will issue thirty classes of notes, twenty-one of which are being offered by this free writing prospectus and the base prospectus. The assets of the issuing entity that will support the group II, group III and group IV notes will consist of a pool of fixed-rate and adjustable-rate, second lien mortgage loans. The assets of the issuing entity that will support the group I notes, which are not being offered by this free writing prospectus, consist of a pool of adjustable-rate, first and second lien home equity lines of credit, or HELOCs. Any references to the notes in this free writing prospectus refer only to the notes offered hereunder.

The Class II-A Notes and Class III-A Notes will have the benefit of a certificate guaranty insurance policy provided by Ambac Assurance Corporation, which will guarantee certain payments on the Class II-A Notes and Class III-A Notes as described in this free writing prospectus.

Originators

The principal originators of the mortgage loans are: Bear Stearns Residential Mortgage Corporation with respect to approximately 31.35% of the mortgage loans in loan group II; Alliance Bancorp., Southstar Funding, LLC, CTX Mortgage Company LLC and Opteum Financial Services with respect to approximately 11.70%, 12.50%, 11.34% and 10.16%, respectively, of the mortgage loans in loan group III; Suntrust Mortgage, Inc. and Encore Credit Corp. with respect to approximately 15.50% and 13.70%, respectively, of the mortgage loans in loan group IV. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in any loan group.

Servicers

EMC Mortgage Corporation is the servicer of the mortgage loans with respect to loan group II. GMAC Mortgage, LLC and EMC Mortgage Corporation are the servicers with respect to approximately 77.75% and 22.25%, respectively, of the mortgage loans in loan group III. EMC Mortgage Corporation is the principal servicer with respect to approximately 93.70% of the mortgage loans in loan group IV.

Depositor

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

Sponsor and Seller

EMC Mortgage Corporation, in its capacity as mortgage loan seller, a Delaware corporation and an affiliate of the depositor and the underwriter, which will sell the mortgage loans to the depositor.

Master Servicer and Securities Administrator

LaSalle Bank National Association, a national banking association organized under the laws of the United States.

Indenture Trustee

Citibank, N.A., a national banking association organized under the laws of the United States.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation acting not in its individual capacity, but solely as owner trustee under the trust agreement.

Issuing Entity

Bear Stearns Second Lien Trust 2007-1, a Delaware statutory trust.

Indenture

The indenture among the issuing entity, the indenture trustee and the securities administrator, under which the trust will issue the notes.

Note Insurer

With respect to the Class II-A Notes and Class III-A Notes, Ambac Assurance Corporation.

Cut-off Date

The close of business on April 1, 2007.

Closing Date

On or about April 30, 2007.

The Mortgage Loans

Unless we have otherwise indicated, the information we present regarding the mortgage loans in this free writing prospectus is expressed as of the cut-off date, including information pertaining to approximately $17,803,720 and $51,602,259 of subsequent mortgage loans in loan group II and loan group III, respectively, identified and expected to be transferred to the trust no later than July 15, 2007.

The mortgage loans in loan group II and loan group III will include mortgage loans which will be deposited into the trust on the closing date. The mortgage loans in loan group II and loan group III will include initial mortgage loans and subsequent mortgage loans. The initial mortgage loans in loan group II and loan group III will be the mortgage loans in loan group II and loan group III, respectively, deposited into the trust on the closing date. The subsequent mortgage loans in loan group II and loan group III will be the mortgage loans in loan group II and loan group III, respectively, purchased with amounts on deposit in the group II pre-funding account and group III pre-funding account, respectively, described in this free writing prospectus and deposited into the trust no later than July 15, 2007.

The aggregate principal balance of the mortgage loans related to the offering under this free writing prospectus as of the cut-off date is approximately $924,913,673. Such mortgage loans are primarily fixed rate and adjustable rate, conventional, closed-end, Alt-A and sub-prime mortgage loans that are secured by junior liens on one- to four-family residential properties. Such mortgage loans are divided into three separate groups, respectively designated as loan group II, loan group III and loan group IV. We refer to each group of mortgage loans as a loan group. The mortgage loans in loan group II, loan group III and loan group IV are comprised of mortgage loans that may or may not conform to Freddie Mac or Fannie Mae loan limits. The trust will also include the group I HELOCs, which are not related to the offering under this free writing prospectus. Any discussion of mortgage loans herein relates only to the mortgage loans related to loan group II, loan group III and loan group IV.

Approximately 21.40%, 20.64% and 10.91% of the mortgage loans in loan group II, loan group III and loan group IV, respectively, and approximately 20.13% of the mortgage loans in the aggregate, will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years.

On the closing date, the depositor will deposit into two separate accounts, referred to in this free writing prospectus as the group II pre-funding account and group III pre-funding account, an amount equal to approximately $17,803,720 and $51,602,259, respectively. Each of the group II pre-funding account and group III pre-funding account is sometimes referred to in this free writing prospectus as a pre-funding account.

From the closing date up to and including July 15, 2007, referred to in this free writing prospectus as the group II pre-funding period and group III pre-funding period, the depositor may sell and the indenture trustee will be obligated to purchase, on behalf of the trust, from funds on deposit in the group II pre-unding account and group III pre-funding account, subsequent mortgage loans to be included in loan group II and loan group III, respectively. On the closing date, the depositor will pay to the securities administrator an amount equal to the difference between:

•
the sum of the aggregate initial note principal balance of the group II notes or group III notes, as applicable, and the initial group II overcollateralization amount or group III overcollateralization amount, as applicable, and

•	the aggregate stated principal balance of the initial mortgage loans in loan group II and loan group III, as applicable, as of the cut-off date,

which will be held by the securities administrator in the group II pre-funding account and group III pre-funding account, respectively. The amount on deposit in the group II prefunding account and group III pre-funding account will be reduced by the amount thereof used to purchase the subsequent mortgage loans in loan group II and loan group III, respectively, during the group II pre-funding period and group III pre-funding period, respectively. Any amounts remaining in the group II pre-funding account and group III pre-funding account after July 15, 2007, will be paid to the group II notes and group III notes, respectively, in accordance with “Description of the Notes—Payments on the Notes” in this free writing prospectus on the payment date immediately following such date.

On the closing date, the depositor will pay to the securities administrator for deposit into two separate accounts, referred to in this free writing prospectus as the group II interest covereage account and group III interest coverage account, an amount which will be applied by the securities administrator to cover shortfalls in the amount of interest generated by the subsequent mortgage loans in loan group II and loan group III, respectively. Any amounts remaining in the group II interest coverage account and group III interest covereage account after July 15, 2007 will be paid on the immediately following payment date to the depositor or its designee. Each of the group II interest coverage account and group III interest coverage account is sometimes referred to in this free writing prospectus as an interest coverage account.

Approximately 0.55% of the mortgage loans in loan group IV are adjustable rate mortgage loans. The adjustable rate mortgage loans will adjust based on Six-Month LIBOR. The interest rates borne by those adjustable rate mortgage loans that adjust based on Six-Month LIBOR have an initial fixed-rate period of six months, two years or five years.

All percentages, amounts and time periods with respect to the characteristics of the mortgage loans shown in this free writing prospectus and in Schedule A to this free writing prospectus are subject to a variance of plus or minus 10%.

Mortgage Loans

Loan Group II

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group II as of the cut-off date:

Number of mortgage loans	6,813
Aggregate principal balance	$474,359,696
Average principal balance	$69,626
Range of principal balances	$103 to $450,000
Range of mortgage rates	5.375% to 22.250%
Weighted average
mortgage rate	12.319%
Weighted average combined
original loan-to-value ratio	96.52%
Weighted average stated
remaining term to maturity	312 months
Range of stated remaining
terms to maturity	119 months to 360 months
Type of mortgaged properties
Single-family dwellings	58.75%
2-4 family dwellings	3.32%
Planned unit developments	28.37%
Condominiums	7.45%
High-Rise Condominiums	1.11%
Townhouse	0.99%
Cooperative	0.01%
State concentrations (greater than or equal to 5%)
California	45.59%
Florida	10.51%
Arizona	7.13%
Maryland	6.13%
Virginia	5.23%

Loan Group III

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group III as of the cut-off date:

Number of mortgage loans	5,808
Aggregate principal balance	$364,544,254
Average principal balance	$62,766
Range of principal balances	$6,141 to $415,155
Range of mortgage rates	6.375% to 20.875%
Weighted average
mortgage rate	11.869%
Weighted average combined
original loan-to-value ratio	96.80%
Weighted average stated
remaining term to maturity	263 months
Range of stated remaining
terms to maturity	147 months to 359 months
Type of mortgaged properties
Single-family dwellings	54.39%
2-4 family dwellings	3.86%
Planned unit developments	32.97%
Condominiums	7.91%
High-Rise Condominiums	0.23%
Townhouse	0.64%
State concentrations (greater than or equal to 5%)
California	43.01%
Florida	12.91%
Arizona	5.01%

Loan Group IV

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group IV as of the cut-off date:

Number of mortgage loans	1,863
Aggregate principal balance	$86,009,724
Average principal balance	$46,167
Range of principal balances	$2,191 to $449,631
Range of mortgage rates	5.380% to 19.500%
Weighted average
mortgage rate	11.026%
Weighted average combined
original loan-to-value ratio	97.83%
Weighted average stated
remaining term to maturity	260 months
Range of stated remaining
terms to maturity	12 months to 360 months
Fixed Rate Loans	99.45%
Adjustable Rate Loans	0.55%
Weighted Average Gross Margin (per annum)*	6.127%
Weighted Average Cap at First Interest
Adjustment Date (per annum)*	3.000%
Weighted Average Periodic Cap (per annum)*	1.190%
Weighted Average Maximum Lifetime
Mortgage Rate (per annum)*	15.932%
Weighted Average Minimum Lifetime
Mortgage Rate (per annum)*	6.761%
Weighted Average Months to First Interest
Adjustment Date*	23 months
Type of mortgaged properties
Single-family dwellings	63.35%
2-4 family dwellings	6.94%
Planned unit developments	19.19%
Condominiums	8.15%
High-Rise Condominiums	1.21%
Townhouse	0.80%
Detached Planned Unit Development	0.35%
State concentrations (greater than or equal to 5%)
California	23.78%
Florida	12.59%
Georgia	7.13%
Texas	5.93%
*Group IV Adjustable Rate Loans only

Removal and Substitution of a Mortgage Loan

The indenture trustee will acknowledge the pledge, transfer and assignment to it by the issuing entity, and the issuing entity will acknowledge the sale, transfer and assignment to it by the depositor, of the mortgage loans, and receipt of, subject to further review by the custodians, the mortgage loan files and the exceptions to the mortgage loan files. If the indenture trustee receives written notice that any mortgage loan is defective on its face or if a representation or warranty with respect to any mortgage loan is breached, the indenture trustee, or the custodians on its behalf, will promptly notify the sponsor of such defect or breach. If the sponsor cannot or does not cure such defect or breach within 90 days from the date of notice and, in each case such defect materially and adversely affects the interests of the noteholders or the note insurer in the mortgage loan, the sponsor will, in accordance with the terms of the sale and servicing agreement, provide the indenture trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan within 90 days of the date of notice; provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered.

Description of the Notes

The trust will issue the notes in four note groups. No collections or recoveries from the mortgage loans in loan group II will be used to support the group III notes or group IV notes. No collections or recoveries from the mortgage loans in loan group III will be used to support the group II notes or loan group IV notes. No collections or recoveries from the mortgage loans in loan group IV will be used to support the group II notes or group III notes. No collections or recoveries from the mortgage loans in loan group II, loan group III or loan group IV will be used to support the notes related to loan group I. No collections or recoveries from the mortgage loans in loan group I will be used to support the notes related to loan group II, loan group III or loan group IV.

General

Description of the Group II Notes

With respect to the mortgage loans in loan group II, the trust will issue eight classes of notes designated as the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-B-1 Notes, which are being offered by this free writing prospectus and the base prospectus.

We sometimes refer to the Class II-A Notes as the group II senior notes.

We sometimes refer to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Notes collectively in this free writing prospectus as the Class II-M Notes or the Class II-M subordinate notes.

We sometimes refer to the Class II-B-1 Notes in this free writing prospectus as the Class II-B Notes or the Class II-B subordinate notes. We sometimes refer to the Class II-M subordinate notes and and Class II-B subordinate notes collectively in this free writing prospectus as the group II subordinate notes.

We sometimes refer to the group II senior notes and the group II subordinate notes collectively in this free writing prospectus as the group II notes.

The last scheduled payment date for the group II notes is the payment date in August 2037.

Group II Certificates

In addition to the group II notes, the trust will also issue (i) the Class II-C Certificates, (ii) the Class II-R-1 Certificates and Class II-R-2 Certificates and (iii) the Class II-X Certificates. We sometimes refer to the Class II-R-1 Certificates and Class II-R-2 Certificates together in this free writing prospectus as the Class II-R Certificates or group II residual certificates. We sometimes refer to the Class II-C, Class II-R and Class II-X Certificates collectively in this free writing prospectus as the group II certificates.

None of the group II certificates are being offered by this free writing prospectus.

Description of the Group III Notes

With respect to the mortgage loans in loan group III, the trust will issue eight classes of notes designated as the Class III-A, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5, Class III-M-6 and Class III-B-1 Notes, which are being offered by this free writing prospectus and the base prospectus.

We sometimes refer to the Class III-A Notes as the group III senior notes.

We sometimes refer to the Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5 and Class III-M-6 Notes collectively in this free writing prospectus as the Class III-M Notes or the Class III-M subordinate notes.

We sometimes refer to the Class III-B-1 Notes in this free writing prospectus as the Class III-B Notes or the Class III-B subordinate notes. We sometimes refer to the Class III-M subordinate notes and and Class III-B subordinate notes collectively in this free writing prospectus as the group III subordinate notes.

We sometimes refer to the group III senior notes and the group III subordinate notes collectively in this free writing prospectus as the group III notes.

The last scheduled payment date for the group III notes is the payment date in August 2037.

Group III Certificates

In addition to the group III notes, the trust will also issue (i) the Class III-C Certificates, (ii) the Class III-R Certificates and (iii) the Class III-X Certificates. We sometimes refer to the Class III-R Certificates in this free writing prospectus as the group III residual certificates. We sometimes refer to the Class III-C, Class III-R and Class III-X Certificates collectively in this free writing prospectus as the group III certificates.

None of the group III certificates are being offered by this free writing prospectus.

Description of the Group IV Notes

With respect to the mortgage loans in loan group IV, the trust will issue five classes of notes designated as the the Class IV-A-1, Class IV-A-2, Class IV-M-1, Class IV-M-2 and Class IV-B-1 Notes, which are being offered by this free writing prospectus and the base prospectus.

We sometimes refer to the Class IV-A-1 and Class IV-A-2 Notes as the Class IV-A Notes or the group IV senior notes.

We sometimes refer to the Class IV-M-1 Notes and Class IV-M-2 Notes together in this free writing prospectus as the Class IV-M Notes or the Class IV-M subordinate notes.

We sometimes refer to the Class IV-B-1 Notes in this free writing prospectus as the Class IV-B Notes or the Class IV-B subordinate notes. We sometimes refer to the Class IV-M subordinate notes and Class IV-B subordinate notes collectively in this free writing prospectus as the group IV subordinate notes.

We sometimes refer to the group IV senior notes and the group IV subordinate notes collectively in this free writing prospectus as the group IV notes.

The last scheduled payment date for the group IV notes is the payment date in May 2037.

Group IV Certificates

In addition to the group IV notes, the trust will also issue (i) the Class IV-C Certificates, (ii) the Class IV-R Certificates and (iii) the Class IV-X Certificates. We sometimes refer to the Class IV-R Certificates in this free writing prospectus as the group IV residual certificates. We sometimes refer to the Class IV-C, Class IV-R and Class IV-X Certificates collectively in this free writing prospectus as the group IV certificates.

None of the group IV certificates are being offered by this free writing prospectus.

Description of the Notes and Certificates

We sometimes refer to the Class II-A, Class III-A and Class IV-A Notes collectively in this free writing prospectus as the Class A Notes or the senior notes. We sometimes refer to the Class II-M, Class III-M and Class IV-M Notes collectively in this free writing prospectus as the Class M Notes or the Class M subordinate notes. We sometimes refer to the Class II-B, Class III-B and Class IV-B Notes collectively in this free writing prospectus as the Class B Notes or the Class B subordinate notes. We sometimes refer to the Class A, Class M and Class B Notes collectively in this free writing prospectus as the notes. We sometimes refer to the Class M subordinate notes and the Class B subordinate notes collectively in this free witing prospectus as the subordinate notes. We sometimes refer to the Class II-C, Class III-C and Class IV-C Certificates collectively in this free writing prospectus as the Class C Certificates. We sometimes refer to the Class II-X, Class III-X and Class IV-X Certificates collectively in this free writing prospectus as the Class X Certificates. We sometimes refer to the group II, group III and group IV residual certificates collectively in this free writing prospectus as the residual certificates. We sometimes refer to the group II, group III and group IV certificates as the certificates.

Record Date

For the notes, the business day preceding the applicable payment date so long as such class of notes are in book-entry form; and otherwise, the record date will be the last business day of the month immediately preceding the applicable payment date.

Denominations

For each class of notes, $100,000 and multiples of $1.00 in excess thereof, except that one note of each class may be issued in the remainder of the class.

Registration of Notes

The trust will issue the notes initially in book-entry form. Persons acquiring interests in the notes may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to“Description of the Notes — Book-Entry Registration” in this free writing prospectus.

Note Interest Rates

The note interest rate for each class of notes may change from payment date to payment date. The note interest rate of the notes will therefore be adjusted on a monthly basis. Investors will be notified of a note interest rate adjustment through the monthly payment reports. On any payment date, the note interest rate per annum for each such class will be based on the lesser of (i) __% per annum and (ii) One-Month LIBOR and, on or prior to the first possible related optional termination date, a specified margin as follows:

•	Class II-A Notes: ___% per annum.

•	Class II-M-1 Notes: ___% per annum.

•	Class II-M-2 Notes: ___% per annum.

•	Class II-M-3 Notes: ___% per annum.

•	Class II-M-4 Notes: ___% per annum.

•	Class II-M-5 Notes: ___% per annum.

•	Class II-M-6 Notes: ___% per annum.

•	Class II-B-1 Notes: ___% per annum.

•	Class III-A Notes: ___% per annum.

•	Class III-M-1 Notes: ___% per annum.

•	Class III-M-2 Notes: ___% per annum.

•	Class III-M-3 Notes: ___% per annum.

•	Class III-M-4 Notes: ___% per annum.

•	Class III-M-5 Notes: ___% per annum.

•	Class III-M-6 Notes: ___% per annum.

•	Class III-B-1 Notes: ___% per annum.

•	Class IV-A-1 Notes: ___% per annum.

•	Class IV-A-2 Notes: ___% per annum.

•	Class IV-M-1 Notes: ___% per annum.

•	Class IV-M-2 Notes: ___% per annum.

•	Class IV-B-1 Notes: ___% per annum.

One-Month LIBOR for the first accrual period will be ___% per annum, and for all subsequent accrual periods shall be determined as described under “Description of the Notes — Calculation of One-Month LIBOR” in this free writing prospectus.

On any payment date, the note interest rate for the notes will be subject to the related interest rate cap, which we describe below.

On the payment date following the first possible group II optional termination date, we will increase the margin applicable to the note interest rate for the Class II-A Notes, as described above, to ___% per annum and the margin applicable to the note interest rate for the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-B-1 Notes, as described above, to ___%, ___%. ___%, ___%, ___%, ___% and ___% per annum, respectively. Each such increased rate will remain subject to the related interest rate cap.

On the payment date following the first possible group III optional termination date, we will increase the margin applicable to the note interest rate for the Class III-A Notes, as described above, to ___% per annum and the margin applicable to the note interest rate for the Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5, Class III-M-6 and Class III-B-1 Notes, as described above, to ___%, ___%. ___%, ___%, ___%, ___% and ___% per annum, respectively. Each such increased rate will remain subject to the related interest rate cap.

On the payment date following the first possible group IV optional termination date, we will increase the margin applicable to the note interest rate for the Class IV-A-1 Notes and Class IV-A-2 Notes, as described above, to ___% per annum and ___% per annum, respectively, and the margin applicable to the note interest rate for the Class IV-M-1, Class IV-M-2 and Class IV-B-1 Notes, as described above, to ___%, ___%. ___% and ___% per annum, respectively. Each such increased rate will remain subject to the related interest rate cap.

The interest rate cap for the group II notes is equal to (i) the weighted average of the net mortgage rates of the mortgage loans in loan group II adjusted based on a 360-day year and the actual number of days elapsed in the related accrual period and adjusted for any related net swap payments and certain swap termination payments payable to the group II swap provider as described in this free writing prospectus, less (ii) in the case of the Class II-A Notes only, the premium rate payable to Ambac Assurance Corporation for providing the certificate guaranty insurance policy with respect to the Class II-A Notes.

The interest rate cap for the group III notes is equal to (i) the weighted average of the net mortgage rates of the mortgage loans in loan group III adjusted based on a 360-day year and the actual number of days elapsed in the related accrual period and adjusted for any related net swap payments and certain swap termination payments payable to the group III swap provider as described in this free writing prospectus, less (ii) in the case of the Class III-A Notes only, the premium rate payable to Ambac Assurance Corporation for providing the certificate guaranty insurance policy with respect to the Class III-A Notes.

The interest rate cap for the group IV notes is equal to the weighted average of the net mortgage rates of the mortgage loans in loan group IV adjusted based on a 360-day year and the actual number of days elapsed in the related accrual period and adjusted for any related net swap payments and certain swap termination payments payable to the group IV swap provider as described in this free writing prospectus.

If on any payment date, the note interest rate for a note is limited to the related interest rate cap, the resulting basis risk shortfall may be recovered by the holders of the related note on the same payment date or future payment dates on a subordinated basis to the extent that on such payment date there are available funds remaining after certain other payments on the related note and the payment of certain related fees and expenses of the trust, and to the extent there are amounts available under the related interest rate swap agreement, to pay amounts as described in this free writing prospectus. Any such basis risk shortfalls with respect to the Class II-A Notes and Class III-A Notes will not be covered by the certificate guaranty insurance policy.

We refer you to “Description of the Notes—Payments on the Notes” in this free writing prospectus.

Payment Dates

The securities administrator will make payments on the notes on the 25th day of each calendar month beginning in May 2007 to the appropriate holders of record. If the 25th day of the month is not a business day, then the securities administrator will make payments on the following business day.

Interest Payments

On each payment date, holders of the notes will be entitled to receive:

•	the interest that has accrued on the note principal balance of such note at the related note interest rate during the related accrual period, and

•	any interest due on any prior payment date that was not paid with interest thereon, less

•	interest shortfalls allocated to such notes.

For each class of subordinate notes, any interest due on a prior payment date that was not paid on a prior payment date, along with interest thereon, will be payable from excess cashflow and from amounts in the related supplemental interest trust, in each case as and to the extent described in this free writing prospectus.

The notes may receive additional amounts from payments under the related interest rate swap agreement as described below under “The Interest Rate Swap Agreements”.

The accrual period for the notes will be the period from and including the preceding payment date (or from the closing date, in the case of the first payment date) to and including the day prior to the current payment date. Calculations of interest on the notes will be based on a 360-day year and the actual number of days elapsed during the related accrual period. Investors will be notified of a note interest rate adjustment through the monthly distribution reports.

Principal Payments

On each payment date, holders of the notes will receive a payment of principal on their notes if there is cash available on that date for the payment of principal. Monthly principal payments will generally include:

•	principal payments on the mortgage loans in the related loan group, and

•
until a specified overcollateralization level has been reached, interest payments on the mortgage loans in the related loan group not needed to pay interest on the related notes and monthly fees and expenses.

You are encouraged to review the priority of payments described under“Description of the Notes — Payments on the Notes” in this free writing prospectus.

Credit Enhancement

Credit enhancement provides limited protection to holders of specified notes against shortfalls in payments received on the related mortgage loans. This transaction employs the following forms of credit enhancement.

Subordination. By issuing senior notes and subordinate notes with respect to each loan group, the trust has increased the likelihood that the related senior noteholders will receive regular payments of interest and principal.

The group II senior notes will have a payment priority over the group II subordinate notes. Among the classes of group II subordinate notes

•	the Class II-M-1 Notes will have payment priority over the Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-B-1 Notes,

•	the Class II-M-2 Notes will have payment priority over the Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-B-1 Notes,

•	the Class II-M-3 Notes will have payment priority over the Class II-M-4, Class II-M-5, Class II-M-6 and Class II-B-1 Notes,

•	the Class II-M-4 Notes will have payment priority over the Class II-M-5, Class II-M-6 and Class II-B-1 Notes,

•	the Class II-M-5 Notes will have payment priority over the Class II-M-6 and Class II-B-1 Notes, and

•	the Class II-M-6 Notes will have payment priority over the Class II-B-1 Notes.

The group III senior notes will have a payment priority over the group III subordinate notes. Among the classes of group III subordinate notes

•	the Class III-M-1 Notes will have payment priority over the Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5, Class III-M-6 and Class III-B-1 Notes,

•	the Class III-M-2 Notes will have payment priority over the Class III-M-3, Class III-M-4, Class III-M-5, Class III-M-6 and Class III-B-1 Notes,

•	the Class III-M-3 Notes will have payment priority over the Class III-M-4, Class III-M-5, Class III-M-6 and Class III-B-1 Notes,

•	the Class III-M-4 Notes will have payment priority over the Class III-M-5, Class III-M-6 and Class III-B-1 Notes,

•	the Class III-M-5 Notes will have payment priority over the Class III-M-6 and Class III-B-1 Notes, and

•	the Class III-M-6 Notes will have payment priority over the Class III-B-1 Notes.

The group IV senior notes will have a payment priority over the group IV subordinate notes. Among the classes of group IV subordinate notes

•	the Class IV-M-1 Notes will have payment priority over the Class IV-M-2 Notes and Class IV-B-1 Notes, and

•	the Class IV-M-2 Notes will have payment priority over the Class IV-B-1 Notes,

Subordination provides the holders of notes of a group having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan related to that loan group exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, we accomplish this loss protection by allocating any realized losses on the related mortgage loans, first to reduce the amount of related excess spread, second to reduce the related overcollateralization amount, and third, among the related notes, beginning with the related class of subordinate notes with the lowest payment priority, until the note principal balance of that subordinate class has been reduced to zero. We then allocate realized losses on the related mortgage loans to the next most junior related class of subordinate notes, until the note principal balance of each related class of subordinate notes is reduced to zero. If none of the subordinate notes is outstanding, all such losses will be allocated to the related senior notes as described in this free writing prospectus.

Excess Spread and Overcollateralization. We expect the mortgage loans in each loan group to generate more interest than is needed to pay interest on the related notes and certain trust expenses because we expect the weighted average net interest rate of the related mortgage loans, adjusted for related net swap payments and certain swap termination payments payable to the related swap provider, if applicable, to be higher than the weighted average note interest rate on the related notes and, as overcollateralization is maintained, such higher interest rate is paid on a principal balance of related mortgage loans that is larger than the aggregate note principal balance of the related notes. Interest payments received in respect of the related mortgage loans in excess of the amount that is needed to pay interest on the related notes and related trust expenses will be used to reduce the total principal balance of such notes until a required level of overcollateralization has been achieved. As of the closing date, it is expected that the required level of overcollateralization with respect to each loan group will be met.

We refer you to“Description of the Notes— Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

Interest Rate Swap Agreements. LaSalle Bank National Association, in its capacity as group II supplemental interest trust trustee of the group II supplemental interest trust, will enter into an interest rate swap agreement with respect to loan group II with [___________], in such capacity, the group II swap provider. LaSalle Bank National Association, in its capacity as group III supplemental interest trust trustee of the group III supplemental interest trust, will enter into an interest rate swap agreement with respect to loan group III with [___________], in such capacity, the group III swap provider. LaSalle Bank National Association, in its capacity as group IV supplemental interest trust trustee of the group IV supplemental interest trust, will enter into an interest rate swap agreement with respect to loan group IV with [___________], in such capacity, the group IV swap provider. Each supplemental interest trust trustee will appoint LaSalle Bank National Association as swap administrator pursuant to the swap administration agreement to receive and distribute funds in respect of each interest rate swap agreement on behalf of the related supplemental interest trust, whether payable by or to the related swap provider pursuant to the related interest rate swap agreement. On or before each payment date, commencing with the payment date in May 2007 and ending with the payment date in January 2011, the swap administrator will be obligated to make a fixed payment to the related swap provider, and the related swap provider will be obligated to make a floating payment to the swap administrator, on behalf of the related supplemental interest trust, in each case as set forth in the related interest rate swap agreement and as described in this free writing prospectus. To the extent that the fixed payment exceeds the floating payment in respect of any payment date, amounts otherwise available to the related noteholders will be applied to make a net payment to the swap administrator for payment to the related swap provider. To the extent that the floating payment under each interest rate swap agreement exceeds the related fixed payment in respect of any payment date, the related swap provider will make a net swap payment to the swap administrator, and the swap administrator, pursuant to the swap administration agreement, will remit to holders of the related notes an amount necessary for certain payments as described in this free writing prospectus.

Upon early termination of any of the interest rate swap agreements, the swap administrator or the related swap provider may be liable to make a swap termination payment to the other party, regardless of which party has caused the related termination. The related swap termination payment will be computed in accordance with the procedures set forth in the related interest rate swap agreement. In the event that the swap administrator is required to make a swap termination payment to the related swap provider, the trust will be required to make a payment to the swap administrator in the same amount from the related loan group (other than to the extent not paid by the swap administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the related supplemental interest trust trustee), which amount will be paid by the trust with respect to the related loan group on the related payment date and on any subsequent payment dates until paid in full, prior to any payment to the related noteholders, except in the case of certain swap termination payments resulting from an event of default or certain termination events with respect to the related swap provider as described in this free writing prospectus, the payment of which amount by the trust with respect to the related loan group to the swap administrator will be subordinated to all payments to the related noteholders. The obligations of the swap administrator to make a swap termination payment to the related swap provider will be limited to the extent of funds received from the trust with respect to the related loan group for such purpose.

Except as described in the second preceding sentence, amounts payable by the trust with respect to the related loan group to the swap administrator for payment to the related swap provider will be deducted from the related available funds before payments to the related noteholders.

We refer you to“The Interest Rate Swap Agreements” in this free writing prospectus.

Certificate Guaranty Insurance Policy. Only the Class II-A Notes and Class III-A Notes will have the benefit of a certificate guaranty insurance policy pursuant to which Ambac Assurance Corporation will unconditionally and irrevocably guarantee certain interest shortfalls and realized losses allocated to the Class II-A Notes and Class III-A Notes on each payment date and the note principal balance of the Class II-A Notes and Class III-A Notes to the extent unpaid on the payment date in August 2037.

Advances

The related servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans in each loan group in general to the extent that the related servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. The related servicer will advance payments of interest on those mortgage loans that require an interest only payment. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the notes and are not intended to guarantee or insure against losses. If the related servicer fails to make such advances, the master servicer (as successor servicer) will be required to make such advance as described in this free writing prospectus.

Master Servicing and Servicing Fee

The master servicer will be entitled to receive a fee on each payment date as compensation for its activities under the sale and servicing agreement equal to 1/12 of the master servicing fee rate multiplied by the stated principal balance of each mortgage loan master serviced by it as of the due date in the month preceding the month in which such payment date occurs. The master servicing fee rate will be 0.0025% per annum (subject to a variance of plus or minus 0.0025%). The master servicer will also be entitled to any amounts earned on funds in the master servicer collection account. The master servicer will pay the fees of the indenture trustee from the master servicing fee.

Each servicer will be entitled to receive a fee on each payment date as compensation for its activities under the sale and servicing agreement or the related servicing agreement, as applicable, equal to 1/12 of the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such payment date occurs. The servicing fee rate will be 0.5000% per annum (subject to a variance of plus or minus 0.0025%).

In addition to the primary compensation described above, the servicers will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

The master servicer and each servicer will pay all related expenses incurred in connection with its master servicing or servicing responsibilities, as applicable, subject to limited reimbursement as described in this free writing prospectus.

Optional Termination

Group II Notes

At its option, and with the consent of the note insurer if such action would result in a draw on the certificate guaranty insurance policy or if the note insurer would fail to receive all amounts owing to it under the insurance agreement, the majority holder of the Class II-C Certificates may purchase all of the remaining assets in the trust fund relating to loan group II (including the related subsequent mortgage loans) when the principal balance of the mortgage loans in loan group II (which amount includes the subsequent mortgage loans in loan group II) and any foreclosed real estate related to loan group II owned by the trust has declined to or below 20% of the principal balance of the mortgage loans related to loan group II (which amount includes the subsequent mortgage loans in loan group II) as of the cut-off date. Such a purchase will result in the early retirement of all of the group II notes.

Group III Notes

At its option, and with the consent of the note insurer if such action would result in a draw on the certificate guaranty insurance policy or if the note insurer would fail to receive all amounts owing to it under the insurance agreement, the majority holder of the Class III-C Certificates may purchase all of the remaining assets in the trust fund relating to group III (including the related subsequent mortgage loans) when the principal balance of the mortgage loans in loan group III (which amount includes the subsequent mortgage loans in loan group III) and any foreclosed real estate related to loan group III owned by the trust has declined to or below 20% of the principal balance of the mortgage loans related to loan group III (which amount includes the subsequent mortgage loans in loan group III) as of the cut-off date. Such a purchase will result in the early retirement of all of the group III notes.

Group IV Notes

At its option the majority holder of the Class IV-C Certificates may purchase all of the remaining assets in the trust fund relating to group IV when the the principal balance of the mortgage loans in loan group IV and any foreclosed real estate related to loan group IV owned by the trust has declined to or below 20% of the principal balance of the mortgage loans related to loan group IV as of the cut-off date. Such a purchase will result in the early retirement of all of the group IV notes.

Federal Income Tax Consequences

For federal income tax purposes, the trust (other than the reserve funds, the interest coverage accounts, the pre-funding accounts and, for the avoidance of doubt, the supplemental interest trusts, the swap administration agreement, the swap accounts and the interest rate swap agreements) will comprise multiple “real estate mortgage investment conduits” (each, a “REMIC”), organized in a tiered REMIC structure. The notes (in each case, exclusive of any right to receive amounts in respect of basis risk shortfall carry forward amounts as described in this free writing prospectus, and the right to receive, or the obligation to make, payments under the related notional principal contract component as described in this free writing prospectus) will represent beneficial ownership of “regular interests” in the related REMIC identified in the indenture.

The residual certificates will represent the beneficial ownership of the sole class of “residual interests” in each related REMIC. The notes may be issued with original issue discount for federal income tax purposes.

We refer you to “Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Considerations” in the base prospectus for additional information concerning the application of federal income tax laws.

Legal Investment

The notes will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

We refer you to “Legal Investment” in this free writing prospectus and “Legal Investment Considerations” in the base prospectus.

ERISA Considerations

The notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the notes.

We refer you to “ERISA Considerations” in this free writing prospectus and in the base prospectus.

Ratings

The classes of notes listed below will not be offered unless they receive the respective ratings set forth below from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as “Standard & Poor’s,” and Moody’s Investors Service, Inc., which we refer to as “Moody’s.”

Class	Standard & Poor’s Rating	Moody’s Rating
II-A	AAA	Aaa
II-M-1	AA-	Aa3
II-M-2	AA-	A1
II-M-3	A+	A2
II-M-4	A	A3
II-M-5	A-	Baa1
II-M-6	BBB+	Baa2
II-B-1	BBB	Baa3
III-A	AAA	Aaa
III-M-1	AA-	Aa3
III-M-2	AA-	A1
III-M-3	A+	A2
III-M-4	A	A3
III-M-5	A-	Baa1
III-M-6	BBB+	Baa2
III-B-1	BBB	Baa3
IV-A-1	AAA	Aaa
IV-A-2	AAA	Aaa
IV-M-1	AA	Aa2
IV-M-2	A	A2
IV-B-1	BBB	Baa2

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

The ratings assigned to the Class II-A Notes and Class III-A Notes will depend primarily upon the creditworthiness of the note insurer. Any reduction in a rating assigned to the financial strength of the note insurer below the ratings initially assigned to the Class II-A Notes and Class III-A Notes may result in a reduction of one or more of the ratings assigned to the Class II-A Notes and Class III-A Notes. Any downward revision or withdrawal of any of the ratings assigned to the Class A Notes may have an adverse effect on the market price of the Class II-A Notes and Class III-A Notes. The note insurer does not guaranty the market price of the Class II-A Notes and Class III-A Notes nor does it guaranty that the ratings on the Class II-A Notes and Class III-A Notes will not be revised or withdrawn.

TRANSACTION STRUCTURE

RISK FACTORS

In addition to the matters described elsewhere in this free writing prospectus and the base prospectus, you are encouraged to carefully consider the following risk factors before deciding to purchase a note.

The subordinate notes have a greater risk of loss than the senior notes
When certain classes of notes provide credit enhancement for other classes of notes, it is sometimes referred to as “subordination”. For purposes of this free writing prospectus, “subordinate classes” means:

• with respect to the group II senior notes: the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-B-1 Notes;

• with respect to the Class II-M-1 Notes: the Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-B-1 Notes;

• with respect to the Class II-M-2 Notes: the Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-B-1 Notes;

• with respect to the Class II-M-3 Notes: the Class II-M-4, Class II-M-5, Class II-M-6 and Class II-B-1 Notes;

• with respect to the Class II-M-4 Notes: the Class II-M-5, Class II-M-6 and Class II-B-1 Notes;

• with respect to the Class II-M-5 Notes: the Class II-M-6 and Class II-B-1 Notes;

• with respect to the Class II-M-6 Notes: the Class II-B-1 Notes;

• with respect to the group III senior notes: the Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5, Class III-M-6 and Class III-B-1 Notes;

• with respect to the Class III-M-1 Notes: the Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5, Class III-M-6 and Class III-B-1 Notes;

• with respect to the Class III-M-2 Notes: the Class III-M-3, Class III-M-4, Class III-M-5, Class III-M-6 and Class III-B-1 Notes;

• with respect to the Class III-M-3 Notes: the Class III-M-4, Class III-M-5, Class III-M-6 and Class III-B-1 Notes;

• with respect to the Class III-M-4 Notes: the Class III-M-5, Class III-M-6 and Class III-B-1 Notes;

• with respect to the Class III-M-5 Notes: the Class III-M-6 Notes and Class III-B-1 Notes;

• with respect to the Class III-M-6 Notes: the Class III-B-1 Notes;

• with respect to the group IV senior notes: the Class IV-M-1, Class IV-M-2 and Class IV-B-1Notes;

• with respect to the Class IV-M-1 Notes: the Class IV-M-2 Notes and Class IV-B-1 Notes; and • with respect to the Class IV-M-2 Notes: the Class IV-B-1 Notes.

We will provide credit enhancement for the notes, first, by the right of the holders of the notes related to each loan group to receive certain payments of interest and principal prior to the related subordinate classes and, second, by the allocation of related realized losses to the related subordinate classes. This form of credit enhancement uses collections on the mortgage loans of each loan group otherwise payable to the holders of the related subordinate classes to pay amounts due on the related more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses will be allocated, first, to reduce the amount of related excess spread, second, to reduce the related overcollateralization amount, third, to the related Class M Notes and related Class B Notes, beginning with the related Class B Notes, as applicable, and then to the related Class M Notes with the next lowest payment priority, in each case until the note principal balance of that class has been reduced to zero, and fourth, to the related Class A Notes In the case of the Class IV-A-1 Notes and Class IV-A-2 Notes, Realized Losses are allocated first to the Class IV-A-2 Notes and then to the Class IV-A-1 Notes. This means that realized losses on the related mortgage loans in excess of the related excess spread and related overcollateralization amount would first be allocated beginning with the related Class B Notes until the note principal balance of such Class B Notes is reduced to zero, then to the related classes of Class M Notes in reverse order of numerical designation until the note principal balance of each such class of Class M Notes is reduced to zero, and then to the related Class A Notes, as described in this free writing prospectus. Accordingly, if the aggregate note principal balance of a subordinate class were to be reduced to zero, delinquencies and defaults on the related mortgage loans would reduce the amount of funds available for distributions to holders of the remaining related subordinate class or classes and, if the aggregate note principal balance of all the related subordinate classes were to be reduced to zero, delinquencies and defaults on the related mortgage loans would reduce the amount of funds available for monthly distributions to holders of the related senior notes.

You should fully consider the risks of investing in a subordinate note, including the risk that you may not fully recover your initial investment as a result of realized losses.

See“Description of the Notes” in this free writing prospectus.

Additional risks associated with the subordinate notes
The weighted average lives of, and the yields to maturity on, the subordinate notes will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans in each loan group. If the actual rate and severity of losses on the related mortgage loans are higher than those assumed by an investor in the related notes, the actual yield to maturity of such notes may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the related mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the related mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans in each loan group, to the extent they exceed the amount of excess spread for the related payment date and the related overcollateralization amount following payments of principal on the related payment date, will reduce the note principal balance of each of the related subordinate notes. As a result of such reductions, less interest will accrue on such class of subordinate notes than would otherwise be the case. Once a realized loss is allocated to a subordinate note, no interest will be payable with respect to such written down amount.

It is not expected that the subordinate notes related to each loan group will be entitled to any principal distributions until at least May 2010 (unless the related Class A Notes are retired) or during any period in which delinquencies or losses on the related mortgage loans exceed certain levels. As a result, the weighted average lives of the related subordinate notes will be longer than would otherwise be the case if distributions of principal were allocated among all of the notes of the related loan group at the same time. As a result of the longer weighted average lives of the related subordinate notes, the holders of such notes have a greater risk of suffering a loss on their investments. Further, because such notes might not receive any principal if certain delinquency or loss levels occur, it is possible for such notes to receive no principal distributions even if no losses have occurred.

In addition, the multiple class structure of the subordinate notes related to each loan group causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the related mortgage loans. Because payments of principal will be made to the related holders of such Notes according to the priorities described in this free writing prospectus, the yields to maturity on such classes of notes will be sensitive to the rates of prepayment on the related mortgage loans experienced both before and after the commencement of principal payments on such classes. The yields to maturity on such classes of notes will also be extremely sensitive to losses due to defaults on the related mortgage loans and the timing thereof, to the extent such losses are not covered by related overcollateralization or related excess spread, or a related class of subordinate notes with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the related subordinate notes may be adversely affected by losses even if such classes of notes do not ultimately bear such loss.

Also, investors in the subordinate notes should be aware that in cases where principal payments are made sequentially to the related subordinate notes on and after the related stepdown date, the most subordinate class of subordinate notes related to each loan group then outstanding may receive more than such class’ pro rata share of principal for that payment date. As a result, the note principal balance of the most subordinate class or classes of subordinate notes related to each loan group may be reduced to zero prior to the more senior class or classes of related subordinate notes.

Credit enhancement may be inadequate to cover losses and/or to maintain and restore overcollateralization
The mortgage loans in each loan group are expected to generate more interest than is needed to pay interest on the related notes and certain related trust fund expenses because we expect the weighted average interest rate on the related mortgage loans (adjusted for any related net swap payments and swap termination payments) to be higher than the weighted average note interest rate on the related notes. If the mortgage loans in a loan group generate more interest than is needed to pay interest on the related notes and related trust fund expenses (adjusted for any net swap payments and swap termination payments) we will use such “excess spread” to make additional principal payments on the related notes, which will reduce the total note principal balance of those related notes below the aggregate principal balance of the related mortgage loans, until the required level of related overcollateralization is met. In addition, amounts payable to the trust under the interest rate swap agreements may be used to restore and maintain the required level of related overcollateralization. Overcollateralization is intended to provide limited protection to the related noteholders by absorbing the related note’s share of losses from related liquidated mortgage loans. However, we cannot assure you that enough related excess spread will be generated on the related mortgage loans or that amounts payable under the related interest rate swap agreement will be sufficient to maintain the related required level of overcollateralization. As of the closing date it is expected that the required level of overcollateralization with respect to each loan group will be met.

The excess spread available for the related group of mortgage loans on any payment date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans in such group during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the related mortgage loans.

The Class II-A Notes and Class III-A Notes are insured by a certificate guaranty insurance policy issued by the note insurer. None of the other classes of notes are insured under such policy or are entitled to the benefits thereof.

If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.
The related interest rate cap may reduce the yields on the Notes
The note interest rates on the notes are each subject to a related interest rate cap as described in this free writing prospectus. If on any payment date the note interest rate for a class of notes is limited to the related interest rate cap, the holders of the applicable notes will receive a smaller amount of interest than they would have received on that payment date had the note interest rate for that class not been calculated based on the related interest rate cap. If the note interest rates on the related notes are limited for any payment date, the resulting related basis risk shortfalls may be recovered by the holders of these notes on the same payment date or on future payment dates on a subordinated basis to the extent that on such payment date or future payment dates there are related available funds remaining after certain other payments with respect to the related notes and the payment of certain related fees and expenses of the trust and to the extent there are amounts available under the related interest rate swap agreement to pay such amounts as described in this free writing prospectus.

Any such basis risk shortfalls allocated to the Class II-A Notes and Class III-A Notes will not be covered by the certificate guaranty insurance policy issued by the note insurer.

See“Description of the Notes—Payments on the Notes” in this free writing prospectus.

See“Description of the Notes—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.
The yields on the Class II-A Notes and Class III-A Notes may be affected by various rights of the Note Insurer
The yields to investors on the Class II-A Notes and Class III-A Notes may be adversely affected to the extent the note insurer is entitled to reimbursement for payments, including interest thereon, made under the certificate guaranty insurance policy and any other amounts due to the note insurer pursuant to the certificate guaranty insurance policy and the insurance agreement, including items unrelated to the performance of the mortgage loans such as certain expenses of the note insurer, to the extent not previously paid or reimbursed. In addition, the holders of the Class II-A Notes and Class III-A Notes may be adversely affected by the ability of the note insurer to exercise the rights of the Class II-A Notes and Class III-A Notes under the indenture and any additional rights which they hold in connection with any default by the related servicer or the master servicer or otherwise as provided in this free writing prospectus.

The Notes may not always receive interest based on One-Month LIBOR plus the related margin
The notes may not always receive interest at a rate equal to the lesser of (i) 11.00% per annum and (ii) One-Month LIBOR plus the related margin. If the related interest rate cap is less than the lesser of (i) 11.00% per annum and (ii) One-Month LIBOR plus the related margin, the interest rate on the notes will be reduced to such applicable interest rate cap. Thus, the yield to investors in such class will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the related interest rate cap. The prepayment or default of mortgage loans in the related loan group with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the related interest rate cap being lower than otherwise would be the case. If on any payment date the application of the related interest rate cap results in an interest rate lower than the lesser of (i) 11.00% per annum and (ii) One-Month LIBOR plus the related margin on the notes during the related interest accrual period, the value of such class of notes may be temporarily or permanently reduced.

To the extent interest on the notes is limited to the related interest rate cap, the difference between such interest rate cap and the lesser of (i) 11.00% per annum and (ii) One-Month LIBOR plus the related margin will create a shortfall. Some or all of this shortfall in respect of the related group of notes will be funded to the extent of payments, if any, received from the swap provider under the related interest rate swap agreement. However, if payments under the interest rate swap agreements do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the related final payment date, including the related optional termination date.

In addition, although the notes are entitled to payments under the related interest rate swap agreement during periods of increased One-Month LIBOR rates, the swap provider will only be obligated to make such payments under certain circumstances.

We refer you to“The Interest Rate Swap Agreements” in this free writing prospectus for a discussion of the swap provider’s obligation to make payments under the interest rate swap agreements.

Certain mortgage loans were underwritten to nonconforming underwriting standards, which may result in losses or shortfalls to be incurred on the Notes
Certain mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor, i.e. borrowers on the mortgage loans may have an impaired or unsubstantiated credit history, or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Notes.

Defaults could cause payment delays and losses
There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to related noteholders.

In the event that: • the mortgaged properties fail to provide adequate security for the related mortgage loans, and

• the protection provided by the subordination of certain related classes and the availability of related excess spread and related overcollateralization are insufficient to cover any shortfall,

you could lose all or a portion of the money you paid for your notes.

Your yield could be adversely affected by the unpredictability of prepayments	No one can accurately predict the level of prepayments that the trust will experience. The trust’s prepayment experience may be affected by many factors, including:
• general economic conditions,
• the level of prevailing interest rates,
• the availability of alternative financing, and
• homeowner mobility.

Certain of the mortgage loans contain due-on-sale provisions, and the related servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the related servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loans. In addition, approximately 41.69% of the mortgage loans in the aggregate impose a prepayment charge in connection with voluntary prepayments. Approximately 46.00%, 38.70% and 30.58% of the mortgage loans in loan group II, loan group III and loan group IV, respectively, impose a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which may discourage prepayments during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the applicable servicer, please see “The Mortgage Pool - Prepayment Charges on the Mortgage Loans” in this free writing prospectus. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

The weighted average lives of the notes will be sensitive to the rate and timing of principal payments, including prepayments, on the related mortgage loans, which may fluctuate significantly from time to time.

You are encouraged to note that:

• if you purchase your notes at a discount and principal is repaid on the related mortgage loans slower than you anticipate, then your yield may be lower than you anticipate;

• if you purchase your notes at a premium and principal is repaid on the related mortgage loans faster than you anticipate, then your yield may be lower than you anticipate;

• if you purchase a note bearing interest at an adjustable rate, your yield will also be sensitive to the level of One-Month LIBOR, the maximum rate cap of 11.00% per annum and the related interest rate cap;

• since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations is higher than you expect;

• the overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal payments to the related noteholders then entitled to payments of principal. An earlier return of principal to the related noteholders as a result of the related overcollateralization provisions will influence the yield on the related notes in a manner similar to the manner in which principal prepayments on the related mortgage loans will influence the yield on the related notes; and

• you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

We refer you to “The Mortgage Pool” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in the base prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

Mortgage loan modifications may affect the interest rate caps and distributions on the securities
Modifications of mortgage loans agreed to by the related servicer in order to maximize ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in a lower interest rate cap, reduced distributions of interest or principal on, may extend the final maturity of, or result in a allocation of a realized loss to, one or more classes of the related securities.

A reduction in note rating could have an adverse effect on the value of your notes
The ratings of each class of notes will depend primarily on an assessment by the rating agencies of the related mortgage loans, the amount of related overcollateralization and the subordination afforded by certain classes of notes and, with respect to the Class II-A Notes and Class III-A Notes only, the certificate guaranty insurance policy and the financial strength rating of the note insurer. The ratings by each of the rating agencies of the notes are not recommendations to purchase, hold or sell the notes because such ratings do not address the market prices of the notes or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the notes at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of notes would probably reduce the market value of such class of notes and may affect your ability to sell them.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties
The sponsor will treat the transfer of mortgage loans to the depositor as a sale. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to the sponsor. If that argument is made, you could experience delays or reductions in payments on the notes. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the notes early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the related servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer. Any delays in servicing could result in increased delinquencies or losses on the related mortgage loans.

Developments in specified regions could have a disproportionate effect on the mortgage loans due to geographic concentration of mortgaged properties
Approximately 45.59%, 43.01 and 23.78% of the mortgage loans in loan group II, loan group III and loan group IV, respectively, and approximately 42.54% of the mortgage loans in the aggregate, are secured by mortgaged properties that are located in the state of California. Approximately 10.51%, 12.91% and 12.59% of the mortgage loans in loan group II, loan group III and loan group IV, respectively, and approximately 11.65% of the mortgage loans in the aggregate, are secured by mortgaged properties that are located in the state of Florida. Property in such states or in any other region having a significant concentration of properties underlying the mortgage loans may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

• economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

• declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

• any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Violation of consumer protection laws may result in losses on the mortgage loans and the notes
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

• the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

• the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties and result in the mortgagors’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the related servicer to foreclose in response to the mortgagor’s default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the related servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund.

The sponsor, will represent that, as of the closing date and on the applicable subsequent transfer date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this free writing prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the related notes may be materially and adversely affected.

You may have difficulty selling your notes
The underwriter intends to make a secondary market in the notes, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of notes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your notes could be reduced by shortfalls due to the application of the servicemembers civil relief act and similar state laws
The Servicemembers Civil Relief Act, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. Current or future military operations of the United States may increase the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the related servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the related servicer and, therefore, will reduce the amount available to pay interest to the noteholders on subsequent payment dates. Shortfalls resulting from the application of the Relief Act or similar state or local laws may be paid out of excess cashflow. See “Description of the Notes—Excess Spread and Overcollateralization Provisions”. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws. Any Relief Act shortfall allocated to the Class II-A Notes and Class III-A Notes will not be covered by the certificate guaranty insurance policy issued by the note insurer.

The interest rate swap agreements and the swap provider
Net swap payments payable to the swap administrator by the swap provider under the interest rate swap agreements and the swap administration agreement will be available as described in this free writing prospectus to pay to the notes interest carry forward amounts to the extent due to the interest portion of related realized losses with respect to the mortgage loans in the related loan group, certain related interest shortfalls, and any related basis risk shortfalls and, to the extent not covered by related excess spread, to restore and maintain related overcollateralization. However, no net amounts will be payable by the related swap provider unless the floating amount owed by the related swap provider on a payment date exceeds the fixed amount owed to the related swap provider on such payment date. This will not occur except in periods when One-Month LIBOR (as determined pursuant to the interest rate swap agreements) generally exceeds 5.10%, 5.10% and 4.90% per annum with respect to the interest rate swap agreement related to loan group II, loan group III and loan group IV, respectively. No assurance can be made that any amounts will be received under the interest rate swap agreements, or that any such amounts that are received will be sufficient to maintain related required overcollateralization or to cover certain related interest shortfalls or related basis risk shortfalls on the notes. Any net swap payment payable to the related swap provider under the terms of the related interest rate swap agreement will reduce amounts available for payment to related noteholders and may reduce the note interest rates of the related notes. If the rate of prepayments on the related mortgage loans is substantially faster than anticipated, the schedule on which payments due under the related interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make net swap payments to the related swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the related notes. In addition, any swap termination payment payable to the related swap provider in the event of early termination of either interest rate swap agreement (other than certain related swap termination payments resulting from an event of default or certain termination events with respect to the related swap provider, as described in this free writing prospectus and to the extent not paid by the swap administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the related supplemental interest trust trustee) will reduce amounts available for payment to the related noteholders.

Upon early termination of any of the interest rate swap agreements, the swap administrator or the related swap provider may be liable to make a related swap termination payment to the other party (regardless of which party caused the termination). The related swap termination payment will be computed in accordance with the procedures set forth in the related interest rate swap agreement. In the event that the swap administrator is required under either swap administration agreement to make a swap termination payment to the related swap provider (to the extent not paid by the swap administrator from any upfront payment received pursuant to any related replacement agreement that may be entered into by the related supplemental interest trust trustee), the trust will be required to make a payment to the swap administrator in the same amount, which payment will be paid on the related payment date, and on any subsequent payment dates until paid in full, prior to payments to the related noteholders (other than certain related swap termination payments resulting from an event of default or certain termination events with respect to the related swap provider as described in this free writing prospectus, which swap termination payments will be subordinate to payments to noteholders). This feature may result in losses on the notes. Due to the priority of the applications of the available funds, the Class II-B-1, Class III-B-1 and Class IV-B-1 Notes will bear the effects of any shortfalls resulting from a related net swap payment or related swap termination payment by the trust before such effects are borne by the Class II-M, Class III-M and Class IV-M Notes, as applicable, and the Class II-B-1, Class III-B-1 and Class IV-B-1 Notes may suffer a loss as a result of such payment, and the Class II-M, Class III-M and Class IV-M Notes will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the trust before such effects are borne by the Class II-A, Class III-A and Class IV-A Notes, and one or more classes of Class II-M, Class III-M and Class IV-M Notes may suffer a loss as a result of such payment.

Net swap payments payable to the swap administrator by the related swap provider under the related interest rate swap agreement will be used to pay to the related notes any interest carry forward amounts to the extent due to the interest portion of related realized losses, to reimburse for certain related interest shortfalls previously allocated to such notes and any related basis risk shortfalls and, to the extent not covered by related excess spread, to pay amounts necessary to restore and maintain the required level of related overcollateralization, each as described in this free writing prospectus. However, if the related swap provider defaults on its obligations under the interest rate swap agreements, then there may be insufficient funds to cover such amounts, and the amount of related excess spread may be reduced. To the extent that payments on the related notes depend in part on payments to be received by the swap administrator, on behalf of the related supplemental interest trust trustee, under the related interest rate swap agreement, the ability of the securities administrator to make such payments on such related notes will be subject to the credit risk of the related swap provider.

The mortgage loans are secured by junior liens, which may result in increased losses
All of the mortgage loans are junior lien mortgage loans. Mortgage loans secured by junior liens are entitled to net proceeds that remain from the sale of the related mortgaged property after any related senior lien has been satisfied. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien. The claims of the holders of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any junior lien mortgage loan, it would do so subject to the rights of the holder of the related senior lien. In order for the debt related to the mortgage loan to be paid in full upon a foreclosure sale, a bidder at the foreclosure sale of the related mortgaged property would have to bid an amount sufficient to pay off all sums due under the junior lien mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. Liquidation expenses with respect to defaulted junior lien mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. A decline in the value of the mortgaged property securing a mortgage loan with a junior lien may increase the likelihood that, in the event of a default by the related mortgagor, liquidation or other proceeds will be insufficient to satisfy the junior lien mortgage loan after satisfaction of any senior liens and the payment of any liquidation expenses. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy the senior lien and the junior lien mortgage loan in the aggregate, the trust fund, as the holder of the junior lien mortgage loan, will bear:

•  the risk of delay in payments while a deficiency judgment against the mortgagor is obtained;

•  the risk of loss if the deficiency judgment is not realized upon; and

•  the risk that deficiency judgments may not be available in the applicable jurisdiction.

Following any default on a junior lien mortgage loan, unless foreclosure proceeds are expected to at least satisfy the related senior lien in full and to pay foreclosure costs and liquidation expenses, it is likely that such junior lien mortgage loan will be written off as bad debt with no foreclosure proceeding.

If the proceeds remaining from a sale of a mortgaged property are insufficient to satisfy such mortgage loan and the other forms of credit enhancement are insufficient to cover the loss and, with respect to the Class II-A Notes and Class III-A Notes, the note insurer fails to perform its obligations under the certificate guaranty insurance policy, then (i) there will be a delay in payments to holders of the notes while a deficiency judgment against the borrower is sought and (ii) the noteholders may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

Other factors may affect the prepayment rate of a junior lien mortgage loan, such as the amounts of, and interest on, the related senior lien mortgage loan and the use of a senior lien mortgage loan as long-term financing for home purchases and a junior lien mortgage loan as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durables such as automobiles. Accordingly, a junior lien mortgage loan may experience a higher rate of prepayments than traditional senior lien mortgage loans. In addition, any future limitations on the rights of mortgagors to deduct interest payments on a junior lien mortgage loan for federal income tax purposes may further increase the rate of prepayments on a junior lien mortgage loan.

In addition, a title insurance policy may not have been obtained with respect to some of the simultaneous second lien mortgage loans (although a title search may have been done), which may increase the risk that adequate funds will not be received in connection with a foreclosure of such mortgage loan.

In addition, with respect to some of the mortgage loans included in the issuing entity, the related senior lien is a negative amortization loan. The outstanding principal balance of a mortgage loan which is subject to negative amortization increases by the amount of interest which is deferred. During periods in which the outstanding principal balance of a negative amortization loan is increasing due to the addition of deferred interest thereto, the increasing principal balance of the negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization loan that is required to be liquidated. Furthermore, each negative amortization loan provides for the payment of any remaining unamortized principal balance of the negative amortization loan (due to the addition of deferred interest, if any, to the principal balance of the negative amortization loan) in a single payment at the maturity of the negative amortization loan. Because the mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the negative amortization loans is greater than that associated with fully amortizing mortgage loans. Therefore, in the case of a default on a senior lien where the claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan, such junior lien may be more susceptible to default risk due to the negative amortization feature of the related senior lien.

To the extent amounts on deposit in the group II pre-funding account and group III pre-funding account are not used, there may be a mandatory prepayment on the group II notes and group III notes, respectively

To the extent that the group II pre-funded amount or group III pre-funded amount on deposit in the group II pre-funding account and group III pre-funding account, respectively, has not been fully applied to the purchase of subsequent mortgage loans in loan group II and loan group III, respectively, on or before July 15, 2007, any such amounts will be paid to the group II notes and group III notes, respectively, on the payment date immediately following July 15, 2007 in accordance with Description of the Notes—Payments on the Notes” in this free writing prospectus. Although no assurance can be given, the depositor intends that the principal amount of subsequent mortgage loans with respect to loan group II and loan group III to be sold to the indenture trustee on behalf of the trust will require the application of substantially all amounts on deposit in the group II pre-funding account and group III pre-funding account, respectively, and that there will be no material principal payment to the holders of the group II notes and group III notes, respectively, on such payment date.

Credit scores are not an indicator of future performance of borrowers
Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See “The Mortgage Pool” in this free writing prospectus.

Class II-A Notes and Class III-A Notes ratings are based primarily on the financial strength of the Note Insurer
The ratings on the Class II-A Notes and Class III-A Notes depend primarily on an assessment by the rating agencies of the mortgage loans and the financial strength of the note insurer. Any reduction of the rating assigned to the financial strength of the note insurer may cause a corresponding reduction in the rating assigned to the Class II-A Notes and Class III-A Notes. A reduction in the rating assigned to the Class II-A Notes and Class III-A Notes will reduce the market value of these notes and may affect the ability of investors in these notes to sell them. The note insurer does not guaranty the market price of the Class II-A Notes and Class III-A Notes, nor does it guaranty that the ratings on the Class II-A Notes and Class III-A Notes will not be revised or withdrawn.

Recent developments in the residential mortgage market may adversely affect the performance and market value of your securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

You are encouraged to consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.

THE MORTGAGE POOL

  General

We have provided below and in Schedule A to this free writing prospectus information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the Closing Date of April 30, 2007, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. Following the Closing Date, subsequent mortgage loans will be added to the mortgage pool in accordance with the pre-funding feature described in this free writing prospectus. The depositor believes that the information set forth in this free writing prospectus with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted on the Closing Date as well as the subsequent mortgage loans that will be added to the mortgage pool on the subsequent transfer dates, although certain characteristics of the mortgage loans in the mortgage pool may vary. The characteristics of the mortgage loans as described in this free writing prospectus and in Schedule A may differ from the final pool as of the Closing Date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the Closing Date. The actual mortgage loans included in the trust fund as of the Closing Date may vary from the mortgage loans as described in this free writing prospectus by up to plus or minus 10% as to any of the material characteristics described in this free writing prospectus. If, as of the Closing Date, any material pool characteristics differs by 10% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to this free writing prospectus, the prospectus supplement or any supplement thereto, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is April 1, 2007, including information pertaining to approximately $17,803,720 and $51,602,259 of subsequent mortgage loans in loan group II and loan group III, respectively, identified and expected to be transferred to the trust no later than July 15, 2007. All percentages of the mortgage loans are approximate percentages by principal balance as of the cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date and are rounded to the nearest dollar. The information provided with respect to the mortgage loans provided herein does not include information related to the home equity lines of credit (the “HELOCs”) which also form part of the trust fund but which are not related to the offering under this free writing prospectus. Any discussion of mortgage loans in this free writing prospectus relates only to the mortgage loans related to loan group II, loan group III and loan group IV.

The mortgage pool with respect to loan group II will include the initial mortgage loans in loan group II and the subsequent mortgage loans in loan group II. The initial mortgage loans in loan group II will be the mortgage loans in loan group II deposited into the trust on the Closing Date. The subsequent mortgage loans in loan group II will be purchased with amounts on deposit in the group II pre-funding account described in this free writing prospectus. The mortgage pool with respect to loan group III will include the initial mortgage loans in loan group III and the subsequent mortgage loans in loan group III. The initial mortgage loans in loan group III will be the mortgage loans in loan group III deposited into the trust on the Closing Date. The subsequent mortgage loans in loan group III will be purchased with amounts on deposit in the group III pre-funding account described in this free writing prospectus. The mortgage pool with respect to loan group IV will include the mortgage loans in loan group IV deposited into the trust on the closing date.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, Form S-3 eligibility and other legal purposes.

The mortgage loans will be assigned to one of the three loan groups, each of which constitutes a separate sub-trust and is referred respectively to as loan group II, loan group III and loan group IV (or separately as a loan group) in this free writing prospectus. All of the mortgage loans are comprised of mortgage loans that may or may not conform to Freddie Mac or Fannie Mae loan limits. All of the mortgage loans we will include in the trust fund will be fully amortizing.

Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time. However, approximately 46.00%, 38.70% and 30.58% of the mortgage loans in loan group II, loan group III and loan group IV, respectively, and approximately 41.69% of the mortgage loans in the aggregate, impose a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which prepayment charges may discourage prepayments during the applicable period. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act may have on the prepayment performance of the mortgage loans. The recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. See “Material Legal Aspects of the Loans-Enforceability of Prepayment and Late Payment Fees” in the base prospectus.

The sponsor purchased the mortgage loans directly in privately negotiated transactions. We refer you to “Servicing of the Mortgage Loans”, “The Mortgage Pool - General Underwriting Guidelines” for further information regarding the mortgage loans.

The mortgage loans to be transferred by the depositor to the trust fund on the Closing Date will consist of 14,484 mortgage loans with an aggregate principal balance of approximately $924,913,673. The mortgage loans in loan group II will consist of 6,813 mortgage loans with an aggregate principal balance of approximately $474,359,696. The mortgage loans in loan group III will consist of 5,808 mortgage loans with an aggregate principal balance of approximately $364,544,254. The mortgage loans in loan group IV will consist of 1,863 mortgage loans with an aggregate principal balance of approximately $86,009,724.

Approximately 0.55% of the mortgage loans in loan group IV are adjustable rate mortgage loans. The interest rate borne by these adjustable rate mortgage loans that adjust based on Six-Month LIBOR have an initial fixed-rate period of six months, two years or five years. The interest rate borne by these adjustable rate mortgage loans, in each case, will be adjusted in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. The master servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

Six-Month LIBOR. The adjustable rate mortgage loans will adjust semi-annually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

Six-Month LIBOR
Adjustment Date	2002	2003	2004	2005	2006	2007
January 1	2.03%	1.38%	1.22%	2.79%	4.71%	5.37%
February 1	2.08	1.35	1.21	2.97	4.82	5.40
March 1	2.04	1.34	1.17	3.19	4.98	5.33
April 1	2.36	1.23	1.16	3.39	5.14
May 1	2.12	1.29	1.38	3.41	5.22
June 1	2.08	1.21	1.60	3.54	5.39
July 1	1.95	1.12	1.89	3.73	5.59
August 1	1.87	1.21	1.93	3.95	5.51
September 1	1.80	1.20	1.98	4.00	5.42
October 1	1.71	1.14	2.20	4.27	5.38
November 1	1.60	1.23	2.32	4.47	5.37
December 1	1.47	1.27	2.63	4.63	5.33

Approximately 21.40%, 20.64% and 10.91% of the mortgage loans in loan group II, loan group III and loan group IV, respectively, and approximately 20.13% of the mortgage loans in the aggregate, will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years.

A mortgage loan is “delinquent” if any payment due on that mortgage loan is not made pursuant to the terms of such mortgage loan by the close of business of the day such payment is scheduled to be due. A mortgage loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Combined Loan-to-Value Ratio. With respect to any mortgage loan secured by a second lien, the combined loan-to-value ratio is equal to the principal balance of the mortgage loan plus the principal balance of any related senior mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

The “collateral value” of a mortgaged property is the lesser of

•	the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and

•	the sales price of that mortgaged property at the time of origination.

With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

  Prepayment Charges on the Mortgage Loans

Approximately 46.00%, 38.70% and 30.58% of the mortgage loans in loan group II, loan group III and loan group IV, respectively, and approximately 41.69% of the mortgage loans in the aggregate, provide for payment by the mortgagor of a prepayment charge in connection with some prepayments within up to five years after origination. The amount of the prepayment charge is as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

In addition, the related servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if: (i) the enforceability thereof will have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment charge is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the related servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan.

The holders of the related Class C Certificates will be entitled to all prepayment charges received on the related mortgage loans, and these amounts will not be available for distribution on the related classes of notes. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the related mortgage loans.

Certain prepayment charges are classified as “hard” prepayment charges, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as “soft,” meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third-party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

  Mortgage Loan Statistical Data

Schedule A to this free writing prospectus sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in the aggregate and about the mortgage loans in each loan group. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of all of the mortgage loans, or of the mortgage loans in the related loan group, as applicable. The sum of the respective columns may not equal the total indicated due to rounding.

  Assignment of the Mortgage Loans; Repurchase

At the time of issuance of the notes, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans in each loan group will be identified in a schedule appearing as an exhibit to the sale and servicing agreement (referred to in this free writing prospectus as the Sale and Servicing Agreement) with each loan group separately identified. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower’s monthly payment and the maturity date of each mortgage note.

In addition, the depositor will deposit with Wells Fargo Bank, National Association, LaSalle Bank National Association and Treasury Bank, each as custodians, on behalf of the indenture trustee, for the benefit of the noteholders and the Note Insurer, the following documents with respect to each mortgage loan:

(a)  the original mortgage note, endorsed without recourse in the following form: “Pay to the order of Citibank, N.A., as indenture trustee for noteholders of BSSLT 2007-1, Mortgage-Backed Notes, Series 2007-1” or in blank with all intervening endorsements that show a complete chain of endorsement from the originator to the seller or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

(b)  the original recorded mortgage or a photocopy thereof, to the extent provided in the Indenture;

(c)  a duly executed assignment of the mortgage in blank or without recourse to “Citibank, N.A., as indenture trustee for noteholders of BSSLT 2007-1, Mortgage-Backed Notes, Series 2007-1”; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the “MERS® System”), evidence that the mortgage is held for the indenture trustee as described in the Indenture;

(d)  all interim recorded assignments of such mortgage, if any; and

(e)  except in the case of a Piggyback Loan, the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance or, in the event such original title policy has not been received from the title insurer, such original policy will be delivered within one year of the Closing Date or, in the event such original title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and in the case of any Piggyback Loan, the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance issued as to the related first lien mortgage loan (if any) or, in lieu thereof, a lien search on the related property that was conducted in connection with the related first lien mortgage loan (if any).

With respect to each mortgage loan subject to the MERS® System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (“MERS”), the assignment of the mortgage related to each such mortgage loan will be registered electronically through the MERS® System and MERS will serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the indenture trustee and will not have any interest in such mortgage loans.

Assignments of the mortgage loans provided to the custodians on behalf of the indenture trustee will be recorded in the appropriate public office for real property records, except (i) in states for which an opinion of counsel is delivered to the indenture trustee, to the effect that such recording is not required to protect the indenture trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller, or (ii) with respect to any mortgage loan electronically registered through the MERS® System, in which case the seller shall be responsible for the recordation of such assignments and the costs incurred in connection therewith.

Each custodian on behalf of the indenture trustee will perform a limited review of the mortgage loan documents on or prior to the Closing Date or in the case of any document permitted to be delivered after the Closing Date, promptly after each custodian’s receipt of such documents and will hold such documents in trust for the benefit of the holders of the notes.

In addition, the seller will make representations and warranties in the mortgage loan purchase agreement as of the cut-off date in respect of the mortgage loans in each loan group (other than the subsequent mortgage loans), and in the subsequent mortgage loan purchase agreement with respect to itself, as of the related subsequent transfer date in respect of the subsequent mortgage loans in loan group II and loan group III. The depositor will file the mortgage loan purchase agreement and the subsequent mortgage loan purchase agreement as an exhibit to the Sale and Servicing Agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K.

The representations and warranties of the seller with respect to the mortgage loans include the following, among others:

(f)  the information set forth in the mortgage loan schedule attached to the mortgage loan purchase agreement and the subsequent mortgage loan purchase agreement is true and correct in all material respects;

(g)  immediately prior to the conveyance of the mortgage loans by the seller to the depositor pursuant to the mortgage loan purchase agreement and the subsequent mortgage loan purchase agreement, as applicable, the seller was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has full right and authority to sell or assign the same pursuant to the mortgage loan purchase agreement and the subsequent mortgage loan purchase agreement, as applicable;

(h)  the physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

(i)  the mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(j)  except with respect to any Piggyback Loan that has an initial principal amount of more than $200,000, (i) a lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the originator’s knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the originator and its successors and assigns, and the originator is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable, or (b) a lien search was conducted at the time of origination with respect to the related property;

(k)  the terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the mortgaged property is located, or (ii) to protect the interests of the indenture trustee on behalf of the noteholders; and

(l)  at the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

After the Closing Date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the Notes or the Note Insurer in such mortgage loan, the indenture trustee or each custodian on behalf of the indenture trustee, is required to notify the sponsor in writing. If the sponsor cannot or does not cure such omission or defect with respect to a missing or defective document, or if the sponsor does not cure such breach with respect to a breach of a representation or warranty, in each case within 90 days of its receipt of notice, the sponsor is required to repurchase the related mortgage loan from the trust fund within 90 days from the date of notice at a price equal to 100% of the Stated Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the related mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the Closing Date. Notwithstanding anything to the contrary, if any such defect or breach would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach or defect was discovered.

With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the securities administrator, the Note Insurer and the indenture trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the noteholders, the indenture trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

  The Originators

The principal originators of the mortgage loans are: Bear Stearns Residential Mortgage Corporation with respect to approximately 31.35% of the mortgage loans in loan group II; Alliance Bancorp., Southstar Funding, LLC, CTX Mortgage Company LLC and Opteum Financial Services with respect to approximately 11.70%, 12.50%, 11.34% and 10.16%, respectively, of the mortgage loans in loan group III. Suntrust Mortgage, Inc. and Encore Credit Corp. with respect to approximately 15.50% and 13.70%, respectively, of the mortgage loans in loan group IV. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in any loan group.

  General Underwriting Guidelines

The following discussion provides a general description of the underwriting guidelines applicable to the mortgage loans in loan group III and loan group IV and does not provide a description of the underwriting guidelines applicable to the mortgage loans originated by Bear Stearns Residential Mortgage Corporation.

The underwriting guidelines are primarily intended to assess the borrower’s ability to repay the mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. While the originator’s primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor’s credit history, repayment ability and debt service to income ratio as well as the type and use of the mortgaged property. Some of the mortgage loans bear higher rates of interest than mortgages loan that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. The mortgage loans will have been originated in accordance with the underwriting guidelines. On a case-by-case basis, exceptions to the underwriting guidelines are made where compensating factors exist. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the originators will represent these exceptions.

Each applicant completes an application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. The underwriting guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report that includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, market rent analysis based on the rental of comparable homes in the area. All appraisals are required to conform to the Uniform Standard of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

The mortgage loans were originated consistent with and generally conform to the underwriting guidelines’ full/alternative documentation, stated income documentation and limited documentation residential loan programs. Under each of the programs, the originator reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service to income ratio, if required, to determine the applicant’s ability to repay the loan, and reviews the appraisal. In determining the ability of the applicant to repay the loan a qualifying rate has been created under the underwriting guidelines that generally is equal to the interest rate on that loan. The underwriting guidelines require that mortgage loans be underwritten in a standardized procedure that complies with applicable federal, state and local laws and regulations. The maximum amount loaned to a borrower and the maximum loan to value ratio allowed for that loan depends on, among other things, the purpose of the mortgage loan, a borrower’s credit history, homeownership history, mortgage payment history or rental payment history, repayment ability and debt service to income ratio, as well as the type and use of the property. With respect to purchase money, rate/term and cash out refinance loans secured by single family primary residences, loan-to-value ratios at origination of up to 100% for A+ credit grade mortgage loans with original principal balances of up to $750,000, up to 100% for A credit grade mortgage loans secured by single family, primary residences with original principal balances of up to $500,000, up to 95% for A- and B credit grade mortgage loans secured by single family, primary residences with original principal balances of up to $500,000, up to 80% for C credit grade mortgage loans secured by single family, primary residences with original principal balances of up to $450,000 and up to 70% for C- credit grade mortgage loans secured by single family, primary residences with original principal balances up to $400,000 are allowed. The maximum “cash out” amount permitted is based in part on the original amount of the related mortgage loan.

With respect to mortgage loans secured by investment properties, owner occupied loan-to-value ratios are reduced 10% for one-to-two family residences and by 15% for three-to-four family residences. Mortgage loans secured by investment properties may have higher original principal balances if they have lower loan-to-value ratios at origination. For cash out refinance loans, the maximum “cash out” amount permitted is based in part on the original amount of the related mortgage loan.

In evaluating the credit quality of the borrowers, the originator utilizes credit bureau risk scores. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the middle score of the primary wage earner if the LTV is less than or equal to 95%. If the LTV is greater than 95%, the lower of the both borrowers credit score will be used. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower’s credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by summing together the attribute weights for that applicant.

The underwriting guidelines require that the income of each applicant for a mortgage loan under the full/alternative documentation program be verified. The specific income documentation required for the originator’s various programs is as follows: under the full/alternative documentation program, applicants are required to submit one written form of verification from the employer of stable income for at least 12 months. The documentation may take the form of a Verification of Employment form provided by the employer, the most recent pay stub with year-to-date earnings and the most recent W-2 or a copy of the borrower’s federal tax returns. Under the limited documentation program the borrower may choose to submit 12 consecutive months of personal checking account bank statements. Under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. Income stated on the application is not verified under the stated income documentation program. All of the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant’s employment. Verification of the source of funds to close the loan, if any, deposited by the applicant into escrow in the case of a purchase money loan is required.

Bear Stearns Residential Mortgage Corporation

Bear Stearns Residential Mortgage Corporation (“BSRM”) is a Delaware corporation and a wholly owned subsidiary of The Bear Stearns Companies Inc., a publicly traded financial services firm, with an executive and administrative office located in Scottsdale, Arizona. BSRM is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. BSRM originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans.

On February 9, 2007, BSRM completed a transaction whereby it acquired the subprime origination platform of Performance Credit Corp. (formerly known as Encore Credit Corp.). As a result, BSRM currently originates loans through two different divisions. The “Bear Res” division is the platform which is headquartered in Scottsdale, Arizona and has been originating both Alt-A and subprime loans since March 2005. The “Encore Credit” division is headquartered in Irvine, California and has been originating subprime loans since the platform was acquired by BSRM on February 9, 2007.

BSRM has been in the residential mortgage banking business since March 2005, and have originated mortgage loans of the type backing the certificates offered hereby since that time. As of December 31, 2006, BSRM had an origination portfolio of approximately $5,866,918,200, all of which was secured by one- to four-family residential real properties and individual condominium units.

The following table describes the size and composition of BSRM’s total mortgage loan production for the year ending December 31, 2005 and as of December 31, 2006.

		December 31, 2005		December 31, 2006
Loan Type	Number	Total Portfolio of Loans ($)	Number	Total Portfolio of Loans ($)
Alt-A ARM	1,053	$302,106,429	2,834	$865,347,360
Alt-A Fixed	445	$119,888,406	1,099	$240,995,090
Prime ARM	-	$0	5,485	$1,967,430,796
Prime Short Duration ARM	231	$87,099,788	3,227	$1,266,200,192
Seconds	1,166	$70,799,703	9,434	$716,137,485
SubPrime	140	$29,007,678	1,098	$201,905,272
TOTAL	2,975	$608,902,005	23,177	$5,258,016,195

BSRM Underwriting Guidelines

The mortgage loans originated by BSRM were originated generally in accordance with guidelines (the “BSRM Underwriting Guidelines”) established by BSRM with one of the following income documentation types: “Full Documentation”, “Limited Documentation,” “Lite Documentation” or “Stated Income.” The BSRM Underwriting Guidelines are intended to make sure that (i) the loan terms relate to the borrower’s ability to repay and (ii) the value and marketability of the property are acceptable.

Exceptions to the BSRM Underwriting Guidelines are considered with reasonable compensating factors on a case-by-case basis and at the sole discretion of senior management. When exception loans are reviewed, all loan elements are examined as a whole to determine the level of risk associated with approving the loan, including appraisal, credit report, employment, compensating factors and borrower’s willingness and ability to repay the loan. Compensating factors may include, but are not limited to, validated or sourced/seasoned liquid reserves in excess of the program requirements, borrower’s demonstrated ability to accumulate savings or devote a greater portion of income to housing expense and borrower’s potential for increased earnings based on education, job training, etc. Loan characteristics such as refinance transactions where borrowers are reducing mortgage payments and lowering debt ratios may become compensating factors as well.

The BSRM Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to: (i) the applicant’s credit standing and repayment ability; and (ii) the property offered as collateral. Applicants who qualify under the BSRM Underwriting Guidelines generally have payment histories and debt ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The BSRM Underwriting Guidelines establish the maximum permitted loan-to-value ratio and maximum loan amount for each loan type based upon prior payment history, credit score, occupancy type and other risk factors. The maximum loan amount on any property is $1,000,000.

All of the BSRM mortgage loans originated by BSRM are based on loan application packages submitted through the wholesale or correspondent channel. Each loan application package has an application completed by the applicant that includes information with respect to the applicant’s liabilities, income, credit history and employment history, as well as certain other personal information. The mortgage loan file also contains a credit report on each applicant from an approved credit reporting company. Credit history is measured on credit depth, number of obligations, delinquency patterns and demonstrated intent to repay reports, which can be used to underwrite any file. A tri-merged credit report is required for all loan submissions. The report must be from the three nationally recognized credit repositories and show all credit trades regardless of negative or positive status.

The credit profile review must encompass the last twenty-four months. If the borrower has lived in his or her current residence for less than twelve months, credit must be searched using both the current and former address(es). Underwriters arrive at each borrower’s credit score by choosing the middle score of three credit scores or the lower of two scores, when only two scores are reported. During the underwriting process, BSRM reviews and verifies the loan applicant’s sources of income (except under the Stated Documentation type, under which programs such information may not be independently verified), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the loan, and reviews the mortgaged property for compliance with the BSRM Underwriting Guidelines.

The BSRM Underwriting Guidelines are applied in accordance with a procedure that complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property that conforms to the Uniform Standards of Professional Appraisal Practice and are generally on forms similar to those acceptable to Fannie Mae and Freddie Mac and (ii) a review of such appraisal, which review may be conducted by a representative of BSRM. The maximum allowable loan-to-value ratio varies based upon the income documentation, property type, creditworthiness, debt service-to-income ratio of the applicant and the overall risks associated with the loan decision

Income Documentation Types

Full Documentation. The Full Documentation residential loan program is based upon current year to date income documentation as well as the previous two year’s income documentation (i.e., tax returns and/or W-2 forms) and either one recent pay-stub with current year income on pay stub or two recent pay-stubs within 30 days of closing if year to date income is not provided on pay-stub) or bank statements for the previous 24 months. Self-employed borrowers must be self-employed in the same business or have received 1099 income in the same job for the last two years. Borrowers self-employed for less than two years (but at least one year) are considered on a case-by-case basis subject to a two-year history of previous successful employment in the same occupation or related field.

Limited Documentation. The Limited Documentation residential loan program is based on the recent 12 months of consecutive bank statements.

Lite Documentation. The Lite Documentation residential loan program is based on the most recent six months of consecutive bank statements.

Stated Income. The Stated Income residential loan program requires the applicant’s employment and income sources to be stated on the application. The applicant’s income as stated must be reasonable for the related occupation, borrowers’ credit profile and stated asset, in the loan underwriter’s discretion. However, the applicant’s income as stated on the application is not independently verified. The borrower must demonstrate that they have at least reserves (sourced and seasoned) greater than or equal to three months principal, interest, taxes and insurance.

Property Requirements

Properties that secure mortgage loans have a valuation appraisal performed by a qualified and licensed appraiser. All appraisers providing services must comply with the respective state and federal laws. An appraisal must not be more than 120 days old at the closing date or a re-certification of value is required. The original appraiser must perform re-certification. As an alternative, a field review with comparable properties that sold in the last three months and support the value is also acceptable. After 180 days, a new appraisal is required regardless of whether an existing or new construction property. All combined loan amounts that are greater than $650,000 require two appraisals.

Each appraisal is reviewed by a representative of BSRM before the mortgage loan is funded, who has the right to request a second appraisal, additional information or explanations, lower the approved loan amount, reduce the maximum allowable loan-to-value ratio or deny the loan based on the appraisal.

BSRM requires that all mortgage loans have title insurance. BSRM also requires that fire and extended coverage casualty insurance be maintained on the property in an amount equal to the lesser of the principal balance of the mortgage loan or the replacement cost of the property. BSRM requires that all mortgage loans where the appraisal has determined that the property lies in certain zones have flood insurance. Manufactured homes and mobile homes are ineligible property types under the BSRM Underwriting Guidelines.

Risk Categories

Under the BSRM Underwriting Guidelines, there are various risk categories used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor’s credit history and debt ratio.

In general, higher credit risk mortgage loans are graded in risk categories that permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments; liens that do not impair the lien position,; or prior bankruptcies; however, the BSRM Underwriting Guidelines establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such higher risk categories.

  STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/bsslt2007-1/.

Information provided through the internet address above will not be deemed to be a part of this free writing prospectus, the base prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

  THE ISSUING ENTITY

Bear Stearns Second Lien Trust 2007-1, a Delaware statutory trust, formed pursuant to the Trust Agreement. The Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware. After its formation, Bear Stearns Second Lien Trust 2007-1 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Trust Agreement. For a description of other provisions relating to amending the Trust Agreement, please see “The Agreements — Amendment of Agreement” in the base prospectus.

The assets of BSSLT I Trust 2007-1 will consist of the mortgage loans and certain related assets.

BSSLT 2007-1’s fiscal year end is December 31.

  THE DEPOSITOR

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of September 30, 2006, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $65,247,999,772. In conjunction with the sponsor’s acquisition of the mortgage loans, the depositor will execute a mortgage loan purchase agreement and a subsequent mortgage loan purchase agreement through which the loans will be transferred to itself. These mortgage loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the securities.

After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Sale and Servicing Agreement.

The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

  THE SPONSOR

The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

The sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, Texas 75067. Its telephone number is (214) 626-3800.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originators’ underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions Group, for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		December 31, 2005		December 31, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	12,268	$3,779,319,393.84	44,821	$11,002,497,283.49	73,638	$19,087,119,981.75	61,738	$18,656,292,603.55
Alt-A Fixed	15,907	3,638,653,583.24	15,344	4,005,790,504.28	17,294	3,781,150,218.13	11,514	2,752,302,975.51
HELOC	-	-	-	-	9,309	509,391,438.93	18,730	1,280,801,433.05
Prime ARM	16,279	7,179,048,567.39	30,311	11,852,710,960.78	27,384	13,280,407,388.92	7,050	3,481,137,519.89
Prime Fixed	2,388	1,087,197,396.83	1,035	509,991,605.86	3,526	1,307,685,538.44	6,268	1,313,449,131.86
Prime Short Duration ARM (incl. Neg-Am ARM)	7,089	2,054,140,083.91	23,326	7,033,626,375.35	38,819	14,096,175,420.37	61,973	23,396,979,620.82
Reperforming	2,800	247,101,330.36	2,802	311,862,677.46	2,877	271,051,465.95	1,084	115,127,847.83
Seconds	-	-	14,842	659,832,093.32	114,899	5,609,656,263.12	116,576	6,697,082,133.33
SubPrime	29,303	2,898,565,285.44	98,426	13,051,338,552.19	101,156	16,546,152,274.44	60,796	11,394,775,124.07
Totals	86,034	$20,884,025,641.01	230,907	$48,427,650,052.73	388,902	$74,488,789,990.05	345,729	$69,087,948,389.91

With respect to some of the securitizations organized by the sponsor, a “step-down” trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related Notes, from the Notes with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor’s business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC’s inquiry.

  Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts

The trust is expected to purchase from the depositor during the Group II Pre-Funding Period and Group III Pre-funding Period, subject to the availability thereof, subsequent mortgage loans for loan group II and loan group III, respectively, secured by conventional, one- to four-family, adjustable rate mortgage loans secured by second liens on residential mortgage properties. The subsequent mortgage loans for loan group II and loan group III will be transferred to the indenture trustee, on behalf of the trust, pursuant to subsequent transfer instruments between the depositor and the indenture trustee, on the related subsequent transfer date, each such date referred to in this free writing prospectus as a Subsequent Transfer Date. In connection with the purchase of subsequent mortgage loans for each loan group on such related Subsequent Transfer Dates, the securities administrator, on behalf of the trust, will be required to pay to the depositor, from amounts on deposit in a pre-funding account related to loan group II (the “Group II Pre-Funding Account”) and in a pre-funding account related to loan group III (the “Group III Pre-Funding Account ” and together with the Group II Pre-Funding Account, the “Pre-Funding Accounts”), as applicable, a cash purchase price of 100% of the principal balance thereof. The amount paid from the Group II Pre-Funding Account and Group III Pre-Funding Account on each related Subsequent Transfer Date will not include accrued interest on the related subsequent mortgage loans. Following each related Subsequent Transfer Date, the aggregate principal balance of loan group II and loan group III will increase by an amount equal to the aggregate principal balance of the related subsequent mortgage loans so purchased and transferred to loan group II and loan group III, respectively, and the amount in the related Pre-Funding Account will decrease accordingly. Although it is intended that the principal amount of subsequent mortgage loans in loan group II and loan group III, respectively, sold to the trust will require application of substantially all of the amount deposited into the Group II Pre-Funding Account and Group III Pre-Funding Account, respectively, on the Closing Date and it is not currently anticipated that there will be any material principal payments to the group II notes and group III notes from amounts remaining on deposit in the related Pre-Funding Account, no assurance can be given that such payments will not occur on the payment date immediately following the termination of the Group II Pre-Funding Period and Group III Pre-Funding Period, respectively. In any event, it is unlikely that the depositor will be able to deliver subsequent mortgage loans for loan group II and loan group III with aggregate principal balances that exactly equal the amount deposited into the related Pre-Funding Account on the Closing Date. The aggregate characteristics of the mortgage loans in loan group II and loan group III in the trust may change upon the acquisition of related subsequent mortgage loans. It is expected that approximately $17,803,720 and $51,602,259 in subsequent mortgage loans for loan group II and loan group III, respectively, which have been identified by the depositor, will be transferred to the trust no later than July 15, 2007.

The Group II Prefunding Account and Group III Pre-Funding Account will be established to provide the securities administrator, on behalf of the trust, with sufficient funds to purchase subsequent mortgage loans for loan group II and loan group III, respectively. During the Group II Pre-Funding Period and Group III Pre-Funding Period, the related Group II Pre-Funded Amount and Group III Pre-Funded Amount, respectively, will be reduced by the amount used to purchase related subsequent mortgage loans in accordance with the Sale and Servicing Agreement. Any funds in the Group II Pre-Funding Account and Group III Pre-Funding Account will be invested in permitted investments selected by the depositor. The Group II Pre-Funding Accounts and Group III Pre-Funding Accounts will not be included as assets of any REMIC created pursuant to the Indenture.

To the extent that the Group II Pre-Funded Amounts and Group III Pre-Funded Amounts on deposit in the related Pre-Funding Account have not been fully applied to the purchase of subsequent mortgage loans for loan group II and loan group III, respectively, on or before July 15, 2007, the holders of the group II notes and group III notes, respectively, will receive on the payment date immediately following July 15, 2007, the Group II Remaining Pre-Funded Amounts and Group III Remaining Pre-Funded Amounts, respectively, in accordance with “Description of the Notes—Payments on the Notes” in this free writing prospectus.

Any such amount transferred to the Payment Account for loan group II and loan group III will be included in Principal Funds for payment to group II notes and group III notes, respectively.

  INTEREST COVERAGE ACCOUNTS

On the Closing Date and if required pursuant to the Indenture, the depositor will deposit cash into an interest coverage account related to loan group II (the “Group II Interest Coverage Account”) and an interest coverage account related to loan group III (the “Group III Interest Coverage Account” and together with the Group II Interest Coverage Account, the “Interest Coverage Accounts”). The amount on deposit in the Group II Interest Coverage Account and Group III Interest Coverage Account will be specifically allocated to cover shortfalls in interest on each class of group II notes and group III notes, respectively, that may arise as a result of the utilization of the Group II Pre-Funding Account and Group III Pre-Funding Account, respectively, for the purchase by the trust of subsequent mortgage loans for loan group II and loan group III, respectively, after the Closing Date. Any amounts from each Interest Coverage Account needed to cover such related shortfalls will be included in Interest Funds for the related loan group for the related payment date for payment to the related Notes. Any amounts remaining in the Group II Interest Coverage Account and Group III Interest Coverage Account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the group II noteholders and group III noteholders, respectively. Amounts on deposit in the Group II Interest Coverage Account and Group III Interest Coverage Account will be invested in permitted investments selected by the depositor. All such permitted investments are required to mature no later than the business day prior to the next payment date as specified in the Indenture. The Group II Interest Coverage Account and Group III Interest Coverage Account will not be included as assets of any REMIC created pursuant to the Indenture.

  MASTER SERVICING AND SERVICING OF THE MORTGAGE LOANS

  General

LaSalle Bank National Association (“LaSalle”) will act as master servicer pursuant to the Sale and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. The long-term unsecured debt of LaSalle is rated “A+” by S&P, “Aa3” by Moody’s and “AA-” by Fitch Ratings.

LaSalle launched its master servicing business in June 2005 and since that time has served as master servicer on approximately 30 residential mortgage-backed securitization transactions with an original outstanding principal balance of approximately $17.2 billion and involving mortgage loans and HELOCs. Though it is a new initiative, LaSalle’s master servicing business is managed and administered by a team of employees with collectively over 15 years of experience in the residential mortgage master servicing industry. As further described in the Sale and Servicing Agreement, LaSalle, as master servicer, will (i) supervise, oversee and monitor the performance by the servicers of their obligations under the Sale and Servicing Agreement and the related servicing agreements, (ii) review certain reports, information and data provided to it by the servicers, as applicable, (iii) enforce the obligations, covenants and conditions of the servicers as set forth in the Sale and Servicing Agreement and the servicing agreements, as applicable (iv) monitor the servicers’ servicing activities with respect to each mortgage loan, (v) reconcile the results of such monitoring with the information and data provided to the master servicer by the servicers on a monthly basis, (vi) coordinate necessary corrective adjustments to the servicers’ and the master servicer’s records, (vii) based on such reconciled and corrected information, provide such information to the securities administrator as shall be necessary in order for it to perform calculations in respect of the Notes and prepare the monthly statement to noteholders, and (viii) enforce any remedies available to the trust against any servicer for the servicer’s failure to perform its obligations under the Sale and Servicing Agreement or the related servicing agreement, as applicable, including terminating the servicer and appointing a successor servicer (which could be the master servicer) as further specified in the Sale and Servicing Agreement or the related servicing agreement.

The depositor, sponsor, indenture trustee, Note Insurer and any servicer may maintain other banking relationships in the ordinary course of business with LaSalle. LaSalle’s corporate trust office for master servicing purposes is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603, Attention: Global Securities and Trust Services - BSSLT 2007-1 or at such other address as LaSalle may designate from time to time.

  Servicing of the Mortgage Loans

EMC Mortgage Corporation (“EMC”) will act as servicer with respect all of the mortgage loans in loan group II. GMAC Mortgage, LLC and EMC Mortgage Corporation will act as servicers with respect to approximately 77.75% and 22.25%, respectively, of the mortgage loans in loan group III. EMC Mortgage Corporation will act as servicer with respect to approximately 93.70% of the mortgage loans in loan group IV.

EMC

EMC will act as servicer under the Sale and Servicing Agreement. See “The Sponsor” in this free writing prospectus.

The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC’s portfolio consists primarily of two categories: (1) “performing loans,” or performing investment-quality loans serviced for the sponsor’s own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) “non-performing loans,” or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC’s own account and for the account of investors in securitized performing and non-performing collateral transactions.

EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the free writing prospectus.

EMC has been servicing residential mortgage loans since 1990. From year end 2004 to December 31, 2006 the loan count of EMC’s servicing portfolio grew by approximately 97.4% and the unpaid principal balance of EMC’s servicing portfolio grew by approximately 159.1%.

As of December 31, 2006, EMC was acting as servicer for approximately 280 series of residential mortgage-backed securities and other mortgage loans with an outstanding principal balance of approximately $72 billion.

The following table describes size, composition and growth of EMC’s total residential mortgage loan servicing portfolio as of the dates indicated.

	As of December 31, 2003				As of December 31, 2004
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alt-A Arm	2,439	$653,967,869	1.40%	4.75%	19,498	$4,427,820,708	7.96%	15.94%
Alt-A Fixed	19,396	3,651,416,057	11.14	26.51	25,539	4,578,725,473	10.43	16.48
PrimeArm	7,978	868,798,347	4.58	6.31	8,311	1,045,610,015	3.39	3.76
PrimeFixed	16,377	1,601,411,491	9.40	11.63	14,560	1,573,271,574	5.95	5.66
Seconds	25,290	690,059,169	14.52	5.01	39,486	1,381,961,155	16.13	4.98
Subprime	76,166	5,058,932,126	43.73	36.73	114,436	13,706,363,250	46.74	49.34
Other	26,523	1,249,014,373	15.23	9.07	23,010	1,063,682,459	9.40	3.83
Total	174,169	$13,773,599,432	100.00%	100.00%	244,840	$27,777,434,635	100.00%	100.00%

	As of December 31, 2005				As of December 31, 2006
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	57,510	$13,625,934,322	12.69%	23.00%	52,563	$13,691,917,206	10.87%	19.03%
Alt-A Fixed	17,680	3,569,563,859	3.90	6.03	24,841	5,066,670,855	5.14	7.04
Prime Arm	7,428	1,010,068,679	1.64	1.71	6,374	879,656,182	1.32	1.22
Prime Fixed	15,975	2,140,487,566	3.52	3.61	14,872	2,152,608,940	3.08	2.99
Seconds	155,510	7,164,515,426	34.31	12.10	169,022	8,428,612,513	34.97	11.71
Subprime	142,890	20,373,550,691	31.53	34.40	132,808	20,106,000,306	27.47	27.94
Other	56,216	11,347,144,056	12.40	19.16	82,918	21,636,703,709	17.15	30.07
Total	453,209	$59,231,264,598	100.00%	100.00%	483,398	$71,962,169,710	100.00%	100.00%

There have been no appreciable changes to EMC’s servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

GMAC Mortgage, LLC

GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC, LLC ("GMAC").

GMAC Mortgage, LLC began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

In addition, GMAC Mortgage, LLC purchases mortgage loans originated by GMAC Bank, which is wholly-owned by IB Finance Holding Company, LLC, a subsidiary of ResCap and GMAC, LLC, and which is an affiliate of GMAC Mortgage, LLC. Formerly known as GMAC Automotive Bank, GMAC Bank, a Utah industrial bank was organized in 2001. As of November 22, 2006, GMAC Bank became the successor to substantially all of the assets and liabilities of GMAC Bank, a federal savings bank. All of the mortgage loans that GMAC Bank originates are originated in accordance with GMAC Mortgage, LLC’s underwriting standards described below.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.

Servicing Activities

GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of December 31, 2006, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,219,029 of residential mortgage loans having an aggregate unpaid principal balance of approximately $276 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 328,865 loans having an aggregate unpaid principal balance of over $61.4 billion.

The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $203.9 billion, $32.2 billion, $18.8 billion and $21.0 billion during the year ended December 31, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO

($ IN MILLIONS)

For the Year Ended December 31,
2006	2005	2004	2003	2002
Prime conforming mortgage loans
No. of Loans	1,455,919	1,392,870	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$203,894	$186,364	$165,521	$153,601	$150,421
Percentage Change from Prior Year	9.41%	12.59%	7.76%	2.11%	N/A
Prime non-conforming mortgage loans
No. of Loans	67,462	69,488	53,119	34,041	36,225
Dollar Amount of Loans	$32,220	$32,385	$23,604	$13,937	$12,543
Percentage Change from Prior Year	(0.51)%	37.20%	69.36%	11.12%	N/A
Government mortgage loans
No. of Loans	181,563	181,679	191,844	191,023	230,085
Dollar Amount of Loans	$18,843	$18,098	$18,328	$17,594	$21,174
Percentage Change from Prior Year	4.12%	(1.25)%	4.17%	(16.91)%	N/A
Second-lien mortgage loans
No. of Loans	514,085	392,261	350,334	282,128	261,416
Dollar Amount of Loans	$20,998	$13,034	$10,374	$7,023	$6,666
Percentage Change from Prior Year	61.10%	25.64%	47.71%	5.36%	N/A
Total mortgage loans serviced
No. of Loans	2,219,029	2,036,298	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans	$275,955	$249,881	$217,827	$192,155	$190,804
Percentage Change from Prior Year	10.43%	14.72%	13.36%	0.71%	N/A

Billing and Payment Procedures. As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.

A loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

Charge offs are taken only when GMAC Mortgage, LLC has determined that it has received all payments or cash recoveries which GMAC Mortgage, LLC reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMAC Mortgage, LLC of any of its responsibilities or liabilities as a servicer.

  Collection and Other Servicing Procedures

The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the Sale and Servicing Agreement or the related servicing agreement, as applicable.

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the related servicer to be in the best interest of the noteholders and the Note Insurer, such servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the related servicer will take into account whether such loss mitigation practice will not be materially adverse to the interests of the noteholders in the aggregate or the Note Insurer on a present value basis using reasonable assumptions (including taking into account any estimated Realized Losses that might result absent such action). Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the mortgage loan is not in default or if default is not reasonably foreseeable, the related servicer may modify the mortgage loan only to the extent set forth in the Sale and Servicing Agreement or the related Servicing Agreement, as applicble; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of any REMIC. Any modified mortgage loan may remain in the related issuing entity, and the reduction in collections resulting from a modification may result in reduced payments of interest or principal on, or may extend the final maturity of, one or more classes of the related securities. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut-off date, but this limit may increase from time to time with the consent of the rating agencies and, with respect to loan group II and loan group III, the Note Insurer.

Certain mortgage loans contain due-on-sale clauses. If a mortgaged property has been or is about to be conveyed by the mortgagor, and the related servicer has knowledge thereof, the related servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the related servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The related servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the related servicer may be unable to enforce due-on-sale clauses, we refer you to “Material Legal Aspects of the Loans — Due-on-Sale Clauses in Mortgage Loans” in the base prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed. Certain other mortgage loans are assumable under some circumstances if, in the sole judgment of the related servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

The servicers will establish and maintain, with respect to the mortgage loans serviced by it, in addition to the protected accounts described below under “—Protected Accounts,” one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Sale and Servicing Agreement or the related servicing agreement, as applicable. Each servicing account and the investment of deposits therein will comply with the requirements of the Sale and Servicing Agreement or the related servicing agreement, as applicable, and will meet the requirements of the rating agencies and the Note Insurer. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the related servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the Sale and Servicing Agreement or the related servicing agreement, as applicable.

The servicers will maintain errors and omissions insurance and a fidelity bond in certain specified amounts to the extent required under the Sale and Servicing Agreement or the related servicing agreement, as applicable.

  Hazard Insurance

The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required under the Sale and Servicing Agreement or the related servicing agreement, as applicable, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the related servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, will be deposited in the protected account. Any cost incurred in maintaining any such hazard insurance policy will not be added to the amount owing under the mortgage loan for the purpose of calculating monthly payments to noteholders, notwithstanding that the terms of the mortgage loan so permit. Such costs will be recoverable by the related servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account. The right of the related servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the related protected account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different hazard insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the hazard insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the related servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan~~,~~ and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The servicers, on behalf of the indenture trustee, the Note Insurer and the noteholders, will present claims to the hazard insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the related protected account. The servicers are required to deposit in the related protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

  Realization Upon Defaulted Mortgage Loans

The servicers will take such action either as each such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the servicers with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related servicing agreement and the Sale and Servicing Agreement, the related servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions. The related servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) it reasonably believed that such amounts would be recovered and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property’s eventual liquidation.

Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the related servicer, no insurance payments will result in a recovery to related noteholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

  Master Servicing and Servicing Compensation and Payment of Expenses

The master servicer will be entitled to receive a fee on each payment date as compensation for its activities under the Sale and Servicing Agreement equal to 1/12 of the master servicing fee rate multiplied by the Stated Principal Balance of the mortgage loans as of the due date in the month preceding the month in which such payment date occurs. The master servicing fee rate will be 0.0025% per annum (subject to a variance of plus or minus 0.0025%). The master servicer will also be entitled to any amounts earned on funds in the master servicer collection account. The master servicer will pay the fees of the indenture trustee from the master servicing fee.

Each servicer will be entitled to receive a fee on each payment date as compensation for its activities under the related Servicing Agreement or the Sale and Servicing Agreement, as applicable, equal to 1/12 of the servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such payment date occurs. The servicing fee rate will be 0.5000% per annum (subject to a variance of plus or minus 0.0025%).

In addition to the primary compensation described above, each servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

Each servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in this free writing prospectus.

  Protected Accounts

The servicers will establish and maintain one or more custodial accounts (referred to in this free writing prospectus as the protected accounts) into which they will deposit daily or at such other time as specified in the related servicing agreement or the Sale and Servicing Agreement, as applicable, all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the repurchase price for any mortgage loans repurchased, and advances made from the servicer’s own funds, less the applicable servicing fee. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the Sale and Servicing Agreement and the related servicing agreement and shall meet the requirements of the rating agencies.

With respect to the mortgage loans, the related servicer will retain in the protected account for distribution directly to the master servicer the daily collections of interest and principal, Insurance Proceeds, Subsequent Recoveries, and the repurchase price with respect to any repurchased mortgage.

On the date specified in the Sale and Servicing Agreement or the applicable servicing agreement, as the case may be, the related servicer will withdraw from its protected account amounts on deposit therein and will remit them to the master servicer for deposit in the master servicer collection account.

  The Master Servicer Collection Account

The master servicer will establish and maintain in the name of the indenture trustee, for the benefit of the noteholders and the Note Insurer, an account (the “Master Servicer Collection Account”) into which it will deposit amounts received from each servicer and advances (to the extent required to make advances) made from the master servicer’s own funds (less the master servicer’s expenses and the master servicing fee, as provided in the Sale and Servicing Agreement). The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Sale and Servicing Agreement and shall meet the requirements of the rating agencies. The Master Servicer Collection Account may be a sub-account of the Payment Account for so long as LaSalle Bank National Association is the master servicer and LaSalle Bank National Association is the securities administrator. The amount at any time credited to the related Master Servicer Collection Account may be invested in the name of the indenture trustee for the benefit of the master servicer in permitted investments selected by the master servicer, and the master servicer shall be entitled to any amounts earned and will be liable for any losses on such permitted investments in the related Master Servicer Collection Account. The master servicer will deposit in the Master Servicer Collection Account, as received, the following amounts:

(i)  any amounts received from a servicer;

(ii)  any advance and compensating interest payments;

(iii)  any Insurance Proceeds or Liquidation Proceeds received by the master servicer which were not deposited in a protected account or other permitted account;

(iv)  the repurchase price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the trust;

(v)  any amounts required to be deposited with respect to losses on permitted investments; and

(vi)  any other amounts received by or on behalf of the master servicer or the indenture trustee and required to be deposited in the Master Servicer Collection Account pursuant to the Sale and Servicing Agreement.

  Payment Account

The securities administrator shall establish and maintain in the name of the indenture trustee, for the benefit of the noteholders and the Note Insurer, an account (referred to in this free writing prospectus as the Payment Account), into which on the second business day prior to each payment date (or on such other date as is mutually agreed upon by the master servicer and securities administrator, so long as deposits occur on or before related payment date) it will deposit all amounts transferred to it by the master servicer from the Master Servicer Collection Account and all proceeds of any mortgage loans and REO properties transferred in connection with the optional termination of the trust. All amounts deposited in the Payment Account shall be held in the name of the indenture trustee for the benefit of the noteholders and the Note Insurer in accordance with the terms and provisions of the Sale and Servicing Agreement. The amount at any time credited to the Payment Account may be invested for the benefit of the securities administrator, in such permitted investments set forth in the Sale and Servicing Agreement.

Any one or more of the following obligations or securities held in the name of the indenture trustee for the benefit of the noteholders and the Note Insurer will be considered a permitted investment:

(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes (without regard to the Policy) by each rating agency, as evidenced in writing;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes (without regard to the Policy) by each rating agency, as evidenced in writing;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the indenture trustee, the master servicer and the securities administrator in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the notes (without regard to the Policy) by any rating agency, as evidenced in writing;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the notes (without regard to the Policy) by each rating agency, as evidenced in writing;

(vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Notes (without regard to the Policy) by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)  interests in any money market fund (including any such fund managed or advised by the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes (without regard to the Policy) by each rating agency, as evidenced in writing;

(ix)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the securities administrator or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes (without regard to the Policy) by each rating agency, as evidenced in writing; and

(x)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the notes (without regard to the Policy) by any rating agency (including any such fund managed or advised by the securities administrator or any affiliate thereof), as evidenced by a signed writing delivered by each rating agency.

On each payment date, the securities administrator will withdraw available funds from the Payment Account and make payments to the related noteholders in accordance with the provisions set forth under “Description of the Notes—Payments on the Notes” in this free writing prospectus. Each of the indenture trustee and each custodian will be entitled to compensation for its services under the Sale and Servicing Agreement and the related custodial agreement which shall be paid by the master servicer. The securities administrator shall be entitled to any earnings on any amounts on deposit in the Payment Account as part of its compensation for its duties under the Sale and Servicing Agreement. The securities administrator, the master servicer, the indenture trustee and each custodian will also be entitled to be reimbursed from the trust for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the Sale and Servicing Agreement prior to the distribution of the related available distribution amount.

Each of the indenture trustee, the master servicer, the securities administrator and each custodian will also be entitled to be reimbursed for their respective expenses, costs and liabilities incurred by or reimbursable to it pursuant to the Sale and Servicing Agreement or the applicable custodial agreement, in each case prior to the payment of the related available payment amount.

  Prepayment Interest Shortfalls and Compensating Interest

When a borrower prepays all of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. When a borrower prepays a portion of a mortgage loan between due dates, the borrow does not pay interest on the amount prepaid. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment (such shortfall, the “Prepayment Interest Shortfall”). In order to mitigate the effect of any such shortfall in interest payments to holders of the related notes on any payment date, generally, the amount of the servicing fee otherwise payable to the related servicer for such month will, to the extent of any such shortfall resulting from prepayments in full, be remitted by the related servicer to the master servicer for deposit in the Master Servicer Collection Account. We refer to such deposited amounts as “Compensating Interest.” In the event the related servicer fails to remit such compensating interest payments, the master servicer will be required to do so to the extent described in the Sale and Servicing Agreement. Any such deposit or remittance by the master servicer or the related servicer will be reflected in the payments to holders of the related notes entitled thereto made on the payment date on which the principal prepayment received would be distributed. Any such Prepayment Interest Shortfalls with respect to the Class II-A Notes and Class III-A Notes will not be covered by the certificate guaranty insurance policy.

  Advances

If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than for certain reasons as set forth in the applicable servicing agreement or the Sale and Servicing Agreement, for example as a result of application of the Relief Act or similar state laws, the related servicer will remit to the master servicer with respect to the mortgage loans serviced by it, for deposit in the Master Servicer Collection Account within the number of days prior to the related payment date set forth in the Sale and Servicing Agreement, an amount equal to such delinquency, net of the related servicing fee except to the extent that the related servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. The related servicer will advance payments of interest on those mortgage loans that require an interest only payment. Subject to the foregoing, and as otherwise described in this free writing prospectus, such advances will be made by the related servicer until the liquidation of the related mortgaged property. Failure by the related servicer to remit any required advance, which failure goes unremedied for the number of days specified in the Sale and Servicing Agreement will constitute an event of default of such servicer under such agreement. Such event of default by the related servicer shall then obligate the master servicer, subject to a non-recoverability determination, to advance such amounts to the Payment Account to the extent provided in the Sale and Servicing Agreement or the related servicing agreement, as applicable. Any failure of the master servicer to make such advances will constitute an event of default of the master servicer. See “Description of the Notes—Events of Default” in this free writing prospectus.

Each servicer will discontinue making advances with respect to any mortgage loan that becomes 60 days delinquent. In addition, the related servicer must charge off a mortgage loan at the time such mortgage loan becomes 180 days delinquent unless the related servicer reasonably believes that it may be able to obtain a net recovery through foreclosure proceedings or other conversion of the related mortgage loan. Once a mortgage loan is charged off, the related servicer will not be entitled to any additional servicing fee for such mortgage loan, except to the extent of any unpaid servicing fees and expenses which will be reimbursable from any recoveries on such mortgage loan, and the mortgage loan will be treated as a liquidated mortgage loan giving rise to a Realized Loss. If the related servicer determines that a net recovery is possible through foreclosure proceedings or other disposition of the related mortgage loan that becomes 60 days delinquent, the related servicer may continue making advances on such mortgage loan.

Unless specific Subsequent Recoveries are anticipated, as applicable, on a particular mortgage loan that is charged off as described in the preceding paragraph, such charged off mortgage loan will be released from the trust fund, and will be transferred to the related Class X Certificateholders. If any Subsequent Recoveries are anticipated on such charged off mortgage loans, the release of such mortgage loan from the trust fund will be delayed until the payment date after receipt of such Subsequent Recoveries. After the release of any charged off mortgage loan, the related Class X Certificateholders will be entitled to any amounts subsequently received in respect of any such released mortgage loans, subject to any fees or expenses owed to the master servicer. Such Class X Certificateholder may designate any servicer to service any such released mortgage loan and such Class X Certificateholder may sell any such released mortgage loan to a third party. To the extent the servicing of such released mortgage loan is not transferred from the related servicer, the servicing of such released mortgage loan and the fees therefor shall be governed by a separate servicing agreement under terms similar to the Sale and Servicing Agreement.

  Evidence as to Compliance

The Sale and Servicing Agreement or the related servicing agreement, as applicable, will provide that no later than the date specified in the Sale and Servicing Agreement or the related servicing agreement, as applicable, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor, the securities administrator, the Note Insurer or the master servicer, as applicable, a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Sale and Servicing Agreement or the related servicing agreement, as applicable, will also provide that each party responsible for the servicing function will cause to be delivered to the depositor, the securities administrator, the Note Insurer and the master servicer, as applicable, along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Sale and Servicing Agreement or the related servicing agreement, as applicable, will also provide for delivery to the depositor, the rating agencies, the securities administrator, the master servicer and the Note Insurer, as applicable, on or before the date specified in the Sale and Servicing Agreement or the related servicing agreement, as applicable, of each year a separate annual statement of compliance from each servicer, the master servicer and the securities administrator, as applicable, to the effect that, to the best knowledge of the signing officer, each such party has fulfilled in all material respects its obligations under the Sale and Servicing Agreement or the related servicing agreement, as applicable, throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. The same statement may be provided as the required statement for each relevant sale and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by noteholders without charge upon written request to the master servicer at the address of the master servicer set forth above. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

  Certain Matters Regarding the Master Servicer and the Depositor

The Sale and Servicing Agreement will provide that the master servicer may not resign from its obligations and duties under the Sale and Servicing Agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the requirements below:

•
the master servicer has proposed a successor master servicer (who shall also have agreed to serve as securities administrator) to the indenture trustee and the Note Insurer, and the indenture trustee and the Note Insurer have consented to the appointment of such successor master servicer, with such consent not to be withheld unreasonably;

•	the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

•
the indenture trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of notes (without regard to the Policy).

In addition, the master servicer may be removed from its obligations and duties as set forth in the Sale and Servicing Agreement. No such resignation or removal will become effective until the indenture trustee or a successor master servicer has assumed the master servicer’s obligations and duties under the Sale and Servicing Agreement. So long as the master servicer and securities administrator are affiliated, at any time the master servicer resigns or is removed under the Sale and Servicing Agreement, the securities administrator shall likewise be terminated as securities administrator thereunder and under the Indenture and the Administration Agreement.

The Sale and Servicing Agreement will further provide that neither the master servicer nor the depositor, nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the trust fund or noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the master servicer nor the depositor, nor any such person, will be protected against any breach of its representations and warranties in the Sale and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Sale and Servicing Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Sale and Servicing Agreement, Indenture or the Notes, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its respective duties thereunder or by reason of reckless disregard of its respective obligations and duties thereunder.

In addition, the Sale and Servicing Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Sale and Servicing Agreement and which in its opinion may involve it in any expense or liability. Either the master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the noteholders and the Note Insurer thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Noteholders.

Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the Sale and Servicing Agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the Note Insurer or the then-current ratings of any class of the Notes (without giving effect to the Policy).

  DESCRIPTION OF THE NOTES

  General

The Mortgage-Backed Notes, Series 2007-1 consist of the classes of Notes reflected on the cover of this free writing prospectus, which we refer to collectively in this free writing prospectus as the Notes and the Class II-C, Class II-X, Class II-R-1, Class II-R-2, Class III-C, Class III-X Class III-R, Class IV-C, Class IV-X and Class IV-R Certificates. The Class II-C, Class II-X, Class II-R-1, Class II-R-2, Class III-C, Class III-X Class III-R, Class IV-C, Class IV-X and Class IV-R Certificates are not being offered by this free writing prospectus. Additionally, the Mortgage Backed Notes, Series 2007-1 consist of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Notes and the Class I-S, Class I-E, Class I-R and Class I-X Certificates, which are not offered under this free writing prospectus.

We sometimes refer to the Class II-A Notes in this free writing prospectus as the group II senior notes. We sometimes refer to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Notes collectively in this free writing prospectus as the Class II-M Notes or the Class II-M subordinate notes. We sometimes refer to the Class II-B-1 Notes in this free writing prospectus as the Class II-B Notes or the Class II-B subordinate notes. We sometimes refer to the Class II-M subordinate notes and Class II-B subordinate notes as the group II subordinate notes. We sometimes refer to the group II senior notes and the group II subordinated collectively in this free writing prospectus as the group II notes. We sometimes refer to the Class II-R-1 Certificates and Class II-R-2 Certificates in this free writing prospectus as the group II residual certificates. We sometimes refer to the group II residual certificates, Class II-C Certificates and Class II-X Certificates collectively in this free writing prospectus as the Group II Certificates.

We sometimes refer to the Class III-A Notes in this free writing prospectus as the group III senior notes. We sometimes refer to the Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5 and Class III-M-6 Notes collectively in this free writing prospectus as the Class III-M Notes or the Class III-M subordinate notes. We sometimes refer to the Class III-B-1 Notes in this free writing prospectus as the Class III-B Notes or the Class III-B subordinate notes. We sometimes refer to the Class III-M subordinate notes and Class III-B subordinate notes as the group III subordinate notes. We sometimes refer to the group III senior notes and the group III subordinated collectively in this free writing prospectus as the group III notes. We sometimes refer to the Class III-R Certificates in this free writing prospectus as the group III residual certificates. We sometimes refer to the group III residual certificates, Class III-C Certificates and Class III-X Certificates collectively in this free writing prospectus as the Group III Certificates.

We sometimes refer to the Class IV-A-1 Notes and Class IV-A-2 Notes in this free writing prospectus as the Class IV-A Notes or the group IV senior notes. We sometimes refer to the Class IV-M-1 Notes and Class IV-M-2 Notes collectively in this free writing prospectus as the Class IV-M Notes or the Class IV-M subordinate notes. We sometimes refer to the Class IV-B-1 Notes in this free writing prospectus as the Class IV-B Notes or the Class IV-B subordinate notes. We sometimes refer to the Class IV-M subordinate notes and Class IV-B subordinate notes as the group IV subordinate notes. We sometimes refer to the group IV senior notes and the group IV subordinated collectively in this free writing prospectus as the group IV notes. We sometimes refer to the Class IV-R Certificates in this free writing prospectus as the group IV residual certificates. We sometimes refer to the group IV residual certificates, Class IV-C Certificates and Class IV-X Certificates collectively in this free writing prospectus as the Group IV Certificates.

We sometimes refer to the Class II-A, Class III-A and Class IV-A Notes collectively in this free writing prospectus as the Class A Notes. We sometimes refer to the Class II-M, Class III-M and Class IV-M Notes collectively in this free writing prospectus as the Class M Notes. We sometimes refer to the Class II-B, Class III-B and Class IV-B Notes collectively in this free writing prospectus as the Class B Notes. We sometimes refer to the group II, group III and group IV subordinate notes collectively in this free writing prospectus as the subordinate notes. We sometimes refer to the group II, group III and group IV notes collectively in this free writing prospectus as the Notes. We refer to the group II, group III and group IV certificates collectively in this free writing prospectus as the Certificates.

The group I, group II, group III and group IV notes are not cross-collateralized. The group I, group II, group III and group IV certificates are not cross-collateralized.

The trust will issue the notes in book-entry form as described below, in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one Note of such class may be issued in the remainder of the class.

  Book-Entry Registration

The Notes will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more Notes that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depository for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical note representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all payments allocable to principal and interest with respect to the book-entry securities from the securities administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit payments allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical notes, the Rules provide a mechanism by which beneficial owners will receive payments and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Payments, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The securities administrator will make payments on the book-entry securities on each payment date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the securities administrator will forward such payments to Cede & Co. Payments with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Monthly and annual reports of the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the securities administrator that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Indenture or any other related agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Indenture or any other related agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Physical notes will be issued to beneficial owners only upon the events specified in the Indenture. Such events may include the following:

•
we advise the securities administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we or the securities administrator is unable to locate a qualified successor, or

•	we elect to terminate the book-entry system through DTC with the consent of DTC participants and the beneficial owners.

Additionally, after the occurrence of an event of default under the Indenture or any other related agreement, any noteholder materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Indenture, receive a definitive note evidencing such noteholder’s percentage interest in the related class of notes. Upon the occurrence of any of the events specified in the Indenture, DTC will be required to notify all participants of the availability through DTC of physical notes. Upon surrender by DTC of the notes representing the book-entry securities and instruction for re-registration, the securities administrator will issue the securities in the form of physical notes, and thereafter the securities administrator will recognize the holders of such physical notes as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the securities administrator directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the Indenture. The final payment on any security (whether physical notes or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final payment date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the trust nor the indenture trustee nor the securities administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Glossary

“Accrual Period” means, with respect to any payment date, the period from and including the preceding payment date (or from the Closing Date, in the case of the first payment date) to and including the day prior to the current payment date.

“Administration Agreement” means the Administration Agreement, dated as of April 30, 2007, among the issuing entity, the securities administrator, the owner trustee and the depositor.

“Applied Realized Loss Amount” with respect to the notes of each loan group and as of any payment date is the sum of the Realized Losses with respect to the related mortgage loans, which have been applied in reduction of the Note Principal Balance of any such related class, as described in this free writing prospectus under “— Allocation of Losses”, minus any Subsequent Recoveries applied to such Applied Realized Loss Amount.

“Basis Risk Shortfall Carry Forward Amount” as of any payment date for the Notes is the sum of:

•	if on such payment date the Note Interest Rate for such class is based upon the related Net WAC Cap Rate, the excess, if any, of

1.
the amount of Current Interest to which such class would have been entitled on such payment date had the applicable Note Interest Rate been calculated at a per annum rate equal to the lesser of (x) One-Month LIBOR plus the applicable Margin and (y) 11.00% per annum, over

2.
the amount of Current Interest that such class received on such payment date at the related Net WAC Cap Rate for such payment date (such excess being the “Basis Risk Shortfall” for such payment date); and

•
the Basis Risk Shortfall Carry Forward Amount for the preceding payment date not previously paid, together with interest thereon at a rate equal to the applicable Note Interest Rate for the current payment date without regard to the related Net WAC Cap Rate.

“Class A Notes” means any of the Class II-A, Class III-A, Class IV-A-1 and Class IV-A-2 Notes.

“Class A Principal Payment Amount” means any of the Class II-A, Class III-A and Class IV-A Principal Payment Amounts.

“Class II-A Principal Payment Amount” with respect to the Class II-A Notes and any applicable payment date is an amount equal to the lesser of (x) the Group II Principal Payment Amount for that payment date and any amounts drawn on the Policy with regard to any mortgage loan that is charged off and (y) the excess, if any, of

•	the Note Principal Balance of the Class II-A Notes immediately prior to such payment date, over

•	the lesser of

(a)
the product of (i) approximately 61.30% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month) minus the Group II Overcollateralization Floor.

“Class B Notes” means any of the Class II-B-1, Class III-B-1 and Class IV-B -1 Notes.

“Class II-B-1 Principal Payment Amount” with respect to any applicable payment date is an amount equal to the lesser of (x) the remaining Group II Principal Payment Amount for that payment date after Payment of the Class II-A Principal Payment Amount, Class II-M-1 Principal Payment Amount, the Class II-M-2 Principal Payment Amount, the Class II-M-3 Principal Payment Amount, the Class II-M-4 Principal Payment Amount, the Class II-M-5 Principal Payment Amount and the Class II-M-6 Principal Payment Amount and (y) the excess, if any, of

•
the sum of (1) the aggregate Note Principal Balance of the Class II-A Notes (after taking into account the payment of the Class II-A Principal Payment Amount on such payment date), (2) the Note Principal Balance of the Class II-M-1 Notes (after taking into account the payment of the Class II-M-1 Principal Payment Amount on such payment date), (3) the Note Principal Balance of the Class II-M-2 Notes (after taking into account the payment of the Class II-M-2 Principal Payment Amount on such payment date), (4) the Note Principal Balance of the Class II-M-3 Notes (after taking into account the payment of the Class II-M-3 Principal Payment Amount on such payment date), (5) the Note Principal Balance of the Class II-M-4 Notes (after taking into account the payment of the Class II-M-4 Principal Payment Amount on such payment date), (6) the Note Principal Balance of the Class II-M-5 Notes (after taking into account the payment of the Class II-M-5 Principal Payment Amount on such payment date), (7) the Note Principal Balance of the Class II-M-6 Notes (after taking into account the payment of the Class II-M-6 Principal Payment Amount on such payment date) and (8) the Note Principal Balance of the Class II-B-1 Notes immediately prior to such payment date, over

•	the lesser of

(a)
the product of (i) approximately 85.50% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month) minus the Group II Overcollateralization Floor.

“Class M Notes” means any of the Class II-M, Class III-M and Class IV-M Notes.

“Class II-M Notes” “ means the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Notes.

“Class II-M-1 Principal Payment Amount” with respect to any applicable payment date is an amount equal to the lesser of (x) the remaining Group II Principal Payment Amount for that payment date after payment of the Class II-A Principal Payment Amount and (y) the excess, if any, of

•
the sum of (1) the aggregate Note Principal Balance of the Class II-A Notes (after taking into account the payment of the Class II-A Principal Payment Amount on such payment date) and (2) the Note Principal Balance of the Class II-M-1 Notes immediately prior to such payment date, over

•	the lesser of

(a)
the product of (i) approximately 65.50% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month) minus the Group II Overcollateralization Floor.

“Class II-M-2 Principal Payment Amount” with respect to any applicable payment date is an amount equal to the lesser of (x) the remaining Group II Principal Payment Amount for that payment date after distribution of the Class II-A Principal Payment Amount and the Class II-M-1 Principal Payment Amount and (y) the excess, if any, of

•
the sum of (1) the aggregate Note Principal Balance of the Class II-A Notes (after taking into account the payment of the Class II-A Principal Payment Amount on such payment date), (2) the Note Principal Balance of the Class II-M-1 Notes (after taking into account the payment of the Class II-M-1 Principal Payment Amount on such payment date) and (3) the Note Principal Balance of the Class II-M-2 Notes immediately prior to such payment date, over

•	the lesser of

(a)
the product of (i) approximately 69.40% and (ii) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month) minus the Group II Overcollateralization Floor.

“Class II-M-3 Principal Payment Amount” with respect to any applicable payment date is an amount equal to the lesser of (x) the remaining Group II Principal Payment Amount for that payment date after distribution of the the Class II-A Principal Payment Amount, the Class II-M-1 Principal Payment Amount and the Class II-M-2 Principal Payment Amount and (y) the excess, if any, of

•
the sum of (1) the aggregate Note Principal Balance of the Class II-A Notes (after taking into account the payment of the Class II-A Principal Payment Amount on such payment date), (2) the Note Principal Balance of the Class II-M-1 Notes (after taking into account the payment of the Class II-M-1 Principal Payment Amount on such payment date), (3) the Note Principal Balance of the Class II-M-2 Notes (after taking into account the payment of the Class II-M-2 Principal Payment Amount on such payment date) and (4) the Note Principal Balance of the Class II-M-3 Notes immediately prior to such payment date, over

•	the lesser of

(a)
the product of (i) approximately 73.00% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month) minus the Group II Overcollateralization Floor.

“Class II-M-4 Principal Payment Amount” with respect to any applicable payment date is an amount equal to the lesser of (x) the remaining Group II Principal Payment Amount for that payment date after distribution of the Class II-A Principal Payment Amount, the Class II-M-1 Principal Payment Amount, the Class II-M-2 Principal Payment Amount and the Class II-M-3 Principal Payment Amount and (y) the excess, if any, of

•
the sum of (1) the aggregate Note Principal Balance of the Class II-A Notes (after taking into account the payment of the Class II-A Principal Payment Amount on such payment date), (2) the Note Principal Balance of the Class II-M-1 Notes (after taking into account the payment of the Class II-M-1 Principal Payment Amount on such payment date), (3) the Note Principal Balance of the Class II-M-2 Notes (after taking into account the payment of the Class II-M-2 Principal Payment Amount on such payment date), (4) the Note Principal Balance of the Class II-M-3 Notes (after taking into account the payment of the Class II-M-3 Principal Payment Amount on such payment date) and (5) the Note Principal Balance of the Class II-M-4 Notes immediately prior to such payment date, over

•	the lesser of

(a)
the product of (i) approximately 76.40% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month) minus the Group II Overcollateralization Floor.

“Class II-M-5 Principal Payment Amount” with respect to any applicable payment date is an amount equal to the lesser of (x) the remaining Group II Principal Payment Amount for that payment date after distribution of the Class II-A Principal Payment Amount, the Class II-M-1 Principal Payment Amount, the Class II-M-2 Principal Payment Amount, the Class II-M-3 Principal Payment Amount and the Class II-M-4 Principal Payment Amount and (y) the excess, if any, of

•
the sum of (1) the aggregate Note Principal Balance of the Class II-A Notes (after taking into account the payment of the Class II-A Principal Payment Amount on such payment date), (2) the Note Principal Balance of the Class II-M-1 Note (after taking into account the payment of the Class II-M-1 Principal Payment Amount on such payment date), (3) the Note Principal Balance of the Class II-M-2 Notes (after taking into account the payment of the Class II-M-2 Principal Payment Amount on such payment date), (4) the Note Principal Balance of the Class II-M-3 Notes (after taking into account the payment of the Class II-M-3 Principal Payment Amount on such payment date), (5) the Note Principal Balance of the Class II-M-4 Notes (after taking into account the payment of the Class II-M-4 Principal Payment Amount on such payment date) and (6) the Note Principal Balance of the Class II-M-5 Notes immediately prior to such payment date, over

•	the lesser of

(a)
the product of (i) approximately 79.90% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month) minus the Group II Overcollateralization Floor.

“Class II-M-6 Principal Payment Amount” with respect to any applicable payment date is an amount equal to the lesser of (x) the remaining Group II Principal Payment Amount for that payment date after distribution of the Class III-A Principal Payment Amount, the Class II-M-1 Principal Payment Amount, the Class II-M-2 Principal Payment Amount, the Class II-M-3 Principal Payment Amount, the Class II-M-4 Principal Payment Amount and the Class II-M-5 Principal Payment Amount and (y) the excess, if any, of

•
the sum of (1) the aggregate Note Principal Balance of the Class II-A Notes (after taking into account the payment of the Class II-A Principal Payment Amount on such payment date), (2) the Note Principal Balance of the Class II-M-1 Notes (after taking into account the payment of the Class II-M-1 Principal Payment Amount on such payment date), (3) the Note Principal Balance of the Class II-M-2 Notes (after taking into account the payment of the Class II-M-2 Principal Payment Amount on such payment date), (4) the Note Principal Balance of the Class II-M-3 Notes (after taking into account the payment of the Class II-M-3 Principal Payment Amount on such payment date), (5) the Note Principal Balance of the Class II-M-4 Notes (after taking into account the payment of the Class II-M-4 Principal Payment Amount on such payment date), (6) the Note Principal Balance of the Class II-M-5 Notes (after taking into account the payment of the Class II-M-5 Principal Payment Amount on such payment date), and (7) the Note Principal Balance of the Class II-M-6 Notes immediately prior to such payment date, over

•	the lesser of

(a)
the product of (i) approximately 82.80% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month) minus the Group II Overcollateralization Floor.

“Class III-A Principal Payment Amount” with respect to the Class III-A Notes and any applicable payment date is an amount equal to the lesser of (x) the Group III Principal Payment Amount for that payment date and any amounts drawn on the Policy with regard to any mortgage loan that is charged off and (y) the excess, if any, of

•	the Note Principal Balance of the Class III-A Notes immediately prior to such payment date, over

•	the lesser of

(a)
the product of (i) approximately 59.80%(subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the group III mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), and

(b) the aggregate Stated Principal Balance of the group III mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month) minus the Group III Overcollateralization Floor.

“Class III-B-1 Principal Payment Amount” with respect to any applicable payment date is an amount equal to the lesser of (x) the remaining Group III Principal Payment Amount for that payment date after Payment of the Class III-A Principal Payment Amount, Class III-M-1 Principal Payment Amount, the Class III-M-2 Principal Payment Amount, the Class III-M-3 Principal Payment Amount, the Class III-M-4 Principal Payment Amount, the Class III-M-5 Principal Payment Amount and the Class III-M-6 Principal Payment Amount and (y) the excess, if any, of

•
the sum of (1) the aggregate Note Principal Balance of the Class III-A Notes (after taking into account the payment of the Class III-A Principal Payment Amount on such payment date), (2) the Note Principal Balance of the Class III-M-1 Notes (after taking into account the payment of the Class III-M-1 Principal Payment Amount on such payment date), (3) the Note Principal Balance of the Class III-M-2 Notes (after taking into account the payment of the Class III-M-2 Principal Payment Amount on such payment date), (4) the Note Principal Balance of the Class III-M-3 Notes (after taking into account the payment of the Class III-M-3 Principal Payment Amount on such payment date), (5) the Note Principal Balance of the Class III-M-4 Notes (after taking into account the payment of the Class III-M-4 Principal Payment Amount on such payment date), (6) the Note Principal Balance of the Class III-M-5 Notes (after taking into account the payment of the Class III-M-5 Principal Payment Amount on such payment date), (7) the Note Principal Balance of the Class III-M-6 Notes (after taking into account the payment of the Class III-M-6 Principal Payment Amount on such payment date) and (8) the Note Principal Balance of the Class III-B-1 Notes immediately prior to such payment date, over

•	the lesser of

(a)
the product of (i) approximately 84.70%(subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the group III mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), and

(b) the aggregate Stated Principal Balance of the group III mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month) minus the Group III Overcollateralization Floor.

“Class III-M Notes” means the Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5 and Class III-M-6 Notes.

“Class III-M-1 Principal Payment Amount” with respect to any applicable payment date is an amount equal to the lesser of (x) the remaining Group III Principal Payment Amount for that payment date after payment of the Class III-A Principal Payment Amount and (y) the excess, if any, of

•
the sum of (1) the aggregate Note Principal Balance of the Class III-A Notes (after taking into account the payment of the Class III-A Principal Payment Amount on such payment date) and (2) the Note Principal Balance of the Class III-M-1 Notes immediately prior to such payment date, over

•	the lesser of

(a)
the product of (i) approximately 63.90% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the group III mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the group III mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month) minus the Group III Overcollateralization Floor.

“Class III-M-2 Principal Payment Amount” with respect to any applicable payment date is an amount equal to the lesser of (x) the remaining Group III Principal Payment Amount for that payment date after distribution of the Class III-A Principal Payment Amount and the Class III-M-1 Principal Payment Amount and (y) the excess, if any, of

•
the sum of (1) the aggregate Note Principal Balance of the Class III-A Notes (after taking into account the payment of the Class III-A Principal Payment Amount on such payment date), (2) the Note Principal Balance of the Class III-M-1 Notes (after taking into account the payment of the Class III-M-1 Principal Payment Amount on such payment date) and (3) the Note Principal Balance of the Class III-M-2 Notes immediately prior to such payment date, over

•	the lesser of

(a)
the product of (i) approximately 67.80% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the group III mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the group III mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month) minus the Group III Overcollateralization Floor.

“Class III-M-3 Principal Payment Amount” with respect to any applicable payment date is an amount equal to the lesser of (x) the remaining Group III Principal Payment Amount for that payment date after distribution of the the Class III-A Principal Payment Amount, the Class III-M-1 Principal Payment Amount and the Class III-M-2 Principal Payment Amount and (y) the excess, if any, of

•
the sum of (1) the aggregate Note Principal Balance of the Class III-A Notes (after taking into account the payment of the Class III-A Principal Payment Amount on such payment date), (2) the Note Principal Balance of the Class III-M-1 Notes (after taking into account the payment of the Class III-M-1 Principal Payment Amount on such payment date), (3) the Note Principal Balance of the Class III-M-2 Notes (after taking into account the payment of the Class III-M-2 Principal Payment Amount on such payment date) and (4) the Note Principal Balance of the Class III-M-3 Notes immediately prior to such payment date, over

•	the lesser of

(a)
the product of (i) approximately 71.60% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the group III mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the group III mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month) minus the Group III Overcollateralization Floor.

“Class III-M-4 Principal Payment Amount” with respect to any applicable payment date is an amount equal to the lesser of (x) the remaining Group III Principal Payment Amount for that payment date after distribution of the Class III-A Principal Payment Amount, the Class III-M-1 Principal Payment Amount, the Class III-M-2 Principal Payment Amount and the Class III-M-3 Principal Payment Amount and (y) the excess, if any, of

•
the sum of (1) the aggregate Note Principal Balance of the Class III-A Notes (after taking into account the payment of the Class III-A Principal Payment Amount on such payment date), (2) the Note Principal Balance of the Class III-M-1 Notes (after taking into account the payment of the Class III-M-1 Principal Payment Amount on such payment date), (3) the Note Principal Balance of the Class III-M-2 Notes (after taking into account the payment of the Class III-M-2 Principal Payment Amount on such payment date), (4) the Note Principal Balance of the Class III-M-3 Notes (after taking into account the payment of the Class III-M-3 Principal Payment Amount on such payment date) and (5) the Note Principal Balance of the Class III-M-4 Notes immediately prior to such payment date, over

•	the lesser of

(a)
the product of (i) approximately 75.20% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the group III mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the group III mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month) minus the Group III Overcollateralization Floor.

“Class III-M-5 Principal Payment Amount” with respect to any applicable payment date is an amount equal to the lesser of (x) the remaining Group III Principal Payment Amount for that payment date after distribution of the Class III-A Principal Payment Amount, the Class III-M-1 Principal Payment Amount, the Class III-M-2 Principal Payment Amount, the Class III-M-3 Principal Payment Amount and the Class III-M-4 Principal Payment Amount and (y) the excess, if any, of

•
the sum of (1) the aggregate Note Principal Balance of the Class III-A Notes (after taking into account the payment of the Class III-A Principal Payment Amount on such payment date), (2) the Note Principal Balance of the Class III-M-1 Note (after taking into account the payment of the Class III-M-1 Principal Payment Amount on such payment date), (3) the Note Principal Balance of the Class III-M-2 Notes (after taking into account the payment of the Class III-M-2 Principal Payment Amount on such payment date), (4) the Note Principal Balance of the Class III-M-3 Notes (after taking into account the payment of the Class III-M-3 Principal Payment Amount on such payment date), (5) the Note Principal Balance of the Class III-M-4 Notes (after taking into account the payment of the Class III-M-4 Principal Payment Amount on such payment date) and (6) the Note Principal Balance of the Class III-M-5 Notes immediately prior to such payment date, over

•	the lesser of

(a)
the product of (i) approximately 78.80% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the group III mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the group III mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month) minus the Group III Overcollateralization Floor.

“Class III-M-6 Principal Payment Amount” with respect to any applicable payment date is an amount equal to the lesser of (x) the remaining Group III Principal Payment Amount for that payment date after distribution of the Class III-A Principal Payment Amount, the Class III-M-1 Principal Payment Amount, the Class III-M-2 Principal Payment Amount, the Class III-M-3 Principal Payment Amount, the Class III-M-4 Principal Payment Amount and the Class III-M-5 Principal Payment Amount and (y) the excess, if any, of

•
the sum of (1) the aggregate Note Principal Balance of the Class III-A Notes (after taking into account the payment of the Class III-A Principal Payment Amount on such payment date), (2) the Note Principal Balance of the Class III-M-1 Notes (after taking into account the payment of the Class III-M-1 Principal Payment Amount on such payment date), (3) the Note Principal Balance of the Class III-M-2 Notes (after taking into account the payment of the Class III-M-2 Principal Payment Amount on such payment date), (4) the Note Principal Balance of the Class III-M-3 Notes (after taking into account the payment of the Class III-M-3 Principal Payment Amount on such payment date), (5) the Note Principal Balance of the Class III-M-4 Notes (after taking into account the payment of the Class III-M-4 Principal Payment Amount on such payment date), (6) the Note Principal Balance of the Class III-M-5 Notes (after taking into account the payment of the Class III-M-5 Principal Payment Amount on such payment date), and (7) the Note Principal Balance of the Class III-M-6 Notes immediately prior to such payment date, over

•	the lesser of

(a)
the product of (i) approximately 81.80% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the group III mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the group III mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month) minus the Group III Overcollateralization Floor.

“Class IV-A Notes” means the Class IV-A-1 Notes and Class IV-A-2 Notes.

“Class IV-A Principal Payment Amount” with respect to the Class IV-A Notes and any applicable payment date is an amount equal to the lesser of (x) the Group IV Principal Payment Amount for that payment date and (y) the excess, if any, of

•	the aggregate Note Principal Balance of the Class IV-A Notes immediately prior to such payment date, over

•	the lesser of

(a)
the product of (i) approximately 36.00% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the group IV mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), and

(b) the aggregate Stated Principal Balance of the group IV mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month) minus the Group IV Overcollateralization Floor.

“Class IV-B-1 Principal Payment Amount” with respect to any applicable payment date is an amount equal to the lesser of (x) the remaining Group IV Principal Payment Amount for that payment date after distribution of the the Class IV-A Principal Payment Amount, the Class IV-M-1 Principal Payment Amount and the Class IV-M-2 Principal Payment Amount and (y) the excess, if any, of

•
the sum of (1) the aggregate Note Principal Balance of the Class IV-A Notes (after taking into account the payment of the Class IV-A Principal Payment Amount on such payment date), (2) the Note Principal Balance of the Class IV-M-1 Notes (after taking into account the payment of the Class IV-M-1 Principal Payment Amount on such payment date), (3) the Note Principal Balance of the Class IV-M-2 Notes (after taking into account the payment of the Class IV-M-2 Principal Payment Amount on such payment date) and (4) the Note Principal Balance of the Class IV-B-1 Notes immediately prior to such payment date, over

•	the lesser of

(a)
the product of (i) approximately 82.00% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the group IV mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the group IV mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month) minus the Group IV Overcollateralization Floor.

“Class IV-M Notes” “ means the Class IV-M-1 Notes and Class IV-M-2 Notes.

“Class IV-M-1 Principal Payment Amount” with respect to any applicable payment date is an amount equal to the lesser of (x) the remaining Group IV Principal Payment Amount for that payment date after payment of the Class IV-A Principal Payment Amount and (y) the excess, if any, of

•
the sum of (1) the aggregate Note Principal Balance of the Class IV-A Notes (after taking into account the payment of the Class IV-A Principal Payment Amount on such payment date) and (2) the Note Principal Balance of the Class IV-M-1 Notes immediately prior to such payment date, over

•	the lesser of

(a)
the product of (i) approximately 55.00% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the group IV mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the group IV mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month) minus the Group IV Overcollateralization Floor.

“Class IV-M-2 Principal Payment Amount” with respect to any applicable payment date is an amount equal to the lesser of (x) the remaining Group IV Principal Payment Amount for that payment date after distribution of the Class IV-A Principal Payment Amount and the Class IV-M-1 Principal Payment Amount and (y) the excess, if any, of

•
the sum of (1) the aggregate Note Principal Balance of the Class IV-A Notes (after taking into account the payment of the Class IV-A Principal Payment Amount on such payment date), (2) the Note Principal Balance of the Class IV-M-1 Notes (after taking into account the payment of the Class IV-M-1 Principal Payment Amount on such payment date) and (3) the Note Principal Balance of the Class IV-M-2 Notes immediately prior to such payment date, over

•	the lesser of

(a)
the product of (i) approximately 69.00% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the group IV mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the group IV mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month) minus the Group IV Overcollateralization Floor.

“Closing Date” means April 30, 2007.

“CPR” means a constant rate of prepayment on the mortgage loans.

“Cumulative Realized Loss Percentage” with respect to the Notes of each loan group and any payment date is equal to the percentage obtained by dividing (x) the aggregate Realized Losses on the related mortgage loans incurred since the cut-off date through the end of the related Due Period by (y) the aggregate Stated Principal Balance of the related mortgage loans as of the cut-off date.

“Current Interest” with respect to each class of notes and each payment date is the interest accrued at the applicable Note Interest Rate for the applicable accrual period on the Note Principal Balance of such class plus any amount previously paid with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of notes described under “Notes on the Notes — Interest Payments” in this free writing prospectus.

“Current Specified Enhancement Percentage” with respect to any payment date, the percentage obtained by dividing (x) the sum of (i) the aggregate Note Principal Balance of the related Class M Notes and related Class B Notes and (ii) the related Overcollateralization Amount, in each case prior to the payment of the related Principal Payment Amount on such payment date, by (y) the aggregate Stated Principal Balance of the related mortgage loans as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month).

“Due Period” with respect to any payment date is the period commencing on the second day of the month preceding the calendar month in which such payment date occurs and ending at the close of business on the first day of the month in which such payment date occurs.

“Excess Spread” means any of the Group II, Group III and Group IV Excess Spread.

“Extraordinary Trust Fund Expenses” means any amounts reimbursable to the master servicer, the securities administrator or the indenture trustee, or any director, officer, employee or agent of the master servicer, the securities administrator or the indenture trustee, from the trust fund, any amounts reimbursable to the depositor, the master servicer, the securities administrator, the custodians, or any director, officer, employee or agent thereof, and any other amounts payable or reimbursable from the trust fund as Extraordinary Trust Fund Expenses pursuant to the terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Administration Agreement, the Custodial Agreements, the Policy or the Insurance Agreement, including Extraordinary Trust Fund Expenses that are not reimbursed in any calendar year as a result of the Extraordinary Trust Fund Expenses Cap. Extraordinary Trust Fund Expenses for any calendar year, to the extent they may exceed the Extraordinary Trust Fund Expenses Cap, shall be paid pro rata among the parties entitled thereto from the amounts available therefor.

“Extraordinary Trust Fund Expenses Cap” means $250,000 for each calendar year; provided, however, that such cap will not apply to any costs and expenses (i) of the indenture trustee incurred in connection with the termination of the securities administrator or the master servicer, the transfer of master servicing to a successor master servicer and any costs incurred with the replacement of a custodian or (ii) of the master servicer incurred in connection with the termination of the servicer and the transfer of servicing to a successor servicer.

“Extra Principal Payment Amount” with respect to any payment date and each loan group is the lesser of (a) the excess, if any, of the related Overcollateralization Target Amount for such payment date, over the related Overcollateralization Amount for such payment date and (b) the related Excess Spread for such payment date.

“Fiscal Quarter” with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

“Formula Rate” with respect to any class of notes, a per annum rate equal to One-Month LIBOR plus the applicable Margin.

“GMAC Mortgage, LLC Servicing Agreement” means the Servicing Agreement, dated as of May 1, 2001, between GMAC Mortgage, LLC and the sponsor, as amended.

“GMAC Mortgage, LLC HELOC Servicing Agreement” means the Servicing Agreement, dated as of August 1, 2005, between GMAC Mortgage, LLC and the sponsor, as amended.

“Group II Excess Cashflow” with respect to any payment date is the sum of (i) the Group II Remaining Excess Spread for such payment date and (ii) the Group II Overcollateralization Release Amount for such payment date.

“Group II Excess Spread” with respect to any payment date is the excess, if any, of related Interest Funds for such payment date, over Premium due to the Note Insurer, the Current Interest on the group II notes and Interest Carry Forward Amounts on the Class II-A Notes.

“Group II Net WAC Cap Rate” with respect to any payment date and with respect to the group II notes, a per annum rate equal to the excess, if any, of (A) the weighted average of the net mortgage rates of the mortgage loans in loan group II as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, in each case over (B) (i) a per annum rate equal to the sum of (1) the Group II Net Swap Payment payable to the Group II Swap Provider and (2) any Group II Swap Termination Payment not due to a Group II Swap Provider Trigger Event payable to the Group II Swap Provider on such payment date (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Group II Supplemental Interest Trust Trustee), divided by the outstanding Stated Principal Balance of the mortgage loans in loan group II as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, multiplied by 12, and (ii) in the case of the Class II-A Notes only, the Premium Percentage. The Group II Net WAC Cap Rate will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. For purposes of calculating the various Group II Net WAC Cap Rates, the “net mortgage rate” of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the sum of the respective rates used to calculate the servicing fee, the master servicing fee and the lender paid mortgage insurance fee, if any.

“Group II Optional Termination Date” means the first date on which the majority holder of the Class II-C Certificates may terminate the trust fund as it relates to loan group II (with the consent of the Note Insurer if such termination would result in a draw against the Policy or if amounts remain due and owing under the Insurance Agreement), as described under “—Termination; Retirement of Certificates”.

“Group II Overcollateralization Amount” with respect to any payment date is the excess, if any, of (a) the aggregate Stated Principal Balances of the group II mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), over (b) the aggregate Note Principal Balance of the group II notes on such payment date (after taking into account the payment of principal other than any related Extra Principal Payment Amount on such Notes).

“Group II Overcollateralization Floor” means, with respect to the group II notes, an amount equal to 0.50% of the aggregate Stated Principal Balance of the group II mortgage loans as of the cut-off date.

“Group II Overcollateralization Release Amount” with respect to any payment date is the lesser of (x) the Principal Funds related to loan group II for such payment date and (y) the excess, if any, of (i) the Group II Overcollateralization Amount for such payment date (assuming that 100% of such Principal Funds is applied as a principal payment on such payment date) over (ii) the Group II Overcollateralization Target Amount for such payment date.

“Group II Overcollateralization Target Amount” with respect to any payment date (a) prior to the Group II Stepdown Date, approximately 7.25% (subject to a variance of plus or minus 5.00%) of the aggregate Stated Principal Balance of the group II mortgage loans as of the cut-off date, (b) on or after the Group II Stepdown Date and if a Group II Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately 7.25% (subject to a variance of plus or minus 5.00%) of the aggregate Stated Principal Balance of the group II mortgage loans as of the cut-off date and (2) approximately 14.50% (subject to a variance of plus or minus 5.00%) of the then current aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) and (ii) the Group II Overcollateralization Floor, and (c) on or after the Group II Stepdown Date and if a Group II Trigger Event is in effect, the Group II Overcollateralization Target Amount for the immediately preceding payment date.

“Group II Pre-Funding Account” means the account established by the securities administrator in the name of the indenture trustee and designated the “Group II Pre-Funding Account, LaSalle Bank National Association as securities administrator on behalf of Citibank, N.A., as indenture trustee for the benefit of holders of Bear Stearns Second Lien Trust, Mortgage-Backed Notes, Series 2007-1”.

“Group II Pre-Funded Amount” means the amount deposited by the depositor in the Group II Pre-Funding Account on the Closing Date for the mortgage loans in loan group II, which amount is, $17,803,720.

“Group II Pre-Funding Period” means the period from the Closing Date up to and including July 15, 2007, in which the seller may purchase subsequent mortgage loans for loan group II for inclusion in the trust with amounts in the Group II Pre-Funding Account.

“Group II Principal Payment Amount” with respect to each payment date is equal to

• the Principal Funds for loan group II for such payment date, plus

• any related Extra Principal Payment Amount for such payment date, less

• any Group II Overcollateralization Release Amount for such payment date.

“Group II Remaining Excess Spread” with respect to any payment date is the Group II Excess Spread less any related Extra Principal Payment Amount, in each case for such payment date.

“Group II Remaining Pre-Funded Amount” means an amount equal to the Group II Pre-Funded Amount minus the amount equal to 100% of the aggregate Stated Principal Balance of the subsequent mortgage loans in loan group II transferred to the trust fund during the Group II Pre-Funding Period.

“ Group II Stepdown Date” means the earlier to occur of

(x)	the first payment date following the payment date for which the aggregate Note Principal Balance for the Class II-A Notes have been reduced to zero and

(y)
the later to occur of (a) the first payment date for which the related Current Specified Enhancement Percentage is greater than or equal to approximately 38.70% (subject to a variance of plus or minus 5.00%) or (b) the payment date occurring in May 2010.

“Group II Trigger Event” with respect to any payment date is if any of the following tests is not satisfied: (i) the Group II 60 Day Plus Delinquency Percentage is less than __% of the related Current Specified Enhancement Percentage, or (ii) (A) for any payment date from and including the payment date in April 2009 to and including the payment date in March 2010, the related Cumulative Realized Loss Percentage for such payment date is less than __% plus an additional 1/12th of __% for each payment date thereafter up to and including the payment date in April 2010, (B) for any payment date from and including the payment date in March 2011 to and including the payment date in March 2011, the related Cumulative Realized Loss Percentage for such payment date is less than __% plus an additional 1/12th of __% for each payment date thereafter up to and including the payment date in March 2011, (C) for any payment date from and including the payment date in April 2011 to and including the payment date in March 2012, the related Cumulative Realized Loss Percentage for such payment date is less than __% plus an additional 1/12th of __% for each payment date thereafter up to and including the payment date in March 2012, (D) for any payment date from and including the payment date in March 2012 to and including the payment date in March 2013, the related Cumulative Realized Loss Percentage for such payment date is less than __% plus an additional 1/12th of 0.50% for each payment date thereafter up to and including the payment date in March 2013, and (E) for any payment date thereafter, the related Cumulative Realized Loss Percentage for such payment date is less than __%.

“Group II 60 Day Plus Delinquency Percentage” with respect any payment date is the arithmetic average for each of the three successive payment dates ending with the applicable payment date of the percentage equivalent to a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans in loan group II immediately preceding the relevant payment date that are 60 or more days delinquent in the payment of principal or interest for the relevant payment date, any other mortgage loans in loan group II in foreclosure, REO Property and mortgage loans in loan group II with a related mortgagor subject to bankruptcy procedures, and the denominator of which is the aggregate Stated Principal Balance of all of the mortgage loans immediately preceding the relevant payment date.

“Group III Excess Cashflow” with respect to any payment date is the sum of (i) the Group III Remaining Excess Spread for such payment date and (ii) the Group III Overcollateralization Release Amount for such payment date.

“Group III Excess Spread” with respect to any payment date is the excess, if any, of related Interest Funds for such payment date, over the Premium due to the Note Insurer, the Current Interest on the group III notes and Interest Carry Forward Amounts on the Class III-A Notes.

“Group III Net WAC Cap Rate” with respect to any payment date and with respect to the group III notes, a per annum rate equal to the excess, if any, of (A) the weighted average of the net mortgage rates of the mortgage loans in loan group III as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, in each case over (B) (i) a per annum rate equal to the sum of (1) the Group III Net Swap Payment payable to the Group III Swap Provider and (2) any Group III Swap Termination Payment not due to a Group III Swap Provider Trigger Event payable to the Group III Swap Provider on such payment date (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Group III Supplemental Interest Trust Trustee), divided by the outstanding Stated Principal Balance of the mortgage loans in loan group III as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, multiplied by 12, and (ii) in the case of the Class III-A Notes only, the Premium Percentage. The Group III Net WAC Cap Rate will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. For purposes of calculating the various Group III Net WAC Cap Rates, the “net mortgage rate” of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the sum of the respective rates used to calculate the servicing fee, the master servicing fee and the lender paid mortgage insurance fee, if any.

“Group III Optional Termination Date” means the first date on which the majority holder of the Class III-C Certificates may terminate the trust fund as it relates to loan group III (with the consent of the Note Insurer if such termination would result in a draw against the Policy or if amounts remain due and owing under the Insurance Agreement), as described under “—Termination; Retirement of Certificates”.

“ Group III Overcollateralization Amount” with respect to any payment date is the excess, if any, of (a) the aggregate Stated Principal Balances of the group III mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), over (b) the aggregate Note Principal Balance of the group III notes on such payment date (after taking into account the payment of principal other than any related Extra Principal Payment Amount on such Notes).

“Group III Overcollateralization Floor” means, with respect to the group III notes, an amount equal to 0.50% of the aggregate Stated Principal Balance of the group III mortgage loans as of the cut-off date.

“Group III Overcollateralization Release Amount” with respect to any payment date is the lesser of (x) the Principal Funds related to loan group III for such payment date and (y) the excess, if any, of (i) the Group III Overcollateralization Amount for such payment date (assuming that 100% of such Principal Funds is applied as a principal payment on such payment date) over (ii) the Group III Overcollateralization Target Amount for such payment date.

Group III Overcollateralization Target Amount” with respect to any payment date (a) prior to the Group III Stepdown Date, approximately 7.65% (subject to a variance of plus or minus 5.00%) of the aggregate Stated Principal Balance of the group III mortgage loans as of the cut-off date, (b) on or after the Group III Stepdown Date and if a Group III Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately 7.65% (subject to a variance of plus or minus 5.00%) of the aggregate Stated Principal Balance of the group III mortgage loans as of the cut-off date and (2) approximately 15.30% (subject to a variance of plus or minus 5.00%) of the then current aggregate Stated Principal Balance of the group III mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) and (ii) the Group III Overcollateralization Floor, and (c) on or after the Group III Stepdown Date and if a Group III Trigger Event is in effect, the Group III Overcollateralization Target Amount for the immediately preceding payment date.

“Group III Pre-Funding Account” means the account established by the securities administrator in the name of the indenture trustee and designated the “Group III Pre-Funding Account, LaSalle Bank National Association as securities administrator on behalf of Citibank, N.A., as indenture trustee for the benefit of holders of Bear Stearns Second Lien Trust, Mortgage-Backed Notes, Series 2007-1”.

“Group III Pre-Funded Amount” means the amount deposited by the depositor in the Group III Pre-Funding Account on the Closing Date for the mortgage loans in loan group III, which amount is, $51,602,259.

“Group III Pre-Funding Period” means the period from the Closing Date up to and including July 15, 2007, in which the seller may purchase subsequent mortgage loans for loan group III for inclusion in the trust with amounts in the Group III Pre-Funding Account.

“Group III Principal Payment Amount” with respect to each payment date is equal to

• the Principal Funds for loan group III for such payment date, plus

• any related Extra Principal Payment Amount for such payment date, less

• any Group III Overcollateralization Release Amount for such payment date.

“Group III Remaining Excess Spread” with respect to any payment date is the Group III Excess Spread less any related Extra Principal Payment Amount, in each case for such payment date.

“Group III Remaining Pre-Funded Amount” means an amount equal to the Group III Pre-Funded Amount minus the amount equal to 100% of the aggregate Stated Principal Balance of the subsequent mortgage loans in loan group III transferred to the trust fund during the Group III Pre-Funding Period.

“ Group III Stepdown Date” means the earlier to occur of

(x)	the first payment date following the payment date for which the aggregate Note Principal Balance for the Class III-A Notes have been reduced to zero and

(y)
the later to occur of (a) the first payment date for which the related Current Specified Enhancement Percentage is greater than or equal to approximately 40.20% (subject to a variance of plus or minus 5.00%) or (b) the payment date occurring in May 2010.

“Group III Trigger Event” with respect to any payment date is if any of the following tests is not satisfied: (i) the Group III 60 Day Plus Delinquency Percentage is less than __% (subject to a variance of plus or minus 5.00%) of the related Current Specified Enhancement Percentage, or (ii) (A) for any payment date from and including the payment date in April 2009 to and including the payment date in March 2010, the related Cumulative Realized Loss Percentage for such payment date is less than __% (subject to a variance of plus or minus 5.00%) plus an additional 1/12th of __% for each payment date thereafter up to and including the payment date in April 2010, (B) for any payment date from and including the payment date in March 2011 to and including the payment date in March 2011, the related Cumulative Realized Loss Percentage for such payment date is less than __% (subject to a variance of plus or minus 5.00%) plus an additional 1/12th of __% for each payment date thereafter up to and including the payment date in March 2011, (C) for any payment date from and including the payment date in April 2011 to and including the payment date in March 2012, the related Cumulative Realized Loss Percentage for such payment date is less than __% (subject to a variance of plus or minus 5.00%) plus an additional 1/12th of __% for each payment date thereafter up to and including the payment date in March 2012, (D) for any payment date from and including the payment date in March 2012 to and including the payment date in March 2013, the related Cumulative Realized Loss Percentage for such payment date is less than __% (subject to a variance of plus or minus 5.00%) plus an additional 1/12th of 0.50% for each payment date thereafter up to and including the payment date in March 2013, and (E) for any payment date thereafter, the related Cumulative Realized Loss Percentage for such payment date is less than __% (subject to a variance of plus or minus 5.00%).

“Group III 60 Day Plus Delinquency Percentage” with respect any payment date is the arithmetic average for each of the three successive payment dates ending with the applicable payment date of the percentage equivalent to a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans in loan group III immediately preceding the relevant payment date that are 60 or more days delinquent in the payment of principal or interest for the relevant payment date, any other mortgage loans in loan group III in foreclosure, REO Property and mortgage loans in loan group III with a related mortgagor subject to bankruptcy procedures, and the denominator of which is the aggregate Stated Principal Balance of all of the mortgage loans immediately preceding the relevant payment date.

“Group IV Excess Cashflow” with respect to any payment date is the sum of (i) the Group IV Remaining Excess Spread for such payment date and (ii) the Group IV Overcollateralization Release Amount for such payment date.

“Group IV Excess Spread” with respect to any payment date is the excess, if any, of related Interest Funds for such payment date, over the Current Interest on the group IV notes and Interest Carry Forward Amounts on the Class IV-A Notes.

“Group IV Net WAC Cap Rate” with respect to any payment date and with respect to the group IV notes, a per annum rate equal to the excess, if any, of (A) the weighted average of the net mortgage rates of the mortgage loans in loan group IV as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, in each case over (B) a per annum rate equal to the sum of (1) the Group IV Net Swap Payment payable to the Group IV Swap Provider and (2) any Group IV Swap Termination Payment not due to a Group IV Swap Provider Trigger Event payable to the Group IV Swap Provider on such payment date (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Group IV Supplemental Interest Trust Trustee), divided by the outstanding Stated Principal Balance of the mortgage loans in loan group IV as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, multiplied by 12. The Group IV Net WAC Cap Rate will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. For purposes of calculating the various Group IV Net WAC Cap Rates, the “net mortgage rate” of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the sum of the respective rates used to calculate the servicing fee, the master servicing fee and the lender paid mortgage insurance fee, if any.

“Group IV Optional Termination Date” means the first date on which the majority holder of the Class IV-C Certificates may terminate the trust fund as it relates to loan group IV, as described under “—Termination; Retirement of Certificates”.

“Group IV Overcollateralization Floor” means, with respect to the group IV notes, an amount equal to 0.50% of the aggregate Stated Principal Balance of the group IV mortgage loans as of the cut-off date.

“Group IV Overcollateralization Amount” with respect to any payment date is the excess, if any, of (a) the aggregate Stated Principal Balances of the group IV mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the prior calendar month), over (b) the aggregate Note Principal Balance of the group IV notes on such payment date (after taking into account the payment of principal other than any related Extra Principal Payment Amount on such Notes).

“Group IV Overcollateralization Release Amount” with respect to any payment date is the lesser of (x) the Principal Funds related to loan group IV for such payment date and (y) the excess, if any, of (i) the Group IV Overcollateralization Amount for such payment date (assuming that 100% of such Principal Funds is applied as a principal payment on such payment date) over (ii) the Group IV Overcollateralization Target Amount for such payment date.

“Group IV Overcollateralization Target Amount” with respect to any payment date (a) prior to the Group IV Stepdown Date, approximately 9.00% (subject to a variance of plus or minus 5.00%) of the aggregate Stated Principal Balance of the group IV mortgage loans as of the cut-off date, (b) on or after the Group IV Stepdown Date and if a Group IV Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately 9.00% (subject to a variance of plus or minus 5.00%) of the aggregate Stated Principal Balance of the group IV mortgage loans as of the cut-off date and (2) approximately 18.00% (subject to a variance of plus or minus 5.00%) of the then current aggregate Stated Principal Balance of the group IV mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) and (ii) the Group IV Overcollateralization Floor, and (c) on or after the Group IV Stepdown Date and if a Group IV Trigger Event is in effect, the Group IV Overcollateralization Target Amount for the immediately preceding payment date.

“Group IV Principal Payment Amount” with respect to each payment date is equal to

• the Principal Funds for loan group IV for such payment date, plus

• any related Extra Principal Payment Amount for such payment date, less

• any Group IV Overcollateralization Release Amount for such payment date.

“Group IV Remaining Excess Spread” with respect to any payment date is the Group IV Excess Spread less any related Extra Principal Payment Amount, in each case for such payment date.

“ Group IV Stepdown Date” means the earlier to occur of

(x)	the first payment date following the payment date for which the aggregate Note Principal Balance for the Class IV-A Notes have been reduced to zero and

(y)
the later to occur of (a) the first payment date for which the related Current Specified Enhancement Percentage is greater than or equal to approximately 64.00% (subject to a variance of plus or minus 5.00%) or (b) the payment date occurring in May 2010.

“Group IV Trigger Event” with respect to any payment date is if any of the following tests is not satisfied: (i) the 60 Day Plus Delinquency Percentage is less than __% (subject to a variance of plus or minus 5.00%) of the related Current Specified Enhancement Percentage, or (ii) (A) for any payment date from and including the payment date in April 2009 to and including the payment date in March 2010, the related Cumulative Realized Loss Percentage for such payment date is less than __% (subject to a variance of plus or minus 5.00%) plus an additional 1/12th of __% for each payment date thereafter up to and including the payment date in April 2010, (B) for any payment date from and including the payment date in March 2011 to and including the payment date in March 2011, the related Cumulative Realized Loss Percentage for such payment date is less than __% (subject to a variance of plus or minus 5.00%) plus an additional 1/12th of __% for each payment date thereafter up to and including the payment date in March 2011, (C) for any payment date from and including the payment date in April 2011 to and including the payment date in March 2012, the related Cumulative Realized Loss Percentage for such payment date is less than __% (subject to a variance of plus or minus 5.00%) plus an additional 1/12th of __% for each payment date thereafter up to and including the payment date in March 2012, (D) for any payment date from and including the payment date in March 2012 to and including the payment date in March 2013, the related Cumulative Realized Loss Percentage for such payment date is less than __% (subject to a variance of plus or minus 5.00%) plus an additional 1/12th of 0.50% for each payment date thereafter up to and including the payment date in March 2013, and (E) for any payment date thereafter, the related Cumulative Realized Loss Percentage for such payment date is less than __% (subject to a variance of plus or minus 5.00%).

“Group IV 60 Day Plus Delinquency Percentage” with respect any payment date is the arithmetic average for each of the three successive payment dates ending with the applicable payment date of the percentage equivalent to a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans in loan group IV immediately preceding the relevant payment date that are 60 or more days delinquent in the payment of principal or interest for the relevant payment date, any other mortgage loans in loan group IV in foreclosure, REO Property and mortgage loans in loan group IV with a related mortgagor subject to bankruptcy procedures, and the denominator of which is the aggregate Stated Principal Balance of all of the mortgage loans immediately preceding the relevant payment date.

“HomeBanc Mortgage Corporation Servicing Agreement ” means the Purchase Warranties and Servicing Agreement, dated as of January 1, 2004, between HomeBanc Mortgage Corporation and the sponsor, as amended.

“Indenture” means the indenture, dated as of April 30, 2007, among the issuing entity, the indenture trustee and the securities administrator.

“Interest Carry Forward Amount” with respect to each class of notes and (i) the payment date in May 2007, is zero, and (ii) any payment date after May 2007, is the sum of

•	the excess of

(a)	related Current Interest for such class with respect to such payment date and any prior payment dates over

(b)	the amount actually distributed to such class with respect to interest on such payment dates, and

•
interest on such excess (to the extent permitted by applicable law) at the applicable Note Interest Rate for the related accrual period including the accrual period relating to the current payment date.

“Interest Funds” with respect to each loan group and any payment date are equal to the sum for such payment date, without duplication, of

•
all scheduled interest collected in respect of the related mortgage loans, less the related servicing fee, the master servicing fee and any amounts required to be reimbursed to the master servicer, the related supplemental interest trust trustee, the Swap Administrator, the securities administrator and the indenture trustee as provided in the Indenture.

•	all advances relating to interest on the related mortgage loans,

•	all Compensating Interest on the related mortgage loans,

•
Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the prior calendar month, in each case with respect to the mortgage loans in the related loan group,

•
any amounts from the Group II Interest Coverage Account required to be used to cover interest shortfalls on the group II notes due to the pre-funding feature related to loan group II on such payment date,

•
any amounts from the Group III Interest Coverage Account required to be used to cover interest shortfalls on the group III notes due to the pre-funding feature related to loan group III on such payment date,

•	the interest portion of proceeds of the repurchase of any mortgage loan in the related loan group,

•
the interest portion of the purchase price of the assets of the trust related to a loan group upon exercise by the majority holder of the related Class C Certificates of its optional termination right; less

•
any related Net Swap Payments or related Swap Termination Payments not due to a related Swap Provider Trigger Event owed to the Swap Administrator for payment to the related Swap Provider for such payment date (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the related Supplemental Interest Trust Trustee) and any such payments remaining unpaid for prior payment dates.

“Liquidation Proceeds” are all proceeds, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of mortgage loans related to each loan group, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed advances, servicing fees and servicing advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

“Margin” with respect to any payment date on or prior to the first possible optional termination date and (i) with respect to the Class II-A Notes, ___% per annum, (ii) with respect to the Class III-A Notes, ___% per annum, (iii) with respect to the Class IV-A-1 Notes, ___% per annum, (iv) with respect to the Class IV-A-2 Notes, ___% per annum, (v) with respect to the Class II-M-1 Notes, ___% per annum, (vi) with respect to the Class II-M-2 Notes, ___% per annum, (vii) with respect to the Class II-M-3 Notes, ___% per annum, (viii) with respect to the Class II-M-4 Notes, ___% per annum, (ix) with respect to the Class II-M-5 Notes, ___% per annum, (x) with respect to the Class II-M-6 Notes, ___% per annum, (xi) with respect to the Class III-M-1 Notes, ___% per annum, (xii) with respect to the Class III-M-2 Notes, ___% per annum, (xiii) with respect to the Class III-M-3 Notes, ___% per annum, (xiv) with respect to the Class III-M-4 Notes, ___% per annum, (xv) with respect to the Class III-M-5 Notes, ___% per annum, (xvi) with respect to the Class III-M-6 Notes, ___% per annum, (xvii) with respect to the Class IV-M-1 Notes, ___% per annum, (xviii) with respect to the Class IV-M-2 Notes, ___% per annum, (xix) with respect to the Class II-B-1 Notes, ___% per annum, (xx) with respect to the Class III-B-1 Notes, ___% per annum and (xxi) with respect to the Class IV-B-1 Notes, ____% per annum and with respect to any payment date after the first possible optional termination date, the Margin will increase to (i) with respect to the Class II-A Notes, ___% per annum, (ii) with respect to the Class III-A Notes, ___% per annum, (iii) with respect to the Class IV-A-1 Notes, ___% per annum, (iv) with respect to the Class IV-A-2 Notes, ___% per annum, (v) with respect to the Class II-M-1 Notes, ___% per annum, (vi) with respect to the Class II-M-2 Notes, ___% per annum, (vii) with respect to the Class II-M-3 Notes, ___% per annum, (viii) with respect to the Class II-M-4 Notes, ___% per annum, (ix) with respect to the Class II-M-5 Notes, ___% per annum, (x) with respect to the Class II-M-6 Notes, ___% per annum, (xi) with respect to the Class III-M-1 Notes, ___% per annum, (xii) with respect to the Class III-M-2 Notes, ___% per annum, (xiii) with respect to the Class III-M-3 Notes, ___% per annum, (xiv) with respect to the Class III-M-4 Notes, ___% per annum, (xv) with respect to the Class III-M-5 Notes, ___% per annum, (xvi) with respect to the Class III-M-6 Notes, ___% per annum, (xvii) with respect to the Class IV-M-1 Notes, ___% per annum, (xviii) with respect to the Class IV-M-2 Notes, ___% per annum, (xix) with respect to the Class II-B-1 Notes, ___% per annum, (xx) with respect to the Class III-B-1 Notes, ___% per annum and (xxi) with respect to the Class IV-B-1 Notes, ____% per annum.

“Net WAC Cap Rate” means any of the Group II, Group III or Group IV Net WAC Cap Rate.

“Note Interest Rate” with respect to each class of notes will be the least of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described under “ — Calculation of One-Month LIBOR” plus the related Margin, (y) 11.00% per annum and (z) the related Net WAC Cap Rate.

“Note Insurer” means Ambac Assurance Corporation.

“Note Principal Balance” with respect to any class of notes and any payment date is the original Note Principal Balance of such class as set forth on the cover page of this free writing prospectus, less the sum of (i) all amounts in respect of principal distributed to such class on previous payment dates and (ii) any Applied Realized Loss Amounts allocated to such class on previous payment dates; provided that, the Note Principal Balance of any class of notes with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the mortgage loans not previously allocated, but not by more than the amount of Applied Realized Losses previously allocated to reduce the Note Principal Balance of that note. See “— Allocation of Losses” in this free writing prospectus.

“Overcollateralization Amount” means any of Group II, Group III and Group IV Overcollateralization Amount.

“Piggyback Loan” with respect to a second lien mortgage loan originated by the same originator to the same borrower at the same time as the first lien mortgage loan, each secured by the same mortgaged property.

“Policy” means the certificate guaranty insurance policy (No. AB1075BE) with respect to the Class II-A Notes and Class III-A Notes and all endorsements thereto, if any, dated the Closing Date, issued by the Note Insurer for the benefit of the holders of the Class II-A Notes and Class III-A Notes only.

“Premium” means the premium due to the Note Insurer calculated based on the product of the Premium Percentage and the Note Principal Balance of the Class II-A Notes in the case of the Premium related to loan group II, and the Note Principal Balance of the Class III-A Notes in the case of the Premium related to loan group III, as of the immediately preceding payment date, based on a 360-day year consisting of twelve 30-day months.

“Premium Percentage” means 0.200% per annum.

“Prepayment Assumption” means a specified CPR.

“Prepayment Charges” with respect to any mortgage loan, are charges incurred by the related mortgagor pursuant to the related mortgage loan documents under certain circumstances and in connection with a prepayment of the mortgage loan during periods up to five years after the mortgage loan was originated. Prepayment Charges collected with respect to any mortgage loan related to a group will be distributed to holders of the related Class C Certificates and will not be available to make distributions on the related Notes.

“Prepayment Period” With respect to a payment date and (i) each EMC Mortgage Loan, for each principal prepayment in full, the period commencing on the 16th day of the month prior to the month in which the related payment date occurs (or with respect to the first payment date, the period commencing on the cut-off date) and ending on the 15th day of the month in which such payment date occurs and for each partial principal prepayment, the calendar month prior to the month in which such payment date occurs and (ii) any other mortgage loan, the period set forth in the related servicing agreement.

“Principal Payment Amount” means any of the Group II, Group III or Group IV Principal Payment Amounts.

“Principal Funds” with respect to each loan group and any payment date are equal to the sum, without duplication, of

•	the scheduled principal collected on the mortgage loans in the related loan group during the related Due Period or advanced on or before the servicer advance date,

•	prepayments in respect of the mortgage loans in the related loan group, exclusive of any prepayment charges, collected in the related Prepayment Period,

•	the Stated Principal Balance of each mortgage loan in the related loan group that was repurchased by EMC, in its capacity as seller,

•
the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans in the related loan group is less than the aggregate unpaid principal balance of any deleted mortgage loans in the related loan group delivered by EMC, in its capacity as seller, in connection with a substitution of a mortgage loan,

•
all Liquidation Proceeds and Subsequent Recoveries collected during the prior calendar month on the mortgage loans in the related loan group, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period,

•	with respect to loan group II, any Group II Remaining Pre-Funded Amounts after the Group II Pre-Funding Period,

•	with respect to loan group III, any Group III Remaining Pre-Funded Amounts after the Group III Pre-Funding Period,

•
the principal portion of the purchase price of the assets of the trust related to such loan group upon the exercise by the majority holder of the related Class C Certificates or the master servicer, as applicable, of its optional termination right; minus

•
any amounts required to be reimbursed to the seller, the master servicer, the indenture trustee, the related Supplemental Interest Trust Trustee or the Swap Administrator as provided in the Indenture, and

•
any related Net Swap Payments or related Swap Termination Payments not due to a Swap Provider Trigger Event owed to the related Swap Provider (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the related Supplemental Interest Trust Trustee), to the extent remaining unpaid from any previous payment date, in each case to the extent not covered by the Interest Funds for such loan group.

“Realized Loss” is the excess of the unpaid Stated Principal Balance of a defaulted mortgage loan in the related loan group plus accrued and unpaid interest thereon at the mortgage rate to the extent not advanced by the related servicer through the last day of the month of liquidation over the net Liquidation Proceeds with respect thereto. With respect to any mortgage loan that has been modified upon a default or reasonably foreseeable default, (a)(1) the amount by which the monthly payment of such mortgage loan has been reduced, (2) the sum of any other amounts owing under the mortgage loan that were forgiven and (3) servicing advances that are forgiven and are reimbursable to the related servicer, and (b) any such amount with respect to a monthly payment that was or would have been due in the month immediately following the month in which a principal prepayment or the purchase price of such mortgage loan is received or is deemed to have been received and not paid due to such modification. To the extent that the related servicer or the master servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Note Principal Balance of any class of notes on any payment date.

“Relief Act” means the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Remaining Excess Spread” means any of Group II, Group III and Group IV Remaining Excess Spread.

“60 Day Plus Delinquency Percentage” means any of the Group II, Group III and Group IV 60 Day Plus Delinquency Percentage.

“Sale and Servicing Agreement” means the sale and servicing agreement, dated as of April 30, 2007, among the depositor, the issuing entity, the indenture trustee, the master servicer, the securities administrator, the sponsor and EMC Mortgage Corporation as the company.

“Servicing Agreement” means any of the HomeBanc Mortgage Corporation Servicing Agreement, GMAC Mortgage, LLC Servicing Agreement, GMAC Mortgage, LLC HELOC Servicing Agreement and Wells Fargo Bank, N.A. Servicing Agreement.

“Stated Principal Balance” of any mortgage loan means with respect to any payment date the cut-off date principal balance thereof minus the sum of:

(i)  the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the related Due Period (and irrespective of any delinquency in their payment);

(ii)  all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period;

(iii)  all Liquidation Proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the related servicing agreement or the Sale and Servicing Agreement that were received by the related servicer as of the close of business on the last day of the preceding calendar month related to such payment date, and

(iv)  any Realized Loss thereon incurred during the prior calendar month.

The Stated Principal Balance of any liquidated mortgage loan is zero. Any mortgage loan that is charged off as described in this free writing prospectus is considered a liquidated loan at the time of such charge off. All references to the Stated Principal Balance in this free writing prospectus pertain to all mortgage loans, including amounts in deposit in the related Pre-Funding Account, as applicable.

“Subsequent Cut-off Date” means with respect to the subsequent mortgage loans sold to the trust fund pursuant to a subsequent transfer instrument, the later of (i) the first day of the month in which the related subsequent transfer date occurs or (ii) the date of origination of such mortgage loan.

“Subsequent Transfer Date” means with respect to each subsequent transfer instrument, the date on which the subsequent mortgage loans are sold to the trust, which date will be a business day.

“Subsequent Recoveries” means subsequent recoveries, net of reimbursable expenses with respect to the related mortgage loan that has been previously liquidated and that resulted in a Realized Loss.

“Unpaid Realized Loss Amount” with respect to any class of notes and as to any payment date is the excess of

• Applied Realized Loss Amounts with respect to such class over

• the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous payment dates.

Any amounts paid to the related Notes in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Note Principal Balance of such class.

“Wells Fargo Bank, N.A. Servicing Agreement ” means the Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of November 1, 2005, between Wells Fargo Bank, N.A. and the sponsor, as amended.

  Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each accrual period, for the Notes bearing interest at an adjustable rate, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Reuters Screen LIBOR01 Page, which is the display page currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices), as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Note Principal Balance of all classes of Notes bearing interest at an adjustable rate for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Note Principal Balance of all classes of Notes bearing interest at an adjustable rate for such accrual period. As used in this section, “LIBOR business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

•	with an established place of business in London,

•	which have been designated as such by the securities administrator and

•	which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the classes of Notes bearing interest at an adjustable rate for the related accrual period shall, in the absence of manifest error, be final and binding.

  Payments on the Notes

General. On each payment date, the securities administrator will make payments on the Notes to the persons in whose names such Notes are registered at the related record date.

The securities administrator will make payments on each payment date by wire transfer in immediately available funds to the account of a noteholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a noteholder in writing in accordance with the Indenture. If no such instructions are given to the securities administrator, then the securities administrator will make such payments by check mailed to the address of the person entitled thereto as it appears on the note register; provided, however, that the final payment in retirement of the Notes will be made only upon presentation and surrender of such Notes at the offices of the securities administrator designated for such purposes. As of the Closing Date, the securities administrator designates its offices located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 for purposes of surrender, transfer and exchange. On each payment date, a holder of a Note will receive such holder’s percentage interest of the amounts required to be paid with respect to the applicable class of notes. The percentage interest evidenced by a Note will equal the percentage derived by dividing the denomination of such Note by the aggregate denominations of all Notes of the applicable class.

Interest Payments. On each payment date, the securities administrator will withdraw the available funds from the Payment Account for such payment date and apply Interest Funds for each loan group in the following manner and order of priority:

1. From Interest Funds in respect of Loan Group II:

a)	To the Note Insurer, the related current and any past due Premium due under the Policy;

b)	To the Class II-A Notes, the Current Interest and then any Interest Carry Forward Amount for such class, in accordance with the amount of accrued interest due thereon;

c)	To the Note Insurer, as reimbursement for prior draws (including applicable interest) made under the Policy;

d)
From remaining related Interest Funds sequentially, to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-B-1 Notes, in that order, the Current Interest for each such class; and

e)	To the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement with respect to the Class II-A Notes.

2. From Interest Funds in respect of Loan Group III:

a)	To the Note Insurer, the related current and any past due Premium due under the Policy;

b)	To the Class III-A Notes, the Current Interest and then any Interest Carry Forward Amount for such class, in accordance with the amount of accrued interest due thereon;

c)	To the Note Insurer, as reimbursement for prior draws (including applicable interest) made under the Policy;

d)
From remaining related Interest Funds sequentially, to the Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5, Class III-M-6 and Class III-B-1 Notes, in that order, the Current Interest for each such class; and

e)	To the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement with respect to the Class III-A Notes.

3. From Interest Funds in respect of Loan Group IV:

a)
To the Class IV-A Notes, pro rata, the related Current Interest and then any related Interest Carry Forward Amount for each such class, in accordance with the amount of accrued interest due thereon; and

b)	From remaining related Interest Funds sequentially, to the Class IV-M-1, Class IV-M-2 and Class IV-B-1 Notes, in that order, the related Current Interest for each such class.

On any payment date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the related Class C Certificates, and thereafter, to the accrued interest payable to the related Notes on such payment date, on a pro rata basis, based on the respective amounts of accrued interest due on such certificates for such payment date. The holders of the related Notes will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from Excess Spread to the extent of funds available as described under “—Excess Spread and Overcollateralization Provisions”. The holders of the related Notes will not otherwise be entitled to reimbursement for any such interest shortfalls, nor will they be covered by the Policy.

Any related Excess Spread to the extent necessary to meet a level of overcollateralization equal to the related Overcollateralization Target Amount will be the related Extra Principal Payment Amount and will be included as part of the related Principal Payment Amount and distributed as described below under “—Principal Distributions”. Any related Excess Spread remaining after the payment of the related Extra Principal Payment Amount will be the related Remaining Excess Spread and, together with any related Overcollateralization Release Amount, will be applied as related Excess Cashflow as described under “—Excess Spread and Overcollateralization Provisions”.

Principal Distributions.

Loan Group II

On each payment date, the securities administrator will apply the Group II Principal Payment Amount for such payment date in the following manner and order of priority:

(A) For each payment date (i) prior to the Group II Stepdown Date or (ii) on which a Group II Trigger Event is in effect:

1.  To the Class II-A Notes, the Group II Principal Payment Amount for such payment date until the Note Principal Balance for each such class is reduced to zero;

2.  To the Note Insurer, any reimbursements for prior draws (including applicable interest) on the certificate guaranty insurance policy to the extent not reimbursed out of Interest Funds related to loan group II with respect to the Class II-A Notes;

3.  To the Class II-M-1 Notes, from any remaining Group II Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

4.  To the Class II-M-2 Notes, from any remaining Group II Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

5.  To the Class II-M-3 Notes, from any remaining Group II Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

6.  To the Class II-M-4 Notes, from any remaining Group II Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

7.  To the Class II-M-5 Notes, from any remaining Group II Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

8.  To the Class II-M-6 Notes, from any remaining Group II Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

9.  To the Class II-B-1 Notes, from any remaining Group II Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

10.  To the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement with respect to the Class II-A Notes; and

11.  To the Certificates, as specified in the Trust Agreement.

(B) For each payment date on or after the Group II Stepdown Date, so long as a Group II Trigger Event is not in effect:

1.   To the Class II-A Notes, the Class II-A Principal Payment Amount for such payment date until the Note Principal Balance for each such class is reduced to zero;

2.  To the Note Insurer, any reimbursements for prior draws (including applicable interest) on the certificate guaranty insurance policy to the extent not reimbursed out of Interest Funds related to loan group II with respect to the Class II-A Notes;

3.  To the Class II-M-1 Notes, from any remaining Group II Principal Payment Amount for such payment date, the Class II-M-1 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

4.  To the Class II-M-2 Notes, from any remaining Group II Principal Payment Amount for such payment date, the Class II-M-2 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

5.  To the Class II-M-3 Notes, from any remaining Group II Principal Payment Amount for such payment date, the Class II-M-3 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

6.  To the Class II-M-4 Notes, from any remaining Group II Principal Payment Amount for such payment date, the Class II-M-4 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

7.  To the Class II-M-5 Notes, from any remaining Group II Principal Payment Amount for such payment date, the Class II-M-5 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

8.  To the Class II-M-6 Notes, from any remaining Group II Principal Payment Amount for such payment date, the Class II-M-6 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

9.  To the Class II-B-1 Notes, from any remaining Group II Principal Payment Amount for such payment date, the Class II-B-1 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero; and

10.  To the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement with respect to the Class II-A Notes.

On each payment date, all amounts representing prepayment charges in respect of the mortgage loans received during the Prepayment Period will be withdrawn from the Payment Account and distributed to the Class II-C Certificates and shall not be available for payment to the holders of any group II notes. The payment of such prepayment charges shall not reduce the Note Principal Balance of the Class II-C Certificates.

Notwithstanding the foregoing clauses (A) and (B), to the extent a Group II Net Swap Payment or Group II Swap Termination Payment is payable from principal collections related to loan group II, Group II Principal Payment Amounts will be deemed paid to the most subordinate class of group II notes or certificates (other than the group II residual certificates), until the principal balance thereof has been reduced to zero.

Loan Group III

On each payment date, the securities administrator will apply the Group III Principal Payment Amount for such payment date in the following manner and order of priority:

(A) For each payment date (i) prior to the Group III Stepdown Date or (ii) on which a Group III Trigger Event is in effect:

1.   To the Class III-A Notes, the Group III Principal Payment Amount for such payment date until the Note Principal Balance for each such class is reduced to zero;

2.  To the Note Insurer, any reimbursements for prior draws (including applicable interest) on the certificate guaranty insurance policy to the extent not reimbursed out of Interest Funds related to loan group III with respect to the Class III-A Notes;

3.  To the Class III-M-1 Notes, from any remaining Group III Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

4.  To the Class III-M-2 Notes, from any remaining Group III Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

5.  To the Class III-M-3 Notes, from any remaining Group III Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

6.  To the Class III-M-4 Notes, from any remaining Group III Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

7.  To the Class III-M-5 Notes, from any remaining Group III Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

8.  To the Class III-M-6 Notes, from any remaining Group III Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

9.  To the Class III-B-1 Notes, from any remaining Group III Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

10.  To the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement with respect to the Class III-A Notes; and

11.  To the Certificates, as specified in the Trust Agreement.

(B) For each payment date on or after the Group III Stepdown Date, so long as a Group III Trigger Event is not in effect:

1.   To the Class III-A Notes, the Class III-A Principal Payment Amount for such payment date until the Note Principal Balance for each such class is reduced to zero;

2.  To the Note Insurer, any reimbursements for prior draws (including applicable interest) on the certificate guaranty insurance policy to the extent not reimbursed out of Interest Funds related to loan group III with respect to the Class III-A Notes;

3.  To the Class III-M-1 Notes, from any remaining Group III Principal Payment Amount for such payment date, the Class III-M-1 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

4.  To the Class III-M-2 Notes, from any remaining Group III Principal Payment Amount for such payment date, the Class III-M-2 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

5.  To the Class III-M-3 Notes, from any remaining Group III Principal Payment Amount for such payment date, the Class III-M-3 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

6.  To the Class III-M-4 Notes, from any remaining Group III Principal Payment Amount for such payment date, the Class III-M-4 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

7.  To the Class III-M-5 Notes, from any remaining Group III Principal Payment Amount for such payment date, the Class III-M-5 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

8.  To the Class III-M-6 Notes, from any remaining Group III Principal Payment Amount for such payment date, the Class III-M-6 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

9.  To the Class III-B-1 Notes, from any remaining Group III Principal Payment Amount for such payment date, the Class III-B-1 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero; and

10.  To the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement with respect to the Class III-A Notes.

On each payment date, all amounts representing prepayment charges in respect of the mortgage loans received during the Prepayment Period will be withdrawn from the Payment Account and distributed to the Class III-C Certificates and shall not be available for payment to the holders of any group III notes. The payment of such prepayment charges shall not reduce the Note Principal Balance of the Class III-C Certificates.

Notwithstanding the foregoing clauses (A) and (B), to the extent a Group III Net Swap Payment or Group III Swap Termination Payment is payable from principal collections related to loan group III, Group III Principal Payment Amounts will be deemed paid to the most subordinate class of group III notes or certificates (other than the group III residual certificates), until the principal balance thereof has been reduced to zero.

Loan Group IV

On each payment date, the securities administrator will apply the Group IV Principal Payment Amount for such payment date in the following manner and order of priority:

(A) For each payment date (i) prior to the Group IV Stepdown Date or (ii) on which a Group IV Trigger Event is in effect:

1.   To the Class IV-A Notes, pro rata, the Group IV Principal Payment Amount for such payment date until the Note Principal Balance for each such class is reduced to zero;

2.  To the Class IV-M-1 Notes, from any remaining Group IV Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

3.  To the Class IV-M-2 Notes, from any remaining Group IV Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

4.  To the Class IV-B-1 Notes, from any remaining Group IV Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero; and

5.  To the Certificates, as specified in the Trust Agreement.

(B) For each payment date on or after the Group IV Stepdown Date, so long as a Group IV Trigger Event is not in effect:

1.   To the Class IV-A Notes, pro rata, the Class IV-A Principal Payment Amount for such payment date until the Note Principal Balance for each such class is reduced to zero;

2.  To the Class IV-M-1 Notes, from any remaining Group IV Principal Payment Amount for such payment date, the Class IV-M-1 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

3.  To the Class IV-M-2 Notes, from any remaining Group IV Principal Payment Amount for such payment date, the Class IV-M-2 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero; and

4.  To the Class IV-B-1 Notes, from any remaining Group IV Principal Payment Amount for such payment date, the Class IV-B-1 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero.

On each payment date, all amounts representing prepayment charges in respect of the mortgage loans received during the Prepayment Period will be withdrawn from the Payment Account and distributed to the Class IV-C Certificates and shall not be available for payment to the holders of any group IV notes. The payment of such prepayment charges shall not reduce the Note Principal Balance of the Class IV-C Certificates.

Notwithstanding the foregoing clauses (A) and (B), to the extent a Group IV Net Swap Payment or Group IV Swap Termination Payment is payable from principal collections related to loan group IV, Group IV Principal Payment Amounts will be deemed paid to the most subordinate class of group IV notes or certificates (other than the group IV residual certificates), until the principal balance thereof has been reduced to zero.

  Excess Spread and Overcollateralization Provisions

Excess Spread related to each loan group will be required to be applied as an Extra Principal Payment Amount and distributed as part of the related Principal Payment Amount as described above under “—Payments on the Notes—Principal Payments” with respect to the related Notes whenever the related Overcollateralization Amount is less than the related Overcollateralization Target Amount. Any related Remaining Excess Spread, together with any related Overcollateralization Release Amount, will be distributed in the following manner and order of priority:

1.  To the related Class A Notes, (a) first, any remaining Interest Carry Forward Amount for such class in accordance with the Interest Carry Forward Amount due with respect to such class, to the extent not fully paid as described under “—Interest Payments” above and, if applicable, to the extent not covered by amounts paid to the trust pursuant to the related Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus and (b) second, any Unpaid Realized Loss Amounts for such class in accordance with the Applied Realized Loss Amount allocated to such class, to the extent not covered, if applicable, by amounts paid to the trust pursuant to the related Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

2.  From any remaining related Excess Cashflow, sequentially to the related subordinate notes, in order of highest priority, an amount equal to any Interest Carry Forward Amount to the extent not covered, if applicable, by amounts paid to the trust pursuant to the related Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

3.  From any remaining related Excess Cashflow, first, to the related Class A Notes, any Basis Risk Shortfall Carry Forward Amount for such classes for such payment date, pro rata based on the entitlement of each such class, if any, and second, sequentially to the related subordinate notes, in order of highest priority, any Basis Risk Shortfall Carry Forward Amount for such payment date to the extent not covered, if applicable, by amounts paid to the trust pursuant to the related Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

4.  From any remaining related Excess Cashflow, first, to the related Class A Notes, on a pro rata basis, based on the entitlement of each such class, and second, sequentially to the related subordinate notes, in order of highest priority, the amount of shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls allocated to such classes of certificates, to the extent not previously reimbursed;

5.  From any remaining related Excess Cashflow, if applicable, to the Swap Administrator for payment to the related Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the related Supplemental Interest Trust Trustee);

6.  From any remaining related Excess Cashflow, to the related Class C Certificates an amount specified in the Indenture; and

7.  From any remaining related Excess Cashflow, to the related residual certificates as described in the Indenture.

In addition, notwithstanding the foregoing, on any payment date after the payment date on which the Note Principal Balance of a class of notes has been reduced to zero, that class of notes will be retired and will no longer be entitled to payments, including payments in respect of Prepayment Interest Shortfalls or Basis Risk Shortfalls.

  Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Notes are outstanding.

All fees are expressed in percentages, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Servicing Fee(1)	0.5000% per annum (subject to a variance of plus or minus 0.0025%)	mortgage loan interest collections
Master Servicing Fee(1)	0.0025% per annum (subject to a variance of plus or minus 0.0025%)	mortgage loan interest collections
Premium Percentage(1)	0.2000% per annum	mortgage loan interest collections
(1) The servicing fee, master servicing fee and Premium Percentage are paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to payments to noteholders.

  Allocation of Losses

Any Realized Losses on the mortgage loans will be applied on any payment date as follows: first, to related Excess Spread through an increase of the related Extra Principal Payment Amount, second, in reduction of any related Overcollateralization Amount, third, to the related subordinate notes, sequentially, in order of lowest priority, in reduction of the Note Principal Balance thereof, until reduced to zero, and fourth, to the related Class A Notes in reduction of the Note Principal Balances thereof, until reduced to zero; provided that, any such Realized Losses allocated to the Class II-A Notes and Class III-A Notes will be covered by the Policy. Any reduction to the Note Principal Balance of a Note is an Applied Realized Loss Amount.

Once Realized Losses have been allocated to a class of Notes, such amounts with respect to such Notes will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Applied Realized Loss Amounts may be repaid to the holders of the related Notes from Remaining Excess Spread, according to the priorities set forth under “- Excess Spread and Overcollateralization Provisions” above.

No reduction of the Note Principal Balance of any class of related Notes shall be made on any payment date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Note Principal Balance of all of the classes of related Notes as of such payment date to an amount less than the Stated Principal Balances of the related mortgage loans as of the related due date.

Any allocation of a Realized Loss to a Note will be made by reducing the Note Principal Balance thereof by the amount so allocated as of the payment date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Note Principal Balance of any related Class A Note be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Excess Cashflow.

In the event that the master servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed in accordance with the priorities described under “Description of the Notes— Payments on the Notes” in this free writing prospectus, and the Note Principal Balance of each related class of notes that has been reduced by the allocation of a Realized Loss to such class will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such classes of related Notes will not be entitled to any payment in respect of related Current Interest on the amount of such increases for any accrual period preceding the payment date on which such increase occurs. Any Subsequent Recoveries that are received during a Prepayment Period will be included as a part of the related Interest Funds or related Principal Funds, as the case may be, for the related payment date.

  Reports to Noteholders

On each payment date, the securities administrator will make available to each noteholder, the master servicer, the indenture trustee, the Note Insurer and the depositor a statement generally setting forth, among other information:

(a)	the applicable record dates, accrual periods, determination dates for calculating distributions and general payment dates;

(b)	with respect to mortgage loans, the total cash flows received and the general sources thereof;

(c)
the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees, including the related amount of the servicing fees paid to or retained by the related servicer for the related Due Period;

(d)
the amount of the related payment to holders of the Notes (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Payment Amount included therein;

(e)	the amount of such payment to holders of the Notes allocable to interest and the portion thereof, if any, provided by the related Interest Rate Swap Agreement and the amount of coverage remaining;

(f)	the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the Notes (if any);

(g)	the Note Principal Balance of the Notes before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such payment date;

(h)
the number and Stated Principal Balance of all the mortgage loans for such payment date, together with updated pool composition information including the following: weighted average mortgage rate and weighted average remaining term;

(i)	the Note Interest Rate for each class of the Notes for such payment date and whether such rate was based on an interest rate cap;

(j)
the aggregate amount of advances included in the distributions on the payment date (including the general purpose of such advances), the aggregate amount of unreimbursed advances as of the end of the Due Period, and the general source of funds for reimbursements;

(k)
the number and aggregate Stated Principal Balance of the mortgage loans (A) delinquent, exclusive of mortgage loans in foreclosure, (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, (B) in foreclosure and delinquent (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent and (C) in bankruptcy and delinquent (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, in each case as of the close of business on the last day of the calendar month preceding such payment date;

(l)	the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

(m)
with respect to any mortgage loan that was liquidated during the preceding calendar month, the aggregate Stated Principal Balance of, and Realized Loss on, such mortgage loans as of the end of the prior calendar month;

(n)
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the free writing prospectus and whether the trigger was met;

(o)	the total number and principal balance of any real estate owned, or REO, properties as of the end of the prior calendar month;

(p)	the cumulative Realized Losses through the end of the prior calendar month;

(q)	the 60 Day Plus Delinquency Percentage;

(r)	if applicable, material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period or that have become material over time;

(s)	material breaches of mortgage loan representation or warranties or transaction covenants;

(t)	the amount of the prepayment charges remitted by the master servicer and the amount on deposit in the related reserve fund;

(u)	whether a Trigger Event exists;

(v)
the amount of any Net Swap Payment payable to the trust, any Net Swap Payment payable to the related Swap Provider, any Swap Termination Payment payable to the trust and any Swap Termination Payment payable to the related Swap Provider;

(w)
with respect to loan group II, the amount withdrawn from the Group II Pre-Funding Account and the Group II Interest Coverage Account, respectively, on that payment date, the amount remaining on deposit in the Group II Pre-Funding Account and in the Group II Interest Coverage Account exclusive of investment income, following such Payment Date, and the amount withdrawn from the Group II Pre-Funding Account and used to buy any subsequent mortgage loans in loan group II prior to such Payment Date;

(x)
with respect to loan group III, the amount withdrawn from the Group III Pre-Funding Account and the Group III Interest Coverage Account, respectively, on that payment date, the amount remaining on deposit in the Group III Pre-Funding Account and in the Group III Interest Coverage Account exclusive of investment income, following such payment date, and the amount withdrawn from the Group III Pre-Funding Account and used to buy any subsequent mortgage loans in loan group III prior to such payment date;

(y)	with respect to the Class II-A Notes and Class III-A Notes, the amount of payments, if any, to holders of such Class II-A Notes and Class III-A Notes provided by the Policy

(z)	information regarding any new issuance of securities backed by the same asset pool, any mortgage loan changes, such as additions or removals, if applicable; and

(aa)
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or mortgage loan selection criteria or procedures, as applicable, used to originate, acquire or select mortgage loans for the trust fund.

The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to noteholders via the securities administrator’s internet website initially located at www.etrustee.net. Assistance in using the website service can be obtained by calling the securities administrator at (312) 904-4373. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator’s and indicating such. The securities administrator will have the right to change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

So long as the issuing entity is required to file reports under the Exchange Act, these monthly statements will be made available as described below under “Available Information” in this free writing prospectus.

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the securities administrator’s website referenced below under “Available Information”. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related Notes upon request free of charge. See “Master Servicing and Servicing of the Mortgage Loans — Evidence as to Compliance” in this free writing prospectus.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished by the securities administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and deliver to each noteholder of record during the previous calendar year a statement containing information necessary to enable noteholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

The Indenture may be amended by the depositor, the securities adminsitrator, the sponsor and the indenture trustee, without the consent of Noteholders,

to cure any ambiguity,

to correct or supplement any provision therein, or

to make any other revisions with respect to matters or questions arising under the Indenture which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any noteholder or the Note Insurer. An amendment will be deemed not to adversely affect in any material respect the interests of the noteholders or the Note Insurer if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of Notes (without regard to the Policy).

In addition, the Indenture may be amended without the consent of noteholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund’s REMIC elections, provided that the indenture trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Indenture may be amended by the depositor, the securities administrator, the seller and the indenture trustee with the consent of the Note Insurer or the holders of the Notes evidencing over 50% of the voting rights of the Notes in the aggregate, or, with the consent of the holders of the Notes evidencing over 50% of the voting rights of the Notes in the related loan group, or, with the consent of the holders of each class of Notes affected thereby evidencing over 50% of the voting rights of such class or classes, in each case, as applicable, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the noteholders; provided, however, that no such amendment may:

reduce in any manner the amount of, or delay the timing of, payments required to be paid to any Note without the consent of the holder of such Note;

cause any REMIC to fail to qualify as a REMIC for federal tax purposes; or

reduce the aforesaid percentage of aggregate outstanding principal amounts of Notes of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all Notes of such class.

The indenture trustee will not be entitled to consent to any amendment to the Indenture without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Indenture and will not cause the trust fund’s REMIC elections to fail to qualify for REMIC status for federal tax purposes.

Notwithstanding any of the other provisions of this section, none of the depositor, the securities administrator or the indenture trustee shall enter into any amendment that could reasonably be expected to have a material adverse effect on the interests of the related Swap Provider (excluding, for the avoidance of doubt, any amendment to the Indenture that is entered into solely for the purpose of appointing a successor servicer, master servicer, indenture trustee or other service provider) without the prior written consent of the related Swap Provider, which consent shall not be unreasonably withheld, conditioned or delayed.

  Voting Rights

Voting rights of the trust in general will be allocated among the classes of Notes of each loan group based upon their respective Note Principal Balances. The Note Insurer will have the right to vote on behalf of the Class II-A Notes and Class III-A Notes, for so long as there is no continuing default by the Note Insurer with respect to its obligations under the Policy.

  Optional Termination

The majority holder of the related Class C Certificates will have the right to purchase all remaining mortgage loans (including, with respect to loan group II and loan group III, the related subsequent mortgage loans) and REO properties in the related loan group and thereby effect early retirement of all the related Notes, subject to the Stated Principal Balance of the mortgage loans (which amount includes the related subsequent mortgage loans) and REO properties in the related loan group at the time of repurchase being less than or equal to 20% of the Stated Principal Balance of the mortgage loans of such group (which amount includes the related subsequent mortgage loans) as of the cut-off date. In the case of the Class II-C Certificates and Class III-C Certificates such right is subject to the consent of the Note Insurer if such action would result in a draw on the certificate guaranty insurance policy or if the Note Insurer would fail to receive all amounts owing to it under the Insurance Agreement. In the event that the majority holder of the related Class C Certificates exercises such option, it will effect such repurchase at a price equal to the sum of

•
100% of the Stated Principal Balance of each mortgage loan in the related loan group (including, with respect to loan group II and loan group III, the related subsequent mortgage loans), other than in respect of REO property, plus accrued interest thereon at the applicable mortgage rate,

•	the appraised value of any REO property in the related loan group, up to the Stated Principal Balance of the related mortgage loan,

•
any unreimbursed out-of-pocket costs and expenses of the indenture trustee, the related servicer or the master servicer and the principal portion of any unreimbursed advances previously incurred by the related servicer or the master servicer, as the case may be, in the performance of their respective servicing obligations,

•	any amounts owed to the Note Insurer under the Policy or the Insurance Agreement, and

•	any related Swap Termination Payment (including any unpaid Net Swap Payment) payable to the related Swap Provider which remains unpaid or which is due to the exercise of such option.

Proceeds from such purchase will be paid to the noteholders in the priority described above in “Description of the Notes — Payments on the Notes.” In the event that the purchase price to be paid by the majority holder of the related Class C Certificates is based in part on the appraised value of any REO property and such appraised value is less than the Stated Principal Balance of the related mortgage loan in the related loan group, the proceeds may not be sufficient to pay the full amount to which each class of notes of the related loan group is entitled. In such event, the amount of the difference between the appraised value of such REO property and the Stated Principal Balance of the related mortgage loan in the related loan group will constitute a Realized Loss which will be allocated to the related Notes as described under “Description of the Notes - Allocation of Losses”. Any purchase of the mortgage loans and REO properties of a group will result in an early retirement of the related Notes.

  Transfer of Servicing

A servicer may sell and assign its rights and delegate its duties and obligations in its entirety as servicer under the Sale and Servicing Agreement or the related Servicing Agreement; provided, however that: (i) the purchaser or transferee accepting such assignment and delegation (a) will be a person which will be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) will have a net worth of not less than $15,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the indenture trustee and the master servicer (as evidenced in a writing signed by the indenture trustee and the master servicer) and satisfactory to the Note Insurer; and (d) will execute and deliver to the indenture trustee and the securities administrator an agreement, in form and substance reasonably satisfactory to the indenture trustee, the master servicer and the securities administrator, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as servicer under the Sale and Servicing Agreement or the related servicing agreement, as applicable, and any custodial agreement from and after the effective date of such agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the servicer and each rating agency’s rating of the Notes in effect immediately prior to such assignment, sale and delegation (without regard to the Policy) will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the servicers, the Note Insurer, the securities administrator, the indenture trustee and the master servicer (at the expense of the related servicer); and (iii) the servicer assigning and selling the servicing will deliver to the indenture trustee, the master servicer, the Note Insurer and the securities administrator an officer’s certificate and an opinion of counsel addressed to the indenture trustee, the Note Insurer and the securities administrator, each stating that all conditions precedent to such action under the Sale and Servicing Agreement or the related servicing agreement have been completed and such action is permitted by and complies with the terms of the Sale and Servicing Agreement or the related servicing agreement, as applicable. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

On or after the Closing Date, if provided in the related servicing agreement, any servicer may pledge and assign all of its right, title and interest in, to and under the related servicing agreement to one or more lenders selected by the servicer. In the event of a default by the servicer under the servicing agreement, the servicing with respect to the related mortgage loans may transfer to a successor servicer satisfying the requirements of the Sale and Servicing Agreement (including being acceptable to each of Standard & Poor’s, Moody’s and the master servicer), so long as the transferee agrees to be subject to the terms of the servicing agreement.

Investors in the Notes should be aware that a pledgee will have certain rights in connection with an event of default under the related servicing agreement, including the right to select a new servicer.

  Optional Purchase of Certain Mortgage Loans

As to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more, the sponsor may, at its option, purchase such mortgage loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor to the first day of the month in which such amount is to be distributed; provided that such mortgage loan is still delinquent in payment by 90 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 90 days or more. In that event, the option shall again become exercisable on the first date of the subsequent Fiscal Quarter. This right may be assigned by the sponsor to a third party, including a holder of a class of securities. Investors should note that the removal of any such mortgage loan from the trust may affect the loss and delinquency tests which determine the level of the overcollateralization target amount, which may adversely affect the market value of the notes.

In addition, EMC will, at its option, purchase any mortgage loan from the issuing entity for which the first scheduled payment due to the issuing entity after the Closing Date becomes thirty days past due; provided, however, such mortgage loan was purchased by EMC or one of its affiliates from an originator pursuant to a loan purchase agreement that obligated such originator to repurchase such mortgage loan if one or more scheduled payments becomes 30 or more days delinquent (and such originator has agreed to repurchase such mortgage loan). Such purchase shall be made at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed.

  Events of Default

Events of default under the Sale and Servicing Agreement include:

•
any failure by the master servicer to remit to the securities administrator any amount received or collected by it with respect to the mortgage loans, or any advance required to be made by the master servicer under the terms of the Sale and Servicing Agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer by the indenture trustee or the depositor, or to the master servicer and the indenture trustee by the Note Insurer or the holders of Notes evidencing not less than 25% of the voting rights evidenced by the Notes;

•
any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the Sale and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the indenture trustee or the depositor, or to the master servicer and the indenture trustee by the Note Insurer or the holders of Notes evidencing not less than 25% of the voting rights evidenced by the Notes; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

  Rights Upon Event of Default

So long as an event of default under the Sale and Servicing Agreement remains unremedied, the indenture trustee will, in the case of any event of default described in the bullet points above but only upon receipt of written instructions from the Note Insurer or the holders of Notes having not less than 25% of the voting rights evidenced by the Notes, terminate all of the rights and obligations of the master servicer under the Sale and Servicing Agreement and in and to the mortgage loans, whereupon the indenture trustee will, except as described below, automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the Sale and Servicing Agreement; provided, however, that the indenture trustee in its capacity of successor master servicer will be responsible for making any advances required to be made by the master servicer immediately upon termination of the predecessor master servicer, and any such advance will be made on the payment date on which such advance was required to be made by the predecessor master servicer; provided further, that the indenture trustee will have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the indenture trustee will be entitled to all compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the indenture trustee may, if it will be unwilling so to act, or will, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the master servicer under the Sale and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Sale and Servicing Agreement. Pending appointment of a successor to the master servicer under the Sale and Servicing Agreement, the indenture trustee will act in such capacity as provided under the Sale and Servicing Agreement. In connection with such appointment and assumption, the indenture trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor will agree; provided, however, that no such compensation will be in excess of that permitted the master servicer as provided above. No assurance can be given that termination of the rights and obligations of the master servicer under the Sale and Servicing Agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the indenture trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

No noteholder, solely by virtue of such holder’s status as a noteholder will have any right under the Sale and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the indenture trustee written notice of the continuation of an event of default and unless the holders of Notes having not less than 25% of the voting rights evidenced by the Notes have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee thereunder and have offered to the indenture trustee reasonable indemnity and the indenture trustee for 60 days has neglected or refused to institute any such proceeding.

  INDENTURE

The following summary describes some of the terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this free writing prospectus by reference. The depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Trust Agreement. Requests should be addressed to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179.

  General

The Notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Notes containing a copy of the Indenture, the Trust Agreement, the Administration Agreement and the Sale and Servicing Agreement as executed will be filed by the depositor with the Securities and Exchange Commission.

  The Issuing Entity

The issuing entity is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. The Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the assets of the trust and proceeds therefrom, (ii) issuing the Notes, (iii) making payments on the Notes and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The issuing entity is not expected to have any significant assets other than the mortgage loans pledged to the indenture trustee as collateral to secure the Notes. The issuing entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee.

  The Owner Trustee

Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principle place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this free writing prospectus.

As compensation for its duties under the Trust Agreement, the owner trustee will be paid a fee as agreed upon by the owner trustee and the sponsor pursuant to a separate agreement, which amounts will be paid by the sponsor . The Trust Agreement will provide that the owner trustee and any director, officer, employee or agent of the owner trustee will be entitled to recover from the Payment Account all reasonable out-of pocket expenses, disbursements and expenses of the owner trustee, in connection with any event of default, any breach of the Trust Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the owner trustee (including the reasonable compensation and disbursements of its counsel), other than any such expense or disbursement as may arise from its gross negligence or intentional misconduct or which is the responsibility of the noteholders.

Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuing entity or the noteholders under the Trust Agreement under any circumstances, except for the owner trustee’s own misconduct, gross negligence, bad faith or gross negligent failure to act or in the case of the inaccuracy of certain representations made by the owner trustee in the Trust Agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the owner trustee under the Trust Agreement.

  The Indenture Trustee

The indenture trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as indenture trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the first quarter of 2007, Citibank’s Agency & Trust group manages in excess of $3.9 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the first quarter of 2007, Citibank, N.A. acts as trustee and/or paying agent on approximately 361 various residential mortgage-backed transactions.

Citibank, N.A. may resign at any time, in which event the depositor will be obligated to appoint a successor indenture trustee. The depositor may also remove Citibank, N.A. if it ceases to be eligible to continue as such under the Indenture or the Sale and Servicing Agreement, if it becomes incapable of acting, if it becomes insolvent, or if a receiver or public officer takes charge of Citibank, N.A. or its property, or if the credit rating of Citibank, N.A. falls below certain levels. Upon such resignation or removal of Citibank, N.A., the depositor will be entitled to appoint a successor indenture trustee with the consent of the Note Insurer. Citibank, N.A. may also be removed at any time by the holders of the Notes evidencing ownership of not less than 51% of the Notes or the Note Insurer. Any such resignation or removal of Citibank, N.A. and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

On and after the time the master servicer receives a notice of termination pursuant to the Sale and Servicing Agreement, the indenture trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the Sale and Servicing Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the Sale and Servicing Agreement. Effective on the date of such notice of termination, as compensation therefor, the indenture trustee, as successor master servicer, shall be entitled to all compensation, reimbursement of expenses and indemnification that the master servicer would have been entitled to if it had continued to act hereunder, provided, however, that the indenture trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the foregoing, the indenture trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Notes by each rating agency (without regard to the Policy) as the successor to the master servicer pursuant to the Sale and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Sale and Servicing Agreement. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, (ii) be acceptable to the Note Insurer (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loan under the Sale and Servicing Agreement, and shall have executed and delivered to the depositor, the Note Insurer and the indenture trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Sale and Servicing Agreement), with like effect as if originally named as a party to the Sale and Servicing Agreement, provided that each rating agency shall have acknowledged in writing that its rating of the Notes in effect immediately prior to such assignment and delegation (without regard to the Policy) will not be qualified or reduced as a result of such assignment and delegation. If the indenture trustee assumes the duties and responsibilities of the master servicer, the indenture trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer hereunder, the indenture trustee, unless the indenture trustee is prohibited by law from so acting, shall act in such capacity as provided in the Sale and Servicing Agreement. In connection with such appointment and assumption, the indenture trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the noteholders and the Note Insurer shall be in excess of that permitted the master servicer hereunder. The indenture trustee and such successor shall take such action, consistent with the Sale and Servicing Agreement, as shall be necessary to effectuate any such succession. Neither the indenture trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any payment hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the indenture trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the indenture trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the indenture trustee or the successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the indenture trustee pursuant to the Sale and Servicing Agreement. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Sale and Servicing Agreement.

If the indenture trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided in this free writing prospectus, it will do so in a separate capacity and not in its capacity as indenture trustee and, accordingly, the provisions of the Indenture and the Sale and Servicing Agreement concerning the indenture trustee’s duties will be inapplicable to the indenture trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the indenture trustee in its capacity as indenture trustee); the provisions of the Sale and Servicing Agreement relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the master servicer, the indenture trustee will give prompt written notice thereof to Noteholders of record pursuant to the Indenture and the Sale and Servicing Agreement and to the Note Insurer and to the rating agencies.

Within 60 days after the occurrence of any event of default, the indenture trustee shall transmit by mail to all Noteholders and the Note Insurer notice of each such event of default hereunder actually known to a responsible officer of the indenture trustee, unless such event of default shall have been cured or waived.

In no event will the indenture trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the indenture trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the indenture trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Indenture and the Sale and Servicing Agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the indenture trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The indenture trustee will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Indenture and Sale and Servicing Agreement as set forth therein except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

In addition to having express duties under the Indenture and Sale and Servicing Agreement, the indenture trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the indenture trustee will be subject to certain federal laws and, because the Indenture and Sale and Servicing Agreement are governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the indenture trustee will, in the administration of its duties under the Indenture and Sale and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. The Indenture provides that the indenture trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

The compensation to the indenture trustee for its duties as indenture trustee will be paid by the master servicer pursuant to a separate fee agreement.

  The Securities Administrator

LaSalle will be the securities administrator under the Sale and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.

On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North America Holding Company, the indirect parent of LaSalle Bank National Association, to Bank of America Corp. The proposed sale currently includes all parts of the Global Securities and Trust Services Group within the LaSalle Bank organization engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

The contract between ABN AMRO Holding N.V. and Bank of America Corp. contains a 14 calendar day "go shop" clause which continues until 11:59 PM New York time on May 6th, 2007. Under that clause an alternative bidder can, during such time frame, execute a definitive sales agreement for the same businesses on superior terms for cash and not subject to a financing condition. This is followed by a 5 business day right for Bank of America Corp. to match the new bidder's superior proposal. There is a USD 200 million termination fee to be paid by ABN AMRO Holding N.V. if Bank of America Corp. does not match and as a result its contract is terminated. If Bank of America Corp. matches there is no further right to terminate the contract for a superior proposal. ABN AMRO Holding N.V. filed a copy of this contract on Form 6-K with the Securities and Exchange Commission on April 25, 2007. The sale of LaSalle bank National Association is expected to be settled in late 2007 and is subject to regulatory approvals and other customary closing conditions.

ABN AMRO Holding N.V. is actively engaged in soliciting alternative bids from the largest U.S. and international banks that may have an interest in LaSalle Bank National Association.

LaSalle has extensive experience serving as securities administrator on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee, paying agent or securities administrator on over 550 residential mortgage-backed security transactions involving assets similar to mortgage loans. As of March 31, 2007, LaSalle served as trustee, paying agent or securities administrator on over 500 residential mortgage-backed security transactions. Using information set forth in this free writing prospectus, the securities administrator will develop the cashflow model for the trust. Based on the monthly loan information provided by the servicers and the master servicer on the mortgage loans related to each loan group, the securities administrator will calculate the amount of principal and interest to be paid to each class of related Notes and Certificates on each payment date. In accordance with the cashflow model and based on the monthly loan information provided by the servicers and the master servicer, the securities administrator will perform payment calculations, remit payments on the payment date to the related Noteholders and prepare a monthly statement to the related Noteholders detailing the payments received and the activity on the mortgage loans during the related Due Period. In performing these obligations, the securities administrator will be able to conclusively rely on the information provided to it by the servicers and the master servicer, and the securities administrator will not be required to recompute, recalculate or verify the information provided to it by the servicers or the master servicer.

The depositor, sponsor, owner trustee, indenture trustee, the Note Insurer and the servicers may maintain other banking relationships in the ordinary course of business with LaSalle. LaSalle’s corporate trust office for securities administration purposes is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603, Attention: Global Securities and Trust Services - BSSLT 2007-1 or at such other address as LaSalle may designate from time to time.

  The Custodians

Pursuant to the custodial agreement among Citibank, N.A., as indenture trustee, Wells Fargo Bank, National Association (“Wells Fargo”), as custodian, the seller, the master servicer and the depositor (the “Wells Fargo Custodial Agreement”), the custodial agreement among Citibank, N.A., as indenture trustee, LaSalle Bank National Association (“LaSalle”), as custodian, the seller, the master servicer and the depositor (the “LaSalle Bank Custodial Agreement”) and the custodial agreement among Citibank, N.A., as indenture trustee, Treasury Bank (“Treasury Bank”), as custodian, the seller, the master servicer and the depositor (the “Treasury Bank Custodial Agreement”; and collectively with the Wells Fargo Custodial Agreement and the LaSalle Custodial Agreement, the “Custodial Agreements”), Wells Fargo, LaSalle and Treasury Bank will act as the custodians (each, a “Custodian”) to hold all of the mortgage files for the mortgage loans on behalf of the indenture trustee for the benefit of all present and future Noteholders and the Note Insurer. Each custodian shall, on behalf of the indenture trustee, conduct the review of each mortgage file in its possession with respect to the mortgage loans and perform all other duties relating to the custody of such mortgage files as are delegated to the custodian pursuant to the terms of the Custodial Agreements.

The custodians will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodians will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Sale and Servicing Agreement.

LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release of collateral or reinstatement of collateral. LaSalle and the Sponsor are parties to certain custodial agreements whereby LaSalle, for consideration, provides custodial services to the Sponsor for certain residential mortgage loans originated or purchased by it. Pursuant to these custodial agreements, LaSalle is currently providing custodial services for some of the mortgage loans to be sold by the Sponsor to the Depositor in connection with this securitization. The terms of the custodial agreements are customary for the residential mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the indenture trustee and the noteholders. Wells Fargo Bank maintains each mortgage loan file is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Treasury Bank, a Division of Countrywide Bank, FSB or Treasury Bank is acting as a custodian of certain of the mortgage loans pursuant to the related custodial agreement. Treasury Bank is responsible to hold and safeguard such mortgage notes and other contents of the mortgage files on behalf of the indenture trustee and the certificateholders. Treasury Bank’s principal place of business is 1199 N. Fairfax Street, Ste 500, Alexandria, VA 22314. Treasury Bank’s document custody facilities are located at 4100 East Los Angeles Ave, Simi Valley, CA 93063, and 4951 Savarese Circle, Tampa, FL 33634. Pursuant to the related custodial agreement, Treasury Bank will maintain continuous custody of the mortgage notes and the other documents included in the mortgage files related to such mortgage loans. Treasury Bank will: electronically segregate the mortgage files of all other documents in Treasury Bank’s, possession, identify the mortgage as being held, hold the mortgage files for the indenture trustee and the noteholders, maintain at all times a current inventory of the mortgage files, and secure the mortgage files in fire resistant facilities.

THE GROUP II INTEREST RATE SWAP AGREEMENT

LaSalle Bank National Association as the group II supplemental interest trust trustee (the “Group II Supplemental Interest Trust Trustee”) will enter into an interest rate swap agreement (the “Group II Interest Rate Swap Agreement”, and collectively with the Group III Interest Rate Swap Agreement and the Group IV Interest Rate Swap Agreement, the “Interest Rate Swap Agreements”) with [____________] (the “Group II Swap Provider”, and collectively with the Group III Swap Provider and Group IV Swap Provider, the “Swap Providers”) for the benefit of the holders of the group II notes. The Group II Interest Rate Swap Agreement will be held in the group II supplemental interest trust (the “Group II Supplemental Interest Trust”, and collectively with the Group III Supplemental Interest Trust and the Group IV Supplemental Interest Trust, the “Supplemental Interest Trusts”). The Group II Supplemental Interest Trust Trustee will appoint the Swap Administrator (defined below) pursuant to the Swap Administration Agreement (defined below) to receive and distribute funds with regards to the Group II Interest Rate Swap Agreement on behalf of the Group II Supplemental Interest Trust. On or before each payment date, the Swap Administrator, pursuant to the Swap Administration Agreement, will deposit into an account held in the Group II Supplemental Interest Trust (the “Group II Swap Account”, and collectively with the Group III Swap Account and Group IV Swap Account, the “Swap Accounts”) certain amounts, if any, received from the Group II Swap Provider. The Swap Administrator will withdraw from the Group II Swap Account and pay to holders of the group II notes certain amounts as described under “The Swap Administration Agreement” in this free writing prospectus. For the avoidance of doubt, the Group II Supplemental Interest Trust, the Group II Interest Rate Swap Agreement, the Swap Administration Agreement and the Group II Swap Account will not be assets of any REMIC.

Under the Group II Interest Rate Swap Agreement, on or before each payment date commencing with the payment date in May 2007 and ending with the payment date in January 2011, the Swap Administrator, on behalf of the Group II Supplemental Interest Trust, will be obligated to pay to the Group II Swap Provider a fixed amount for that payment date (the “Group II Fixed Swap Payment” and collectively with the Group III Fixed Swap Payment and Group IV Fixed Swap Payment, the “Fixed Swap Payments”) equal to the product of (x) a fixed rate equal to 5.10% per annum, (y) the product of (i) the related notional amount for that payment date and (ii) 100, and (z) a fraction, the numerator of which is 30 (or, in the case of the first payment date, the number of days from and including the effective date (as defined in the Group II Interest Rate Swap Agreement) to but excluding such payment date, determined on a 30/360 basis) and the denominator of which is 360, and the Group II Swap Provider will be obligated to pay to the Swap Administrator, on behalf of the Group II Supplemental Interest Trust, a floating amount (the “Group II Floating Swap Payment” and collectively with the Group III Floating Swap Payment and Group IV Floating Swap Payment, the “Floating Swap Payments”) equal to the product of (x) One-Month LIBOR as determined pursuant to the Group II Interest Rate Swap Agreement, for the related calculation period (as defined in the Group II Interest Rate Swap Agreement) (y) the product of (i) the related notional amount for that payment date and (ii) 100, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. A net payment, (the “Group II Net Swap Payment”, and collectively with a Group III Net Swap Payment and Group IV Net Swap Payment, the “Net Swap Payments) will be required to be made on or before each applicable payment date (a) by the Swap Administrator, on behalf of the Group II Supplemental Interest Trust, to the Group II Swap Provider, to the extent that the Group II Fixed Swap Payment for such payment date exceeds the Group II Floating Swap Payment for such payment date, or (b) by the Group II Swap Provider to the Swap Administrator, on behalf of the Group II Supplemental Interest Trust, to the extent that the Group II Floating Swap Payment exceeds the Group II Fixed Swap Payment for such payment date. For each payment date in respect of which a Group II Net Swap Payment is required to be made to the Group II Swap Provider, the trust, will be required to make a payment from funds with respect to loan group II, to the Group II Swap Account in the amount of such Group II Net Swap Payment, prior to payemnt to the related noteholders. The Swap Administrator, on behalf of the Group II Supplemental Interest Trust, will only be required to make a Group II Net Swap Payment to the Group II Swap Provider to the extent of funds paid by the trust with respect to loan group II to the Group II Swap Account.

The notional amount with respect to the Group II Interest Rate Swap Agreement and each payment date set forth below will be the related notional amount set forth below.

Month of Payment Date	Group II Interest Rate Swap Agreement Notional Amount ($)
25-May-07	4,743,596.96
25-Jun-07	4,603,681.62
25-Jul-07	4,467,883.04
25-Aug-07	4,336,080.28
25-Sep-07	4,208,155.95
25-Oct-07	4,083,996.12
25-Nov-07	3,963,490.18
25-Dec-07	3,846,530.80
25-Jan-08	3,733,013.76
25-Feb-08	3,622,837.93
25-Mar-08	3,515,905.13
25-Apr-08	3,412,120.06
25-May-08	3,311,390.25
25-Jun-08	3,213,625.90
25-Jul-08	3,118,739.86
25-Aug-08	3,026,647.56
25-Sep-08	2,937,266.88
25-Oct-08	2,850,518.14
25-Nov-08	2,766,323.97
25-Dec-08	2,684,609.29
25-Jan-09	2,605,301.22
25-Feb-09	2,528,329.03
25-Mar-09	2,453,624.04
25-Apr-09	2,381,119.61
25-May-09	2,310,751.04
25-Jun-09	2,242,455.55
25-Jul-09	2,176,172.19
25-Aug-09	2,111,841.79
25-Sep-09	2,049,406.94
25-Oct-09	1,988,811.89
25-Nov-09	1,930,002.55
25-Dec-09	1,872,926.42
25-Jan-10	1,817,532.51
25-Feb-10	1,763,771.35
25-Mar-10	1,711,594.94
25-Apr-10	1,660,956.65
25-May-10	1,611,811.25
25-Jun-10	1,564,114.83
25-Jul-10	1,517,824.76
25-Aug-10	1,472,899.67
25-Sep-10	1,429,299.42
25-Oct-10	1,386,985.01
25-Nov-10	1,345,918.63
25-Dec-10	1,306,063.55
25-Jan-11	1,267,384.14

The Group II Interest Rate Swap Agreement will terminate following the last payment date specified above, unless the Group II Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Group II Swap Event of Default, a Group II Early Termination Event or a Group II Swap Additional Termination Event, each as defined below.

The respective obligations of the Group II Swap Provider and the Swap Administrator, on behalf of the Group II Supplemental Interest Trust, to pay specified amounts due under the Group II Interest Rate Swap Agreement (other than any Group II Swap Termination Payment, as defined below) generally will be subject to the following conditions precedent: (1) no Group II Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Group II Swap Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Group II Interest Rate Swap Agreement) has occurred or been effectively designated.

Events of default under the Group II Interest Rate Swap Agreement (each a “Group II Swap Event of Default”) include the following:

•	failure to make a payment as required under the terms of the Group II Interest Rate Swap Agreement,

•	failure by the Group II Swap Provider to comply with or perform certain agreements or obligations as required under the terms of the Group II Interest Rate Swap Agreement,

•
failure by the Group II Swap Provider to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Group II Interest Rate Swap Agreement,

•	certain representations by the Group II Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Group II Swap Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Group II Supplemental Interest Trust Trustee and the Group II Swap Provider and specified for this purpose in the Group II Interest Rate Swap Agreement,

•
cross-default by the Group II Swap Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Group II Interest Rate Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by a party to the Group II Interest Rate Swap Agreement without an assumption of such party’s obligations under the Group II Interest Rate Swap Agreement,

each as further described in the Group II Interest Rate Swap Agreement.

Group II Termination Events under the Group II Interest Rate Swap Agreement (each a “Group II Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Group II Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Group II Interest Rate Swap Agreement, as a result of a change in tax law or certain similar events), and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Group II Interest Rate Swap Agreement as a result of a merger or similar transaction), each as further described in the Group II Interest Rate Swap Agreement.

Group II Additional termination events under the Group II Interest Rate Swap Agreement (each a “Group II Swap Additional Termination Events”), include the following:

•
failure of the Group II Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Group II Interest Rate Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Group II Interest Rate Swap Agreement,

•
failure of the Group II Swap Provider to comply with the Regulation AB provisions of the Group II Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Group II Interest Rate Swap Agreement),

•	occurrence of an optional termination of the securitization pursuant to the terms of the Indenture,

•	entering into a Supplemental Indenture in a manner contrary to the requirements of the Group II Interest Rate Swap Agreement, and

•	early termination of the trust,

each as further described in the Group II Interest Rate Swap Agreement.

If the Group II Swap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Group II Interest Rate Swap Agreement, the Group II Swap Provider may be required, at its own expense and in accordance with the requirements of the Group II Interest Rate Swap Agreement, to do one or more of the following: (1) obtain a substitute swap provider, or (2) establish any other arrangement as may be specified for such purpose in the Group II Interest Rate Swap Agreement.

Upon the occurrence of a Group II Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Group II Early Termination Date”). Upon the occurrence of a Group II Swap Termination Event or a Group II Swap Additional Termination Event, a Group II Early Termination Date may be designated by one of the parties as specified in the Group II Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Group II Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Group II Swap Termination Event, and, in the case of a downgrade below the second ratings threshold, only if a firm offer from a related replacement swap provider remains capable of acceptance by the offeree, all as set forth in the Group II Interest Rate Swap Agreement. The occurrence of a Group II Early Termination Date under the Group II Interest Rate Swap Agreement will constitute a “Group II Swap Early Termination.”

Upon a Group II Swap Early Termination, the Swap Administrator, on behalf of the Group II Supplemental Interest Trust, or the Group II Swap Provider may be liable to make a swap termination payment (the “Group II Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Group II Swap Termination Payment will be computed in accordance with the procedures set forth in the Group II Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Group II Swap Termination Payment to the Group II Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount (to the extent such Group II Swap Termination Payment has not been paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Group II Supplemental Interest Trust Trustee). In the case of a Group II Swap Termination Payment not triggered by a Group II Swap Provider Trigger Event (as defined in this free writing prospectus), the trust will be required to pay such amount on the related payment date, and on any subsequent payment date, until paid in full, prior to payments to the related noteholders, and in the case of a Group II Swap Termination Payment triggered by a Group II Swap Provider Trigger Event, the trust’s obligation to make such payment generally will be subordinated to certain payments to the holders of the related group II notes to the extent described in the Indenture.

Upon a Group II Swap Early Termination other than in connection with the optional termination of the trust relating to loan group II, the Swap Administrator, pursuant to the Swap Administration Agreement, will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement on terms substantially similar to the Group II Interest Rate Swap Agreement, with a successor swap provider meeting all eligibility requirements. If the Swap Administrator receives a Group II Swap Termination Payment from the Group II Swap Provider in connection with such Group II Swap Early Termination, the Swap Administrator will apply such Group II Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Swap Administrator is required to pay a Group II Swap Termination Payment to the Group II Swap Provider in connection with such Group II Swap Early Termination, the Swap Administrator will apply any upfront payment received from the successor swap provider to pay such Group II Swap Termination Payment. If the Swap Administrator is unable to appoint a successor swap provider within 30 days of the Group II Swap Early Termination, then the Swap Administrator will deposit any Group II Swap Termination Payment received from the original Group II Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent payment date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Group II Net Swap Payment, if any, that would have been paid to the Swap Administrator by the original Group II Swap Provider calculated in accordance with the terms of the original Group II Interest Rate Swap Agreement, and pay such amount in accordance with the terms of the Indenture and the Swap Administration Agreement.

Upon a Group II Swap Early Termination in connection with the optional termination of the trust with respect to loan group II, if the Swap Administrator is required to make a Group II Swap Termination Payment to the Group II Swap Provider, the party exercising such optional termination of the trust with respect to loan group II will be required to include in its payment an amount equal to such Group II Swap Termination Payment, as described in this free writing prospectus. If the Swap Administrator receives a Group II Swap Termination Payment from the Group II Swap Provider in connection with such Group II Swap Early Termination, such Swap Termination Payment generally will be available in accordance with the terms of the Swap Administration Agreement.

A “Group II Swap Provider Trigger Event” shall mean: (i) a Group II Event of Default under the Group II Interest Rate Swap Agreement with respect to which the Group II Swap Provider is a Defaulting Party (as defined in the Group II Interest Rate Swap Agreement), (ii) a Group II Termination Event under the Group II Interest Rate Swap Agreement with respect to which the Group II Swap Provider is the sole Affected Party (as defined in the Group II Interest Rate Swap Agreement) or (iii) a Group II Additional Termination Event under the Group II Interest Rate Swap Agreement with respect to which the Group II Swap Provider is the sole Affected Party.

The Group II Swap Provider

The Group II Swap Provider has a ratings classification of at least “A” (or its equivalent) by two of S&P, Moody’s or Fitch Ratings. The Group II Swap Provider will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Swap Provider. Requests for such information should be directed to the Group II Swap Provider.

The aggregate “significance percentage” of the Group II Interest Rate Swap Agreement, as calculated in accordance with Regulation AB Item 1115, is less than 10%. As provided in the Group II Interest Rate Swap Agreement, the Group II Swap Provider may be replaced in certain circumstances, including if the aggregate significance percentage of the Group II Interest Rate Swap Agreement is equal to or greater than 10%.

THE GROUP III INTEREST RATE SWAP AGREEMENT

LaSalle Bank National Association as the group III supplemental interest trust trustee (the “Group III Supplemental Interest Trust Trustee”) will enter into an interest rate swap agreement (the “Group III Interest Rate Swap Agreement”) with [____________] (the “Group III Swap Provider”) for the benefit of the holders of the group III notes. The Group III Interest Rate Swap Agreement will be held in the group III supplemental interest trust (the “Group III Supplemental Interest Trust”). The Group III Supplemental Interest Trust Trustee will appoint the Swap Administrator (defined below) pursuant to the Swap Administration Agreement (defined below) to receive and distribute funds with regards to the Group III Interest Rate Swap Agreement on behalf of the Group III Supplemental Interest Trust. On or before each payment date, the Swap Administrator, pursuant to the Swap Administration Agreement, will deposit into an account held in the Group III Supplemental Interest Trust (the “Group III Swap Account”) certain amounts, if any, received from the Group III Swap Provider. The Swap Administrator will withdraw from the Group III Swap Account and pay to holders of the group III notes certain amounts as described under “The Swap Administration Agreement” in this free writing prospectus. For the avoidance of doubt, the Group III Supplemental Interest Trust, the Group III Interest Rate Swap Agreement, the Swap Administration Agreement and the Group III Swap Account will not be assets of any REMIC.

Under the Group III Interest Rate Swap Agreement, on or before each payment date commencing with the payment date in May 2007 and ending with the payment date in January 2011, the Swap Administrator, on behalf of the Group III Supplemental Interest Trust, will be obligated to pay to the Group III Swap Provider a fixed amount for that payment date (the “Group III Fixed Swap Payment”) equal to the product of (x) a fixed rate equal to 5.10% per annum, (y) the product of (i) the related notional amount for that payment date and (ii) 100, and (z) a fraction, the numerator of which is 30 (or, in the case of the first payment date, the number of days from and including the effective date (as defined in the Group III Interest Rate Swap Agreement) to but excluding such payment date, determined on a 30/360 basis) and the denominator of which is 360, and the Group III Swap Provider will be obligated to pay to the Swap Administrator, on behalf of the Group III Supplemental Interest Trust, a floating amount (the “Group III Floating Swap Payment”) equal to the product of (x) One-Month LIBOR as determined pursuant to the Group III Interest Rate Swap Agreement, for the related calculation period (as defined in the Group III Interest Rate Swap Agreement) (y) the product of (i) the related notional amount for that payment date and (ii) 100, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. A net payment, referred to as a Group III Net Swap Payment will be required to be made on or before each applicable payment date (a) by the Swap Administrator, on behalf of the Group III Supplemental Interest Trust, to the Group III Swap Provider, to the extent that the Group III Fixed Swap Payment for such payment date exceeds the Group III Floating Swap Payment for such payment date, or (b) by the Group III Swap Provider to the Swap Administrator, on behalf of the Group III Supplemental Interest Trust, to the extent that the Group III Floating Swap Payment exceeds the Group III Fixed Swap Payment for such payment date. For each payment date in respect of which a Group III Net Swap Payment is required to be made to the Group III Swap Provider, the trust, will be required to make a payment from funds with respect to loan group III, to the Group III Swap Account in the amount of such Group III Net Swap Payment, prior to payemnt to the related noteholders. The Swap Administrator, on behalf of the Group III Supplemental Interest Trust, will only be required to make a Group III Net Swap Payment to the Group III Swap Provider to the extent of funds paid by the trust with respect to loan group III to the Group III Swap Account.

The notional amount with respect to the Group III Interest Rate Swap Agreement and each payment date set forth below will be the related notional amount set forth below.

Month of Payment Date	Group III Interest Rate Swap Agreement Notional Amount ($)
25-May-07	3,645,442.54
25-Jun-07	3,537,782.34
25-Jul-07	3,433,292.81
25-Aug-07	3,331,880.74
25-Sep-07	3,233,455.66
25-Oct-07	3,137,929.76
25-Nov-07	3,045,217.81
25-Dec-07	2,955,237.06
25-Jan-08	2,867,907.23
25-Feb-08	2,783,150.36
25-Mar-08	2,700,890.80
25-Apr-08	2,621,055.12
25-May-08	2,543,572.03
25-Jun-08	2,468,372.36
25-Jul-08	2,395,388.95
25-Aug-08	2,324,556.62
25-Sep-08	2,255,812.10
25-Oct-08	2,189,093.99
25-Nov-08	2,124,342.69
25-Dec-08	2,061,500.33
25-Jan-09	2,000,510.76
25-Feb-09	1,941,319.48
25-Mar-09	1,883,873.59
25-Apr-09	1,828,121.73
25-May-09	1,774,014.07
25-Jun-09	1,721,502.22
25-Jul-09	1,670,539.23
25-Aug-09	1,621,079.52
25-Sep-09	1,573,078.86
25-Oct-09	1,526,494.31
25-Nov-09	1,481,284.19
25-Dec-09	1,437,408.05
25-Jan-10	1,394,826.62
25-Feb-10	1,353,501.80
25-Mar-10	1,313,396.60
25-Apr-10	1,274,475.12
25-May-10	1,236,702.50
25-Jun-10	1,200,044.93
25-Jul-10	1,164,469.57
25-Aug-10	1,129,944.57
25-Sep-10	1,096,438.98
25-Oct-10	1,063,922.80
25-Nov-10	1,032,366.89
25-Dec-10	1,001,742.97
25-Jan-11	972,023.58

The Group III Interest Rate Swap Agreement will terminate following the last payment date specified above, unless the Group III Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Group III Swap Event of Default, a Group III Early Termination Event or a Group III Swap Additional Termination Event, each as defined below.

The respective obligations of the Group III Swap Provider and the Swap Administrator, on behalf of the Group III Supplemental Interest Trust, to pay specified amounts due under the Group III Interest Rate Swap Agreement (other than any Group III Swap Termination Payment, as defined below) generally will be subject to the following conditions precedent: (1) no Group III Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Group III Swap Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Group III Interest Rate Swap Agreement) has occurred or been effectively designated.

Events of default under the Group III Interest Rate Swap Agreement (each a “Group III Swap Event of Default”) include the following:

•	failure to make a payment as required under the terms of the Group III Interest Rate Swap Agreement,

•	failure by the Group III Swap Provider to comply with or perform certain agreements or obligations as required under the terms of the Group III Interest Rate Swap Agreement,

•
failure by the Group III Swap Provider to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Group III Interest Rate Swap Agreement,

•	certain representations by the Group III Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Group III Swap Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Group III Supplemental Interest Trust Trustee and the Group III Swap Provider and specified for this purpose in the Group III Interest Rate Swap Agreement,

•
cross-default by the Group III Swap Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Group III Interest Rate Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by a party to the Group III Interest Rate Swap Agreement without an assumption of such party’s obligations under the Group III Interest Rate Swap Agreement,

each as further described in the Group III Interest Rate Swap Agreement.

Group III Termination Events under the Group III Interest Rate Swap Agreement (each a “Group III Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Group III Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Group III Interest Rate Swap Agreement, as a result of a change in tax law or certain similar events), and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Group III Interest Rate Swap Agreement as a result of a merger or similar transaction), each as further described in the Group III Interest Rate Swap Agreement.

Group III Additional termination events under the Group III Interest Rate Swap Agreement (each a “Group III Swap Additional Termination Events”), include the following:

•
failure of the Group III Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Group III Interest Rate Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Group III Interest Rate Swap Agreement,

•
failure of the Group III Swap Provider to comply with the Regulation AB provisions of the Group III Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Group III Interest Rate Swap Agreement),

•	occurrence of an optional termination of the securitization pursuant to the terms of the Indenture,

•	entering into a Supplemental Indenture in a manner contrary to the requirements of the Group III Interest Rate Swap Agreement, and

•	early termination of the trust,

each as further described in the Group III Interest Rate Swap Agreement.

If the Group III Swap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Group III Interest Rate Swap Agreement, the Group III Swap Provider may be required, at its own expense and in accordance with the requirements of the Group III Interest Rate Swap Agreement, to do one or more of the following: (1) obtain a substitute swap provider, or (2) establish any other arrangement as may be specified for such purpose in the Group III Interest Rate Swap Agreement.

Upon the occurrence of a Group III Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Group III Early Termination Date”). Upon the occurrence of a Group II Swap Termination Event or a Group III Swap Additional Termination Event, a Group III Early Termination Date may be designated by one of the parties as specified in the Group III Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Group III Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Group III Swap Termination Event, and, in the case of a downgrade below the second ratings threshold, only if a firm offer from a related replacement swap provider remains capable of acceptance by the offeree, all as set forth in the Group III Interest Rate Swap Agreement. The occurrence of a Group III Early Termination Date under the Group III Interest Rate Swap Agreement will constitute a “Group III Swap Early Termination.”

Upon a Group III Swap Early Termination, the Swap Administrator, on behalf of the Group III Supplemental Interest Trust, or the Group III Swap Provider may be liable to make a swap termination payment (the “Group III Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Group III Swap Termination Payment will be computed in accordance with the procedures set forth in the Group III Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Group III Swap Termination Payment to the Group III Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount (to the extent such Group III Swap Termination Payment has not been paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Group III Supplemental Interest Trust Trustee). In the case of a Group III Swap Termination Payment not triggered by a Group III Swap Provider Trigger Event (as defined in this free writing prospectus), the trust will be required to pay such amount on the related payment date, and on any subsequent payment date, until paid in full, prior to payments to the related noteholders, and in the case of a Group III Swap Termination Payment triggered by a Group III Swap Provider Trigger Event, the trust’s obligation to make such payment generally will be subordinated to certain payments to the holders of the related group III notes to the extent described in the Indenture.

Upon a Group III Swap Early Termination other than in connection with the optional termination of the trust relating to loan group III, the Swap Administrator, pursuant to the Swap Administration Agreement, will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement on terms substantially similar to the Group III Interest Rate Swap Agreement, with a successor swap provider meeting all eligibility requirements. If the Swap Administrator receives a Group III Swap Termination Payment from the Group III Swap Provider in connection with such Group III Swap Early Termination, the Swap Administrator will apply such Group III Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Swap Administrator is required to pay a Group III Swap Termination Payment to the Group III Swap Provider in connection with such Group III Swap Early Termination, the Swap Administrator will apply any upfront payment received from the successor swap provider to pay such Group III Swap Termination Payment. If the Swap Administrator is unable to appoint a successor swap provider within 30 days of the Group III Swap Early Termination, then the Swap Administrator will deposit any Group III Swap Termination Payment received from the original Group III Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent payment date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Group III Net Swap Payment, if any, that would have been paid to the Swap Administrator by the original Group III Swap Provider calculated in accordance with the terms of the original Group III Interest Rate Swap Agreement, and pay such amount in accordance with the terms of the Indenture and the Swap Administration Agreement.

Upon a Group III Swap Early Termination in connection with the optional termination of the trust with respect to loan group III, if the Swap Administrator is required to make a Group III Swap Termination Payment to the Group III Swap Provider, the party exercising such optional termination of the trust with respect to loan group III will be required to include in its payment an amount equal to such Group III Swap Termination Payment, as described in this free writing prospectus. If the Swap Administrator receives a Group III Swap Termination Payment from the Group III Swap Provider in connection with such Group III Swap Early Termination, such Swap Termination Payment generally will be available in accordance with the terms of the Swap Administration Agreement.

A “Group III Swap Provider Trigger Event” shall mean: (i) a Group III Event of Default under the Group III Interest Rate Swap Agreement with respect to which the Group III Swap Provider is a Defaulting Party (as defined in the Group III Interest Rate Swap Agreement), (ii) a Group III Termination Event under the Group III Interest Rate Swap Agreement with respect to which the Group III Swap Provider is the sole Affected Party (as defined in the Group III Interest Rate Swap Agreement) or (iii) a Group III Additional Termination Event under the Group III Interest Rate Swap Agreement with respect to which the Group III Swap Provider is the sole Affected Party.

The Group III Swap Provider

The Group III Swap Provider has a ratings classification of at least “A” (or its equivalent) by two of S&P, Moody’s or Fitch Ratings. The Group III Swap Provider will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Swap Provider. Requests for such information should be directed to the Group III Swap Provider.

The aggregate “significance percentage” of the Group III Interest Rate Swap Agreement, as calculated in accordance with Regulation AB Item 1115, is less than 10%. As provided in the Group III Interest Rate Swap Agreement, the Group III Swap Provider may be replaced in certain circumstances, including if the aggregate significance percentage of the Group III Interest Rate Swap Agreement is equal to or greater than 10%.

THE GROUP IV INTEREST RATE SWAP AGREEMENT

LaSalle Bank National Association as the group IV supplemental interest trust trustee (the “Group IV Supplemental Interest Trust Trustee”) will enter into an interest rate swap agreement (the “Group IV Interest Rate Swap Agreement”) with [____________] (the “Group IV Swap Provider” for the benefit of the holders of the group IV notes. The Group IV Interest Rate Swap Agreement will be held in the group IV supplemental interest trust (the “Group IV Supplemental Interest Trust”). The Group IV Supplemental Interest Trust Trustee will appoint the Swap Administrator (defined below) pursuant to the Swap Administration Agreement (defined below) to receive and distribute funds with regards to the Group IV Interest Rate Swap Agreement on behalf of the Group IV Supplemental Interest Trust. On or before each payment date, the Swap Administrator, pursuant to the Swap Administration Agreement, will deposit into an account held in the Group IV Supplemental Interest Trust (the “Group IV Swap Account”) certain amounts, if any, received from the Group IV Swap Provider. The Swap Administrator will withdraw from the Group IV Swap Account and pay to holders of the group IV notes certain amounts as described under “The Swap Administration Agreement” in this free writing prospectus. For the avoidance of doubt, the Group IV Supplemental Interest Trust, the Group IV Interest Rate Swap Agreement, the Swap Administration Agreement and the Group IV Swap Account will not be assets of any REMIC.

Under the Group IV Interest Rate Swap Agreement, on or before each payment date commencing with the payment date in May 2007 and ending with the payment date in January 2011, the Swap Administrator, on behalf of the Group IV Supplemental Interest Trust, will be obligated to pay to the Group IV Swap Provider a fixed amount for that payment date (the “Group IV Fixed Swap Payment”) equal to the product of (x) a fixed rate equal to 4.90% per annum, (y) the product of (i) the related notional amount for that payment date and (ii) 100, and (z) a fraction, the numerator of which is 30 (or, in the case of the first payment date, the number of days from and including the effective date (as defined in the Group IV Interest Rate Swap Agreement) to but excluding such payment date, determined on a 30/360 basis) and the denominator of which is 360, and the Group IV Swap Provider will be obligated to pay to the Swap Administrator, on behalf of the Group IV Supplemental Interest Trust, a floating amount (the “Group IV Floating Swap Payment”) equal to the product of (x) One-Month LIBOR as determined pursuant to the Group IV Interest Rate Swap Agreement, for the related calculation period (as defined in the Group IV Interest Rate Swap Agreement) (y) the product of (i) the related notional amount for that payment date and (ii) 100, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. A net payment, referred to as a Group IV Net Swap Payment will be required to be made on or before each applicable payment date (a) by the Swap Administrator, on behalf of the Group IV Supplemental Interest Trust, to the Group IV Swap Provider, to the extent that the Group IV Fixed Swap Payment for such payment date exceeds the Group IV Floating Swap Payment for such payment date, or (b) by the Group IV Swap Provider to the Swap Administrator, on behalf of the Group IV Supplemental Interest Trust, to the extent that the Group IV Floating Swap Payment exceeds the Group IV Fixed Swap Payment for such payment date. For each payment date in respect of which a Group IV Net Swap Payment is required to be made to the Group IV Swap Provider, the trust, will be required to make a payment from funds with respect to loan group IV, to the Group IV Swap Account in the amount of such Group IV Net Swap Payment, prior to payemnt to the related noteholders. The Swap Administrator, on behalf of the Group IV Supplemental Interest Trust, will only be required to make a Group IV Net Swap Payment to the Group IV Swap Provider to the extent of funds paid by the trust with respect to loan group IV to the Group IV Swap Account.

The notional amount with respect to the Group IV Interest Rate Swap Agreement and each payment date set forth below will be the related notional amount set forth below.

Month of Payment Date	Group IV Interest Rate Swap Agreement Notional Amount ($)
25-May-07	860,097.24
25-Jun-07	834,537.84
25-Jul-07	809,734.57
25-Aug-07	785,665.15
25-Sep-07	762,307.91
25-Oct-07	739,641.85
25-Nov-07	717,646.60
25-Dec-07	696,303.22
25-Jan-08	675,594.20
25-Feb-08	655,495.24
25-Mar-08	635,991.33
25-Apr-08	617,064.91
25-May-08	598,698.94
25-Jun-08	580,877.05
25-Jul-08	563,583.05
25-Aug-08	546,801.14
25-Sep-08	530,516.37
25-Oct-08	514,714.08
25-Nov-08	499,380.02
25-Dec-08	484,500.35
25-Jan-09	470,061.65
25-Feb-09	456,050.96
25-Mar-09	442,455.60
25-Apr-09	429,263.30
25-May-09	416,462.16
25-Jun-09	404,040.63
25-Jul-09	391,987.53
25-Aug-09	380,291.90
25-Sep-09	368,943.21
25-Oct-09	357,931.22
25-Nov-09	347,245.97
25-Dec-09	336,877.82
25-Jan-10	326,817.43
25-Feb-10	317,055.61
25-Mar-10	307,583.59
25-Apr-10	298,392.79
25-May-10	289,474.91
25-Jun-10	280,821.87
25-Jul-10	272,425.88
25-Aug-10	264,279.26
25-Sep-10	256,374.68
25-Oct-10	248,704.97
25-Nov-10	241,263.18
25-Dec-10	234,041.95
25-Jan-11	227,035.41

The Group IV Interest Rate Swap Agreement will terminate following the last payment date specified above, unless the Group IV Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Group IV Swap Event of Default, a Group IV Early Termination Event or a Group IV Swap Additional Termination Event, each as defined below.

The respective obligations of the Group IV Swap Provider and the Swap Administrator, on behalf of the Group IV Supplemental Interest Trust, to pay specified amounts due under the Group IV Interest Rate Swap Agreement (other than any Group IV Swap Termination Payment, as defined below) generally will be subject to the following conditions precedent: (1) no Group IV Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Group IV Swap Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Group IV Interest Rate Swap Agreement) has occurred or been effectively designated.

Events of default under the Group IV Interest Rate Swap Agreement (each a “Group IV Swap Event of Default”) include the following:

•	failure to make a payment as required under the terms of the Group IV Interest Rate Swap Agreement,

•	failure by the Group IV Swap Provider to comply with or perform certain agreements or obligations as required under the terms of the Group IV Interest Rate Swap Agreement,

•
failure by the Group IV Swap Provider to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Group IV Interest Rate Swap Agreement,

•	certain representations by the Group IV Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Group IV Swap Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Group IV Supplemental Interest Trust Trustee and the Group IV Swap Provider and specified for this purpose in the Group IV Interest Rate Swap Agreement,

•
cross-default by the Group IV Swap Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Group IV Interest Rate Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by a party to the Group IV Interest Rate Swap Agreement without an assumption of such party’s obligations under the Group IV Interest Rate Swap Agreement,

each as further described in the Group IV Interest Rate Swap Agreement.

Group IV Termination Events under the Group IV Interest Rate Swap Agreement (each a “Group IV Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Group IV Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Group IV Interest Rate Swap Agreement, as a result of a change in tax law or certain similar events), and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Group IV Interest Rate Swap Agreement as a result of a merger or similar transaction), each as further described in the Group IV Interest Rate Swap Agreement.

Group IV Additional termination events under the Group IV Interest Rate Swap Agreement (each a “Group IV Swap Additional Termination Events”), include the following:

•
failure of the Group IV Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Group IV Interest Rate Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Group IV Interest Rate Swap Agreement,

•
failure of the Group IV Swap Provider to comply with the Regulation AB provisions of the Group IV Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Group IV Interest Rate Swap Agreement),

•	occurrence of an optional termination of the securitization pursuant to the terms of the Indenture,

•	entering into a Supplemental Indenture in a manner contrary to the requirements of the Group IV Interest Rate Swap Agreement, and

•	early termination of the trust,

each as further described in the Group IV Interest Rate Swap Agreement.

If the Group IV Swap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Group IV Interest Rate Swap Agreement, the Group IV Swap Provider may be required, at its own expense and in accordance with the requirements of the Group IV Interest Rate Swap Agreement, to do one or more of the following: (1) obtain a substitute swap provider, or (2) establish any other arrangement as may be specified for such purpose in the Group IV Interest Rate Swap Agreement.

Upon the occurrence of a Group IV Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Group IV Early Termination Date”). Upon the occurrence of a Group IV Swap Termination Event or a Group IV Swap Additional Termination Event, a Group IV Early Termination Date may be designated by one of the parties as specified in the Group IV Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Group IV Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Group IV Swap Termination Event, and, in the case of a downgrade below the second ratings threshold, only if a firm offer from a related replacement swap provider remains capable of acceptance by the offeree, all as set forth in the Group IV Interest Rate Swap Agreement. The occurrence of a Group IV Early Termination Date under the Group IV Interest Rate Swap Agreement will constitute a “Group IV Swap Early Termination.”

Upon a Group IV Swap Early Termination, the Swap Administrator, on behalf of the Group IV Supplemental Interest Trust, or the Group IV Swap Provider may be liable to make a swap termination payment (the “Group IV Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Group IV Swap Termination Payment will be computed in accordance with the procedures set forth in the Group IV Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Group IV Swap Termination Payment to the Group IV Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount (to the extent such Group IV Swap Termination Payment has not been paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Group IV Supplemental Interest Trust Trustee). In the case of a Group IV Swap Termination Payment not triggered by a Group IV Swap Provider Trigger Event (as defined in this free writing prospectus), the trust will be required to pay such amount on the related payment date, and on any subsequent payment date, until paid in full, prior to payments to the related noteholders, and in the case of a Group IV Swap Termination Payment triggered by a Group IV Swap Provider Trigger Event, the trust’s obligation to make such payment generally will be subordinated to certain payments to the holders of the related group IV notes to the extent described in the Indenture.

Upon a Group IV Swap Early Termination other than in connection with the optional termination of the trust relating to loan group IV, the Swap Administrator, pursuant to the Swap Administration Agreement, will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement on terms substantially similar to the Group IV Interest Rate Swap Agreement, with a successor swap provider meeting all eligibility requirements. If the Swap Administrator receives a Group IV Swap Termination Payment from the Group IV Swap Provider in connection with such Group IV Swap Early Termination, the Swap Administrator will apply such Group IV Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Swap Administrator is required to pay a Group IV Swap Termination Payment to the Group IV Swap Provider in connection with such Group IV Swap Early Termination, the Swap Administrator will apply any upfront payment received from the successor swap provider to pay such Group IV Swap Termination Payment. If the Swap Administrator is unable to appoint a successor swap provider within 30 days of the Group IV Swap Early Termination, then the Swap Administrator will deposit any Group IV Swap Termination Payment received from the original Group IV Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent payment date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Group IV Net Swap Payment, if any, that would have been paid to the Swap Administrator by the original Group IV Swap Provider calculated in accordance with the terms of the original Group IV Interest Rate Swap Agreement, and pay such amount in accordance with the terms of the Indenture and the Swap Administration Agreement.

Upon a Group IV Swap Early Termination in connection with the optional termination of the trust with respect to loan group IV, if the Swap Administrator is required to make a Group IV Swap Termination Payment to the Group IV Swap Provider, the party exercising such optional termination of the trust with respect to loan group IV will be required to include in its payment an amount equal to such Group IV Swap Termination Payment, as described in this free writing prospectus. If the Swap Administrator receives a Group IV Swap Termination Payment from the Group IV Swap Provider in connection with such Group IV Swap Early Termination, such Swap Termination Payment generally will be available in accordance with the terms of the Swap Administration Agreement.

A “Group IV Swap Provider Trigger Event” shall mean: (i) a Group IV Event of Default under the Group IV Interest Rate Swap Agreement with respect to which the Group IV Swap Provider is a Defaulting Party (as defined in the Group IV Interest Rate Swap Agreement), (ii) a Group IV Termination Event under the Group IV Interest Rate Swap Agreement with respect to which the Group IV Swap Provider is the sole Affected Party (as defined in the Group IV Interest Rate Swap Agreement) or (iii) a Group IV Additional Termination Event under the Group IV Interest Rate Swap Agreement with respect to which the Group IV Swap Provider is the sole Affected Party.

The Group IV Swap Provider

The Group IV Swap Provider has a ratings classification of at least “A” (or its equivalent) by two of S&P, Moody’s or Fitch Ratings. The Group IV Swap Provider will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Swap Provider. Requests for such information should be directed to the Group IV1 Swap Provider.

The aggregate “significance percentage” of the Group IV Interest Rate Swap Agreement, as calculated in accordance with Regulation AB Item 1115, is less than 10%. As provided in the Group IV Interest Rate Swap Agreement, the Group IV Swap Provider may be replaced in certain circumstances, including if the aggregate significance percentage of the Group IV Interest Rate Swap Agreement is equal to or greater than 10%.

  THE SWAP ADMINISTRATION AGREEMENT

LaSalle Bank National Association will act as swap administrator (in such capacity, the “Swap Administrator”) under the swap administration agreement (the “Swap Administration Agreement”). The Swap Administrator will only be obligated to make payments to holders of the related Notes to the extent that it receives the funds from the Swap Provider. The Swap Administrator will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreements, to the extent that it receives the funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the Indenture except any such loss, liability or expense that results from its negligence or intentional misconduct. Any resignation or removal of LaSalle Bank National Association as supplemental interest trust trustee will also result in the resignation or removal, as applicable, of LaSalle Bank National Association as the Swap Administrator.

Group II Interest Rate Swap Agreement

On or before each payment date, Net Swap Payments payable by the Swap Provider to the Swap Administrator under the Group II Interest Rate Swap Agreement will be deposited by the Swap Administrator (to the extent received) into the Group II Swap Account. On each payment date, to the extent required, the Swap Administrator will withdraw the following amounts from amounts on deposit in the Group II Swap Account in respect of the Gorup II Interest Rate Swap Agreement and pay such amounts to the group II notes in the following order of priority:

first, (a) to the Class II-A Notes, to pay related Current Interest and any related Interest Carry Forward Amount for each such class to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans in loan group II to the extent not fully paid as described under “Description of the Notes — Payments on the Notes—Interest Payments” above and (b) any related Unpaid Realized Loss Amounts for each such class;

second, to the Note Insurer, any reimbursements for prior draws (including applicable interest) on the certificate guaranty insurance policy to the extent not reimbursed out of related Interest Funds or related Principal Funds with respect to the Class II-A Notes;

third, sequentially to the Class II-M Notes, in order of priority and then to the Class II-B Notes, to pay related Current Interest for each such class, in each case to the extent not fully paid as described under “Description of the Notes — Payments on the Notes—Interest Payments” above, and any related Interest Carry Forward Amount for each such class, in each case to the extent due to the interest portion of a Realized Loss with respect to the related mortgage loans as described under “Description of the Notes — Payments on the Notes—Interest Payments” above;

fourth, to pay, first, the Class II-A Notes, any Basis Risk Shortfall Carry Forward Amount for each such class for such payment date and second, sequentially to the Class II-M Notes, in order of priority and then, if applicable, to the Class II-B Notes, any Basis Risk Shortfall Carry Forward Amount for each such class for such payment date; and

fifth, to pay as principal to the group II notes to be applied as part of the related Extra Principal Payment Amount to the extent that the Group II Overcollateralization Amount is reduced below the Group II Overcollateralization Target Amount as a result of related Realized Losses and to the extent not covered by related Group II Excess Spread and to be paid in the same manner and priority as the Group II Principal Payment Amount and as described under “Description of the Notes—Excess Spread and Overcollateralization Provisions” above.

Any amounts remaining in the related Swap Account after the payments described in clauses first through fifth above will be paid by the Swap Administrator as set forth in the Swap Administration Agreement.

Group III Interest Rate Swap Agreement

On or before each payment date, Net Swap Payments payable by the Swap Provider to the Swap Administrator under the Group III Interest Rate Swap Agreement will be deposited by the Swap Administrator (to the extent received) into the Group III Swap Account. On each payment date, to the extent required, the Swap Administrator will withdraw the following amounts from amounts on deposit in the Group III Swap Account in respect of the Gorup III Interest Rate Swap Agreement and pay such amounts to the group III notes in the following order of priority:

first, (a) to the Class III-A Notes, to pay related Current Interest and any related Interest Carry Forward Amount for each such class to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans in loan group III to the extent not fully paid as described under “Description of the Notes — Payments on the Notes—Interest Payments” above and (b) any related Unpaid Realized Loss Amounts for each such class;

second, to the Note Insurer, any reimbursements for prior draws (including applicable interest) on the certificate guaranty insurance policy to the extent not reimbursed out of related Interest Funds or related Principal Funds with respect to the Class III-A Notes;

third, sequentially to the Class III-M Notes, in order of priority and then to the Class III-B Notes, to pay related Current Interest for each such class, in each case to the extent not fully paid as described under “Description of the Notes — Payments on the Notes—Interest Payments” above, and any related Interest Carry Forward Amount for each such class, in each case to the extent due to the interest portion of a Realized Loss with respect to the related mortgage loans as described under “Description of the Notes — Payments on the Notes—Interest Payments” above;

fourth, to pay, first, the Class III-A Notes, any Basis Risk Shortfall Carry Forward Amount for each such class for such payment date and second, sequentially to the Class III-M Notes, in order of priority and then, if applicable, to the Class III-B Notes, any Basis Risk Shortfall Carry Forward Amount for each such class for such payment date; and

fifth, to pay as principal to the group III notes to be applied as part of the related Extra Principal Payment Amount to the extent that the Group III Overcollateralization Amount is reduced below the Group III Overcollateralization Target Amount as a result of related Realized Losses and to the extent not covered by related Group III Excess Spread and to be paid in the same manner and priority as the Group III Principal Payment Amount and as described under “Description of the Notes—Excess Spread and Overcollateralization Provisions” above.

Any amounts remaining in the related Swap Account after the payments described in clauses first through fifth above will be paid by the Swap Administrator as set forth in the Swap Administration Agreement.

Group IV Interest Rate Swap Agreement

On or before each payment date, Net Swap Payments payable by the Swap Provider to the Swap Administrator under the Group IV Interest Rate Swap Agreement will be deposited by the Swap Administrator (to the extent received) into the Group IV Swap Account. On each payment date, to the extent required, the Swap Administrator will withdraw the following amounts from amounts on deposit in the Group IV Swap Account in respect of the Gorup IV Interest Rate Swap Agreement and pay such amounts to the group IV notes in the following order of priority:

first, (a) to the Class IV-A Notes, on a pro rata basis, to pay related Current Interest and any related Interest Carry Forward Amount for each such class to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans in loan group IV to the extent not fully paid as described under “Description of the Notes — Payments on the Notes—Interest Payments” above and (b) any related Unpaid Realized Loss Amounts for each such class;

second, sequentially to the Class IV-M Notes, in order of priority and then to the Class IV-B Notes, to pay related Current Interest for each such class, in each case to the extent not fully paid as described under “Description of the Notes — Payments on the Notes—Interest Payments” above, and any related Interest Carry Forward Amount for each such class, in each case to the extent due to the interest portion of a Realized Loss with respect to the related mortgage loans as described under “Description of the Notes — Payments on the Notes—Interest Payments” above;

third, to pay, first, the Class IV-A Notes, any Basis Risk Shortfall Carry Forward Amount for each such class for such payment date, on a pro rata basis, based on the entitlement of each such class, and second, sequentially to the Class IV-M Notes, in order of priority and then, if applicable, to the Class IV-B Notes, any Basis Risk Shortfall Carry Forward Amount for each such class for such payment date; and

fourth, to pay as principal to the group IV notes to be applied as part of the related Extra Principal Payment Amount to the extent that the Group IV Overcollateralization Amount is reduced below the Group IV Overcollateralization Target Amount as a result of related Realized Losses and to the extent not covered by related Group IV Excess Spread and to be paid in the same manner and priority as the Group IV Principal Payment Amount and as described under “Description of the Notes—Excess Spread and Overcollateralization Provisions” above.

Any amounts remaining in the related Swap Account after the payments described in clauses first through fourth above will be paid by the Swap Administrator as set forth in the Swap Administration Agreement.

  THE POLICY

The following summary of terms of the certificate guaranty insurance policy to be issued by Ambac Assurance Corporation (the “Note Insurer”) does not purport to be complete and is qualified in its entirety by reference to the Policy.

General

The Note Insurer will issue a certificate guaranty insurance policy (the “Policy”) for the Class II-A Notes and Class III-A Notes. The Policy unconditionally guarantees the payment to the securities administrator on behalf of the indenture trustee for the benefit of the holders of the Class II-A Notes and Class III-A Notes of any portion of Insured Amounts that have become Due for Payment and Preference Amounts on the Class II-A Notes and Class III-A Notes. The Note Insurer will make each required Insured Amount payment to the securities administrator for the benefit of the holders of the Class II-A Notes and Class III-A Notes, on the later of (1) the payment date on which the Insured Amount is distributable to the group II noteholders and group III noteholders under the Indenture, and (2) the second Business Day (as defined in the Policy) following the Business Day on which the Note Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the securities administrator on behalf of the indenture trustee, specifying that an Insured Amount is due in accordance with the terms of the Policy; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it shall be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Note Insurer shall promptly so advise the securities administrator, and the securities administrator may submit an amended or corrected Notice.

For purposes of the Policy, a Holder as to a particular Class II-A Note and Class III-A Note does not and may not include the master servicer, the servicers, the seller, the originators, the depositor, the securities administrator, the indenture trustee, the owner trustee or any of their affiliates.

No parties other than the indenture trustee or the securities administrator can execute a Notice and the securities administrator on behalf of the indenture trustee or the indenture trustee shall be entitled to present the Notice.

With respect to any claim for payment hereunder for an Insured Amount or Preference Amount, the Note Insurer shall be obligated to pay such amount only once, notwithstanding that it may have received a Notice from both the indenture trustee and the securities administrator with respect to such claim.

The Note Insurer will be subrogated to the rights of each Holder of the Class II-A Notes and Class III-A Notes to the extent of any payment by the Note Insurer under the Policy.

The Note Insurer agrees that if it shall be subrogated to the rights of the holders of the Class II-A Notes and Class III-A Notes, no recovery of such payment will occur unless the full amount of such Holders’ allocable distributions for such payment date can be made. In so doing, the Note Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the insurance agreement and the Indenture.

The Note Insurer insures only (i) the timely receipt of interest on the Class II-A Notes and Class III-A Notes, calculated at the applicable Note Interest Rate, (ii) provided that the Overcollateralization Amount and the Note Principal Balance of the Class II-M, Class II-B, Class III-M and Class III-B Notes have been reduced to zero, the reduction of the Note Principal Balance of the Class II-A Notes and Class III-A Notes, respectively, as a result of the application of the principal portion of any realized losses allocated to reduce the Note Principal Balance of the Class II-A Notes and Class III-A Notes, and (iii) the remaining Note Principal Balance of the Class II-A Notes and Class III-A Notes on the payment date in August 2037. The Policy will not cover Home Loan Interest Shortfalls (as defined below), nor does the Policy guarantee to the holders of the Class II-A Notes and Class III-A Notes any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the trust fund, any REMIC thereof, the indenture trustee or the securities administrator for withholding taxes (or any interest or penalties due on such withholding taxes) due on payments made in respect of the Class II-A Notes and Class III-A Notes or any other risk other than Nonpayment, including the failure of the indenture trustee or the securities administrator or a paying agent to make any payment required under the Indenture to the holders of the Class II-A Notes and Class III-A Notes. In addition, the Policy does not cover any interest shortfalls resulting from any Extraordinary Trust Fund Expenses payable to any party subject to the Extraordinary Trust Fund Expenses Cap. The Policy expires and terminates without any action on the part of the Note Insurer or any other person on the date that is one year and one day following the earlier to occur of (a) the date that the Class II-A Notes and Class III-A Notes have been paid in full and (b) the payment date in August 2037.

The Note Insurer’s obligation under the Policy will be discharged to the extent that funds are received by the securities administrator, on behalf of the indenture trustee, the indenture trustee or a paying agent on their behalf, as applicable, for payment to the holders of the Class II-A Notes and Class III-A Notes whether or not those funds are properly paid by the securities administrator or the indenture trustee, as applicable. Payments of Insured Amounts will be made only at the time set forth in the Policy. In the event of a payment default by or insolvency of the trust fund, there shall be no acceleration of the payments required to be made under such Policy unless such acceleration is at the sole option of the Note Insurer.

In the absence of payments under the Policy, Holders will directly bear the credit risks associated with the Class II-A Notes and Class III-A Notes.

The Policy is non-cancelable. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class II-A Notes and Class III-A Notes.

The Policy is issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of the State of New York.

THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

As used in this section of the free writing prospectus, the following terms shall have the following meanings:

“Current Interest” means, with respect to the Class II-A Notes and Class III-A Notes and any payment date, the interest accrued at the Note Interest Rate for the applicable accrual period on the Note Principal Balance of the Class II-A Notes and Class III-A Notes reduced by any Relief Act Shortfalls to the extent allocated to the Class II-A Notes and Class III-A Notes. Current Interest does not include any Basis Risk Shortfall Carry Forward Amounts or any prepayment interest shortfalls.

“Deficiency Amount” means, with respect to the Class II-A Notes and Class III-A Notes, (a) for any payment date occurring prior to the payment date in August 2037, the excess, if any, of Required Interest Payments over the amount payable on such payment date in respect of Current Interest pursuant to the Indenture from all sources other than the Policy, (b) for any payment date occurring prior to the payment date in August 2037, provided that the Group II Overcollateralization Amount and Group III Overcollateralization Amount, as applicable, and the Note Principal Balances of the Class II-M, Class II-B, Class III-M and Class III-B Notes have been reduced to zero, the reduction of the Note Principal Balance of the Class II-A Notes and Class III-A Notes, respectively, as a result of the application of the principal portion of any Realized Losses allocated to reduce the Note Principal Balance of the Class II-A Notes and Class III-A Notes, and (c) for the payment date occurring in August 2037, the sum of (x) the amount set forth in clause (a) above and (y) the aggregate Note Principal Balance of the Class II-A Notes and Class III-A Notes, after giving effect to all payments of principal on the Class II-A Notes and Class III-A Notes on that payment date from all sources other than the Policy.

“Due for Payment” means, with respect to any Insured Amounts, such amount is due and payable pursuant to the terms of the Indenture.

“Holder” means the registered owner or beneficial owner of any Class II-A Note and Class III-A Note, but shall not include the indenture trustee, the owner trustee, the master servicer, the securities administrator, the servicers, the seller, the originators, the depositor or any of their affiliates.

“Home Loan Interest Shortfalls” means any Basis Risk Shortfalls, Basis Risk Shortfall Carry Forward Amounts, Relief Act Shortfalls and prepayment interest shortfalls.

“Insurance Agreement” means the Insurance and Indemnity Agreement, dated as of April 30, 2007, by and among the parties thereto, as such agreement may be amended, modified or supplemented from time to time.

“Insured Amounts” means, with respect to any payment date, any Deficiency Amount for such payment date.

“Insured Payments” means the aggregate amount actually paid by the Note Insurer to the indenture trustee or to the securities administrator on behalf of the indenture trustee, as applicable, in respect of (i) Insured Amounts for any payment date and (ii) Preference Amounts for any given Business Day.

“Nonpayment” means, with respect to any payment date, an Insured Amount is Due for Payment but has not been paid pursuant to the Indenture.

“Notice” means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, executed by the indenture trustee or the securities administrator on behalf of the indenture trustee and prepared and delivered by the securities administrator on behalf of the indenture trustee or the indenture trustee, specifying the Insured Amount or Preference Amount which shall be due and owing on the applicable payment date.

“Preference Amount” means any payment of principal or interest on a Class II-A Note or Class III-A Note, which has become Due for Payment and which is made to a Holder of a Class II-A Note or Class III-A Note, by or on behalf of the securities administrator or the indenture trustee which has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

“Reimbursement Amount” means, with respect to any payment date, the sum of (x)(i) all Insured Payments and Preference Amounts paid by the Note Insurer, but for which the Note Insurer has not been reimbursed prior to such payment date, plus (ii) interest accrued on such Insured Payments and Preference Amounts not previously repaid calculated at the rate set forth in the Insurance Agreement, from the date the securities administrator received the related Insured Payments or Preference Amounts, and (y) without duplication (i) any amounts then due and owing to the Note Insurer under the Insurance Agreement, but for which the Note Insurer has not been paid or reimbursed prior to such payment date, plus (ii) interest on such amounts at the rate set forth in the Insurance Agreement.

“Relief Act Shortfalls” means interest shortfalls resulting from the application of the Relief Act or any similar state law.

“Required Interest Payments” means, with respect to the Class II-A Notes and Class III-A Notes and any payment date, the aggregate amount of Current Interest payable to the Class II-A Notes and Class III-A Notes.

Drawings Under the Policy

If there is a Deficiency Amount for a payment date, the indenture trustee or the securities administrator on behalf of the indenture trustee is required to execute and the securities administrator on behalf of the indenture trustee is required to prepare and deliver a telephone or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Policy, the original of which is subsequently delivered by registered or certified mail and submit the notice to the Note Insurer no later than 12:00 noon New York City time on the second Business Day preceding the payment date as a claim for an Insured Amount in an amount equal to the Deficiency Amount. The indenture trustee may also, in the absence of the securities administrator, prepare and deliver such notice.

Payment of Preference Amounts

Pursuant to the Policy, the Note Insurer shall pay any Preference Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the third Business Day following receipt by the Note Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the securities administrator, the indenture trustee, or Holder, as applicable, is required to return such Preference Amount paid during the term of the Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the securities administrator, the indenture trustee or Holder (the “Order”), (ii) a certificate by or on behalf of the securities administrator, the indenture trustee or Holder that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Note Insurer, duly executed and delivered by the securities administrator, the indenture trustee or Holder, irrevocably assigning to the Note Insurer all rights and claims of the securities administrator, the indenture trustee or Holder relating to or arising under the Indenture against the estate of the securities administrator or the indenture trustee or otherwise with respect to such Preference Amount and (iv) a notice (in the form provided in the Policy) appropriately prepared by the securities administrator and executed by the indenture trustee or the securities administrator on behalf of the indenture trustee and delivered by the securities administrator on behalf of the indenture trustee or the indenture trustee, as applicable; provided, that if such documents are received after 12:00 noon, New York City time on such Business Day, they will be deemed to be received on the following Business Day; provided further, that the Note Insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Class II-A Notes or Class III-A Notes prior to the time the Note Insurer would have been required to make a payment in respect of such principal pursuant to the first paragraph of the Policy. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the group II noteholder or group III noteholder directly, unless the group II noteholder or group III noteholder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Note Insurer will pay the securities administrator on behalf of the indenture trustee for the benefit of the group II noteholder and group II noteholder, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Note Insurer and (b) evidence satisfactory to the Note Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

  THE NOTE INSURER

The note insurer has supplied the following information for inclusion in this free writing prospectus.

General

Ambac Assurance Corporation (“Ambac”) is a leading financial guarantee insurance company that is primarily engaged in guaranteeing public finance and structured finance obligations. Ambac is the successor to the founding financial guarantee insurance company, which wrote the first bond insurance policy in 1971. Ambac is licensed to transact financial guarantee and surety business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac is subject to the insurance laws and regulations of the State of Wisconsin, its state of incorporation, and the insurance laws and regulations of other states in which it is licensed to transact business. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc.(“Ambac Financial Group”), a 100% publicly-held company. Ambac has earned triple-A financial strength ratings from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, and Fitch, Inc.

Capitalization

The following table sets forth the capitalization of Ambac and subsidiaries as of March 31, 2007, December 31, 2006, and December 31, 2005, in conformity with U. S. generally accepted accounting principles.

Ambac Assurance Corporation and Subsidiaries

CONSOLIDATED CAPITALIZATION TABLE

(Dollars in Millions)

	March 31, 2007	December 31, 2006	December 31, 2005
	(unaudited)

Long-term debt	$0	$0	$0

Stockholder's equity
Common stock	82	82	82
Additional paid-in capital	1,532	1,509	1,453
Accumulated other comprehensive income	134	142	137
Retained earnings	5,434	5,259	4,510
Total stockholder's equity	$7,182	$6,992	$6,182

There has been no material adverse change in the capitalization of Ambac and subsidiaries from March 31, 2007 to the date of this free writing prospectus.

For additional financial information concerning Ambac, please refer to Ambac’s website at http://www.ambac.com by clicking on the Investor Relations link, then clicking on the Financial Reports link and then clicking on the SEC Documents/Filings link to access the following documents: the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006, prepared in accordance with U. S. generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the "Commission") on March 1, 2007; Commission File No. 1-10777), and Ambac Financial Group’s Current Report on Form 8-K dated and filed on April 25, 2007, as they relate to Ambac Assurance Corporation. Such financial information regarding Ambac shall be deemed to be made a part of this free writing prospectus.

Copies of all information regarding Ambac that is referenced in this free writing prospectus can be read and copied at the SEC’s website at http://www.sec.gov, the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and the offices of the NYSE, 20 Broad Street, New York, New York 10005. Copies of the consolidated financial statements of Ambac referenced herein and copies of Ambac’s annual statement for the year ended December 31, 2006 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from Ambac. The address of Ambac’s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

Other Information

Ambac makes no representation regarding the Class II-A Notes and Class III-A Notes or the advisability of investing in the Class II-A Notes and Class III-A Notes. Ambac has not independently verified, is not responsible for, and makes no representation regarding, the accuracy or completeness of this free writing prospectus, other than the information supplied by Ambac and presented, included or referenced in this free writing prospectus under the heading “The Note Insurer.”

THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

  General

The weighted average life of, and the yield to maturity on, each class of notes of each loan group generally will be directly related to the rate of payment of principal, including prepayments, of the mortgage loans of the related loan group. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. In addition, approximately 41.69% of the mortgage loans in the aggregate impose a prepayment charge in connection with voluntary prepayments. Approximately 46.00%, 38.70% and 30.58% of the mortgage loans in loan group II, loan group III and loan group IV, respectively, impose a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which may discourage prepayments during the applicable period. The holders of the related Class C Certificates will be entitled to all prepayment charges received on the mortgage loans in the related loan group. For a detailed description of the characteristics of the prepayment charges on the mortgage loans in the related loan group, and the standards under which the prepayment charges may be waived by the applicable servicer, please see “The Mortgage Pool - Prepayment Charges on the Mortgage Loans” in this free writing prospectus. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

These penalties, if still applicable and if enforced by the related servicer would typically discourage prepayments on the mortgage loans. The holders of the related Class C Certificates will be entitled to all prepayment charges received on the mortgage loans in the related loan group, and these amounts will not be available for payment to the Notes. However, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors are encouraged to conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

Certain of the mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor, i.e., borrowers on the mortgage loans may have an impaired or unsubstantiated credit history, or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the originator’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Notes.

The weighted average life and yield to maturity of each class of notes will also be influenced by the amount of Excess Spread generated by the mortgage loans in each loan group and applied in reduction of the Note Principal Balances of the related Notes. The level of Excess Spread available on any payment date to be applied in reduction of the Note Principal Balances of the related Notes will be influenced by, among other factors,

•
the related overcollateralization level of the assets in the mortgage pool at such time, i.e., the extent to which interest on the mortgage loans in a group is accruing on a higher Stated Principal Balance than the Note Principal Balance of the related Notes;

•	the delinquency and default experience of the mortgage loans in a group; and

•
the provisions of the Indenture that permit principal collections to be distributed to the related Class C Certificates and the related Residual Certificates in each case as provided in the Indenture when required overcollateralization levels have been met.

To the extent that greater amounts of related Excess Spread are distributed in reduction of the Note Principal Balance of a related class of notes, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of related Excess Spread to be paid at any time or in the aggregate.

We refer you to “Description of the Notes — Distributions on the Notes” and “— Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

The yields to maturity of the Notes and, in particular the subordinate notes, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the mortgage loans in the related loan group. If an Applied Realized Loss Amount is allocated to a class of notes, that class will thereafter accrue interest on a reduced Note Principal Balance.

  Prepayments and Yields of Notes

The extent to which the yield to maturity of the Notes may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. In particular, in the case of the Notes purchased at a discount, an investor is encouraged to consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Note purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

Except with respect to 0.55% of the mortgage loans in loan group IV, the mortgage loans bear interest at fixed rates. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the Net WAC Cap Rate applicable to a class or classes of Notes. If the Note Interest Rate on a class of notes is limited by its Net WAC Cap Rate no amounts will be payable on the applicable payment date or on any future payment date in respect of the foregone interest amounts, except to the extent that amounts under the Interest Rate Swap Agreements and any related Excess Spread is available on future payment dates to pay related Basis Risk Shortfall Carry Forward Amounts. See“Description of the Notes — Excess Spread and Overcollateralization Provisions” and “The Interest Rate Swap Agreements”.

To the extent that the Note Interest Rate on the Notes is limited by the related Net WAC Cap Rate, the difference between (x) the interest amount payable to such class at the applicable Note Interest Rate without regard to the related Net WAC Cap Rate, and (y) the Current Interest payable to such class on an applicable payment date will create a Basis Risk Shortfall. The Interest Rate Swap Agreements will provide some protection against such Basis Risk Shortfalls. However, the Interest Rate Swap Agreements may not provide sufficient funds to cover all such Basis Risk Shortfalls. In addition, payments under the Interest Rate Swap Agreements are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the Interest Rate Swap Agreements are insufficient to cover all such Basis Risk Shortfalls, some or all of the Excess Spread may be used. However, there can be no assurance that the related Excess Spread will be sufficient to cover these Basis Risk Shortfalls, particularly because on any payment date where the Note Interest Rate is limited to the related Net WAC Cap Rate, there will be little or no excess interest. In the event of a decrease in One-Month LIBOR, the amount of related Excess Spread available to the related Notes will be reduced by any related Net Swap Payments and related Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) paid to the related Swap Provider as described in this free writing prospectus. In addition, the related Net WAC Cap Rate and therefore the Note Interest Rate on the related Notes may be reduced by the requirement of the trust to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) to the related Swap Provider as described in this free writing prospectus. Any such Basis Risk Shortfalls allocated to the Class II-A Notes and Class III-A Notes will not be covered by the certificate guaranty insurance policy issued by the Note Insurer.

The “last scheduled payment date” for the group II notes and group III notes is the payment date in August 2037 and the “last scheduled payment date” for the group IV notes is May 2037, which is the payment date in the month following the latest maturing mortgage loan in such group. The actual final payment date with respect to Notes could occur significantly earlier than its last scheduled payment date because

•	prepayments on the mortgage loans are likely to occur which will be applied to the payment of the Note Principal Balances thereof,

•	Excess Spread to the extent available will be applied as an accelerated payment of principal on the Notes to the extent described in this free writing prospectus, and

•
the majority holder of the related Class C Certificates may purchase all the mortgage loans in a loan group when the outstanding Stated Principal Balances thereof and REO properties have declined to 20% or less of the cut-off date principal balance of the mortgage loans in such group and may purchase mortgage loans in such group in certain other circumstances as described in this free writing prospectus.

EMC, in its capacity as sponsor, may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, EMC, in its capacity as sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, which we refer to as the prepayment model, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans. A constant prepayment rate (“CPR”) represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 35% CPR assumes a constant prepayment rate of 35% per annum of the then outstanding principal balance of the related mortgage loans. The CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

•	the mortgage loans in the respective loan groups prepay at the indicated percentages of the constant prepayment rate;

•	payments on the notes are received, in cash, on the 25th day of each month, commencing in May 2007, in accordance with the payment priorities defined in this free writing prospectus;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

•
scheduled payments are assumed to be received on the first day of each month commencing in May 2007, there are no shortfalls in the payment of interest to noteholders, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in April 2007, and include 30 days interest thereon;

•	the level of Six-Month LIBOR and One-Month LIBOR remains constant at 5.35% and 5.32% per annum, respectively;

•
the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to Six-Month LIBOR (as described above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

•
scheduled payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the related prepayment period), mortgage rate and remaining amortization terms to maturity such that the mortgage loans (other than balloon loans) will fully amortize by their remaining amortization terms (taking into account any remaining interest only periods);

•	the Closing Date for the Notes is April 30, 2007;

•	the subsequent mortgage loans in loan group II and loan group III are included in the trust on the Closing Date;

•
except as indicated with respect to the weighted average lives, the majority holder of the related Class C Certificates does not exercise its right to purchase the assets of the related portion of the trust on the related optional termination date; and

•	each loan group consists of the mortgage loans having the approximate characteristics described below:

GROUP II MORTGAGE LOAN ASSUMPTIONS

Loan Number	Current Balances ($)	Gross Mortgage Rate (%)	ServicingFees (%)	Remaining Balloon Term (in months)	Original Amortization Term (in months)	Remaining Amortization Term (in months)	Remaining Interest Only Period (in months)
1	142,150,251.88	12.5788	0.5025	N/A	358	356	N/A
2	38,157,767.86	12.3967	0.5025	N/A	360	358	118
3	1,119,731.97	12.4983	0.5025	N/A	269	267	58
4	29,112,632.99	11.8720	0.5025	N/A	358	357	N/A
5	13,022,641.82	12.0639	0.5025	N/A	360	359	119
6	6,285,511.99	11.7045	0.5025	N/A	360	358	N/A
7	1,318,897.61	11.7900	0.5025	N/A	360	358	118
8	80,850.00	14.0000	0.5025	N/A	180	179	59
9	97,000.00	12.6701	0.5025	N/A	360	359	119
10	69,970.65	10.2500	0.5025	N/A	360	359	N/A
11	73,680,345.34	12.1500	0.5025	N/A	359	358	N/A
12	20,603,863.86	12.2203	0.5025	N/A	360	358	118
13	926,177.29	11.5991	0.5025	N/A	289	287	58
14	7,908,714.71	12.0380	0.5025	N/A	360	359	N/A
15	2,608,537.00	12.2105	0.5025	N/A	360	359	119
16	209,000.00	12.5000	0.5025	N/A	180	178	58
17	5,192,807.66	12.7583	0.5025	N/A	360	358	N/A
18	1,133,169.01	12.3133	0.5025	N/A	360	358	118
19	594,200.00	12.1237	0.5025	N/A	316	315	58
20	182,956.56	13.8990	0.5025	N/A	360	358	N/A
21	140,000.00	12.2500	0.5025	N/A	360	359	119
22	125,832.34	11.9762	0.5025	N/A	360	358	N/A
23	71,000.00	11.8750	0.5025	N/A	360	359	119
24	52,523,446.39	12.2848	0.5025	178	360	357	N/A
25	937,448.56	11.6018	0.5025	178	360	358	118
26	7,403,144.82	12.3214	0.5025	178	360	358	58
27	4,202,760.29	12.4368	0.5025	178	360	358	N/A
28	1,029,050.00	12.3533	0.5025	178	360	358	118
29	616,681.25	11.7020	0.5025	178	360	358	58
30	1,183,315.70	13.3876	0.5025	177	360	358	N/A
31	83,000.00	11.5000	0.5025	179	360	359	59
32	61,959.44	8.1250	0.5025	179	360	359	N/A
33	30,716,910.69	12.3360	0.5025	178	360	358	N/A
34	378,879.99	12.6080	0.5025	178	360	358	118
35	6,957,484.51	12.4798	0.5025	178	360	358	58
36	3,560,414.51	12.1464	0.5025	178	360	358	N/A
37	297,980.00	15.0052	0.5025	178	360	358	118
38	1,531,270.50	12.3875	0.5025	178	360	358	58
39	201,866.89	14.5000	0.5025	176	360	356	N/A
40	78,501.00	12.5000	0.5025	174	360	354	54
41	9,996,852.58	12.0289	0.5025	N/A	356	352	N/A
42	766,106.00	11.9098	0.5025	N/A	360	360	120
43	230,500.00	12.2069	0.5025	N/A	180	180	60
44	69,102.50	13.5348	0.5025	N/A	360	359	N/A
45	43,500.00	10.3750	0.5025	N/A	360	360	120
46	908,974.68	12.3726	0.5025	N/A	327	327	N/A
47	162,980.00	10.5582	0.5025	N/A	360	360	120
48	400,034.09	12.6468	0.5025	N/A	360	359	N/A
49	2,329,873.80	11.6110	0.5025	178	360	358	N/A
50	526,735.60	12.1483	0.5025	179	360	359	59
51	560,290.56	12.9824	0.5025	179	360	359	N/A
52	38,000.00	10.7500	0.5025	180	360	360	60
53	1,230,292.69	12.5380	0.5025	179	360	360	N/A
54	363,100.00	11.3062	0.5025	179	360	359	59
55	177,377.99	12.0111	0.5025	180	360	360	N/A

GROUP III MORTGAGE LOAN ASSUMPTIONS

Loan Number	Current Balances ($)	Gross Mortgage Rate (%)	ServicingFees (%)	Remaining Balloon Term (in months)	Original Amortization Term (in months)	Remaining Amortization Term (in months)	Remaining Interest Only Period (in months)
1	54,819,745.19	12.0750	0.5025	N/A	352	347	N/A
2	17,647,855.42	12.5003	0.5025	N/A	357	350	113
3	3,950,054.65	11.9983	0.5025	N/A	310	306	56
4	7,636,580.12	12.0435	0.5025	N/A	357	353	N/A
5	3,145,274.69	12.2670	0.5025	N/A	316	313	117
6	29,600.00	13.4500	0.5025	N/A	360	355	55
7	8,194,035.86	11.7147	0.5025	N/A	359	354	N/A
8	951,692.45	11.8175	0.5025	N/A	314	311	117
9	127,850.00	11.6682	0.5025	N/A	360	357	57
10	73,906.12	10.2500	0.5025	N/A	360	358	N/A
11	101,000.00	10.7500	0.5025	N/A	360	357	117
12	24,960,375.42	11.6211	0.5025	N/A	359	356	N/A
13	16,098,690.41	11.9007	0.5025	N/A	316	313	117
14	2,531,339.60	11.3594	0.5025	N/A	343	339	56
15	33,402,417.94	12.1458	0.5025	N/A	356	350	N/A
16	2,132,307.62	11.5551	0.5025	N/A	308	304	116
17	108,564.61	13.1733	0.5025	N/A	360	352	N/A
18	110,000.00	12.0000	0.5025	N/A	360	353	113
19	104,625,678.21	11.5797	0.5025	176	360	355	N/A
20	4,625,541.88	12.0341	0.5025	177	360	357	57
21	4,608,249.84	11.9244	0.5025	177	360	356	N/A
22	145,400.00	12.5281	0.5025	176	360	356	56
23	3,799,677.77	11.9415	0.5025	176	360	356	N/A
24	247,594.42	10.9410	0.5025	178	360	357	N/A
25	231,798.66	10.3314	0.5025	177	360	357	57
26	14,573,699.02	11.7834	0.5025	177	360	357	N/A
27	3,270,706.64	11.9785	0.5025	177	360	357	57
28	344,583.41	11.9073	0.5025	175	360	355	N/A
29	447,774.70	13.1796	0.5025	176	360	356	N/A
30	2,798,474.27	12.4111	0.5025	N/A	329	324	N/A
31	1,299,450.00	12.0754	0.5025	N/A	347	346	119
32	9,505,006.13	11.8761	0.5025	N/A	235	231	56
33	173,143.63	11.9260	0.5025	N/A	221	217	N/A
34	1,460,686.02	11.4403	0.5025	N/A	239	235	56
35	58,167.26	11.6369	0.5025	N/A	360	356	N/A
36	661,050.00	11.7167	0.5025	N/A	211	207	56
37	788,807.79	11.6561	0.5025	N/A	349	347	N/A
38	1,227,279.88	12.3079	0.5025	N/A	360	359	119
39	4,268,268.33	11.5810	0.5025	N/A	239	235	56
40	294,100.00	11.5893	0.5025	N/A	240	236	56
41	23,540,782.02	12.0020	0.5025	176	360	355	N/A
42	669,169.02	12.8810	0.5025	179	360	359	59
43	512,352.04	11.7624	0.5025	176	360	356	N/A
44	290,820.33	11.6463	0.5025	176	360	357	N/A
45	2,989,148.45	11.9205	0.5025	177	360	355	N/A
46	757,089.00	12.2881	0.5025	179	360	359	59
47	257,101.96	10.8066	0.5025	176	360	356	N/A
48	51,362.94	10.8750	0.5025	177	360	358	N/A

GROUP IV MORTGAGE LOAN ASSUMPTIONS

Loan Number	Current Balances ($)	Gross Mortgage Rate (%)	ServicingFees (%)	Remaining Balloon Term (in months)	Original Amortization Term (in months)	Remaining Amortization Term (in months)	Remaining Interest Only Period (in months)
1	43,337.49	10.3800	0.5025	162	360	337	N/A
2	171,740.56	9.2237	0.5025	163	360	342	N/A
3	44,500.00	9.7500	0.5025	N/A	240	224	104
4	173,443.33	9.4274	0.5025	N/A	240	225	45
5	43,250.00	7.8800	0.5025	N/A	240	224	44
6	28,182,815.14	11.5287	0.5025	N/A	338	317	N/A
7	8,550,406.21	12.7112	0.5025	N/A	360	347	107
8	109,948.58	12.1844	0.5025	N/A	295	284	49
9	807,823.48	11.6785	0.5025	N/A	360	348	N/A
10	9,682,915.35	10.5670	0.5025	N/A	338	320	N/A
11	3,321,391.80	10.5982	0.5025	N/A	348	329	N/A
12	78,000.00	10.2500	0.5025	N/A	360	345	105
13	38,800.00	9.4900	0.5025	N/A	360	342	42
14	70,220.73	10.7500	0.5025	N/A	180	162	54
15	75,100.26	14.1250	0.5025	N/A	360	358	N/A
16	21,826.24	11.4500	0.5025	N/A	360	338	N/A
17	22,309,076.16	10.4402	0.5025	164	360	339	N/A
18	248,150.09	10.1781	0.5025	162	360	342	42
19	101,233.83	12.0000	0.5025	166	360	344	N/A
20	8,213,021.94	10.2678	0.5025	164	360	341	N/A
21	26,699.93	10.6250	0.5025	162	360	342	42
22	3,537,917.03	10.0017	0.5025	163	360	342	N/A
23	158,105.78	13.2368	0.5025	165	360	342	N/A

Loan Number	Gross Margin (%)	Net Minimum Rate (%)	Net Maximum Rate (%)	Months Between Rate Adjustment	Months to Next Rate Adjustment	Index
1	9.3800	9.8775	16.8775	6	6	6MLIBOR
2	7.7187	8.7212	14.9594	6	7	6MLIBOR
3	4.7500	4.2475	15.4975	6	44	6MLIBOR
4	4.5903	4.0878	15.4975	6	45	6MLIBOR
5	4.1300	3.6275	15.4975	6	2	6MLIBOR
6	N/A	N/A	N/A	N/A	N/A	N/A
7	N/A	N/A	N/A	N/A	N/A	N/A
8	N/A	N/A	N/A	N/A	N/A	N/A
9	N/A	N/A	N/A	N/A	N/A	N/A
10	N/A	N/A	N/A	N/A	N/A	N/A
11	N/A	N/A	N/A	N/A	N/A	N/A
12	N/A	N/A	N/A	N/A	N/A	N/A
13	N/A	N/A	N/A	N/A	N/A	N/A
14	N/A	N/A	N/A	N/A	N/A	N/A
15	N/A	N/A	N/A	N/A	N/A	N/A
16	N/A	N/A	N/A	N/A	N/A	N/A
17	N/A	N/A	N/A	N/A	N/A	N/A
18	N/A	N/A	N/A	N/A	N/A	N/A
19	N/A	N/A	N/A	N/A	N/A	N/A
20	N/A	N/A	N/A	N/A	N/A	N/A
21	N/A	N/A	N/A	N/A	N/A	N/A
22	N/A	N/A	N/A	N/A	N/A	N/A
23	N/A	N/A	N/A	N/A	N/A	N/A

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of the Constant Prepayment Rate

	Class II-A Notes

Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
April 2008	75	63	50	38	25
April 2009	55	36	20	7	0
April 2010	39	18	3	0	0
April 2011	31	18	3	0	0
April 2012	24	13	3	0	0
April 2013	19	9	3	0	0
April 2014	15	6	2	0	0
April 2015	12	4	1	0	0
April 2016	10	3	1	0	0
April 2017	8	2	*	0	0
April 2018	6	1	0	0	0
April 2019	5	1	0	0	0
April 2020	4	*	0	0	0
April 2021	3	*	0	0	0
April 2022	2	0	0	0	0
April 2023	1	0	0	0	0
April 2024	1	0	0	0	0
April 2025	1	0	0	0	0
April 2026	*	0	0	0	0
April 2027	*	0	0	0	0
April 2028	0	0	0	0	0
Weighted Average Life To Maturity (1)	3.63	2.24	1.33	0.90	0.69
Weighted Average Life To Call (2)	3.03	1.84	1.21	0.90	0.69

______________
    *Indicates a number that is greater than zero but less than 0.5%.

    (1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of notes.
    (2) To the first possible related optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of the Constant Prepayment Rate

	Class II-M-1 Notes

Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
April 2008	100	100	100	100	100
April 2009	100	100	100	100	61
April 2010	100	100	100	64	61
April 2011	81	47	100	64	61
April 2012	64	33	100	64	24
April 2013	51	23	45	48	0
April 2014	41	16	5	12	0
April 2015	32	11	3	0	0
April 2016	26	8	0	0	0
April 2017	20	5	0	0	0
April 2018	16	4	0	0	0
April 2019	13	0	0	0	0
April 2020	10	0	0	0	0
April 2021	8	0	0	0	0
April 2022	5	0	0	0	0
April 2023	4	0	0	0	0
April 2024	2	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
April 2028	0	0	0	0	0
Weighted Average Life To Maturity (1)	7.24	5.20	6.07	5.00	3.74
Weighted Average Life To Call (2)	5.71	4.17	3.15	2.32	1.82

______________
    *Indicates a number that is greater than zero but less than 0.5%.

    (1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of notes.
    (2) To the first possible related optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of the Constant Prepayment Rate

	Class II-M-2 Notes

Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
April 2008	100	100	100	100	100
April 2009	100	100	100	100	100
April 2010	100	100	100	100	100
April 2011	81	47	100	100	24
April 2012	64	33	59	40	0
April 2013	51	23	9	1	0
April 2014	41	16	5	0	0
April 2015	32	11	3	0	0
April 2016	26	8	0	0	0
April 2017	20	5	0	0	0
April 2018	16	4	0	0	0
April 2019	13	0	0	0	0
April 2020	10	0	0	0	0
April 2021	8	0	0	0	0
April 2022	5	0	0	0	0
April 2023	4	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
April 2028	0	0	0	0	0
Weighted Average Life To Maturity (1)	7.22	5.11	5.28	4.96	3.79
Weighted Average Life To Call (2)	5.71	4.09	3.15	2.32	1.82

______________
    *Indicates a number that is greater than zero but less than 0.5%.

    (1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of notes.
    (2) To the first possible related optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of the Constant Prepayment Rate

	Class II-M-3 Notes

Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
April 2008	100	100	100	100	100
April 2009	100	100	100	100	100
April 2010	100	100	100	100	77
April 2011	81	47	100	67	5
April 2012	64	33	15	6	0
April 2013	51	23	9	0	0
April 2014	41	16	5	0	0
April 2015	32	11	0	0	0
April 2016	26	8	0	0	0
April 2017	20	5	0	0	0
April 2018	16	4	0	0	0
April 2019	13	0	0	0	0
April 2020	10	0	0	0	0
April 2021	8	0	0	0	0
April 2022	5	0	0	0	0
April 2023	3	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
April 2028	0	0	0	0	0
Weighted Average Life To Maturity (1)	7.21	5.04	4.86	4.22	3.22
Weighted Average Life To Call (2)	5.71	4.03	3.15	2.32	1.82

______________
    *Indicates a number that is greater than zero but less than 0.5%.

    (1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of notes.
    (2) To the first possible related optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of the Constant Prepayment Rate

	Class II-M-4 Notes

Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
April 2008	100	100	100	100	100
April 2009	100	100	100	100	100
April 2010	100	100	100	100	13
April 2011	81	47	100	12	5
April 2012	64	33	15	6	0
April 2013	51	23	9	0	0
April 2014	41	16	5	0	0
April 2015	32	11	0	0	0
April 2016	26	8	0	0	0
April 2017	20	5	0	0	0
April 2018	16	0	0	0	0
April 2019	13	0	0	0	0
April 2020	10	0	0	0	0
April 2021	8	0	0	0	0
April 2022	5	0	0	0	0
April 2023	0	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
April 2028	0	0	0	0	0
Weighted Average Life To Maturity (1)	7.19	4.98	4.58	3.84	2.92
Weighted Average Life To Call (2)	5.71	3.98	3.15	2.32	1.82

______________
    *Indicates a number that is greater than zero but less than 0.5%.

    (1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of notes.
    (2) To the first possible related optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of the Constant Prepayment Rate

	Class II-M-5 Notes

Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
April 2008	100	100	100	100	100
April 2009	100	100	100	100	100
April 2010	100	100	100	100	13
April 2011	81	47	35	12	5
April 2012	64	33	15	6	0
April 2013	51	23	9	0	0
April 2014	41	16	5	0	0
April 2015	32	11	0	0	0
April 2016	26	8	0	0	0
April 2017	20	5	0	0	0
April 2018	16	0	0	0	0
April 2019	13	0	0	0	0
April 2020	10	0	0	0	0
April 2021	8	0	0	0	0
April 2022	2	0	0	0	0
April 2023	0	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
April 2028	0	0	0	0	0
Weighted Average Life To Maturity (1)	7.16	4.92	4.37	3.58	2.72
Weighted Average Life To Call (2)	5.71	3.94	3.15	2.32	1.82

______________
    *Indicates a number that is greater than zero but less than 0.5%.

    (1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of notes.
    (2) To the first possible related optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of the Constant Prepayment Rate

	Class II-M-6 Notes

Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
April 2008	100	100	100	100	100
April 2009	100	100	100	100	100
April 2010	100	100	100	100	13
April 2011	81	47	26	12	1
April 2012	64	33	15	6	0
April 2013	51	23	9	0	0
April 2014	41	16	3	0	0
April 2015	32	11	0	0	0
April 2016	26	8	0	0	0
April 2017	20	3	0	0	0
April 2018	16	0	0	0	0
April 2019	13	0	0	0	0
April 2020	10	0	0	0	0
April 2021	8	0	0	0	0
April 2022	0	0	0	0	0
April 2023	0	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
April 2028	0	0	0	0	0
Weighted Average Life To Maturity (1)	7.15	4.87	4.21	3.40	2.58
Weighted Average Life To Call (2)	5.71	3.91	3.15	2.32	1.82

______________
    *Indicates a number that is greater than zero but less than 0.5%.

    (1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of notes.
    (2) To the first possible related optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of the Constant Prepayment Rate

	Class II-B-1 Notes

Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
April 2008	100	100	100	100	100
April 2009	100	100	100	100	100
April 2010	100	100	100	44	13
April 2011	81	47	26	12	0
April 2012	64	33	15	2	0
April 2013	51	23	9	0	0
April 2014	41	16	0	0	0
April 2015	32	11	0	0	0
April 2016	26	8	0	0	0
April 2017	20	0	0	0	0
April 2018	16	0	0	0	0
April 2019	13	0	0	0	0
April 2020	10	0	0	0	0
April 2021	8	0	0	0	0
April 2022	0	0	0	0	0
April 2023	0	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
April 2028	0	0	0	0	0
Weighted Average Life To Maturity (1)	7.15	4.82	4.09	3.27	2.49
Weighted Average Life To Call (2)	5.71	3.89	3.15	2.32	1.82

______________
    *Indicates a number that is greater than zero but less than 0.5%.

    (1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of notes.
    (2) To the first possible related optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of the Constant Prepayment Rate

	Class III-A-1 Notes

Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
April 2008	75	62	50	37	25
April 2009	54	36	20	6	0
April 2010	38	17	2	0	0
April 2011	30	17	2	0	0
April 2012	24	12	2	0	0
April 2013	19	9	2	0	0
April 2014	15	6	2	0	0
April 2015	12	4	1	0	0
April 2016	9	3	1	0	0
April 2017	7	2	*	0	0
April 2018	6	1	0	0	0
April 2019	5	1	0	0	0
April 2020	4	*	0	0	0
April 2021	3	*	0	0	0
April 2022	1	0	0	0	0
April 2023	1	0	0	0	0
April 2024	1	0	0	0	0
April 2025	*	0	0	0	0
April 2026	*	0	0	0	0
April 2027	0	0	0	0	0
Weighted Average Life To Maturity (1)	3.55	2.21	1.28	0.88	0.68
Weighted Average Life To Call (2)	3.00	1.82	1.19	0.88	0.68

______________
    *Indicates a number that is greater than zero but less than 0.5%.

    (1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of notes.
    (2) To the first possible related optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of the Constant Prepayment Rate

	Class III-M-1 Notes

Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
April 2008	100	100	100	100	100
April 2009	100	100	100	100	95
April 2010	100	100	100	80	95
April 2011	81	62	100	80	79
April 2012	64	33	100	80	24
April 2013	51	23	80	47	0
April 2014	40	16	22	12	0
April 2015	32	11	3	0	0
April 2016	25	8	0	0	0
April 2017	20	5	0	0	0
April 2018	16	4	0	0	0
April 2019	12	0	0	0	0
April 2020	10	0	0	0	0
April 2021	8	0	0	0	0
April 2022	3	0	0	0	0
April 2023	0	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
Weighted Average Life To Maturity (1)	7.14	5.23	6.58	5.46	4.48
Weighted Average Life To Call (2)	5.70	4.21	3.15	2.32	1.82

______________
    *Indicates a number that is greater than zero but less than 0.5%.

    (1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of notes.
    (2) To the first possible related optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of the Constant Prepayment Rate

	Class III-M-2 Notes

Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
April 2008	100	100	100	100	100
April 2009	100	100	100	100	100
April 2010	100	100	100	100	100
April 2011	81	47	100	100	5
April 2012	64	33	95	23	0
April 2013	51	23	9	2	0
April 2014	40	16	5	0	0
April 2015	32	11	3	0	0
April 2016	25	8	0	0	0
April 2017	20	5	0	0	0
April 2018	16	4	0	0	0
April 2019	12	0	0	0	0
April 2020	10	0	0	0	0
April 2021	8	0	0	0	0
April 2022	3	0	0	0	0
April 2023	0	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
Weighted Average Life To Maturity (1)	7.13	5.13	5.54	4.76	3.50
Weighted Average Life To Call (2)	5.70	4.12	3.15	2.32	1.82

______________
    *Indicates a number that is greater than zero but less than 0.5%.

    (1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of notes.
    (2) To the first possible related optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of the Constant Prepayment Rate

	Class III-M-3 Notes

Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
April 2008	100	100	100	100	100
April 2009	100	100	100	100	100
April 2010	100	100	100	100	33
April 2011	81	47	100	43	5
April 2012	64	33	15	6	0
April 2013	51	23	9	0	0
April 2014	40	16	5	0	0
April 2015	32	11	1	0	0
April 2016	25	8	0	0	0
April 2017	20	5	0	0	0
April 2018	16	4	0	0	0
April 2019	12	0	0	0	0
April 2020	10	0	0	0	0
April 2021	8	0	0	0	0
April 2022	*	0	0	0	0
April 2023	0	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
Weighted Average Life To Maturity (1)	7.12	5.06	5.01	4.10	3.05
Weighted Average Life To Call (2)	5.70	4.05	3.15	2.32	1.82

______________
    *Indicates a number that is greater than zero but less than 0.5%.

    (1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of notes.
    (2) To the first possible related optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of the Constant Prepayment Rate

	Class III-M-4 Notes

Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
April 2008	100	100	100	100	100
April 2009	100	100	100	100	100
April 2010	100	100	100	100	13
April 2011	81	47	100	12	5
April 2012	64	33	15	6	0
April 2013	51	23	9	0	0
April 2014	40	16	5	0	0
April 2015	32	11	0	0	0
April 2016	25	8	0	0	0
April 2017	20	5	0	0	0
April 2018	16	1	0	0	0
April 2019	12	0	0	0	0
April 2020	10	0	0	0	0
April 2021	8	0	0	0	0
April 2022	0	0	0	0	0
April 2023	0	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
Weighted Average Life To Maturity (1)	7.11	4.99	4.67	3.73	2.79
Weighted Average Life To Call (2)	5.70	3.99	3.15	2.32	1.82

______________
    *Indicates a number that is greater than zero but less than 0.5%.

    (1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of notes.
    (2) To the first possible related optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of the Constant Prepayment Rate

	Class III-M-5 Notes

Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
April 2008	100	100	100	100	100
April 2009	100	100	100	100	100
April 2010	100	100	100	100	13
April 2011	81	47	61	12	5
April 2012	64	33	15	6	0
April 2013	51	23	9	0	0
April 2014	40	16	5	0	0
April 2015	32	11	0	0	0
April 2016	25	8	0	0	0
April 2017	20	5	0	0	0
April 2018	16	0	0	0	0
April 2019	12	0	0	0	0
April 2020	10	0	0	0	0
April 2021	8	0	0	0	0
April 2022	0	0	0	0	0
April 2023	0	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
Weighted Average Life To Maturity (1)	7.11	4.93	4.43	3.49	2.62
Weighted Average Life To Call (2)	5.70	3.95	3.15	2.32	1.82

______________
    *Indicates a number that is greater than zero but less than 0.5%.

    (1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of notes.
    (2) To the first possible related optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of the Constant Prepayment Rate

	Class III-M-6 Notes

Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
April 2008	100	100	100	100	100
April 2009	100	100	100	100	100
April 2010	100	100	100	69	13
April 2011	81	47	26	12	2
April 2012	64	33	15	6	0
April 2013	51	23	9	0	0
April 2014	40	16	5	0	0
April 2015	32	11	0	0	0
April 2016	25	8	0	0	0
April 2017	20	4	0	0	0
April 2018	16	0	0	0	0
April 2019	12	0	0	0	0
April 2020	10	0	0	0	0
April 2021	8	0	0	0	0
April 2022	0	0	0	0	0
April 2023	0	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
Weighted Average Life To Maturity (1)	7.11	4.88	4.26	3.32	2.50
Weighted Average Life To Call (2)	5.70	3.92	3.15	2.32	1.82

______________
    *Indicates a number that is greater than zero but less than 0.5%.

    (1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of notes.
    (2) To the first possible related optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of the Constant Prepayment Rate

	Class III-B-1 Notes

Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
April 2008	100	100	100	100	100
April 2009	100	100	100	100	100
April 2010	100	100	100	25	13
April 2011	81	47	26	12	0
April 2012	64	33	15	4	0
April 2013	51	23	9	0	0
April 2014	40	16	0	0	0
April 2015	32	11	0	0	0
April 2016	25	8	0	0	0
April 2017	20	0	0	0	0
April 2018	16	0	0	0	0
April 2019	12	0	0	0	0
April 2020	10	0	0	0	0
April 2021	8	0	0	0	0
April 2022	0	0	0	0	0
April 2023	0	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
Weighted Average Life To Maturity (1)	7.11	4.83	4.12	3.20	2.41
Weighted Average Life To Call (2)	5.70	3.90	3.15	2.32	1.82

______________
    *Indicates a number that is greater than zero but less than 0.5%.

    (1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of notes.
    (2) To the first possible related optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of the Constant Prepayment Rate

	Class IV-A-1 Notes

Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
April 2008
April 2009
April 2010
April 2011
April 2012
April 2013
April 2014
April 2015
April 2016
April 2017
April 2018
April 2019
April 2020
April 2021
April 2022
April 2023
April 2024
April 2025
April 2026
April 2027
Weighted Average Life To Maturity (1)
Weighted Average Life To Call (2)

______________
    *Indicates a number that is greater than zero but less than 0.5%.

    (1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of notes.
    (2) To the first possible related optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of the Constant Prepayment Rate

	Class IV-A-2 Notes

Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
April 2008
April 2009
April 2010
April 2011
April 2012
April 2013
April 2014
April 2015
April 2016
April 2017
April 2018
April 2019
April 2020
April 2021
April 2022
April 2023
April 2024
April 2025
April 2026
April 2027
Weighted Average Life To Maturity (1)
Weighted Average Life To Call (2)

______________
    *Indicates a number that is greater than zero but less than 0.5%.

    (1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of notes.
    (2) To the first possible related optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of the Constant Prepayment Rate

	Class IV-M-1 Notes

Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
April 2008
April 2009
April 2010
April 2011
April 2012
April 2013
April 2014
April 2015
April 2016
April 2017
April 2018
April 2019
April 2020
April 2021
April 2022
April 2023
April 2024
April 2025
April 2026
April 2027
Weighted Average Life To Maturity (1)
Weighted Average Life To Call (2)

______________
    *Indicates a number that is greater than zero but less than 0.5%.

    (1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of notes.
    (2) To the first possible related optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of the Constant Prepayment Rate

	Class IV-M-2 Notes

Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
April 2008
April 2009
April 2010
April 2011
April 2012
April 2013
April 2014
April 2015
April 2016
April 2017
April 2018
April 2019
April 2020
April 2021
April 2022
April 2023
April 2024
April 2025
April 2026
April 2027
Weighted Average Life To Maturity (1)
Weighted Average Life To Call (2)

______________
    *Indicates a number that is greater than zero but less than 0.5%.

    (1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of notes.
    (2) To the first possible related optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of the Constant Prepayment Rate

	Class IV-B-1 Notes

Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
April 2008
April 2009
April 2010
April 2011
April 2012
April 2013
April 2014
April 2015
April 2016
April 2017
April 2018
April 2019
April 2020
April 2021
April 2022
April 2023
April 2024
April 2025
April 2026
April 2027
Weighted Average Life To Maturity (1)
Weighted Average Life To Call (2)

______________
    *Indicates a number that is greater than zero but less than 0.5%.

    (1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of notes.
    (2) To the first possible related optional termination date.

FEDERAL INCOME TAX CONSEQUENCES

The Indenture provides that multiple REMIC elections will be made with respect to certain assets in the trust fund, creating a tiered REMIC structure.

Upon the issuance of the Notes, Thacher Proffitt & Wood llp (“Tax Counsel”) will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the Indenture, each REMIC comprising the trust fund (exclusive of the reserve funds, the Interest Coverage Accounts, the Pre-Funding Accounts and, for the avoidance of doubt, the Swap Accounts, the Supplement Interest Trusts, the Swap Administration Agreement and the Interest Rate Swap Agreements) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”). The Class R Certificates will represent the REMIC residual interest in each REMIC comprising the trust fund.

Tax Treatment of the Notes

For federal income tax purposes, a beneficial owner of a Note will be treated as owning an undivided interest in a REMIC regular interest corresponding to that Note (a “REMIC regular interest component”). In addition, the securities administrator will treat the beneficial owner of each Note as having entered into a limited recourse notional principal contract (a “notional principal contract component”). Each REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Note to which it corresponds, except that (i) the maximum interest rate of each REMIC regular interest component for each payment date will be equal to the weighted average of the net mortgage rates of the mortgage loans in the related loan group as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus (A) a per annum rate equal to (x) the related Net Swap Payment, if any, which would be payable to the related Swap Provider pursuant to the Interest Rate Swap Agreement related to such Swap Regular Note on such payment date, assuming for this purpose that the notional amount of such Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the product of (I) the notional amount set forth in this free writing prospectus with respect to such Interest Rate Swap Agreement and such payment date and (II) 100, and assuming for this purpose that the fixed rate used to calculate the related Fixed Swap Payment pursuant to such Interest Rate Swap Agreement as described in this free writing prospectus does not exceed the weighted average of the net mortgage rates of the mortgage loans in the related loan group as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), and (B) in the case of the REMIC regular interest components corresponding to the Class II-A Notes and Class III-A Notes, the Premium Percentage, and (ii) any related Swap Termination Payment pursuant to the Interest Rate Swap Agreement related to such Note will be treated as being payable solely from related Excess Cashflow.

As a result of the foregoing, the amount of distributions on the REMIC regular interest component corresponding to a Note may differ from the actual amount of distributions on such Note.

Any amount payable on a Note in excess of the amount payable on the corresponding REMIC regular interest component will be deemed to have been paid to the holder of that certificate pursuant to the corresponding notional principal contract component. Alternatively, any amount payable on the REMIC regular interest component corresponding to a Note in excess of the amount payable on the Note will be treated as having been received by the holder of that Note in respect of such REMIC regular interest component and then as having been paid by such holder pursuant to the corresponding notional principal contract component. Consequently, each beneficial owner of a Note will be required to report income accruing with respect to the related REMIC regular interest component, as discussed under “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the base prospectus, and will be required to report net income and be permitted to recognize net deductions with respect to the related notional principal contract component, as subject to the additional discussion below under “—The Notional Principal Contract Component.”

It is possible that the right to receive payments in respect of the notional principal contract components could be treated as a partnership among the holders of the related Notes and the related Class C Certificates, in which case holders of such Notes potentially would be subject to different timing of income and foreign holders of such Notes could be subject to withholding in respect of payments in respect of the notional principal contract components. Holders of Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Notes and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each Note.

Allocation

A beneficial owner of a Note must allocate its purchase price for the Note between its components—the related REMIC regular interest component and the related notional principal contract component—in accordance with the relative fair market values thereof. For information reporting purposes the securities administrator may assume the notional principal contract component of each Note will have more than a de minimis value. The notional principal contract components are difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a notional principal contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors are encouraged to consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

Original Issue Discount

The REMIC regular interest components of the Notes may be issued with original issue discount (“OID”). A beneficial owner of a Note must include any OID with respect to the related REMIC regular interest component in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the base prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 35% CPR as described in this free writing prospectus. No representation is made that the mortgage loans in any loan group will prepay at such rate or at any other rate.

The Notional Principal Contract Component

The securities administrator will treat payments made in respect of each notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The balance of this discussion assumes that the notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

The portion of the overall purchase price of a Note attributable to the related notional principal contract component must be amortized over the life of such Note, taking into account the declining balance of the related REMIC regular interest component. The Notional Principal Contract Regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of a Note.

Any payments made to a beneficial owner of a Note in excess of the amounts payable on the corresponding REMIC regular interest component will be treated as having been received in respect of the notional principal contract component, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortization of the cost of the notional principal contract component, such excess will represent net income for that year. Conversely, to the extent that the amount of that year’s amortization of such cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. Any amounts payable on a REMIC regular interest component in excess of the amount of payments on the Note to which it relates will be treated as having been received by the beneficial owner of such Note and then paid by such owner pursuant to the related notional principal contract component, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to such notional principal contract component for such taxable year. Although not clear, net income or a net deduction with respect to a notional principal contract component should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to a notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” other than in connection with such individual’s trade or business. Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of a Note will be required to include in income the amount deemed to have been paid by such owner pursuant to the related notional principal contract component, but may not be able to deduct that amount from income, a beneficial owner of a Note may have income that exceeds cash distributions on such Note in any period and over the term of the Note. As a result, the Notes may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract component would be subject to the limitations described above.

Sale and Exchange of the Notes

Upon the sale, exchange or other disposition of a Note, the beneficial owner of the Note must allocate the amount realized between the related REMIC regular interest component and the related notional principal contract component based on the relative fair market values of those components at the time of sale, and must treat the sale, exchange or other disposition as a sale, exchange or disposition of such REMIC regular interest component and notional principal contract component. Assuming that the Note is held as a ‘‘capital asset’’ within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the related notional principal contract component should be capital gain or loss, and gain or loss on disposition of the related REMIC regular interest component should generally, subject to the limitation described below, be capital gain or loss. Gain on disposition of such REMIC regular interest component will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the REMIC regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the REMIC regular interest component over (y) the amount actually included in such holder’s income with respect to the REMIC regular interest component.

Status of the Notes

The REMIC regular interest component of each Note will be treated as assets described in Section 7701(a)(19)(C) of the Code, as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the trust fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Note will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component or the right to receive Basis Risk Shortfall Carry Forward Amounts related to each Note will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Notes may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

No Withholding on Net Swap Payments Payable to Trust by Any Swap Provider

The Trust Agreement will restrict any transfer of any Class C Certificate unless the proposed transferee of such Certificate (1) provides to the securities administrator the appropriate tax certification form that would eliminate any withholding or deduction for taxes from amounts payable by the related Swap Provider, pursuant to the related Interest Rate Swap Agreement, to the Swap Administrator on behalf of the related Supplemental Interest Trust (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), together with any applicable attachments) and (2) agrees to update such form (i) upon expiration of any such form, (ii) as required under then applicable U.S. Treasury regulations and (iii) promptly upon learning that such form has become obsolete or incorrect, each as a condition to such transfer. Under the Trust Agreement, upon receipt of any such tax certification form from a proposed transferee of any Class C Certificate, the securities administrator will forward such tax certification form provided to it to the related Supplemental Interest Trust Trustee. The related Supplemental Interest Trust Trustee will then forward such tax certification form provided to it to the related Swap Provider. Each holder of a Class C Certificate and each transferee thereof will be deemed to have consented to the related Supplemental Interest Trust Trustee forwarding to the related Swap Provider any such tax certification form it has provided and updated in accordance with these transfer restrictions. In addition, if any transfer of a Class C Certificate would cause the related Supplemental Interest Trust to be beneficially owned by two or more persons for federal income tax purposes, the Trust Agreement will contain additional provisions to ensure that the related Swap Provider receives the appropriate tax certification forms that would eliminate any withholding or deduction for taxes from amounts payable by the related Swap Provider, pursuant to the related Interest Rate Swap Agreement, to the Swap Administrator on behalf of the related Supplemental Interest Trust, (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), together with any applicable attachments) and any updates thereto from the proposed multiple holders of the related Class C Certificates, as applicable, or the related Supplemental Interest Trust, as applicable. Any purported sales or transfers of any Class C Certificate to a transferee which does not comply with the requirements of this paragraph will be deemed null and void under the Trust Agreement. So long as each holder of the related Class C Certificates complies with these restrictions and each related Swap Provider receives the appropriate tax certification forms as described above, under current federal income tax law, there will be no withholding or deduction for taxes from any amounts payable by any Swap Provider, pursuant to the related Interest Rate Swap Agreement, to the Swap Administrator on behalf of the related Supplemental Interest Trust.

For further information regarding the federal income tax consequences of investing in the Notes, we refer you to “Material Federal Income Tax Considerations” in the base prospectus.

  STATE AND OTHER TAXES

None of the depositor, the master servicer, the securities administrator or the indenture trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state or other jurisdiction. Investors considering an investment in the Notes should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of the Notes.

  ERISA CONSIDERATIONS

ERISA and Section 4975 of the Code impose certain requirements on Plans and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the notes would be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. The Department of Labor (“DOL”) has promulgated regulations at 29 C.F.R. 2510.3-101 (the “DOL Regulations”), defining the term “plan assets” (as modified by Section 3(42) of ERISA) for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity, the underlying assets of that entity may be considered to be plan assets. The DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features”.

As of the date hereof, it is anticipated that the ratings of the notes and the traditional debt features of the notes should cause such notes to be treated as debt with no “substantial equity features” under the DOL Regulations. There can be no assurance given, however, that the notes are or will be treated as debt and not “equity interests” under the DOL Regulations. Moreover, the debt treatment of the notes for ERISA purposes could change subsequent to their issuance; that is, they could be treated as equity interests, if, for example, the ratings of the notes change. If the notes were to be treated as equity interests, the mortgage loans and other assets of the Issuing Entity may be considered to be plan assets. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the DOL Regulations, Plans or persons investing plan assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and Parties in Interest (as defined in the base prospectus) who have certain specified relationships to the Plan. Accordingly, even if the notes are treated as indebtedness under the DOL Regulations, prior to making an investment in the notes, investing Plans should determine whether the Issuing Entity, the Sponsor, the Depositor, the Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Securities Administrator, the Servicers, any other servicer, any administrator, any provider of credit support, any owner of an equity interest, which could be transferred subsequent to the purchase of an offered note by a Plan, or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions. Additionally, an investment of the assets of a Plan in certain securities may cause the assets of the issuer of those securities to be deemed plan assets of such Plan, and any person with certain specified relationships to such issuer to be deemed a Party in Interest with respect to the investing Plan.

By acquiring an offered note, each purchaser will be deemed to represent that either (1) it is not acquiring such note with the assets of a Plan; or (2) (A) the acquisition, holding and transfer of such note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) such notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat such notes. Alternatively, regardless of the rating of the notes, such person may provide the Securities Administrator and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Sponsor, the Depositor, the Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Securities Administrator, the Servicers or any successor servicer which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Sponsor, the Depositor, the Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Securities Administrator, the Servicers or any successor servicer to any obligation in addition to those undertaken in the Indenture.

ANY PLAN FIDUCIARY WHICH PROPOSES TO CAUSE A PLAN TO ACQUIRE ANY OF THE NOTES SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND THE CODE OF THE PLAN’S ACQUISITION AND OWNERSHIP OF SUCH NOTES.

  LEGAL MATTERS

The validity of the Notes, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of EMC, the depositor and Bear, Stearns & Co. Inc.

  LEGAL PROCEEDINGS

There are no material legal proceedings pending against the depositor, the securities administrator, the master servicer, GMAC Mortgage, LLC, the indenture trustee, the issuing entity or the custodians or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the noteholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the noteholders. We refer you to “The Sponsor” for a description of the legal proceedings against the sponsor.

  AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor, EMC as servicer, the issuing entity, Bear, Stearns & Co. Inc. and the depositor are affiliated parties. There are no affiliations among EMC, the depositor or the issuing entity and any of the indenture trustee, the master servicer, the securities administrator, any 10% originator, any 10% servicer or the custodian. There are no affiliations among the indenture trustee, LaSalle Bank National Association, Wells Fargo Bank, National Association, Treasury Bank, the Note Insurer, any 10% originator and any 10% servicer.

There are currently no business relationships, agreements, arrangements, transactions or understandings among (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the first paragraph, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Notes, or that relate to the Notes or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years, except as described below.

With respect to the mortgage loans originated by Bear Stearns Residential Mortgage Corporation or EMC, Bear Stearns Residential Mortgage Corporation has provided funding pursuant to a warehouse agreement or master repurchase agreement during the period between origination and securitization. The terms of this financing arrangement provide for interest payments at a floating market rate, and a maximum term of not more than 180 days.

  RATINGS

It is a condition of the issuance of the Notes that each class of notes be assigned at least the ratings designated below by Standard & Poor’s and Moody’s.

Class	Standard & Poor’s Rating	Moody’s Rating
II-A	AAA	Aaa
II-M-1	AA-	Aa3
II-M-2	AA-	A1
II-M-3	A+	A2
II-M-4	A	A3
II-M-5	A-	Baa1
II-M-6	BBB+	Baa2
II-B-1	BBB	Baa3
III-A	AAA	Aaa
III-M-1	AA-	Aa3
III-M-2	AA-	A1
III-M-3	A+	A2
III-M-4	A	A3
III-M-5	A-	Baa1
III-M-6	BBB+	Baa2
III-B-1	BBB	Baa3
IV-A-1	AAA	Aaa
IV-A-2	AAA	Aaa
IV-M-1	AA	Aa2
IV-M-2	A	A2
IV-B-1	BBB	Baa2

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

In addition, the ratings by Standard & Poor’s and Moody’s do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Basis Risk Shortfall Carry Forward Amounts or any interest shortfalls resulting from the application of the Relief Act.

The depositor has not requested ratings of the Notes by any rating agency other than Standard & Poor’s and Moody’s. However, there can be no assurance as to whether any other rating agency will rate the Notes or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Notes could be lower than the respective ratings assigned by the rating agencies.

  LEGAL INVESTMENT

The Notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the Notes, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the Notes.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the Notes. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of Notes would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

  AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to noteholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Notes — Reports to Noteholders” and “Servicing of the Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to noteholders or information about the securities as will have been filed with the Commission will be posted on the securities administrator’s internet web site promptly after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.etrustee.net.

INDEX OF DEFINED TERMS

1998 Policy Statement
60 Day Plus Delinquency Percentage
AB Servicing Criteria
Accrual Period
Administration Agreement
Applied Realized Loss Amount
Basis Risk Shortfall
Basis Risk Shortfall Carry Forward Amount
BSRM
BSRM Underwriting Guidelines
Class A Notes
Class A Principal Payment Amount
Class B Notes
Class B-1 Principal Payment Amount
Class II-A Principal Payment Amount
Class III-A Principal Payment Amount
Class III-B-1 Principal Payment Amount
Class III-M Notes
Class III-M-1 Principal Payment Amount
Class III-M-2 Principal Payment Amount
Class III-M-3 Principal Payment Amount
Class III-M-4 Principal Payment Amount
Class III-M-5 Principal Payment Amount
Class III-M-6 Principal Payment Amount
Class II-M Notes
Class II-M-1 Principal Payment Amount
Class II-M-2 Principal Payment Amount
Class II-M-3 Principal Payment Amount
Class II-M-4 Principal Payment Amount
Class II-M-5 Principal Payment Amount
Class II-M-6 Principal Payment Amount
Class IV-A Notes
Class IV-A Principal Payment Amount
Class IV-B-1 Principal Payment Amount
Class IV-M Notes
Class IV-M-1 Principal Payment Amount
Class IV-M-2 Principal Payment Amount
Class M Notes
Clearstream
Closing Date
Code
Collateral Value
CPR
CSSF
Cumulative Realized Loss Percentage
Current Interest
Current Specified Enhancement Percentage
Custodian
Deficiency Amount
DTC
Due for Payment
Due Period
EMC
Euroclear
Excess Spread
Extra Principal Payment Amount
Extraordinary Trust Fund Expenses
Extraordinary Trust Fund Expenses Cap
Financial Intermediary
Fiscal Quarter
Formula Rate
Global Securities
GMAC Mortgage, LLC HELOC Servicing Agreement
GMAC Mortgage, LLC Servicing Agreement
Group II 60 Day Plus Delinquency Percentage
Group II Additional Termination Events
Group II Early Termination Date
Group II Excess Cashflow
Group II Excess Spread
Group II Interest Rate Swap Agreement
Group II Net WAC Cap Rate
Group II Optional Termination Date
Group II Overcollateralization Amount
Group II Overcollateralization Floor
Group II Pre-Funded Amount
Group II Pre-Funded Amount
Group II Pre-Funding Account
Group II Pre-Funding Period
Group II Principal Payment Amount
Group II Remaining Excess Spread
Group II Remaining Pre-Funded Amount
Group II Stepdown Date
Group II Supplemental Interest Trust
Group II Supplemental Interest Trust Trustee
Group II Swap Account
Group II Swap Default
Group II Swap Provider
Group II Swap Provider Trigger Event
Group II Swap Termination Event
Group II Swap Termination Payment
Group II Termination Events
Group II Trigger Event
Group III 60 Day Plus Delinquency Percentage
Group III Additional Termination Events
Group III Early Termination Date
Group III Excess Cashflow
Group III Excess Spread
Group III Interest Rate Swap Agreement
Group III Net WAC Cap Rate
Group III Optional Termination Date
Group III Overcollateralization Amount
Group III Pre-Funding Account
Group III Pre-Funding Period
Group III Principal Payment Amount
Group III Remaining Excess Spread
Group III Remaining Pre-Funded Amount
Group III Stepdown Date
Group III Supplemental Interest Trust Trustee
Group III Swap Account
Group III Swap Default
Group III Swap Provider
Group III Swap Provider Trigger Event
Group III Swap Termination Event
Group III Swap Termination Payment
Group III Termination Events
Group III Trigger Event
Group IV 60 Day Plus Delinquency Percentage
Group IV Additional Termination Events
Group IV Early Termination Date
Group IV Excess Cashflow
Group IV Excess Spread
Group IV Interest Rate Swap Agreement
Group IV Net WAC Cap Rate
Group IV Optional Termination Date
Group IV Overcollateralization Amount
Group IV Principal Payment Amount
Group IV Remaining Excess Spread
Group IV Stepdown Date
Group IV Supplemental Interest Trust
Group IV Supplemental Interest Trust Trustee
Group IV Swap Account
Group IV Swap Default
Group IV Swap Provider
Group IV Swap Provider Trigger Event
Group IV Swap Termination Event
Group IV Swap Termination Payment
Group IV Termination Events
Group IV Trigger Event
HELOCs
Holder
Home Loan Interest Shortfalls
HomeBanc Mortgage Corporation Servicing Agreement
Illegality
Indenture
Insurance Agreement
Insured Amounts
Insured Payments
Interest Carry Forward Amount
Interest Funds
IRS
Liquidation Proceeds
Margin
Master Servicer Collection Account
MERS
MERS® System
Moody’s
NCUA
Net WAC Cap Rate
Nonpayment
Non-U.S. Person
Note Insurer
Note Interest Rate
Note Principal Balance
Notice
Notional Principal Contract Component
Notional Principal Contract Regulations
Order
OTS
Overcollateralization Amount
Overcollateralization Floor
Overcollateralization Release Amount
Overcollateralization Target Amount
Parity Act
Piggyback Loan
Policy
Preference Amount
Pre-Funding Account
Premium
Premium Percentage
Prepayment Assumption
Prepayment Charges
Prepayment Interest Shortfall
Prepayment Period
Principal Funds
Principal Payment Amount
Realized Loss
Reimbursement Amount
Relief Act
Relief Act Shortfalls
Remaining Excess Spread
REMIC Regular Interest Component
REO
Required Interest Payments
Rules
Sale and Servicing Agreement
Servicing Agreement
Standard & Poor’s
Stated Principal Balance
Subsequent Cut-off Date
Subsequent Recoveries
Subsequent Transfer Date
Supplemental Interest Trusts
Swap Accounts
Swap Administration Agreement
Swap Administrator
Swap Providers
Tax Counsel
U.S. Person
Unpaid Realized Loss Amount
Wells Fargo Bank, N.A. Servicing Agreement

SCHEDULE A

Selected Collateral Characteristics
Of the Group II Mortgage Loans
As of the Cut-off Date

Credit Score Distribution of the Group II Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
N/A	48	2,218,047.05	0.47	46,209.31	94.99	51.70	10.22
600 - 619	2	97,215.33	0.02	48,607.67	97.57	100.00	0.00
620 - 639	526	32,639,170.31	6.88	62,051.65	96.11	9.12	16.63
640 - 659	577	35,659,817.17	7.52	61,802.11	95.61	12.27	14.28
660 - 679	1,057	70,281,077.12	14.82	66,491.09	95.74	8.34	19.16
680 - 699	1,316	95,566,271.48	20.15	72,618.75	96.91	4.08	19.46
700 - 719	1,061	78,534,862.85	16.56	74,019.66	96.84	6.01	21.77
720 - 739	858	61,623,431.98	12.99	71,822.18	96.90	6.64	22.49
740 - 759	632	48,800,802.18	10.29	77,216.46	96.63	10.32	26.32
760 - 779	444	30,111,129.42	6.35	67,817.86	96.70	9.98	29.25
780 - 799	229	14,868,684.25	3.13	64,928.75	96.58	11.14	30.61
800 - 819	62	3,888,186.43	0.82	62,712.68	97.85	21.94	38.22
820 - 839	1	71,000.00	0.01	71,000.00	100.00	0.00	100.00
Total / Weighted Average	6,813	474,359,695.57	100.00	69,625.67	96.52	7.95	21.40

Debt-to-Income Ratios of the Group II Mortgage Loans

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
0.00% - 0.00%	3,482	251,517,752.67	53.02	72,233.70	702	96.59	0.00	19.37
0.01% - 5.00%	2	68,279.07	0.01	34,139.54	697	95.52	44.65	0.00
5.01% - 10.00%	22	1,226,557.62	0.26	55,752.62	698	97.47	15.49	16.71
10.01% - 15.00%	26	1,530,815.44	0.32	58,877.52	699	94.41	8.4	23.81
15.01% - 20.00%	95	5,002,028.89	1.05	52,652.94	704	93.87	28.85	16.70
20.01% - 25.00%	227	14,998,397.34	3.16	66,072.23	709	94.54	15.01	27.50
25.01% - 30.00%	326	23,091,479.58	4.87	70,832.76	710	96.21	18.34	25.15
30.01% - 35.00%	559	38,827,766.00	8.19	69,459.33	707	96.28	11.78	26.42
35.01% - 40.00%	789	52,967,959.33	11.17	67,133.03	703	97.03	13.76	24.04
40.01% - 45.00%	888	60,500,454.51	12.75	68,131.14	702	96.76	15.26	22.77
45.01% - 50.00%	347	21,336,634.19	4.50	61,488.86	692	96.55	31.61	19.99
50.01% - 55.00%	50	3,291,570.93	0.69	65,831.42	699	96.87	48.53	13.13
Total / Weighted Average	6,813	474,359,695.57	100.00	69,625.67	703	96.52	7.95	21.40

Original Mortgage Loan Principal Balances of the Group II Mortgage Loans

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
$0 - $9,999	13	105,698.08	0.02	8,130.62	690	89.22	0.00	7.19
$10,000 - $19,999	334	5,014,816.78	1.06	15,014.42	704	91.39	19.30	13.29
$20,000 - $29,999	713	18,153,193.98	3.83	25,460.30	702	92.80	16.57	13.31
$30,000 - $39,999	814	28,291,499.86	5.96	34,756.14	700	94.29	12.34	15.61
$40,000 - $49,999	853	38,257,459.71	8.07	44,850.48	698	95.83	13.47	19.38
$50,000 - $59,999	795	43,546,188.86	9.18	54,775.08	697	96.40	13.41	17.52
$60,000 - $69,999	679	43,755,599.24	9.22	64,441.24	699	96.52	8.83	19.91
$70,000 - $79,999	517	38,473,580.88	8.11	74,416.98	701	97.04	8.37	17.31
$80,000 - $89,999	442	37,399,160.54	7.88	84,613.49	702	97.85	5.43	19.67
$90,000 - $99,999	406	38,368,126.95	8.09	94,502.78	702	97.59	4.65	20.96
$100,000 - $109,999	282	29,320,869.36	6.18	103,974.71	708	98.18	3.52	21.27
$110,000 - $119,999	208	23,747,653.01	5.01	114,171.41	704	97.90	3.35	17.83
$120,000 - $129,999	178	22,161,304.98	4.67	124,501.71	709	97.98	2.83	21.83
$130,000 - $139,999	127	17,094,117.95	3.60	134,599.35	701	98.13	3.13	22.02
$140,000 - $149,999	100	14,406,951.38	3.04	144,069.51	711	98.21	0.98	32.20
$150,000 - $159,999	77	11,792,534.30	2.49	153,149.80	700	97.68	5.24	20.73
$160,000 - $169,999	30	4,919,988.54	1.04	163,999.62	711	97.06	3.37	30.02
$170,000 - $179,999	35	6,094,453.93	1.28	174,127.26	721	98.65	8.66	28.50
$180,000 - $189,999	38	6,992,855.77	1.47	184,022.52	708	96.90	2.57	21.06
$190,000 - $199,999	28	5,471,597.28	1.15	195,414.19	699	96.93	10.47	28.51
$200,000 - $209,999	11	2,239,755.97	0.47	203,614.18	694	89.83	0.00	45.27
$210,000 - $219,999	8	1,718,278.18	0.36	214,784.77	714	95.47	0.00	62.19
$220,000 - $229,999	14	3,106,315.13	0.65	221,879.65	713	95.72	0.00	35.57
$230,000 - $239,999	14	3,271,714.11	0.69	233,693.87	716	95.94	0.00	42.78
$240,000 - $249,999	17	4,125,859.16	0.87	242,697.60	717	95.89	11.63	29.30
$250,000 - $259,999	8	2,019,652.00	0.43	252,456.50	679	92.11	0.00	25.00
$260,000 - $269,999	7	1,830,247.15	0.39	261,463.88	714	89.94	0.00	57.22
$270,000 - $279,999	4	1,100,393.05	0.23	275,098.26	708	91.00	0.00	50.11
$280,000 - $289,999	6	1,692,034.52	0.36	282,005.75	707	91.49	0.00	33.84
$290,000 - $299,999	3	899,480.71	0.19	299,826.90	708	92.22	0.00	0.00
$300,000 - $309,999	2	599,749.05	0.13	299,874.53	735	79.61	0.00	0.00
$310,000 - $319,999	1	311,935.63	0.07	311,935.63	724	100.00	0.00	0.00
$320,000 - $329,999	2	644,745.56	0.14	322,372.78	735	97.52	0.00	0.00
$330,000 - $339,999	5	1,660,561.96	0.35	332,112.39	746	99.01	0.00	80.09
$340,000 - $349,999	5	1,712,163.09	0.36	342,432.62	721	93.18	20.10	39.96
$350,000 - $359,999	16	5,606,798.71	1.18	350,424.92	705	96.09	6.23	43.70
$360,000 - $369,999	3	1,086,502.55	0.23	362,167.52	672	96.69	33.74	33.13
$370,000 - $379,999	4	1,492,557.09	0.31	373,139.27	700	93.46	24.83	0.00
$380,000- $389,999	1	379,646.73	0.08	379,646.73	620	90.00	100.00	0.00
$390,000 - $399,999	2	785,788.15	0.17	392,894.08	707	92.49	0.00	50.27
$400,000 and greater	11	4,707,865.69	0.99	427,987.79	709	88.89	18.55	44.92
Total / Weighted Average	6,813	474,359,695.57	100.00	69,625.67	703	96.52	7.95	21.40

Net Mortgage Rates of the Group II Mortgage Loans

Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
4.500% - 4.999%	1	34,960.78	0.01	34,960.78	766	90.00	100.00	0.00
5.000% - 5.499%	3	169,940.74	0.04	56,646.91	723	98.25	100.00	39.68
5.500% - 5.999%	2	92,710.06	0.02	46,355.03	786	89.52	100.00	29.66
6.000% - 6.499%	11	516,085.52	0.11	46,916.87	764	96.39	100.00	28.26
6.500% - 6.999%	29	1,446,062.35	0.30	49,864.22	756	95.35	100.00	4.32
7.000% - 7.499%	61	3,174,878.48	0.67	52,047.19	737	92.71	85.94	17.15
7.500% - 7.999%	82	4,188,172.77	0.88	51,075.28	736	95.37	77.22	20.43
8.000% - 8.499%	108	5,902,573.49	1.24	54,653.46	731	93.15	52.65	13.27
8.500% - 8.999%	138	7,983,447.80	1.68	57,851.07	728	95.87	32.35	12.57
9.000% - 9.499%	356	21,356,047.97	4.50	59,988.90	724	94.00	18.15	19.68
9.500% - 9.999%	444	27,952,611.33	5.89	62,956.33	722	93.98	13.71	21.27
10.000% - 10.499%	603	41,409,867.10	8.73	68,673.08	719	94.77	5.91	23.12
10.500% - 10.999%	609	42,357,617.23	8.93	69,552.74	713	95.39	4.40	22.60
11.000% - 11.499%	695	52,930,353.73	11.16	76,158.78	709	96.93	2.83	23.77
11.500% - 11.999%	1,007	91,867,199.60	19.37	91,228.60	698	97.51	3.07	25.11
12.000% - 12.499%	654	56,873,629.86	11.99	86,962.74	689	97.76	3.56	23.38
12.500% - 12.999%	360	21,354,610.70	4.50	59,318.36	694	97.18	3.62	18.42
13.000% - 13.499%	347	22,570,391.92	4.76	65,044.36	678	97.15	5.66	12.76
13.500% - 13.999%	327	17,562,827.83	3.70	53,708.95	673	96.94	2.94	13.82
14.000% - 14.499%	239	14,178,183.96	2.99	59,322.95	669	98.03	2.28	17.27
14.500% - 14.999%	159	9,015,843.10	1.90	56,703.42	681	97.81	16.56	17.42
15.000% - 15.499%	154	8,456,649.16	1.78	54,913.31	706	97.61	3.04	22.05
15.500% - 15.999%	126	6,790,906.11	1.43	53,896.08	697	96.88	3.82	23.49
16.000% - 16.499%	101	5,893,731.12	1.24	58,353.77	701	98.30	2.79	17.75
16.500% - 16.999%	60	3,594,011.09	0.76	59,900.18	707	98.25	2.08	17.00
17.000% - 17.499%	62	3,160,071.33	0.67	50,968.89	700	97.12	3.09	16.93
17.500% - 17.999%	34	1,550,028.36	0.33	45,589.07	713	98.39	1.96	15.31
18.000% - 18.499%	15	618,559.39	0.13	41,237.29	684	98.03	13.19	12.61
18.500% - 18.999%	10	664,416.01	0.14	66,441.60	700	98.91	0.00	42.08
19.000% - 19.499%	10	448,173.31	0.09	44,817.33	696	98.49	19.19	31.23
19.500% - 19.999%	2	49,496.06	0.01	24,748.03	665	95.00	0.00	0.00
20.000% - 20.499%	1	36,890.00	0.01	36,890.00	650	99.99	0.00	100.00
20.500% - 20.999%	2	43,347.31	0.01	21,673.66	681	98.53	0.00	0.00
21.500% - 21.999%	1	115,400.00	0.02	115,400.00	718	100.00	0.00	100.00
Total / Weighted Average	6,813	474,359,695.57	100.00	69,625.67	703	96.52	7.95	21.40

Mortgage Rates of the Group II Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
5.000% - 5.499%	1	34,960.78	0.01	34,960.78	766	90.00	100.00	0.00
5.500% - 5.999%	1	73,060.24	0.02	73,060.24	698	100.00	100.00	0.00
6.000% - 6.499%	3	162,090.56	0.03	54,030.19	756	94.14	100.00	41.60
6.500% - 6.999%	8	385,469.71	0.08	48,183.71	770	95.37	100.00	44.97
7.000% - 7.499%	21	1,091,847.39	0.23	51,992.73	759	96.41	100.00	3.54
7.500% - 7.999%	48	2,303,707.31	0.49	47,993.90	734	91.36	89.66	10.30
8.000% - 8.499%	73	3,968,759.37	0.84	54,366.57	740	95.11	83.39	23.98
8.500% - 8.999%	106	5,440,760.74	1.15	51,327.93	733	93.64	62.63	14.68
9.000% - 9.499%	122	6,944,724.47	1.46	56,923.97	723	95.50	38.51	10.94
9.500% - 9.999%	295	17,642,618.18	3.72	59,805.49	725	94.40	22.21	18.47
10.000% - 10.499%	430	26,916,147.13	5.67	62,595.69	724	93.65	12.36	21.75
10.500% - 10.999%	566	37,338,675.37	7.87	65,969.39	719	94.65	7.45	22.28
11.000% - 11.499%	585	41,438,868.28	8.74	70,835.67	715	95.09	5.18	22.88
11.500% - 11.999%	694	50,668,309.94	10.68	73,009.09	711	96.79	3.84	20.57
12.000% - 12.499%	794	67,884,450.47	14.31	85,496.79	702	97.16	2.81	24.33
12.500% - 12.999%	976	90,548,447.21	19.09	92,775.05	691	97.94	2.62	26.80
13.000% - 13.499%	322	19,223,866.80	4.05	59,701.45	697	96.73	6.08	15.90
13.500% - 13.999%	367	24,347,250.78	5.13	66,341.28	679	97.26	5.29	15.25
14.000% - 14.499%	307	16,954,722.96	3.57	55,227.11	677	96.93	4.21	13.52
14.500% - 14.999%	316	18,371,564.58	3.87	58,137.86	665	97.55	1.62	15.70
15.000% - 15.499%	153	8,232,369.74	1.74	53,806.34	682	97.35	15.23	14.84
15.500% - 15.999%	165	9,294,198.47	1.96	56,328.48	701	98.19	5.78	23.05
16.000% - 16.499%	133	7,495,211.28	1.58	56,354.97	701	96.54	3.14	22.77
16.500% - 16.999%	109	6,297,892.13	1.33	57,778.83	699	98.16	2.84	17.78
17.000% - 17.499%	67	3,745,472.21	0.79	55,902.57	699	98.91	3.54	20.01
17.500% - 17.999%	66	3,601,221.09	0.76	54,563.96	710	97.18	3.01	16.62
18.000% - 18.499%	38	1,650,066.65	0.35	43,422.81	700	97.65	1.84	12.97
18.500% - 18.999%	15	715,030.07	0.15	47,668.67	707	97.72	5.35	9.81
19.000% - 19.499%	13	730,989.18	0.15	56,229.94	682	98.81	5.93	44.26
19.500% - 19.999%	11	463,819.37	0.10	42,165.40	720	98.54	0.00	30.17
20.000% - 20.499%	3	158,488.84	0.03	52,829.61	677	99.67	54.26	0.00
20.500% - 20.999%	2	75,886.96	0.02	37,943.48	656	97.43	0.00	48.61
21.000% - 21.499%	1	12,749.17	0.00	12,749.17	662	95.00	0.00	0.00
21.500% - 21.999%	1	30,598.14	0.01	30,598.14	689	100.00	0.00	0.00
22.000% - 22.499%	1	115,400.00	0.02	115,400.00	718	100.00	0.00	100.00
Total / Weighted Average	6,813	474,359,695.57	100.00	69,625.67	703	96.52	7.95	21.40

Original Combined Loan-to-Value Ratios of the Group II Mortgage Loans

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Percent Full Documentation (%)	Percent Interest Only (%)
20.01%-25.00%	2	194,936.85	0.04	97,468.43	675	0.00	0.00
35.01% - 40.00%	1	30,000.00	0.01	30,000.00	695	0.00	100.00
50.01% - 55.00%	1	67,934.18	0.01	67,934.18	769	0.00	0.00
55.01% - 60.00%	1	74,893.78	0.02	74,893.78	676	100.00	0.00
60.01% - 65.00%	1	199,945.88	0.04	199,945.88	652	0.00	0.00
65.01% - 70.00%	5	879,673.83	0.19	175,934.77	676	4.54	0.00
70.01% - 75.00%	12	815,724.33	0.17	67,977.03	687	2.82	37.82
75.01% - 80.00%	89	7,111,524.17	1.50	79,904.77	699	3.47	42.93
80.01% - 85.00%	153	5,410,287.22	1.14	35,361.35	691	10.38	27.94
85.01% - 90.00%	1,559	79,895,060.22	16.84	51,247.63	699	7.57	24.56
90.01% - 95.00%	1,273	90,005,805.69	18.97	70,703.70	703	6.50	21.14
95.01% - 100.00%	3,716	289,673,909.42	61.07	77,953.15	704	8.59	20.02
Total / Weighted Average	6,813	474,359,695.57	100.00	69,625.67	703	7.95	21.40

Geographic Distribution of Mortgaged Properties of the Group II Mortgage Loans

State or Territory	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
California	2,413	216,241,354.62	45.59	89,615.15	707	96.12	3.51	26.93
Florida	880	49,857,550.80	10.51	56,656.31	699	96.42	8.00	25.77
Arizona	588	33,817,015.92	7.13	57,511.93	707	97.32	11.47	20.49
Maryland	389	29,097,735.35	6.13	74,801.38	689	97.43	10.42	12.75
Virginia	336	24,832,513.30	5.23	73,906.29	688	97.15	7.33	4.59
Nevada	348	23,011,485.68	4.85	66,124.96	708	97.52	10.06	15.91
Georgia	255	11,131,761.57	2.35	43,653.97	695	97.70	19.44	23.54
Washington	160	9,814,551.95	2.07	61,340.95	709	95.28	12.77	39.81
New Jersey	149	9,569,458.22	2.02	64,224.55	688	96.48	6.37	12.88
Other (1)	1,295	66,986,268.16	14.12	51,726.85	703	96.50	16.51	10.80
Total / Weighted Average	6,813	474,359,695.57	100.00	69,625.67	703	96.52	7.95	21.40
1) Other includes states and the District of Columbia with fewer than 2% concentrations individually.

Junior Ratios of the Group II Mortgage Loans

Range of Junior Ratios (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
0.01% - 10.00%	251	7,033,064.48	1.48	28,020.18	698	83.36	9.00	24.34
10.01% - 20.00%	2,526	134,717,871.15	28.40	53,332.49	701	91.85	7.23	21.44
20.01% - 30.00%	3,754	298,562,854.98	62.94	79,531.93	703	98.97	7.79	20.66
30.01% - 40.00%	217	27,438,157.35	5.78	126,443.12	709	96.82	10.84	28.81
40.01% - 50.00%	52	4,993,634.24	1.05	96,031.43	694	96.66	8.40	25.61
50.01% - 60.00%	8	1,085,234.25	0.23	135,654.28	706	94.33	32.20	5.93
60.01% and greater	5	528,879.12	0.11	105,775.82	686	64.99	63.14	0.00
Total / Weighted Average	6,813	474,359,695.57	100.00	69,625.67	703	96.52	7.95	21.40

Mortgage Loan Purpose of the Group II Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
Equity Refinance	1,185	75,194,926.25	15.85	63,455.63	692	91.48	9.55	25.80
Purchase	4,663	336,544,033.12	70.95	72,173.29	706	98.15	7.98	20.55
Rate/Term Refinance	965	62,620,736.20	13.20	64,891.95	700	93.79	5.89	20.69
Total / Weighted Average	6,813	474,359,695.57	100.00	69,625.67	703	96.52	7.95	21.40

Mortgage Loan Documentation Type of the Group II Mortgage Loans

Documentation Type	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
Full/Alternative	700	37,716,076.28	7.95	53,880.11	705	96.90	100.00	20.13
Limited	20	1,919,955.90	0.40	95,997.80	701	98.93	0.00	0.66
No Documentation	257	13,710,459.91	2.89	53,348.09	711	92.93	0.00	28.95
No Income/No Asset	19	1,255,198.77	0.26	66,063.09	721	91.17	0.00	18.78
No Ratio	2,303	174,510,069.46	36.79	75,775.11	701	96.55	0.00	19.11
No Ratio/Ver Employ	903	62,042,024.53	13.08	68,706.56	703	97.63	0.00	18.01
Stated Income	2,374	169,237,213.85	35.68	71,287.79	704	96.48	0.00	23.96
Stated Income/Asset	237	13,968,696.87	2.94	58,939.65	694	94.39	0.00	33.27
Total / Weighted Average	6,813	474,359,695.57	100.00	69,625.67	703	96.52	7.95	21.40

Occupancy Types of the Group II Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
Investor	1,023	43,775,510.78	9.23	42,791.31	716	95.20	8.20	16.94
Primary Residence	5,554	416,639,898.66	87.83	75,016.19	701	96.72	7.88	22.03
Second/Vacation	236	13,944,286.13	2.94	59,085.96	716	94.66	9.36	16.74
Total / Weighted Average	6,813	474,359,695.57	100.00	69,625.67	703	96.52	7.95	21.40

Mortgaged Property Types of the Group II Mortgage Loans

Property Type	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
Two-to-four family units	239	15,728,869.80	3.32	65,811.17	698	94.63	4.52	20.51
CO-OP	1	67,925.74	0.01	67,925.74	640	100.00	100.00	0.00
Condominium	649	35,353,741.96	7.45	54,474.18	705	97.11	11.41	19.72
High-Rise Condo	65	5,255,545.57	1.11	80,854.55	708	93.91	7.53	24.54
Planned Unit Developments	1,872	134,578,598.26	28.37	71,890.28	701	96.99	9.52	18.07
Single-family	3,898	278,685,328.08	58.75	71,494.44	704	96.35	6.93	23.39
Townhouse	89	4,689,686.16	0.99	52,693.10	695	97.57	8.09	11.17
Total / Weighted Average	6,813	474,359,695.57	100.00	69,625.67	703	96.52	7.95	21.40

Prepayment Penalty Terms of the Group II Mortgage Loans

Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
None	3,916	256,141,859.46	54.00	65,409.06	702	96.61	10.75	19.19
3 Months	3	158,959.44	0.03	52,986.48	717	96.10	38.98	61.02
4 Months	128	10,726,251.71	2.26	83,798.84	707	94.62	6.00	26.27
6 Months	164	12,887,253.76	2.72	78,580.82	705	96.50	4.26	27.60
7 Months	4	204,333.34	0.04	51,083.34	681	98.72	0.00	38.42
8 Months	1	71,000.00	0.01	71,000.00	829	100.00	0.00	100.00
12 Months	586	48,656,659.41	10.26	83,031.84	709	96.23	4.98	30.24
30 Months	1	69,970.65	0.01	69,970.65	722	90.00	0.00	0.00
24 Months	139	8,989,575.30	1.90	64,673.20	704	97.74	6.19	16.92
36 Months	1,866	135,929,009.05	28.66	72,845.13	701	96.52	4.38	21.62
60 Months	5	524,823.45	0.11	104,964.69	670	100.00	0.00	26.68
Total / Weighted Average	6,813	474,359,695.57	100.00	69,625.67	703	96.52	7.95	21.40

Interest Only Terms of the Group II Mortgage Loans

Interest Only Term	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
Not Interest Only	5,543	372,832,496.92	78.60	67,261.86	700	96.68	8.08	0.00
60 Months	259	20,758,376.94	4.38	80,148.17	706	95.10	6.72	100.00
120 Months	1,011	80,768,821.71	17.03	79,890.03	712	96.15	7.67	100.00
Total / Weighted Average	6,813	474,359,695.57	100.00	69,625.67	703	96.52	7.95	21.40

Selected Collateral Characteristics
Of the Group III Mortgage Loans
As of the Cut-off Date

Credit Score Distribution of the Group III Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
N/A	1	72,547.98	0.02	72,547.98	100.00	0.00	0.00
560 - 579	1	65,841.30	0.02	65,841.30	100.00	100.00	0.00
580 - 599	4	177,727.09	0.05	44,431.77	99.99	56.76	0.00
600 - 619	63	2,757,410.81	0.76	43,768.43	99.54	34.94	3.97
620 - 639	610	37,428,119.57	10.27	61,357.57	98.13	11.11	26.22
640 - 659	949	57,009,236.54	15.64	60,072.96	96.73	7.97	15.63
660 - 679	877	54,882,285.92	15.06	62,579.57	95.51	8.66	18.70
680 - 699	902	58,734,566.30	16.11	65,115.93	96.50	7.03	20.19
700 - 719	811	54,756,321.42	15.02	67,517.04	97.22	8.18	23.82
720 - 739	609	38,067,208.54	10.44	62,507.73	97.26	7.02	20.60
740 - 759	443	28,010,204.41	7.68	63,228.45	96.40	8.24	24.48
760 - 779	296	17,655,144.83	4.84	59,645.76	96.98	12.09	20.56
780 - 799	177	11,620,100.77	3.19	65,650.29	96.96	13.33	19.99
800 - 819	64	3,278,550.48	0.90	51,227.35	96.84	23.54	17.97
820 - 839	1	28,987.76	0.01	28,987.76	100.00	100.00	0.00
Total / Weighted Average	5,808	364,544,253.72	100.00	62,765.88	96.80	8.96	20.64

Debt-to-Income Ratios of the Group III Mortgage Loans

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
0.00% - 0.00%	2,311	147,219,877.05	40.38	63,703.97	694	95.21	0.00	13.86
0.01% - 5.00%	3	131,515.37	0.04	43,838.46	747	98.94	0.00	0.00
5.01% - 10.00%	10	389,390.65	0.11	38,939.07	676	96.75	0.00	13.51
10.01% - 15.00%	15	870,358.29	0.24	58,023.89	723	96.93	21.29	16.84
15.01% - 20.00%	46	2,291,113.40	0.63	49,806.81	705	96.64	21.32	16.28
20.01% - 25.00%	97	4,553,167.30	1.25	46,939.87	707	96.27	25.29	28.60
25.01% - 30.00%	197	10,369,042.00	2.84	52,634.73	698	97.44	22.03	16.68
30.01% - 35.00%	376	21,122,207.24	5.79	56,176.08	699	97.12	13.36	17.22
35.01% - 40.00%	693	43,131,401.72	11.83	62,238.67	698	97.71	10.32	21.75
40.01% - 45.00%	1,132	74,783,457.36	20.51	66,063.12	695	98.04	11.77	24.76
45.01% - 50.00%	820	53,408,005.05	14.65	65,131.71	676	98.38	18.79	34.15
50.01% - 55.00%	107	6,236,793.37	1.71	58,287.79	687	97.92	39.14	23.46
55.01% and Greater	1	37,924.92	0.01	37,924.92	609	99.97	0.00	0.00
Total / Weighted Average	5,808	364,544,253.72	100.00	62,765.88	693	96.80	8.96	20.64

Original Mortgage Loan Principal Balances of the Group III Mortgage Loans

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
$0 - $9,999	2	15,023.85	0.00	7,511.93	691	92.51	0.00	0.00
$10,000 - $19,999	238	3,572,969.89	0.98	15,012.48	696	93.50	20.66	10.76
$20,000 - $29,999	716	18,063,660.10	4.96	25,228.58	693	94.33	19.71	11.33
$30,000 - $39,999	894	31,129,919.75	8.54	34,820.94	691	96.20	18.52	12.69
$40,000 - $49,999	802	35,908,118.16	9.85	44,773.21	692	96.67	13.38	17.80
$50,000 - $59,999	693	37,689,070.37	10.34	54,385.38	692	97.20	9.75	16.17
$60,000 - $69,999	600	38,750,821.96	10.63	64,584.70	691	96.99	8.64	17.91
$70,000 - $79,999	460	34,186,390.95	9.38	74,318.24	691	97.80	7.75	19.22
$80,000 - $89,999	341	28,774,977.80	7.89	84,384.10	688	97.94	5.24	22.90
$90,000 - $99,999	290	27,357,879.41	7.50	94,337.52	692	98.23	4.51	28.20
$100,000 - $109,999	181	18,799,902.81	5.16	103,866.87	693	97.80	6.00	22.06
$110,000 - $119,999	152	17,370,069.44	4.76	114,276.77	689	98.52	5.89	24.26
$120,000 - $129,999	90	11,198,693.93	3.07	124,429.93	695	97.61	3.36	32.37
$130,000 - $139,999	75	10,043,721.15	2.76	133,916.28	699	98.34	5.21	30.56
$140,000 - $149,999	50	7,232,847.51	1.98	144,656.95	703	98.08	4.05	34.07
$150,000 - $159,999	65	9,995,652.00	2.74	153,779.26	693	97.42	4.61	26.12
$160,000 - $169,999	29	4,631,322.17	1.27	159,700.76	692	95.20	7.07	17.85
$170,000 - $179,999	31	5,387,394.65	1.48	173,786.92	689	95.90	9.59	25.78
$180,000 - $189,999	16	2,946,340.78	0.81	184,146.30	706	97.32	0.00	18.90
$190,000 - $199,999	10	1,951,645.78	0.54	195,164.58	733	99.50	20.04	20.14
$200,000 - $209,999	14	2,820,543.98	0.77	201,467.43	698	97.63	0.00	14.31
$210,000 - $219,999	8	1,699,536.11	0.47	212,442.01	703	92.28	0.00	25.07
$220,000 - $229,999	6	1,329,836.34	0.36	221,639.39	729	91.67	0.00	49.89
$230,000 - $239,999	6	1,401,368.27	0.38	233,561.38	718	96.31	0.00	33.82
$240,000 - $249,999	5	1,213,330.36	0.33	242,666.07	706	97.74	0.00	19.78
$250,000 - $259,999	5	1,249,376.19	0.34	249,875.24	710	90.42	0.00	60.03
$260,000 - $269,999	1	265,000.00	0.07	265,000.00	661	95.00	0.00	100.00
$270,000 - $279,999	4	1,102,213.88	0.30	275,553.47	685	90.65	0.00	25.13
$280,000 - $289,999	1	279,680.91	0.08	279,680.91	683	85.00	0.00	0.00
$300,000 - $309,999	4	1,197,898.91	0.33	299,474.73	754	86.42	0.00	0.00
$310,000 - $319,999	1	317,973.17	0.09	317,973.17	695	80.00	0.00	0.00
$320,000 - $329,999	1	324,512.17	0.09	324,512.17	668	90.00	0.00	0.00
$330,000 - $339,999	3	1,000,685.63	0.27	333,561.88	704	96.71	33.19	67.07
$340,000 - $349,999	1	345,745.31	0.09	345,745.31	666	79.91	0.00	0.00
$350,000 - $359,999	4	1,406,007.74	0.39	351,501.94	700	82.62	0.00	49.79
$380,000- $389,999	1	379,444.15	0.10	379,444.15	705	90.00	0.00	0.00
$390,000 - $399,999	1	393,350.40	0.11	393,350.40	709	94.75	0.00	100.00
$400,000 and greater	7	2,811,327.74	0.77	401,618.25	678	78.61	0.00	0.00
Total / Weighted Average	5,808	364,544,253.72	100.00	62,765.88	693	96.80	8.96	20.64

Net Mortgage Rates of the Group III Mortgage Loans

Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
5.500% - 5.999%	1	82,481.03	0.02	82,481.03	721	100.00	100.00	0.00
6.000% - 6.499%	14	683,541.12	0.19	48,824.37	770	89.06	47.05	0.00
6.500% - 6.999%	41	1,946,542.85	0.53	47,476.65	753	95.72	59.51	0.00
7.000% - 7.499%	67	3,555,768.63	0.98	53,071.17	724	93.76	67.30	7.26
7.500% - 7.999%	70	3,543,326.61	0.97	50,618.95	723	96.61	55.87	7.13
8.000% - 8.499%	140	6,749,175.06	1.85	48,208.39	709	96.64	43.64	6.64
8.500% - 8.999%	122	6,660,186.29	1.83	54,591.69	727	96.14	25.61	14.39
9.000% - 9.499%	380	23,493,770.62	6.44	61,825.71	698	96.98	16.05	11.44
9.500% - 9.999%	347	20,956,372.82	5.75	60,393.01	705	95.39	12.14	23.45
10.000% - 10.499%	451	29,120,896.66	7.99	64,569.62	702	95.63	10.76	23.37
10.500% - 10.999%	498	33,709,357.55	9.25	67,689.47	700	96.40	7.26	26.81
11.000% - 11.499%	792	53,503,878.48	14.68	67,555.40	696	96.55	4.03	17.42
11.500% - 11.999%	1,065	77,107,465.99	21.15	72,401.38	685	97.00	3.22	28.71
12.000% - 12.499%	617	39,383,379.68	10.80	63,830.44	680	97.43	4.09	22.56
12.500% - 12.999%	615	33,572,838.33	9.21	54,589.98	680	98.01	6.49	8.92
13.000% - 13.499%	285	16,523,080.49	4.53	57,975.72	675	98.00	6.82	16.82
13.500% - 13.999%	110	5,267,932.00	1.45	47,890.29	671	98.01	6.14	22.34
14.000% - 14.499%	57	2,491,364.41	0.68	43,708.15	679	96.98	0.00	27.62
14.500% - 14.999%	33	1,500,218.24	0.41	45,461.16	712	98.00	20.22	37.45
15.000% - 15.499%	37	1,533,776.68	0.42	41,453.42	677	97.82	0.00	17.56
15.500% - 15.999%	17	710,381.83	0.19	41,787.17	708	98.42	0.00	35.30
16.000% - 16.499%	20	1,080,287.95	0.30	54,014.40	727	97.10	0.00	16.60
16.500% - 16.999%	6	329,023.80	0.09	54,837.30	706	99.44	0.00	34.04
17.000% - 17.499%	14	406,680.48	0.11	29,048.61	706	98.82	0.00	6.44
17.500% - 17.999%	4	326,448.38	0.09	81,612.10	740	91.70	0.00	68.00
18.000% - 18.499%	1	179,700.00	0.05	179,700.00	665	95.00	0.00	100.00
18.500% - 18.999%	1	43,300.00	0.01	43,300.00	740	94.98	0.00	100.00
19.000% - 19.499%	2	72,563.67	0.02	36,281.84	774	98.54	0.00	70.83
20.000% - 20.499%	1	10,514.07	0.00	10,514.07	743	95.00	0.00	0.00
Total / Weighted Average	5,808	364,544,253.72	100.00	62,765.88	693	96.80	8.96	20.64

Mortgage Rates of the Group III Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
6.000% - 6.499%	1	82,481.03	0.02	82,481.03	721	100.00	100.00	0.00
6.500% - 6.999%	5	348,054.43	0.10	69,610.89	779	82.15	42.20	0.00
7.000% - 7.499%	25	1,000,108.17	0.27	40,004.33	749	94.97	60.38	0.00
7.500% - 7.999%	72	3,906,361.87	1.07	54,255.03	737	93.97	68.73	4.27
8.000% - 8.499%	65	3,117,024.30	0.86	47,954.22	724	96.32	58.33	7.66
8.500% - 8.999%	122	5,843,722.96	1.60	47,899.37	707	96.56	49.96	6.04
9.000% - 9.499%	120	6,646,080.37	1.82	55,384.00	725	96.19	28.02	12.35
9.500% - 9.999%	363	21,830,660.92	5.99	60,139.56	699	97.45	16.24	10.47
10.000% - 10.499%	279	16,745,331.57	4.59	60,019.11	708	95.32	13.99	24.30
10.500% - 10.999%	446	28,918,469.20	7.93	64,839.62	703	95.18	11.86	21.35
11.000% - 11.499%	469	31,211,472.64	8.56	66,548.98	701	96.65	7.97	26.60
11.500% - 11.999%	756	51,305,268.78	14.07	67,864.11	698	96.20	4.87	18.98
12.000% - 12.499%	854	60,937,076.30	16.72	71,354.89	689	97.47	3.81	30.01
12.500% - 12.999%	918	62,834,130.90	17.24	68,446.77	679	96.93	2.63	22.44
13.000% - 13.499%	448	24,663,635.33	6.77	55,052.76	678	97.87	8.14	14.88
13.500% - 13.999%	508	28,322,411.61	7.77	55,752.78	682	97.93	5.70	8.88
14.000% - 14.499%	118	5,653,168.49	1.55	47,908.21	669	97.25	3.45	26.51
14.500% - 14.999%	85	4,216,232.52	1.16	49,602.74	671	97.78	3.46	19.29
15.000% - 15.499%	42	1,951,440.36	0.54	46,462.87	703	97.54	13.55	41.03
15.500% - 15.999%	32	1,370,853.29	0.38	42,839.17	683	97.92	2.84	13.91
16.000% - 16.499%	28	1,051,599.42	0.29	37,557.12	695	97.86	0.00	38.45
16.500% - 16.999%	20	937,866.83	0.26	46,893.34	719	97.87	0.00	15.22
17.000% - 17.499%	8	591,052.55	0.16	73,881.57	729	97.94	0.00	25.14
17.500% - 17.999%	12	312,826.61	0.09	26,068.88	704	99.25	0.00	0.00
18.000% - 18.499%	4	336,397.15	0.09	84,099.29	753	92.32	0.00	73.78
18.500% - 18.999%	4	284,148.38	0.08	71,037.10	662	95.16	0.00	63.24
19.000% - 19.499%	1	43,300.00	0.01	43,300.00	740	94.98	0.00	100.00
19.500% - 19.999%	2	72,563.67	0.02	36,281.84	774	98.54	0.00	70.83
20.500% - 20.999%	1	10,514.07	0.00	10,514.07	743	95.00	0.00	0.00
Total / Weighted Average	5,808	364,544,253.72	100.00	62,765.88	693	96.80	8.96	20.64

Original Combined Loan-to-Value Ratios of the Group III Mortgage Loans

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Percent Full Documentation (%)	Percent Interest Only (%)
15.01% - 20.00%	2	117,732.32	0.03	58,866.16	675	0.00	25.48
25.01% - 30.00%	1	23,183.59	0.01	23,183.59	734	0.00	0.00
35.01% - 40.00%	1	41,753.02	0.01	41,753.02	757	100.00	0.00
45.01% - 50.00%	1	123,793.45	0.03	123,793.45	684	0.00	0.00
55.01% - 60.00%	2	49,021.90	0.01	24,510.95	666	47.02	0.00
60.01% - 65.00%	3	511,645.45	0.14	170,548.48	757	0.00	0.00
65.01% - 70.00%	5	944,077.22	0.26	188,815.44	681	0.00	0.00
70.01% - 75.00%	16	1,260,655.90	0.35	78,790.99	696	0.00	1.99
75.01% - 80.00%	59	6,940,487.85	1.90	117,635.39	688	2.17	11.99
80.01% - 85.00%	108	5,357,132.79	1.47	49,603.08	701	3.69	7.86
85.01% - 90.00%	1,119	54,236,065.65	14.88	48,468.33	691	5.12	15.65
90.01% - 95.00%	788	46,833,402.05	12.85	59,433.25	699	9.69	27.45
95.01% - 100.00%	3,687	246,899,316.75	67.73	66,964.83	692	10.08	21.09
100.01% and Greater	16	1,205,985.78	0.33	75,374.11	647	2.98	42.67
Total / Weighted Average	5,808	364,544,253.72	100.00	62,765.88	693	8.96	20.64

Geographic Distribution of Mortgaged Properties of the Group III Mortgage Loans

State or Territory	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
California	1,902	156,808,556.16	43.01	82,444.04	692	96.33	2.79	27.66
Florida	838	47,064,648.76	12.91	56,163.07	699	97.79	6.57	19.89
Arizona	331	18,263,398.76	5.01	55,176.43	692	96.83	11.43	12.45
Georgia	366	15,131,039.99	4.15	41,341.64	685	98.60	20.77	25.98
Nevada	213	13,393,814.06	3.67	62,881.76	690	97.77	9.96	10.18
Virginia	152	11,668,647.63	3.20	76,767.42	699	97.03	12.66	18.59
Texas	318	10,691,161.92	2.93	33,620.01	697	98.29	21.96	0.24
Maryland	141	10,573,691.25	2.90	74,990.72	687	96.48	9.02	29.84
Massachusetts	117	7,618,748.90	2.09	65,117.51	704	95.95	17.65	5.56
Other (1)	1,430	73,330,546.29	20.12	51,280.10	690	96.50	17.04	12.50
Total / Weighted Average	5,808	364,544,253.72	100.00	62,765.88	693	96.80	8.96	20.64
1) Other includes states and the District of Columbia with fewer than 2% concentrations individually.

Junior Ratios of the Group III Mortgage Loans

Range of Junior Ratios (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
0.01% - 10.00%	134	4,062,160.07	1.11	30,314.63	698	83.93	12.17	19.90
10.01% - 20.00%	1,784	88,369,133.87	24.24	49,534.27	693	91.78	7.17	21.10
20.01% - 30.00%	3,656	249,862,095.99	68.54	68,343.02	692	99.14	9.32	20.79
30.01% - 40.00%	173	16,245,968.74	4.46	93,907.33	702	95.32	13.46	15.85
40.01% - 50.00%	41	3,581,526.61	0.98	87,354.31	709	92.23	6.76	22.64
50.01% - 60.00%	11	1,367,515.46	0.38	124,319.59	702	86.37	8.43	31.27
60.01% and greater	9	1,055,852.98	0.29	117,317.00	696	66.14	0.00	2.84
Total / Weighted Average	5,808	364,544,253.72	100.00	62,765.88	693	96.80	8.96	20.64

Mortgage Loan Purpose of the Group III Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
Equity Refinance	1,185	74,878,561.72	20.54	63,188.66	681	91.51	9.34	25.41
Purchase	4,149	261,395,000.30	71.70	63,001.93	695	98.59	8.94	18.32
Rate/Term Refinance	474	28,270,691.70	7.76	59,642.81	700	94.30	8.14	29.44
Total / Weighted Average	5,808	364,544,253.72	100.00	62,765.88	693	96.80	8.96	20.64

Mortgage Loan Documentation Type of the Group III Mortgage Loans

Documentation Type	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
Full/Alternative	693	32,658,126.46	8.96	47,125.72	693	97.97	100.00	14.69
Limited	45	2,137,497.25	0.59	47,499.94	714	96.97	0.00	13.78
No Documentation	313	16,370,644.43	4.49	52,302.38	712	91.43	0.00	8.17
No Income/No Asset	60	2,873,517.59	0.79	47,891.96	697	97.86	0.00	37.47
No Ratio	2,018	132,343,231.77	36.30	65,581.38	692	95.71	0.00	15.02
Stated Income	2,044	138,460,240.42	37.98	67,739.84	694	97.69	0.00	29.81
Stated Income/Asset	635	39,700,995.80	10.89	62,521.25	679	98.52	0.00	16.61
Total / Weighted Average	5,808	364,544,253.72	100.00	62,765.88	693	96.80	8.96	20.64

Occupancy Types of the Group III Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
Investor	691	31,309,063.51	8.59	45,309.79	715	92.67	7.16	17.71
Primary Residence	4,842	318,986,222.15	87.50	65,879.02	690	97.20	8.89	21.26
Second/Vacation	275	14,248,968.06	3.91	51,814.43	714	96.95	14.35	13.20
Total / Weighted Average	5,808	364,544,253.72	100.00	62,765.88	693	96.80	8.96	20.64
Mortgaged Property Types of the Group III Mortgage Loans

Property Type	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
Two-to-four family units	198	14,055,822.21	3.86	70,989.00	696	95.77	4.90	15.87
Condominium	543	28,840,778.33	7.91	53,113.77	698	97.52	8.69	22.81
High-Rise Condo	12	830,022.57	0.23	69,168.55	676	99.16	17.52	61.82
Planned Unit Developments	1,943	120,194,220.44	32.97	61,860.12	691	97.52	10.33	16.09
Single-family	3,073	198,273,256.17	54.39	64,521.07	693	96.30	8.38	23.29
Townhouse	39	2,350,154.00	0.64	60,260.36	697	98.55	12.05	17.31
Total / Weighted Average	5,808	364,544,253.72	100.00	62,765.88	693	96.80	8.96	20.64

Prepayment Penalty Terms of the Group III Mortgage Loans

Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
None	3,681	223,481,756.79	61.30	60,712.24	692	97.70	10.63	16.87
3 Months	9	654,299.20	0.18	72,699.91	710	96.08	25.66	50.86
6 Months	533	36,430,510.93	9.99	68,349.93	686	89.61	0.94	6.66
7 Months	4	218,564.61	0.06	54,641.15	685	99.99	16.26	50.33
12 Months	235	17,711,286.34	4.86	75,367.18	699	95.89	5.74	26.99
24 Months	232	14,083,293.67	3.86	60,703.85	679	98.64	13.53	12.36
36 Months	1,110	71,465,404.54	19.60	64,383.25	698	97.53	7.62	39.39
60 Months	4	499,137.64	0.14	124,784.41	659	98.16	0.00	0.00
Total / Weighted Average	5,808	364,544,253.72	100.00	62,765.88	693	96.80	8.96	20.64

Interest Only Terms of the Group III Mortgage Loans

Interest Only Term	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
Not Interest Only	4,778	289,303,043.32	79.36	60,548.98	692	96.63	9.63	0.00
60 Months	431	32,527,659.93	8.92	75,470.21	688	97.93	5.69	100.00
120 Months	599	42,713,550.47	11.72	71,308.10	699	97.13	6.90	100.00
Total / Weighted Average	5,808	364,544,253.72	100.00	62,765.88	693	96.80	8.96	20.64

Selected Collateral Characteristics
Of the Group IV Mortgage Loans
As of the Cut-off Date

Credit Score Distribution of the Aggregate Group IV Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
540- 559	76	3,177,967.44	3.69	41,815.36	99.04	57.19	1.45
560- 579	182	7,807,462.32	9.08	42,898.14	97.43	47.65	11.07
580 - 599	177	7,417,267.18	8.62	41,905.46	98.01	51.23	11.67
600 - 619	162	6,792,041.27	7.90	41,926.18	98.53	51.12	5.39
620 - 639	239	11,052,143.73	12.85	46,243.28	98.36	48.96	6.67
640 - 659	218	10,844,536.50	12.61	49,745.58	97.54	33.72	8.84
660 - 679	234	11,282,062.00	13.12	48,213.94	97.40	37.71	11.83
680 - 699	189	9,030,306.22	10.50	47,779.40	98.44	34.25	15.79
700 - 719	143	7,405,341.71	8.61	51,785.61	97.79	33.47	15.02
720 - 739	83	3,944,248.85	4.59	47,521.07	98.48	39.28	16.13
740 - 759	78	3,452,897.64	4.01	44,267.92	97.00	40.01	17.49
760 - 779	50	2,392,282.61	2.78	47,845.65	94.43	28.38	16.08
780 - 799	26	1,208,180.10	1.40	46,468.47	96.37	51.76	4.02
800 - 819	6	202,986.36	0.24	33,831.06	97.63	71.13	0.00
Total / Weighted Average	1,863	86,009,723.93	100.00	46,167.32	97.83	41.95	10.91

Debt-to-Income Ratios of the Aggregate Group IV Mortgage Loans

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
0.00% - 0.00%	520	22,230,431.86	25.85	42,750.83	663	97.87	36.42	28.55
0.01% - 5.00%	4	121,511.80	0.14	30,377.95	686	92.11	33.39	0.00
5.01% - 10.00%	9	239,947.44	0.28	26,660.83	649	96.59	60.74	0.00
10.01% - 15.00%	16	937,558.04	1.09	58,597.38	664	98.00	75.01	0.00
15.01% - 20.00%	29	1,409,367.67	1.64	48,598.89	659	90.61	46.91	0.00
20.01% - 25.00%	44	1,484,397.20	1.73	33,736.30	658	94.61	58.72	5.89
25.01% - 30.00%	101	4,100,851.01	4.77	40,602.49	649	96.47	39.37	5.43
30.01% - 35.00%	160	6,493,248.23	7.55	40,582.80	654	97.02	42.38	11.09
35.01% - 40.00%	263	11,185,954.66	13.01	42,532.15	655	96.40	31.61	9.51
40.01% - 45.00%	304	15,364,615.48	17.86	50,541.50	653	98.38	37.47	3.61
45.01% - 50.00%	373	20,456,003.12	23.78	54,841.83	640	99.29	50.78	1.52
50.01% - 55.00%	27	1,397,755.96	1.63	51,768.74	653	99.85	73.63	0.00
55.01% and Greater	13	588,081.46	0.68	45,237.04	670	98.44	83.14	12.93
Total / Weighted Average	1,863	86,009,723.93	100.00	46,167.32	653	97.83	41.95	10.91

Original Mortgage Loan Principal Balances of the Aggregate Group IV Mortgage Loans

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
$0 - $9,999	3	24,551.67	0.03	8,183.89	665	93.70	0.00	37.02
$10,000 - $19,999	240	3,509,189.68	4.08	14,621.62	647	95.59	51.81	8.04
$20,000 - $29,999	439	10,680,778.48	12.42	24,329.79	645	97.24	53.62	7.71
$30,000 - $39,999	346	11,668,838.37	13.57	33,724.97	647	98.17	55.38	11.52
$40,000 - $49,999	234	10,290,254.52	11.96	43,975.45	657	98.27	44.46	10.36
$50,000 - $59,999	154	8,256,169.00	9.60	53,611.49	653	98.07	41.79	9.80
$60,000 - $69,999	96	6,082,900.04	7.07	63,363.54	650	98.40	40.66	3.20
$70,000 - $79,999	99	7,250,901.23	8.43	73,241.43	649	98.75	37.79	10.20
$80,000 - $89,999	63	5,321,090.53	6.19	84,461.75	662	99.02	25.69	19.32
$90,000 - $99,999	58	5,463,416.06	6.35	94,196.83	647	99.22	39.67	6.95
$100,000 - $109,999	35	3,619,629.99	4.21	103,418.00	664	98.11	31.91	2.82
$110,000 - $119,999	27	3,069,670.54	3.57	113,691.50	658	99.66	25.71	11.10
$120,000 - $129,999	27	3,285,678.40	3.82	121,691.79	657	99.07	36.69	0.00
$130,000 - $139,999	10	1,334,603.59	1.55	133,460.36	670	98.95	29.81	9.89
$140,000 - $149,999	8	1,155,037.46	1.34	144,379.68	652	96.47	49.93	24.76
$150,000 - $159,999	7	1,067,131.57	1.24	152,447.37	681	95.88	57.04	0.00
$170,000 - $179,999	3	516,039.38	0.60	172,013.13	647	93.33	32.80	32.94
$180,000 - $189,999	3	557,387.68	0.65	185,795.89	645	93.32	0.00	66.25
$190,000 - $199,999	1	189,987.53	0.22	189,987.53	686	100.00	0.00	100.00
$200,000 - $209,999	4	796,210.44	0.93	199,052.61	739	88.05	23.88	25.91
$210,000 - $219,999	2	421,882.67	0.49	210,941.34	660	94.47	50.25	50.25
$250,000 - $259,999	1	254,895.00	0.30	254,895.00	763	95.00	0.00	100.00
$300,000 - $309,999	1	298,849.18	0.35	298,849.18	639	100.00	0.00	0.00
$400,000 and Greater	2	894,630.92	1.04	447,315.46	606	80.56	0.00	49.74
Total / Weighted Average	1,863	86,009,723.93	100.00	46,167.32	653	97.83	41.95	10.91

Net Mortgage Rates of the Aggregate Group IV Mortgage Loans

Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
4.500% - 4.999%	1	13,649.81	0.02	13,649.81	666	102.56	100.00	0.00
5.000% - 5.499%	1	144,652.96	0.17	144,652.96	756	66.90	100.00	0.00
5.500% - 5.999%	1	11,674.57	0.01	11,674.57	621	89.99	100.00	0.00
6.000% - 6.499%	7	243,866.15	0.28	34,838.02	698	80.33	92.22	0.00
6.500% - 6.999%	19	755,598.78	0.88	39,768.36	719	94.22	73.10	0.00
7.000% - 7.499%	45	2,200,393.60	2.56	48,897.64	699	94.28	73.38	9.69
7.500% - 7.999%	53	2,811,449.51	3.27	53,046.22	695	96.57	88.87	0.00
8.000% - 8.499%	114	4,619,203.14	5.37	40,519.33	665	95.82	60.80	1.13
8.500% - 8.999%	117	5,618,749.77	6.53	48,023.50	658	96.35	44.96	5.09
9.000% - 9.499%	244	10,792,384.72	12.55	44,231.08	644	98.80	51.88	5.93
9.500% - 9.999%	197	9,656,965.82	11.23	49,020.13	650	98.80	44.48	9.00
10.000% - 10.499%	204	10,492,955.19	12.20	51,436.05	646	98.36	42.03	6.19
10.500% - 10.999%	198	8,459,956.16	9.84	42,727.05	638	98.76	35.29	8.13
11.000% - 11.499%	198	8,670,680.54	10.08	43,791.32	641	98.28	36.88	5.92
11.500% - 11.999%	158	8,232,339.99	9.57	52,103.42	643	97.97	27.68	19.03
12.000% - 12.499%	102	4,565,531.67	5.31	44,760.11	641	99.24	31.50	12.49
12.500% - 12.999%	44	1,975,450.25	2.30	44,896.60	660	98.91	15.61	33.69
13.000% - 13.499%	35	1,347,508.99	1.57	38,500.26	668	98.74	16.13	20.86
13.500% - 13.999%	37	1,257,667.24	1.46	33,991.01	689	97.11	29.86	25.80
14.000% - 14.499%	29	1,300,173.95	1.51	44,833.58	709	97.65	16.66	39.20
14.500% - 14.999%	18	1,181,700.45	1.37	65,650.03	635	90.79	6.74	75.69
15.000% - 15.499%	14	518,625.20	0.60	37,044.66	685	99.19	6.21	53.31
15.500% - 15.999%	7	327,760.19	0.38	46,822.88	671	100.08	11.40	30.84
16.000% - 16.499%	7	276,407.45	0.32	39,486.78	684	96.76	23.16	40.96
16.500% - 16.999%	4	203,140.94	0.24	50,785.24	686	96.43	56.72	16.21
17.000% - 17.499%	5	189,492.45	0.22	37,898.49	686	99.73	19.61	72.17
17.500% - 17.999%	1	38,219.70	0.04	38,219.70	700	100.00	0.00	0.00
18.000% - 18.499%	2	45,558.86	0.05	22,779.43	696	97.63	0.00	0.00
18.500% - 18.999%	1	57,965.88	0.07	57,965.88	765	100.34	0.00	0.00
Total / Weighted Average	1,863	86,009,723.93	100.00	46,167.32	653	97.83	41.95	10.91

Mortgage Rates of the Aggregate Group IV Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
5.000% - 5.499%	1	13,649.81	0.02	13,649.81	666	102.56	100.00	0.00
5.500% - 5.999%	1	144,652.96	0.17	144,652.96	756	66.90	100.00	0.00
6.500% - 6.999%	5	145,975.72	0.17	29,195.14	707	86.89	87.00	0.00
7.000% - 7.499%	15	544,479.75	0.63	36,298.65	708	87.99	62.67	0.00
7.500% - 7.999%	41	1,836,566.05	2.14	44,794.29	693	93.77	77.39	11.61
8.000% - 8.499%	51	2,879,862.36	3.35	56,467.89	696	96.52	86.68	0.00
8.500% - 8.999%	105	4,528,088.87	5.26	43,124.66	674	96.14	65.13	1.15
9.000% - 9.499%	107	4,665,964.07	5.42	43,607.14	654	97.27	46.41	3.52
9.500% - 9.999%	246	10,871,167.94	12.64	44,191.74	646	98.03	52.38	3.47
10.000% - 10.499%	192	9,677,701.96	11.25	50,404.70	651	98.90	43.06	12.18
10.500% - 10.999%	198	9,930,618.20	11.55	50,154.64	647	98.26	44.93	6.56
11.000% - 11.499%	195	8,704,502.01	10.12	44,638.47	643	98.92	34.80	7.24
11.500% - 11.999%	210	9,361,470.62	10.88	44,578.43	636	98.16	38.15	5.31
12.000% - 12.499%	158	7,918,342.15	9.21	50,116.09	647	98.15	29.72	17.19
12.500% - 12.999%	116	5,298,515.52	6.16	45,676.86	642	98.63	27.34	16.78
13.000% - 13.499%	48	2,145,391.01	2.49	44,695.65	648	98.88	20.69	25.65
13.500% - 13.999%	39	1,648,257.50	1.92	42,263.01	663	98.84	14.75	23.03
14.000% - 14.499%	23	786,143.58	0.91	34,180.16	691	99.05	15.69	18.20
14.500% - 14.999%	40	1,363,590.70	1.59	34,089.77	693	97.04	35.56	32.88
15.000% - 15.499%	24	1,229,377.42	1.43	51,224.06	697	97.76	6.43	50.90
15.500% - 15.999%	17	1,056,109.29	1.23	62,124.08	635	89.80	5.18	75.32
16.000% - 16.499%	8	248,686.22	0.29	31,085.78	678	101.17	21.56	45.51
16.500% - 16.999%	8	401,181.03	0.47	50,147.63	674	97.42	15.95	35.87
17.000% - 17.499%	6	278,192.30	0.32	46,365.38	696	97.93	41.42	11.84
17.500% - 17.999%	3	63,908.26	0.07	21,302.75	666	97.91	58.14	41.86
18.000% - 18.499%	3	163,803.89	0.19	54,601.30	696	100.50	0.00	67.15
18.500% - 18.999%	2	45,558.86	0.05	22,779.43	696	97.63	0.00	0.00
19.500% - 19.999%	1	57,965.88	0.07	57,965.88	765	100.34	0.00	0.00
Total / Weighted Average	1,863	86,009,723.93	100.00	46,167.32	653	97.83	41.95	10.91

Original Combined Loan-to-Value Ratios of the Aggregate Group IV Mortgage Loans

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Percent Full Documentation (%)	Percent Interest Only (%)
30.01% - 35.00%	1	18,064.41	0.02	18,064.41	625	0.00	0.00
35.01% - 40.00%	1	29,917.23	0.03	29,917.23	664	0.00	0.00
45.01% - 50.00%	2	43,112.13	0.05	21,556.07	607	100.00	0.00
50.01% - 55.00%	4	147,208.38	0.17	36,802.10	634	0.00	0.00
55.01% - 60.00%	1	17,232.51	0.02	17,232.51	566	0.00	0.00
60.01% - 65.00%	2	79,113.93	0.09	39,556.97	664	88.81	0.00
65.01% - 70.00%	3	350,419.12	0.41	116,806.37	755	41.28	0.00
70.01% - 75.00%	9	300,982.45	0.35	33,442.49	628	61.98	0.00
75.01% - 80.00%	20	964,875.68	1.12	48,243.78	597	13.85	66.65
80.01% - 85.00%	27	1,039,117.17	1.21	38,485.82	653	21.39	2.06
85.01% - 90.00%	215	7,137,033.49	8.30	33,195.50	669	22.38	13.84
90.01% - 95.00%	181	7,924,277.94	9.21	43,780.54	682	40.86	19.25
95.01% - 100.00%	1,278	62,642,257.75	72.83	49,015.85	648	46.67	7.35
100.01% and Greater	119	5,316,111.74	6.18	44,673.21	659	22.84	30.18
Total / Weighted Average	1,863	86,009,723.93	100.00	46,167.32	653	41.95	10.91

Geographic Distribution of Mortgaged Properties of the Aggregate Group IV Mortgage Loans

State or Territory	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
California	264	20,451,219.04	23.78	77,466.74	658	97.67	32.51	6.50
Florida	224	10,824,977.16	12.59	48,325.79	664	96.10	32.58	22.05
Georgia	176	6,133,421.79	7.13	34,848.99	648	98.71	52.69	25.34
Texas	186	5,099,181.06	5.93	27,414.95	639	97.95	49.56	4.16
Virginia	54	3,596,548.89	4.18	66,602.76	658	97.28	24.11	24.37
Illinois	72	3,028,657.27	3.52	42,064.68	633	99.26	47.53	1.96
Maryland	43	2,910,407.04	3.38	67,683.88	657	98.41	45.95	8.22
New York	45	2,873,119.55	3.34	63,847.10	634	98.67	28.00	2.71
Colorado	64	2,640,121.65	3.07	41,251.90	648	97.50	57.00	6.99
Nevada	52	2,496,474.42	2.90	48,009.12	656	98.94	34.80	4.49
Washington	55	2,474,523.72	2.88	44,991.34	666	96.25	48.63	19.82
Massachusetts	32	2,391,298.04	2.78	74,728.06	674	97.92	55.25	0.00
Arizona	48	2,078,217.79	2.42	43,296.20	664	99.29	24.54	4.55
North Carolina	52	1,865,247.00	2.17	35,870.13	665	97.58	56.37	23.99
Other (1)	496	17,146,309.51	19.94	34,569.17	644	98.33	53.90	7.70
Total / Weighted Average	1,863	86,009,723.93	100.00	46,167.32	653	97.83	41.95	10.91
1) Other includes states and the District of Columbia with fewer than 2% concentrations individually.

Junior Ratios of the Aggregate Group IV Mortgage Loans

Range of Junior Ratios (%)	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
0.01% - 10.00%	20	408,025.05	0.47	20,401.25	687	90.55	42.91	12.06
10.01% - 20.00%	396	13,090,415.91	15.22	33,056.61	672	93.21	34.14	12.56
20.01% - 30.00%	1,344	67,003,081.61	77.90	49,853.48	648	99.36	44.53	9.83
30.01% - 40.00%	51	2,268,603.12	2.64	44,482.41	687	96.65	30.42	12.25
40.01% - 50.00%	25	2,041,795.37	2.37	81,671.81	641	89.51	25.48	28.65
50.01% - 60.00%	12	629,743.15	0.73	52,478.60	697	90.44	55.19	38.65
60.01% and greater	15	568,059.72	0.66	37,870.65	671	71.03	7.59	0.00
Total / Weighted Average	1,863	86,009,723.93	100.00	46,167.32	653	97.83	41.95	10.91

Mortgage Loan Purpose of the Aggregate Group IV Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
Equity Refinance	333	15,181,655.09	17.65	45,590.56	650	94.00	48.39	6.15
Purchase	1,434	66,426,948.62	77.23	46,322.84	654	98.81	39.58	11.88
Rate/Term Refinance	96	4,401,120.22	5.12	45,845.00	651	96.25	55.56	12.73
Total / Weighted Average	1,863	86,009,723.93	100.00	46,167.32	653	97.83	41.95	10.91
Mortgage Loan Documentation Type of the Aggregate Group IV Mortgage Loans

Documentation Type	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
Full/Alternative	870	36,083,881.22	41.95	41,475.73	646	98.42	100.00	6.22
Limited	10	903,919.90	1.05	90,391.99	657	90.85	0.00	0.00
No Documentation	32	1,627,815.76	1.89	50,869.24	644	92.96	0.00	40.07
No Income/No Asset	182	10,006,490.03	11.63	54,980.71	656	99.22	0.00	0.70
No Ratio	108	5,812,479.23	6.76	53,819.25	680	99.10	0.00	38.96
No Ratio/Ver Employ	4	297,979.76	0.35	74,494.94	742	97.05	0.00	16.44
Stated Income	501	23,648,007.80	27.49	47,201.61	657	96.08	0.00	16.01
Stated Income/Asset	156	7,629,150.23	8.87	48,904.81	648	99.53	0.00	4.14
Total / Weighted Average	1,863	86,009,723.93	100.00	46,167.32	653	97.83	41.95	10.91

Occupancy Types of the Aggregate Group IV Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
Investor	300	9,450,868.10	10.99	31,502.89	681	96.37	27.20	24.36
Primary Residence	1,492	73,659,038.13	85.64	49,369.33	648	98.00	44.17	8.37
Second/Vacation	71	2,899,817.70	3.37	40,842.50	684	98.20	33.74	31.66
Total / Weighted Average	1,863	86,009,723.93	100.00	46,167.32	653	97.83	41.95	10.91

Mortgaged Property Types of the Aggregate Group IV Mortgage Loans

Property Type	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
Two-to-four family units	117	5,972,171.75	6.94	51,044.20	659	98.08	30.18	7.42
Condominium	164	7,012,558.11	8.15	42,759.50	669	97.84	43.64	11.19
High-Rise Condo	18	1,041,535.15	1.21	57,863.06	662	98.27	36.04	40.66
Detached Planned Unit Development	8	297,146.81	0.35	37,143.35	637	97.13	76.43	0.00
Planned Unit Developments	324	16,507,884.35	19.19	50,950.26	665	98.01	41.23	13.30
Single-family	1,218	54,487,514.50	63.35	44,735.23	647	97.74	43.13	9.92
Townhouse	14	690,913.26	0.80	49,350.95	643	97.27	44.89	18.70
Total / Weighted Average	1,863	86,009,723.93	100.00	46,167.32	653	97.83	41.95	10.91

Prepayment Penalty Terms of the Aggregate Group IV Mortgage Loans

Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
None	1,365	59,704,927.00	69.42	43,739.87	658	97.27	40.22	15.36
4 Months	1	75,100.26	0.09	75,100.26	710	100.00	0.00	0.00
12 Months	12	909,057.31	1.06	75,754.78	665	99.06	10.29	0.00
24 Months	334	18,094,377.78	21.04	54,174.78	642	99.63	51.17	0.15
36 Months	147	7,046,329.56	8.19	47,934.21	640	97.70	38.27	2.65
60 Months	4	179,932.02	0.21	44,983.01	626	99.97	12.13	0.00
Total / Weighted Average	1,863	86,009,723.93	100.00	46,167.32	653	97.83	41.95	10.91

Interest Only Terms of the Aggregate Group IV Mortgage Loans

Interest Only Term	Number of Mortgage Loans	Principal Balance ($)	Percentage of Total Mortgage Loans (%)	Average Principal Balance ($)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)	Percent Full Documentation (%)	Percent Interest Only (%)
Not Interest Only	1,687	76,626,305.06	89.09	45,421.64	651	97.98	44.16	0.00
60 Months	15	640,291.93	0.74	42,686.13	648	93.91	37.51	100.00
72 Months	1	70,220.73	0.08	70,220.73	648	100.00	0.00	100.00
120 Months	160	8,672,906.21	10.08	54,205.66	668	96.76	23.11	100.00
Total / Weighted Average	1,863	86,009,723.93	100.00	46,167.32	653	97.83	41.95	10.91

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT, AND TAX

DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered BSSLT, Mortgage-Backed Notes, Series 2007-1 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

Secondary remarket trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

  Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

  Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, a trade between DTC participants in a remarket transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem

(a) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

  U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

U.S. person. As used in this free writing prospectus the term “U.S. Person” means a beneficial owner of a Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. Person.

As used in this free writing prospectus, the term “Non-U.S. Person” means a beneficial owner of a Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.